As filed with the Securities and Exchange Commission on February 1, 2013

Registration No. 333-185144

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICON ECI FUND SIXTEEN

(Exact name of registrant as specified in its charter)

Delaware	7359	80-0860084
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Michelle C. Ko
Senior Director & Securities Counsel
ICON Investments
3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Deborah Schwager Froling, Esquire
Arent Fox LLP
1717 K Street, N.W.
Washington, DC 20036
(202) 857-6075

(Counsel to registrant)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Primary Offering, Class A and Class I Shares	$241,000,000	$32,872.40	(2)
Distribution Reinvestment Plan, Class A and Class I Shares	$9,000,000	$1,227.60	(2)
Total, Class A and Class I Shares	$250,000,000	$34,100.00	(2)

(1)	The registrant reserves the right to reallocate the shares being offered between the primary offering and the distribution reinvestment plan. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.
(2)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any State where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2013

ICON ECI FUND SIXTEEN
An ICON Investments company

Maximum Offering of $250,000,000
Minimum Offering of $1,200,000
Class A and Class I Shares

Minimum Purchase: $5,000 for Class A Shares / $100,000 for Class I Shares

ICON ECI Fund Sixteen (“Fund Sixteen”) is a newly organized direct financing fund that will primarily make investments in, or that are collateralized by, equipment and other corporate infrastructure (collectively, “Capital Assets”). The investments will be in companies that utilize Capital Assets to operate their businesses. These investments will primarily be structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) in, or that are collateralized by, Capital Assets. Fund Sixteen’s managing owner is ICON MT 16, LLC (the “Managing Owner”), a Delaware limited liability company and a wholly owned subsidiary of Fund Sixteen’s investment manager, ICON Capital, LLC (the “Investment Manager”).

To meet Fund Sixteen’s investment objective of providing a favorable total return to investors, Fund Sixteen intends to use the net proceeds from this offering to originate or acquire a diverse pool of such investments, as well as other strategic investments in or collateralized by Capital Assets that the Managing Owner believes will provide it with a satisfactory, risk adjusted rate of return. Fund Sixteen expects that it will invest at least 89.22% of the gross offering proceeds from the sale of its shares in the offering in Capital Assets if it receives the maximum offering amount or 87.10% of the gross offering proceeds if it receives the minimum offering amount.

Fund Sixteen is offering to the public two classes of shares: Class A shares and Class I shares (the “shares”). The share classes have different sales commissions and ongoing fees and expenses. Fund Sixteen is offering to sell any combination of Class A and Class I shares with a dollar value up to the maximum offering amount.

Fund Sixteen is an “emerging growth company” under the federal securities laws and will be subject to reduced public reporting requirements.

Investing in the shares involves a high degree of risk. You should purchase the shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 11, which include the following:

•	All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of Fund Sixteen’s performance.
•	Initially, Fund Sixteen will be a blind pool because it has not yet identified any specific investments.
•	The shares are not liquid and your ability to resell your shares will be limited. Accordingly, you should be prepared to hold your shares until Fund Sixteen is completely wound down, which is expected to occur at least nine years from the date this offering commences.
•	The offering price for shares is not based on the book value or net asset value of Fund Sixteen’s expected investments or expected cash flow. Until Fund Sixteen values its shares following the conclusion of its offering, no price or value of shares will be available.
•	Uncertainties associated with the finance industry may adversely affect Fund Sixteen.
•	Because Fund Sixteen may borrow money to make its investments, losses as a result of defaults and costs of servicing such debt may be greater than if such borrowings were not incurred.
•	You will have limited voting rights and will be required to rely on the Managing Owner and/or the Investment Manager to make all investment decisions and to achieve Fund Sixteen’s investment objectives.
•	If you are or invest through a tax-exempt entity or organization, you may be liable for the tax on unrelated business income due to the unrelated business taxable income from this investment.
•	The Managing Owner’s and/or the Investment Manager’s decisions may be subject to conflicts of interest.
•	The Managing Owner and its affiliates will receive expense reimbursements and fees from Fund Sixteen that may exceed the income portion of distributions made to you during Fund Sixteen’s early years.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in the shares is not permitted.

	Per Share	Total Minimum	Total Maximum Primary Offering	Total Maximum DRIP(1)	Total Maximum
Gross offering proceeds(2)		$1,200,000.00	$241,000,000.00	$9,000,000.00	$250,000,000.00
Public offering price, Class A shares	$1,000.00
Public offering price, Class I shares	$930.00
Sales load(2)	$70.00	$42,000.00	$8,435,000.00	—	$8,435,000.00
Proceeds to Fund Sixteen, before expenses(2)	$930.00	$1,158,000.00	$232,565,000.00	$9,000,000.00	$241,565,000.00

(1)	Fund Sixteen reserves the right to reallocate the offering amount between the primary offering and the Distribution Reinvestment Plan (the “DRIP”).
(2)	Table assumes that ½ of primary offering gross proceeds come from sales of Class A shares and ½ of primary offering gross proceeds come from sales of Class I shares. Fund Sixteen will pay upfront sales commissions on Class A shares sold in the primary offering of up to 5.0% per each $1,000 invested. Fund Sixteen will also pay an annual sales commission trail of 0.75% on each $1,000 invested, payable quarterly commencing on the 13th month following acceptance of the subscription for such Class A shares. Sales commissions may be reduced or eliminated to or for the account of certain categories of purchasers. Fund Sixteen will pay the dealer-manager (1) a dealer-manager fee for Class A shares sold in the offering equal to 2.0% per each $1,000 invested and (2) a distribution fee equal to 1/365th of 0.55% of the NAV per share for Class I shares sold in the offering for each day. See “Plan of Distribution.”

ICON Securities, LLC (“ICON Securities”), an affiliate of the Managing Owner, will act as the dealer-manager for this offering. No broker-dealer selling the shares is required to sell any specific number of shares, but each broker-dealer will use its “best efforts” to sell shares. Collectively, Fund Sixteen must receive subscription proceeds of at least $1,200,000 in order for Fund Sixteen to commence operations. Fund Sixteen will deposit subscriptions in a bank escrow account until $1,200,000 is received. If the minimum offering is not achieved within 12 months from the date hereof, the escrow agent will send a refund of your investment with any interest earned thereon and without deduction for escrow expenses. Investors who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Sixteen, a one-time distribution equal to the distribution rate, as determined by Fund Sixteen, pro-rated for each day their funds were held in escrow, but without any interest on their escrowed funds. The last date on which the shares may be sold is [     ], 2015.

There is no public market for the shares and Fund Sixteen does not expect one to develop. The shares will not be listed on any national securities exchange.

Dealer-Manager

The date of this prospectus is [     ], 2013.

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Who Should Invest	iv
Prospectus Summary	1
Risk Factors	11
Risks Related to This Offering	11
All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of Fund Sixteen’s performance.	11
Initially, Fund Sixteen will be a blind pool because it has not yet identified any specific investments.	11
Your ability to resell your shares will be limited by the absence of a public trading market and substantial transfer restrictions. Therefore, you should be prepared to hold your shares until Fund Sixteen is completely wound down, which is expected to occur at least nine years from the date this offering commences.	11
The offering price for shares is not based on the book value or net asset value of Fund Sixteen’s expected investments or expected cash flow. Until Fund Sixteen values its shares following the conclusion of its offering, no price or value of shares will be available.	12
You may not receive cash distributions every month and, therefore, you should not rely on cash distributions from your shares as a source of income.	12
Fund Sixteen may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.	12
If Fund Sixteen cannot raise a significant amount of capital, its level of investment diversification and financial performance may be adversely affected.	12
Your shares may be diluted.	12
Fund Sixteen’s early distributions may not be paid entirely from operating cash flow, which may reduce the amount of funds that Fund Sixteen has available for investment.	13
The Managing Owner is making only a limited initial cash contribution to Fund Sixteen, which will have a capitalization of only $1,001 until the minimum offering amount is raised.	13
Fund Sixteen’s assets may be plan assets for ERISA purposes, which could subject the Managing Owner and/or the Investment Manager to additional restrictions on their ability to operate the business.	13
An investment in the shares may not satisfy the requirements of ERISA or other applicable laws.	13
Risks Related to Fund Sixteen’s Business	14
Fund Sixteen’s business could be hurt by economic downturns.	14
Uncertainties associated with the finance industry may adversely affect Fund Sixteen.	14
The risks and uncertainties associated with the industries of Fund Sixteen’s borrowers, lessees and other counterparties may indirectly affect its business, operating results and financial condition.	14
The results of prior funds are not necessarily indicative of Fund Sixteen’s future results.	15
The historical and unaudited financial information of other funds sponsored by the Investment Manager included in this prospectus is not indicative of Fund Sixteen’s future performance.	15
Instability in the credit markets could have a material adverse effect on Fund Sixteen’s results of operations, financial condition and ability to meet its investment objectives.	15
Because Fund Sixteen may borrow money to make its investments, losses as a result of borrower, lessee or other counterparty defaults and costs of servicing such debt may be greater than if such borrowings were not incurred.	15
Guarantees made by the guarantors of some of Fund Sixteen’s borrowers, lessees and other counterparties may be voided under certain circumstances and Fund Sixteen may be required to return payments received from such guarantors.	16
If the value of Fund Sixteen’s investments declines more rapidly than anticipated, its financial performance may be adversely affected.	16
If a Capital Asset is not properly maintained, the value of Fund Sixteen’s collateral may be less than expected.	17

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If a borrower, lessee or other counterparty defaults on its obligations to Fund Sixteen, Fund Sixteen could incur losses.	17
If a borrower, lessee or other counterparty files for bankruptcy, Fund Sixteen may have difficulty enforcing the terms of the contract and may incur losses.	18
Investing in foreign countries may be riskier than domestic investments and may result in losses.	18
Fund Sixteen could incur losses as a result of foreign currency fluctuations.	18
Investment in joint ventures may subject Fund Sixteen to risks relating to its co-investors that could adversely impact the financial results of such joint ventures.	19
Fund Sixteen may not be able to obtain insurance for certain risks and would have to bear the cost of losses from non-insurable risks.	19
Fund Sixteen could suffer losses from the failure to maintain the registration of its collateral and from unexpected regulatory compliance costs	19
If any of Fund Sixteen’s investments become subject to usury laws, it could have reduced revenues or possibly a loss on such investments.	20
Fund Sixteen competes with a variety of financing sources for its investments, which may affect its ability to achieve its investment objectives.	20
Sellers of leased Capital Assets could use their knowledge of the lease terms for gain at Fund Sixteen’s expense	20
Risks Related to Fund Sixteen’s Organization and Structure	21
You will have limited voting rights and will be required to rely on the Managing Owner and/or the Investment Manager to make all investment decisions and to achieve Fund Sixteen’s investment objectives.	21
The Managing Owner’s and/or the Investment Manager’s decisions may be subject to conflicts of interest.	21
The Investment Committee of the Investment Manager is not independent.	21
The Managing Owner’s and the Investment Manager’s officers and employees manage other businesses and will not devote their time exclusively to managing Fund Sixteen and its business.	22
The Managing Owner and its affiliates will receive expense reimbursements and fees from Fund Sixteen that may exceed the income portion of distributions made to you during Fund Sixteen’s early years.	22
The Investment Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully.	23
Operational risks may disrupt Fund Sixteen’s business and result in losses. Certain failures, including internal or external fraud, operational errors, systems malfunctions, or cybersecurity incidents, could materially adversely affect Fund Sixteen’s operations.	23
Fund Sixteen’s internal controls over financial reporting may not be effective, which could have a significant and adverse effect on its business.	24
Fund Sixteen will be subject to certain reporting requirements and will be required to file certain periodic reports with the Securities and Exchange Commission.	25
Your ability to institute a cause of action against the Managing Owner and its affiliates is limited by the Trust Agreement.	25
Changes in the laws or regulations that affect the terms and conditions set forth in this prospectus and/or the Trust Agreement could negatively impact Fund Sixteen’s and/or your rights and obligations.	25
You are not expected to have any protection under the Investment Company Act.	25
You are not expected to have any protection under the Investment Advisers Act.	25
Risks Related to the Tax Treatment of Fund Sixteen and the Shares	26
If the IRS classifies Fund Sixteen as a corporation rather than a partnership, your distributions would be reduced under current tax law.	26
Some of the distributions paid with respect to the shares will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.	26
You may incur tax liability in excess of the cash distributions you receive in a particular year	26

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You may incur State tax and foreign tax liabilities and have an obligation to file State or foreign tax returns.	27
This investment may cause you to pay additional taxes.	27
If you are or invest through a tax-exempt entity or organization, you may be liable for the tax on unrelated business income due to the unrelated business taxable income from this investment.	27
Any adjustment to Fund Sixteen’s tax return as a result of an audit by the IRS may result in adjustment to your tax return.	27
The IRS may allocate more taxable income to you than the Trust Agreement provides.	28
Fund Sixteen’s investments in secured loans will not give rise to depreciation or cost recovery deductions and may not be offset against its passive activity losses. Any losses on such loans may constitute capital losses, the deductibility of which is limited.	28
Fund Sixteen could lose cost recovery or depreciation deductions if the IRS treats its leases as sales or financings.	28
There are limitations on your ability to deduct Fund Sixteen’s losses.	28
You may be subject to greater income tax obligations than originally anticipated due to special depreciation rules.	29
Forward-Looking Statements	30
Estimated Use of Proceeds	31
Capitalization	33
Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates	34
Conflicts of Interest	43
Management Responsibility	47
Funds Sponsored By the Investment Manager and its Affiliates	50
Relationships With Some of the Managing Owner’s Affiliates	65
Management	66
Alternative Investments	68
Investment Objectives and Strategy	69
Determination of Net Asset Value	81
Market and Industry Data	82
Industry Overviews	83
Cash Distributions	90
Federal Income Tax Consequences	93
Investment By Qualified Plans and IRAs	115
Managing Owner’s Discussion and Analysis of Results of Operations and Financial Condition	118
Summary of the Trust Agreement	120
Transfer of the Shares/Withdrawal	128
Repurchase Plan	130
Distribution Reinvestment Plan	132
Reports to Shareholders	133
Plan of Distribution	134
Subscriptions	139
Further Information	142
Glossary	143
Index to Financial Statements	F-1
Form of Amended and Restated Trust Agreement of ICON ECI Fund Sixteen	A-1
Prior Performance Tables	B-1
Form of Subscription Agreement	C-1
Distribution Reinvestment Plan	D-1

WHO SHOULD INVEST

General Considerations

The shares are illiquid and are not freely transferable. There is no public market for the shares and Fund Sixteen does not expect one to develop.

You should purchase the shares only if you:

•	have adequate financial means;
•	do not need liquidity of your investment; and
•	are able to make and withstand the risks inherent in a long-term investment of at least nine years.

The shares are not an appropriate investment if you must rely on Fund Sixteen’s cash distributions as an essential source of income to meet your necessary living expenses or if you are seeking to shelter other sources of income from taxation.

Investment in the shares involves substantial risks. You should carefully consider the information in the “Risk Factors” section and all other information included in this prospectus before investing in the shares, including the lack of a public market in which to sell the shares, the limited availability of repurchase, the unfavorable formula by which the repurchase price will be calculated and the other risks inherent in a long-term investment in the shares.

Suitability Requirements

You must meet the suitability requirements described below to invest in the shares. The Managing Owner and the applicable selling broker-dealer (“Selected Dealer”) have a duty to make reasonable efforts to determine that an investment in the shares is suitable for you. To verify that you meet such standards, Fund Sixteen will rely upon your representations as to suitability on the Subscription Agreement (attached to this prospectus as Exhibit C). When evaluating your suitability for this investment using the standards listed below, keep in mind that net worth does not include the value of your home furnishings, personal automobiles or your home. The assets included in your net worth calculation must be valued at their fair market value.

You must meet Fund Sixteen’s basic suitability requirements to invest. In general, you must have either:

•	A net worth of at least $70,000 plus $70,000 of annual gross income; or
•	A net worth of at least $250,000.

Additional State Suitability Requirements

If you are a resident of Arizona, Iowa, Kentucky, Massachusetts, Missouri, Nebraska, North Dakota, Oregon or Pennsylvania, your investment may not exceed 10% of your net worth. If you are a resident of New Hampshire, you must have either (a) a net worth of at least $250,000 or (b) a net worth of at least $125,000 and an annual gross income of at least $50,000 to invest.

The Office of the Kansas Securities Commissioner recommends that Kansas investors not invest, the Secretary of the Commonwealth, Massachusetts Securities Division, recommends that Massachusetts investors not invest, and the Maine Office of Securities recommends that Maine investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. If you are a resident of Tennessee, your investment may not exceed 10% of your liquid net worth. If you are a resident of Michigan, New Mexico or Ohio, your investment in Fund Sixteen and affiliated programs may not exceed 10% of your liquid net worth. If you are a resident of Alabama, your liquid net worth must be at least 10 times your investment in Fund Sixteen and other similar programs. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. If you are a resident of Massachusetts, you must have either (a) a net worth of at least $300,000 or (b) a net worth of at least $100,000 and an annual gross income of at least $100,000 to invest.

Ohio residents who are investors of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and ICON ECI Fund Fifteen, L.P. may not participate in Fund Sixteen’s DRIP with respect to their distributions in those funds. The Secretary of the Commonwealth, Massachusetts Securities Division, also recommends that Massachusetts investors carefully review the information disclosed in “Risk Factors — The results of prior funds are not necessarily indicative of Fund Sixteen’s future results” on page 15 and the “Funds Sponsored By the Investment Manager and its Affiliates” section of the prospectus beginning on page 50, including in each case the disclosure that four funds sponsored by the Investment Manager (under previous ownership and management and with different investment strategies and policies) did not return all of their capital to investors.

Suitability Requirements for Qualified Plans and IRAs

An IRA can purchase the shares if the IRA owner meets both the basic suitability standard and any standard applicable in the owner’s State of residence. Pension, profit-sharing or stock bonus plans, including Keogh Plans, that meet the requirements of Section 401 of the Internal Revenue Code (the “Code”) are called qualified plans in this prospectus. Qualified plans that are self-directed may purchase the shares if the plan participant meets both the basic suitability standard and any standard applicable in the participant’s State of residence. Qualified plans that are not self-directed may purchase the shares if the plan itself meets both the basic suitability standard and any relevant State standard.

Suitability Requirements for Other Fiduciaries

When the shares are purchased for fiduciary accounts other than IRAs and qualified plans, such as a trust, both the basic suitability standard and any applicable State suitability standard must be met by either the fiduciary account itself, or by the beneficiary on whose behalf the fiduciary is acting. If you are both the fiduciary and the person who directly or indirectly supplies the funds for the purchase of the shares, then you may purchase the shares for the fiduciary account if you meet both the basic suitability standard and any applicable State standard.

Additional Considerations for IRAs, Qualified Plans and Tax-Exempt Organizations

An investment in the shares will not, in and of itself, create an IRA or qualified plan. To form an IRA or qualified plan, an investor must comply with all applicable provisions of the Code and the Employee Retirement Income Security Act of 1974 (“ERISA”). IRAs, qualified plans and tax-exempt organizations should consider the following when deciding whether to invest:

•	some or all of the income or gain realized will be unrelated business taxable income (“UBTI”), which, depending on the amount of such UBTI, may be subject to the unrelated business income tax;
•	for qualified plans and IRAs, ownership of the shares may cause a pro rata share of Fund Sixteen’s assets to be considered plan assets for the purposes of ERISA and the excise taxes imposed by the Code;
•	any entity that is exempt from federal income taxation will be unable to take full advantage of any tax benefits generated by Fund Sixteen; and
•	charitable remainder trusts that have any UBTI will be subject to an excise tax equal to 100% of such UBTI.

Although the shares may represent suitable investments for some IRAs, qualified plans and tax-exempt organizations, the shares may not be suitable for your plan or organization due to the particular tax rules that apply to your plan or organization. Furthermore, the investor suitability standards represent minimum requirements, and the fact that your plan or organization satisfies them does not mean that an investment would be suitable. You should consult your plan’s tax and financial advisors to determine whether this investment would be advantageous for your particular situation.

In addition, until Fund Sixteen has at least 100 investors of Class A shares and Class I shares, respectively, it will not sell shares in this offering to qualified plans (including a 401(k) plan or an IRA) unless Fund Sixteen determines, in its sole discretion, that the admission of the investor will not cause its assets to be deemed to be the assets of a qualified plan. Furthermore, in Fund Sixteen’s sole discretion, (i) it may extend this arrangement beyond the first 100 investors of each class of shares to the extent it deems

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prudent to satisfy the publicly-offered exception and (ii) it may terminate this arrangement at any time if it chooses another means of satisfying the publicly-offered exception. For more information regarding the regulation of plan assets and the publicly-offered exception, see “Investment by Qualified Plans and IRAs — Plan Assets.”

If you are a fiduciary or investment manager of a qualified plan or IRA, or if you are a fiduciary of another tax-exempt organization, you should consider all risks and investment concerns, including those related to tax considerations, in deciding whether this investment is appropriate and economically advantageous for your plan or organization. See “Risk Factors,” “Federal Income Tax Consequences” and “Investment by Qualified Plans and IRAs.”

Suitability Requirements in Connection with Transfers of Shares

The shares are subject to substantial transfer restrictions and may be transferred only under certain circumstances and then subject to certain conditions. See “Transfer of the Shares/Withdrawal — Restrictions on the Transfer of Shares and Withdrawal.” One condition is that you may sell or transfer the shares only to a recipient who meets all applicable suitability standards. If the transfer is effected through a member firm of FINRA, the member firm must be satisfied that a proposed buyer meets suitability standards for this investment. FINRA Conduct Rules also require the member firm to inform the proposed buyer of all pertinent facts relating to the liquidity and marketability of the shares.

PROSPECTUS SUMMARY

The following summary highlights material information contained elsewhere in this prospectus. It does not contain all of the information that you may consider important in making your investment decision and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. Therefore, you should read the entire prospectus, including the section entitled “Risk Factors,” carefully before making an investment decision.

The Fund
ICON ECI Fund Sixteen (“Fund Sixteen”) was formed as a Delaware statutory trust on October 11, 2012, and its term will expire on December 31, 2027. The principal executive offices of Fund Sixteen, its Managing Owner and its Investment Manager (both as defined below) are located at 3 Park Avenue, 36th Floor, New York, New York 10016 and the telephone number is (212) 418-4700.
Fund Sixteen is a newly organized direct financing fund that will primarily make investments in, or that are collateralized by, equipment and other corporate infrastructure (collectively, “Capital Assets”). Fund Sixteen’s investments will be in companies that utilize Capital Assets to operate their businesses. These investments will primarily be structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) in, or that are collateralized by, Capital Assets. Fund Sixteen will pool the capital that you invest with capital contributed by other investors to make investments in domestic and international businesses that are secured by Capital Assets, as well as other strategic investments in or collateralized by Capital Assets. Because Fund Sixteen has not yet identified any specific investments to make, it is considered to be a “blind pool.”
Fund Sixteen is a form of investment opportunity that for regulatory purposes is known as an equipment fund. Fund Sixteen may be considered a nontraditional (or alternative) asset class because the investments in the fund are not correlated to traditional assets, such as stocks and bonds. Accordingly, Fund Sixteen may offer benefits to investors in the form of investment portfolio diversification and asset allocation.
Life of the Fund
Fund Sixteen’s life is divided into three distinct phases:
(1) Offering Period: The offering of the shares will close no later than two years from the date of this prospectus.

(2)

Operating Period:  After the close of the offering period, Fund Sixteen expects to continue to reinvest the cash generated from its initial investments to the extent that cash is not needed for expenses, reserves and distributions to its shareholders. Fund Sixteen anticipates that the operating period will extend until five years from the date this offering is completed. However, Fund Sixteen may, at its discretion, extend the operating period for up to an additional three years.

(3)

Wind Down Period:  After the operating period, Fund Sixteen will sell its assets or let its investments mature in the ordinary course of business. If the Investment Manager believes it would benefit Fund Sixteen’s shareholders to reinvest the proceeds received from Fund Sixteen’s investments in additional investments during the wind down period, it may do so, but the Investment Manager will not receive any additional acquisition fees in connection with such reinvestments. Fund Sixteen’s goal is to complete the wind down period within two years after the end of the operating period, but it may take longer to do so. Accordingly, you should expect to hold your shares for at least nine years from the commencement of this offering.
Investment Objectives
Fund Sixteen has four investment objectives:

(1)

Make Favorable Investments:  to make favorable investments in, or collateralized by, Capital Assets that have intrinsic value and strong secondary marketability. Such assets are those that produce a significant portion of a company’s revenue and/or are so critical to a company’s operations that it would have extreme difficulty functioning without such assets. This helps to ensure that each company that finances its Capital Assets with Fund Sixteen will make all of its payments to Fund Sixteen and that the Capital Assets, if returned for any reason, will have value even in a down market or economy;

(2) Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a shareholder;

(3)

Diversify to Reduce Risk:  to select individual investments that, when evaluated as a group, represent a diversified portfolio of secured loans, equipment leases and other structured financing transactions. Fund Sixteen believes that a portfolio diversified by collateral type, term, industry, transaction structure and geographic location reduces the risk that any particular investment or group of investments could negatively impact the performance of Fund Sixteen’s investment portfolio if one or more investments do not perform in line with the Investment Manager’s expectations; and

(4)

Provide a Favorable Total Return:  to achieve a preferred return, which is the time when aggregate cash distributions have been made in an amount equal to the sum of the product of (i) the number of shares issued (adjusted for redeemed shares) and (ii) $1,000 plus an 8.0% cumulative annual return on such amount, as reduced by distributions in excess of such 8.0%.

Investment Strategy
Fund Sixteen will seek to make investments that it believes will provide you with a satisfactory, risk adjusted rate of return on your investment from the current cash flow and deferred cash flow that it receives from its investments.

Summary of Risk Factors
Investing in the shares involves a high degree of risk. Accordingly, you should read the entire prospectus, including the section entitled “Risk Factors” and the summary below, before making an investment decision.
• All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of Fund Sixteen’s performance.
• Initially, Fund Sixteen will be a blind pool because it has not yet identified any specific investments.

•

The shares are not liquid and your ability to resell your shares will be limited. Accordingly, you should be prepared to hold your shares until Fund Sixteen is completely wound down, which is expected to occur at least nine years from the date this offering commences.

•

The offering price for shares is not based on the book value or net asset value of Fund Sixteen’s expected investments or expected cash flow. Until Fund Sixteen values its shares following the conclusion of its offering, no price or value of shares will be available.

• Uncertainties associated with the finance industry may adversely affect Fund Sixteen.
• Because Fund Sixteen may borrow money to make its investments, losses as a result of defaults and costs of servicing such debt may be greater than if such borrowings were not incurred.

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You will have limited voting rights and will be required to rely on the Managing Owner and/or the Investment Manager to make all investment decisions and to achieve Fund Sixteen’s investment objectives.

• If you are or invest through a tax-exempt entity or organization, you may be liable for the tax on unrelated business income due to the unrelated business taxable income from this investment.
• The Managing Owner’s and/or the Investment Manager’s decisions may be subject to conflicts of interest.

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The Managing Owner and its affiliates will receive expense reimbursements and fees from Fund Sixteen that may exceed the income portion of distributions made to you during Fund Sixteen’s early years.

Shares
Fund Sixteen is offering to the public two (2) classes of shares: Class A shares, which bear a full sales load; and Class I shares, which bear no sales commissions. Fund Sixteen is offering to sell any combination of Class A and Class I shares with a dollar value up to the maximum offering amount.
Fund Sixteen, in its sole discretion, may increase the offering at any time prior to the two-year anniversary of the date the offering commences to a maximum of up to $350,000,000 of shares;

provided that it may not extend the offering period in connection with such change. In the event that Fund Sixteen increases the size of the offering, it will file a separate registration statement on Form S-1 regarding the additional shares that it offers.
The table below summarizes the fees payable to the Dealer-Manager and certain non-affiliates with respect to the Class A shares and the Class I shares and does not include the other fees and expenses payable to the Managing Owner, the Investment Manager and their affiliates, which are allocable based on the respective net asset value, or NAV, of the classes of Fund Sixteen’s shares.

	Class A	Class I
Sales Commission	5.00%*	None
Sales Commission Trail	0.75%**	None
Dealer-Manager Fee	2.00%	None
Distribution Fee	None	0.55%

*	Per $1,000 invested and subject to volume discounts.
**	Per $1,000 invested and payable quarterly commencing on the 13th month following acceptance of the subscription for such Class A shares. Fund Sixteen will continue paying the sales commission trail with respect to Class A shares sold in this offering until the earlier to occur of: (i) total underwriting compensation paid with respect to the Class A shares following the completion of this offering equaling 10% of the gross proceeds received with respect to the issuance of those shares from the primary portion of this offering, (ii) such shares being repurchased or transferred or (iii) Fund Sixteen entering its wind down period.
The fees listed above will be allocated on a class-specific basis and will differ for each class. The allocation of certain class-specific expenses will result in different amounts of distributions being paid with respect to each class of shares. In addition, as a result of the different ongoing fees and expenses allocable to each share class, each share class is likely to have a different NAV per share. If the NAV of Fund Sixteen’s share classes are different, then changes to its assets and liabilities that are allocable based on NAV may also be different for each class. See “Determination of Net Asset Value” and “Cash Distributions” for more information.
Fund Sixteen’s classes of shares also have different rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Fund Sixteen, or any liquidating distribution of Fund Sixteen’s assets, then such assets, or the proceeds therefrom, will be distributed among the holders of Class A shares and Class I shares ratably in proportion to their positive capital account balances as calculated pursuant to the Trust Agreement (as defined below).
Other than the differing allocable fees and expenses, the differing NAVs per share and the differing liquidation rights described above, Class A shares and Class I shares have identical rights and privileges, such as identical voting rights. See “Summary of the

Trust Agreement — Classes of Shares” for more details regarding Fund Sixteen’s classes of shares.
The Trustee
Wilmington Trust, National Association serves as Fund Sixteen’s sole trustee. The trustee delegated to the Managing Owner all of the power and authority to manage the business and affairs of Fund Sixteen and has only nominal duties and liabilities to Fund Sixteen.
Managing Owner
Fund Sixteen will be managed by ICON MT 16, LLC, the Managing Owner. The Managing Owner, an affiliate of Fund Sixteen, was formed in January 2013 as a Delaware limited liability company. The sole member of the Managing Owner is ICON Capital, LLC, the Investment Manager.
Investment Manager
ICON Capital, LLC, the Investment Manager and an affiliate of the Managing Owner, will originate and service Fund Sixteen’s investments. According to The StangerReportTM: A Guide to DPP Investing, the Investment Manager is one of the leading sponsors of registered direct investment funds and is the leading sponsor of public equipment funds. As of the date of this prospectus, the Investment Manager has sponsored equipment funds that have raised approximately $1.8 billion in equity from more than 58,000 investors. In addition, the Investment Manager has had management responsibility for more than $4.3 billion invested by equipment funds sponsored by it since its inception. See “Management” beginning on page 66 and “Funds Sponsored By the Investment Manager and its Affiliates” beginning on page 50 for more information.
As of December 31, 2012, the Investment Manager manages or is the managing trustee for five prior public equipment funds and is the investment manager for two additional prior public equipment funds. The Investment Manager is also the sole member of ICON Securities, LLC (“ICON Securities”), the dealer-manager of the offering.
The Investment Manager’s website address is http://www.iconinvestments.com. The information contained on the Investment Manager’s website is not part of this prospectus.
Investor Suitability
You must meet Fund Sixteen’s basic suitability requirements to invest. In general, you must either have:
(1) a net worth of at least $70,000 plus $70,000 of annual gross income; or
(2) a net worth of at least $250,000.
For purposes of calculating net worth, the value of your home furnishings, personal automobiles or your home are not included. The assets included in your net worth calculation must be valued at their fair market value.
In addition, you must be either a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien residing in the United States in order to purchase the shares. If an investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time such investor holds shares, Fund Sixteen has the right, but not the obligation, to repurchase all of such investor’s shares subject to the conditions set forth in Section 10.6 of the Trust Agreement.
Certain State Requirements: See the “Who Should Invest” section of this prospectus for additional minimum suitability requirements prescribed by certain States.
Escrow
Fund Sixteen will deposit and hold your investment in an interest-bearing escrow account at a national bank until:
• the minimum offering size of $1,200,000 has been achieved; or
• one year after the offering begins, whichever comes first.
While your investment is held in escrow, your money will be invested in savings or money market accounts bearing interest at prevailing rates. This will occur from the time the investment is deposited with the escrow agent until:
• you are admitted as a shareholder; or
• one year from the time the offering began, whichever comes first.
Investors who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Sixteen, a one-time distribution equal to the distribution rate, as determined by Fund Sixteen, pro-rated for each day their funds were held in escrow but without any interest on their escrowed funds.
Estimated Use of Proceeds
Assuming that Fund Sixteen receives only the minimum offering amount of $1,200,000, Fund Sixteen expects that it will:
• invest at least 87.10% of the gross offering proceeds;
• retain 0.50% of the gross offering proceeds in a reserve; and
• use the remaining 12.40% of the gross offering proceeds to pay fees and expenses relating to the organization of Fund Sixteen and this offering.
Assuming that Fund Sixteen receives the maximum offering amount of $250,000,000, Fund Sixteen expects that it will:
• invest at least 89.22% of the gross offering proceeds;
• retain 0.50% of the gross offering proceeds in a reserve; and
• use the remaining 10.28% of the gross offering proceeds to pay fees and expenses relating to the organization of Fund Sixteen and this offering.
See “Estimated Use of Proceeds” for more information.

Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates
The Managing Owner, certain of its affiliates, including the Investment Manager and ICON Securities, and certain non-affiliates (namely, Selected Dealers) will receive fees and compensation from the offering of the shares, including the following:
• Sales Commissions: Fund Sixteen will pay the following sales commissions to Selected Dealers:

	Class A	Class I
Sales Commission	5.00%*	None
Sales Commission Trail	0.75%**	None

*	Per $1,000 invested and subject to volume discounts.
**	Per $1,000 invested and payable quarterly commencing on the 13th month following acceptance of subscription for such Class A shares. Fund Sixteen will continue paying the sales commission trail with respect to Class A shares sold in this offering until the earlier to occur of: (i) total underwriting compensation paid with respect to the Class A shares following the completion of this offering equaling 10% of the gross proceeds received with respect to the issuance of those shares from the primary portion of this offering, (ii) such shares being repurchased or transferred or (iii) Fund Sixteen entering its wind down period.
• Dealer-Manager/Distribution Fees: Fund Sixteen will pay the following dealer-manager and distribution fees to ICON Securities, an affiliate of the Managing Owner:

	Class A	Class I
Dealer-Manager Fee	2.00%	None
Distribution Fee	None	0.55%

From the dealer-manager fee, ICON Securities may pay Selected Dealers, in the aggregate, an amount of up to 2% per each $1,000 invested for Class A shares sold by such Selected Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of ICON Securities.

The distribution fee will accrue daily in an amount equal to  1/365th of 0.55% of the amount of the NAV per share for the Class I shares sold in this offering for such day and Fund Sixteen will continue paying such distribution fee with respect to Class I shares sold in this offering until the earlier to occur of: (i) total underwriting compensation paid with respect to the Class I shares following the completion of this offering equaling 10% of the gross proceeds received with respect to the issuance of those shares from the primary portion of this offering or (ii) Fund Sixteen entering its wind down period. The distribution fee will be payable quarterly in arrears.

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O&O Expenses:  Fund Sixteen will reimburse the Managing Owner and its affiliates for the fees and expenses incurred in connection with Fund Sixteen’s organization and this offering. O&O Expense reimbursement will be capped at the lesser of 1.44% of the gross offering proceeds (assuming that Fund Sixteen receives the maximum offering amount of $250,000,000) and the actual fees and expenses incurred by the Managing Owner and its affiliates in connection with Fund Sixteen’s organization and this offering.

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Acquisition Fees:  Fund Sixteen will pay the Investment Manager Acquisition Fees of 2.5% of the total purchase price (including indebtness incurred or assumed therewith) of, or the value of the Capital Assets secured by or subject to, each investment once it has entered into a binding contract to make the investment and substantially all of the material conditions to such investment’s closing have been satisfied.

• Management Fees: Fund Sixteen will pay the Investment Manager Management Fees of 3.5% of the gross periodic payments due and paid from its investments.

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Distributions:  Fund Sixteen will initially pay the Managing Owner 4.0% from the cash distributions paid from its operations and sales, subject to increase based on Fund Sixteen’s investors achieving a preferred return.

See “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates” for more information about the fees Fund Sixteen will pay the Managing Owner, its affiliates and certain non-affiliates.
Conflicts of Interest
Fund Sixteen will be subject to conflicts of interest because of its relationship to the Managing Owner and its affiliates. These conflicts may include:
• the lack of arm’s-length negotiations in determining the Managing Owner’s and its affiliates’ compensation;
• the substantial compensation the Managing Owner and its affiliates will receive for the management of Fund Sixteen’s business;
• competition with prior financing funds that the Investment Manager or its affiliates sponsor and/or manage;
• competition for management services with other funds that the Investment Manager and its affiliates sponsor and/or manage; and

•

the Managing Owner’s and the Investment Manager’s decisions regarding whether to borrow to make Fund Sixteen’s investments and when to dispose of investments, since the Managing Owner and its affiliates may receive additional fees as a result of these decisions.

See “Conflicts of Interest” for more information.
Management Responsibility
The Managing Owner will act with integrity, in good faith and exercise its best business judgment in conducting Fund Sixteen’s business. However, Fund Sixteen will indemnify the Managing Owner for many actions taken on Fund Sixteen’s behalf, and the Managing Owner will be permitted to take actions that may involve a conflict of interest between Fund Sixteen and the other funds its affililates sponsor and/or manage.
Federal Income Tax Consequences
This prospectus contains a discussion of the material federal income tax issues pertinent to you, including whether Fund Sixteen will be taxed as a partnership or as a corporation. Fund Sixteen has obtained an opinion from its counsel concerning its classification for federal income tax purposes as a partnership. See “Federal Income Tax Consequences” for more information.
Trust Agreement
The relationship between you, the Trustee, the Managing Owner and Fund Sixteen is governed by Fund Sixteen’s amended and restated trust agreement (the “Trust Agreement”). You should be particularly aware that under the Trust Agreement:
• you will have limited voting rights; and
• the shares will not be freely transferable.
Repurchase Plan
Fund Sixteen has a repurchase plan that will provide eligible shareholders with limited, interim liquidity by enabling them to sell their shares back to Fund Sixteen in limited circumstances. The repurchase plan permits you to sell your shares back to Fund Sixteen if you have held them for at least one year, subject to significant restrictions and conditions, including:
• Repurchases will be made quarterly, at Fund Sixteen’s sole discretion, on a pro rata basis and subject to having available funds to honor such requests.
• You must provide Fund Sixteen with at least 60 days notice of your intent to sell your shares back to Fund Sixteen.

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If a repurchase request is not honored or not honored in full because of restrictions on the number of shares that could be repurchased during such quarter or the unavailability of funds, Fund Sixteen will treat the unsatisfied portion of the repurchase request as a priority request for repurchase at the next date that such repurchase can be made, if any, unless prior written notice of a withdrawal of such request is received within five business days following the initial repurchase.

• Funding of the repurchase plan will be limited to the amount of proceeds Fund Sixteen receives from the sale of shares under the DRIP.

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Repurchases will be suspended if any repurchase, taken together with other repurchases, transfers, assignments and other dispositions of shares, would cause Fund Sixteen not to fall within the “safe harbor” provision it relies upon in order to not be treated as a publicly traded partnership for federal tax purposes or would cause such repurchase to be treated as a “disguised sale” of partnership interests.
• The Managing Owner may, in its sole discretion, terminate, amend or suspend Fund Sixteen’s repurchase plan without your approval.
Shares will be repurchased under the plan at a price equal to (i) 90% of the applicable NAV per share, minus (ii) the total amount of cash distributions received with respect to such shares by all holders of such shares up to and including the date of such sale not taken into consideration when calculating the NAV per share.
Shares will not be repurchased during the wind down period. See “Repurchase Plan,” “Federal Income Tax Consequences — Publicly Traded Partnerships” and “Federal Income Tax Consequences — Treatment of Cash Distributions Upon Redemption or Repurchase” for more information.
Distribution Reinvestment Plan
You may elect to have all, but not less than all, of the cash distributions attributable to the class of shares you own in Fund Sixteen automatically reinvested in additional shares of the same class at a purchase price of $930.00 per share. In addition, investors in the two most recent offerings managed by the Investment Manager, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and ICON ECI Fund Fifteen, L.P., who meet specified criteria may elect to invest all, but not less than all, of their distributions from those funds in Fund Sixteen’s Class A shares pursuant to the DRIP. The DRIP is intended to last only through the offering period. Fund Sixteen reserves the right to reallocate the offering amount between the primary offering and the DRIP. See “Who Should Invest” and “Distribution Reinvestment Plan” for more information.
Subscriptions
You must fill out a Subscription Agreement (Exhibit C to this prospectus) in order to purchase the shares. By signing the Subscription Agreement, you will be making the representations and warranties contained in the Subscription Agreement and you will be bound by all of the terms and conditions set forth in the Subscription Agreement and the Trust Agreement.
Plan of Distribution
The initial closing of the offering for the shares will be held after subscriptions for at least the minimum offering amount of $1,200,000 have been received by the escrow agent. At that time, subscribers for at least that amount may be admitted as shareholders. After the initial closing, Fund Sixteen intends to hold daily closings until the offering is completed or terminated.
Glossary
See “Glossary” for the definition of certain key terms used in this prospectus.

RISK FACTORS

This investment involves a high degree of risk. You should carefully read the following risks and the other information in this prospectus before purchasing shares. Fund Sixteen’s business, prospects, operating results and financial condition could be adversely affected by any of the following risks. As a result, you could lose part or all of your investment in the shares.

Risks Related to This Offering

All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of Fund Sixteen’s performance.

The portion of total distributions that is a return of capital and the portion that is economic return will depend upon a number of factors that cannot be determined until all of Fund Sixteen’s investments have been sold or otherwise matured. At that time, you will be able to compare the total amount of all cash distributions you receive to your total capital invested in order to determine your economic return.

The Internal Revenue Service may deem the majority of your distributions to be a return of capital for tax purposes during Fund Sixteen’s early years. Distributions would be deemed to be a return of capital for tax purposes to the extent that Fund Sixteen is distributing cash in an amount greater than its taxable income. The fact that the Internal Revenue Service deems distributions to be a return of capital in part and Fund Sixteen reports an adjusted tax basis to you on Schedule K-1 is not an indication that Fund Sixteen is performing greater than or less than expectations and cannot be utilized to forecast what your final return might be.

Initially, Fund Sixteen will be a blind pool because it has not yet identified any specific investments.

Initially, Fund Sixteen will be a blind pool and you cannot assess all of the potential risks of an investment in the shares because none of Fund Sixteen’s investments have been identified. You will not have advance information as to the number or type of investments Fund Sixteen will originate or acquire, the types, ages, manufacturers, model numbers, condition or value of the Capital Assets and other collateral securing the investments in its portfolio, the identity, financial condition and creditworthiness of the borrowers, lessees or other counterparties, the terms and conditions of its investments, or the purchase price that will be paid for its investments. You must rely upon the Investment Manager’s judgment and ability to select investments, evaluate the condition of the Capital Assets and other collateral securing investments, evaluate the ability of borrowers, lessees and other counterparties to perform their obligations to Fund Sixteen and negotiate transaction documents. The Investment Manager cannot assure you that it will be able to perform such functions in a manner that will achieve Fund Sixteen’s investment objectives.

The composition of Fund Sixteen’s investment portfolio will depend on global, national and local economic conditions and the markets for secured loans, leases and other structured financing transactions at the times when and in the markets in which Fund Sixteen makes its investments. As a result, you cannot evaluate the risks of, or potential returns from, Fund Sixteen’s portfolio at the time you invest.

Your ability to resell your shares will be limited by the absence of a public trading market and substantial transfer restrictions. Therefore, you should be prepared to hold your shares until Fund Sixteen is completely wound down, which is expected to occur at least nine years from the date this offering commences.

The Managing Owner does not anticipate that a public market will develop for the shares, the shares will not be listed on any national securities exchange at any time, and Fund Sixteen will take steps to ensure that no public trading market develops for the shares. In addition, the Trust Agreement imposes significant restrictions on your right to transfer your shares. For a description of these restrictions you should read the “Summary of the Trust Agreement — Transfer of the Shares” section of this prospectus.

Fund Sixteen has established these restrictions to comply with federal and State securities laws, as well as to ensure that it will not be considered to be a publicly traded partnership that is taxed as a corporation for federal income tax purposes. Your ability to sell or otherwise transfer your shares is extremely limited and will depend on your ability to identify a buyer. Thus, you will probably not be able to sell or otherwise liquidate your shares in the event of an emergency and, even if you were able to arrange a sale, the price you receive would likely be at a substantial discount to the price you paid for your shares.

Although Fund Sixteen has a repurchase plan that will enable eligible shareholders to sell their shares back to Fund Sixteen in limited circumstances, funding of the repurchase plan will be limited to the amount of proceeds Fund Sixteen receives from the sale of shares under the DRIP.

You should invest in the shares only if you are prepared to hold your interests for at least nine years, which is the period consisting of:

•	an offering period of up to two years;
•	an additional five year operating period (which could be extended for up to three additional years); and
•	a subsequent wind down period of approximately two years, during which the investments will either mature or be sold and Fund Sixteen will liquidate its other assets.

As a result, you must view your investment in the shares as a long-term, illiquid investment that may last for at least nine years. See “Transfer of the Shares/Withdrawal.”

The offering price for shares is not based on the book value or net asset value of Fund Sixteen’s expected investments or expected cash flow. Until Fund Sixteen values its shares following the conclusion of its offering, no price or value of shares will be available.

The offering price for shares is not based on the book value or net asset value of Fund Sixteen’s expected investments or expected cash flow. Until Fund Sixteen values its shares following the conclusion of this offering, no price or value of shares will be available other than the par value thereof.

You may not receive cash distributions every month and, therefore, you should not rely on cash distributions from your shares as a source of income.

You should not rely on cash distributions from your shares as a source of income. While Fund Sixteen intends to make monthly cash distributions, the Investment Manager may determine it is in the shareholders’ best interest to periodically change the amount of the cash distributions you receive or to not make any distributions in some months. Losses from Fund Sixteen’s operations of the types described in these risk factors and unexpected liabilities could result in a reduced level of distributions to you. Additionally, during the wind down period, although Fund Sixteen expects to distribute lump sums from time to time if and when financially significant assets are sold, regularly scheduled distributions will decrease because there will be fewer investments available to generate cash flow. See “Cash Distributions — Monthly Cash Distributions.”

Fund Sixteen may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

There may be a period of time before Fund Sixteen invests the proceeds from this offering. Delays encountered in the selection of investments could adversely affect your return.

If Fund Sixteen cannot raise a significant amount of capital, its level of investment diversification and financial performance may be adversely affected.

Fund Sixteen may begin operations with a minimum capitalization of approximately $1,200,000. Its ability to diversify its investment portfolio, and its potential to provide attractive returns, will be adversely affected by having only the minimum amount of funds at its disposal. If only the minimum offering amount of $1,200,000 is received, it will be harder to diversify both Fund Sixteen’s investment portfolio and its borrowers and lessees, and any single loan or lease transaction will have a greater impact on its financial performance and results of operations. See “Estimated Use of Proceeds.”

Your shares may be diluted.

Some investors, including the Managing Owner and its officers, directors and other affiliates, may purchase shares at discounted prices as described in the “Plan of Distribution” section of this prospectus and may share in Fund Sixteen’s revenues and distributions based on the number of shares that they purchase, rather than the discounted subscription price paid by them for their shares. As a result, investors who pay discounted prices for their investments will receive higher returns on their investments in Fund Sixteen as compared to investors who pay the full public offering price per share.

Fund Sixteen’s early distributions may not be paid entirely from operating cash flow, which may reduce the amount of funds that Fund Sixteen has available for investment.

Fund Sixteen intends to make distributions monthly following the closing of the minimum offering. As a result, it may be more likely that part of the distributions to shareholders early in Fund Sixteen’s operations will be a return of capital. This is because it is not always possible to immediately invest the initial proceeds received from the offering in investments that meet Fund Sixteen’s investment objectives and provide operating and/or investing cash flow to cover its distributions. See “— Fund Sixteen may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.” Offering proceeds that are returned to shareholders as part of distributions to them will not be available for investment. To the extent that distributions are paid from sources other than operating and/or investing cash flow, there will be a decrease in the cash available for investment, which may reduce the amount of distributions Fund Sixteen makes in the future. See “— All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of Fund Sixteen’s performance.”

The Managing Owner is making only a limited initial cash contribution to Fund Sixteen, which will have a capitalization of only $1,001 until the minimum offering amount is raised.

In connection with Fund Sixteen’s formation, the Managing Owner made a cash capital contribution to Fund Sixteen of $1.00 and ICON Investment Group, LLC contributed $1,000. Upon the admission of shareholders pursuant to this offering, Fund Sixteen will promptly refund the $1,000 capital contribution of ICON Investment Group, LLC, after which it will withdraw as Fund Sixteen’s initial shareholder. Accordingly, Fund Sixteen will have an initial capitalization of only $1,001 until the minimum offering amount is raised in this offering. The Managing Owner and its affiliates may, but are not obligated to, make additional capital contributions to Fund Sixteen. Until sufficient offering proceeds are raised in this offering, Fund Sixteen will be dependent on the Managing Owner and its affiliates for the payment of its organizational and offering expenses. See “Capitalization.”

Fund Sixteen’s assets may be plan assets for ERISA purposes, which could subject the Managing Owner and/or the Investment Manager to additional restrictions on their ability to operate the business.

ERISA and the Code may apply what is known as the look-through rule to an investment in the shares. Under that rule, the assets of an entity in which a qualified plan or IRA has made an equity investment may constitute assets of the qualified plan or IRA. If you are a fiduciary of a qualified plan or IRA, you should consult with your advisors and carefully consider the effect of that treatment if the look-through rule is applied. If the look-through rule were to apply, the Managing Owner and/or the Investment Manager may be viewed as an additional fiduciary with respect to the qualified plan or IRA to the extent of any decisions relating to the undivided interest in Fund Sixteen’s assets represented by the shares held by such qualified plan or IRA. This could result in some restriction on the Managing Owner and/or the Investment Manager’s willingness to engage in transactions that might otherwise be in the best interest of all shareholders due to the strict rules of ERISA regarding fiduciary actions. See “Investment by Qualified Plans and IRAs.”

An investment in the shares may not satisfy the requirements of ERISA or other applicable laws.

When considering an investment in the shares, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA or other applicable laws should consider whether the investment satisfies the requirements of Section 404 of ERISA or other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements, as there are significant restrictions on the ability to sell or otherwise dispose of the shares, and whether the investment is permissible under the plan’s governing instrument. Fund Sixteen has not evaluated, and will not evaluate, whether an investment in the shares is suitable for any particular plan. Rather, Fund Sixteen will accept subscribers as shareholders if a subscriber otherwise meets its suitability standards.

In addition, until Fund Sixteen has at least 100 investors of Class A shares and Class I shares, respectively, it will not sell shares in this offering to qualified plans (including a 401(k) plan or an IRA) unless Fund Sixteen determines, in its sole discretion, that the admission of the investor will not cause its assets to be deemed to be the assets of a qualified plan.

Risks Related to Fund Sixteen’s Business

Fund Sixteen’s business could be hurt by economic downturns.

Fund Sixteen’s business is affected by a number of economic factors, including the level of economic activity in the markets in which it operates. A decline in economic activity in the United States or internationally could materially affect Fund Sixteen’s financial condition and results of operations. The finance industry is influenced by factors such as interest rates, inflation, employment rates and other macroeconomic factors over which Fund Sixteen has no control. Any decline in economic activity as a result of these factors could result in a decrease in the number of transactions in which Fund Sixteen participates and in its profitability.

Uncertainties associated with the finance industry may adversely affect Fund Sixteen.

There are a number of uncertainties associated with the finance industry that may have an adverse effect on Fund Sixteen’s business and may adversely affect its ability to make cash distributions to you that will, in total, be equal to a return of all of your capital, or provide for any economic return from the shares. These include, but are not limited to:

•	fluctuations in demand for Fund Sixteen’s investments and fluctuations in interest rates and inflation rates;
•	fluctuations in the availability and cost of credit for Fund Sixteen to borrow to make and/or realize on some of its investments;
•	the continuing economic life and value of Capital Assets and any other collateral that Fund Sixteen possesses at the time its investments mature;
•	the technological and economic obsolescence of Capital Assets and any other collateral that Fund Sixteen possesses;
•	potential defaults by borrowers, lessees or other counterparties;
•	supervision and regulation by governmental authorities, including the approval from certain State securities authorities for Fund Sixteen continuing the offering of its shares for more than one year after it commences; and
•	increases in Fund Sixteen’s expenses, including taxes and insurance expenses.

The risks and uncertainties associated with the industries of Fund Sixteen’s borrowers, lessees and other counterparties may indirectly affect its business, operating results and financial condition.

Fund Sixteen is indirectly subject to a number of uncertainties associated with the industries of its borrowers, lessees and other counterparties. Fund Sixteen will invest in a diverse pool of domestic and international companies that utilize Capital Assets to operate their businesses. These investments will primarily be structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) in, or that are collateralized by, such Capital Assets. The borrowers, lessees and other counterparties to these transactions will operate in a variety of industries. As such, Fund Sixteen is indirectly subject to the various risks and uncertainties that affect these borrowers’, lessees’ and other counterparties’ businesses and operations. If such risks or uncertainties were to affect these borrowers, lessees or other counterparties, Fund Sixteen may indirectly suffer a loss on its investment, lose future revenues or experience adverse consequences to its business, operating results and financial condition.

The results of prior funds are not necessarily indicative of Fund Sixteen’s future results.

As of December 31, 2012, the Investment Manager has sponsored and/or managed fifteen prior public financing funds, of which eight have completed operations and have been liquidated. These eight completed funds had different investment objectives and strategies than Fund Sixteen and were primarily operated by individuals who have not been part of either the Managing Owner’s or the Investment Manager’s current management team. A brief financial summary of the performance of those liquidated funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six	LP Seven	Fund Eight A
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,070.89	970.54	856.26	1,254.24
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	70.89	(29.46)	(143.74)	254.24
Year offering commenced	1987	1989	1990	1991	1992	1993	1995	1998
Year offering terminated	1989	1990	1991	1992	1993	1995	1998	2000
Year liquidation period commenced	1999	1999	2001	1997	1998	2000	2002	2005

As noted, four of those completed funds did not completely return to their respective investors all of their capital and the other four completed funds returned $238.74, $253.97, $70.89 and $254.24 for each $1,000 invested to its investors in excess of their original investment. See “Funds Sponsored by the Investment Manager and its Affiliates” for more detail.

The historical and unaudited financial information of other funds sponsored by the Investment Manager included in this prospectus is not indicative of Fund Sixteen’s future performance.

The historical and unaudited financial information of other funds sponsored by the Investment Manager included in this prospectus is not indicative of Fund Sixteen’s future financial results. The historical and unaudited financial information relates to prior funds sponsored and managed by the Investment Manager, some of which had different investment objectives than Fund Sixteen, and the investment portfolio of all of such funds is likely to be different than Fund Sixteen’s. Therefore, the historical and unaudited financial information for those funds is not indicative of Fund Sixteen’s future performance and should not be relied upon as such.

Instability in the credit markets could have a material adverse effect on Fund Sixteen’s results of operations, financial condition and ability to meet its investment objectives.

Fund Sixteen may not be able to obtain financing on acceptable terms and conditions for some of its investments. Recently, domestic and international financial markets have experienced unusual volatility and uncertainty. If this volatility and uncertainty persist, Fund Sixteen’s ability to borrow to finance the acquisition of some of its investments could be significantly impacted. If Fund Sixteen is unable to borrow on acceptable terms and conditions, it may have to reduce the number of and possibly limit the type of investments it will make, and the return on some of the investments it does make could be lower. All of these events could have a material adverse effect on Fund Sixteen’s results of operations, financial condition and ability to meet its investment objectives.

Because Fund Sixteen may borrow money to make its investments, losses as a result of borrower, lessee or other counterparty defaults and costs of servicing such debt may be greater than if such borrowings were not incurred.

Fund Sixteen is likely to borrow to fund a substantial portion of the cost of certain of its investments and there is no limit to the amount of indebtedness that it may incur when making its investments. The Investment Manager believes that the use of leverage will result in more investments with less risk than if leverage is not utilized. There can be no assurance, however, that the benefits of greater size and diversification of Fund Sixteen’s investment portfolio will offset the heightened risk of loss in an individual investment using leverage. Prior financing funds sponsored by the Investment Manager, on average, utilized debt to fund 65 –

75% of the purchase price of some of the investments in their portfolios. With respect to non-recourse borrowings, if Fund Sixteen is unable to pay its debt service obligations because a borrower, lessee or other counterparty defaults, a lender could foreclose on the investment securing the non-recourse indebtedness. This could cause Fund Sixteen to lose all or part of its investment or could force it to meet debt service payment obligations so as to protect its investment subject to such indebtedness and prevent it from being subject to repossession.

Fund Sixteen may elect to incur recourse indebtedness under certain circumstances. This recourse indebtedness may increase its risk of loss because it must meet the debt service payment obligations regardless of the revenue that it receives from the investments that are secured by such indebtedness.

Guarantees made by the guarantors of some of Fund Sixteen’s borrowers, lessees and other counterparties may be voided under certain circumstances and Fund Sixteen may be required to return payments received from such guarantors.

Under federal bankruptcy law and comparable provisions of State fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and
•	was insolvent or rendered insolvent by reason of such incurrence; or
•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a court-instituted fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.

Fund Sixteen cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with its conclusions in this regard. Fund Sixteen also cannot make any assurances as to the standards that courts in foreign jurisdictions may use or that courts in foreign jurisdictions will take a position similar to that taken in the United States.

If the value of Fund Sixteen’s investments declines more rapidly than anticipated, its financial performance may be adversely affected.

A significant part of the value of some of the Capital Assets securing Fund Sixteen’s investments is expected to be the potential value of the Capital Assets once the lease term expires (with respect to leased Capital Assets). Generally, a Capital Asset is expected to decline in value over its useful life. In making these types of investments, Fund Sixteen will assume a residual value for the Capital Assets at the end of the lease or other investment that, at maturity, is expected to be enough to cover the remaining indebtedness due to it and provide a satisfactory, risk adjusted rate of return despite the expected decline in the value of the Capital Assets over the term of the investment. However, the actual residual value of such Capital Assets at maturity and whether that value meets Fund Sixteen’s expectations will depend to a significant extent upon the following factors, many of which are beyond its control:

•	its ability to acquire or enter into agreements that preserve or enhance the relative value of the Capital Assets;
•	its ability to maximize the value of the Capital Assets at maturity;
•	market conditions prevailing at maturity;
•	the cost of new Capital Assets at the time Fund Sixteen is remarketing used Capital Assets;
•	the extent to which technological or regulatory developments reduce the market for such used Capital Assets;
•	the strength of the economy; and
•	the condition of the Capital Assets at maturity.

Fund Sixteen cannot assure you that its assumptions with respect to value will be accurate or that the Capital Assets will not lose value more rapidly than anticipated.

If a Capital Asset is not properly maintained, the value of Fund Sixteen’s collateral may be less than expected.

If a lessee or other counterparty fails to maintain Capital Assets in accordance with the terms of Fund Sixteen’s financing agreements, it may have to make unanticipated expenditures to repair the Capital Assets in order to protect its investment. In addition, some of the Capital Assets securing its investments may be used Capital Assets. While Fund Sixteen plans to inspect most used Capital Assets prior to making an investment, there is no assurance that an inspection of a used Capital Asset prior to its investment will reveal any or all defects and problems with the Capital Asset that may occur after its investment.

Fund Sixteen seeks to obtain representations regarding used Capital Assets that:

•	the Capital Assets have been maintained in compliance with the terms of applicable agreements;
•	neither the seller nor the lessee is in violation of any material terms of such agreements; and
•	the Capital Assets are in good operating condition and repair and that, with respect to leases, the lessee has no defenses to the payment of rent for the Capital Assets as a result of the condition of such Capital Assets.

Fund Sixteen would have rights for any losses arising from a breach of representations made to it. However, it cannot assure you that these rights would make Fund Sixteen whole with respect to its entire investments or its expected return on such investments, including legal costs, costs of repair and lost revenue from the delay in being able to sell or re-lease the Capital Assets due to undetected problems or issues. These costs and lost revenue could negatively affect Fund Sixteen’s liquidity and cash flows, and could negatively affect its profitability if it is unable to recoup such costs.

If a borrower, lessee or other counterparty defaults on its obligations to Fund Sixteen, Fund Sixteen could incur losses.

Fund Sixteen does not require its transaction counterparties to have a minimum credit rating. Borrowers, lessees and other counterparties with below investment grade or no credit ratings may default on payments to Fund Sixteen more frequently than borrowers, lessees or other counterparties with higher credit ratings. If a borrower does not make loan payments to Fund Sixteen when due or a lessee does not make lease payments to Fund Sixteen or to a lender on Fund Sixteen’s behalf, or violates the terms of its contract in another important way, Fund Sixteen may be forced to terminate its agreements with such parties and attempt to recover its collateral. Fund Sixteen may do this at a time when it may not be able to arrange for a new investment or to sell its investment right away, if at all. Fund Sixteen would then lose the expected revenues and might not be able to recover the entire amount or any of its original investment. The costs of recovering Fund Sixteen’s collateral upon a borrower’s, lessee’s or other counterparty’s default, enforcing the obligations under the contract, and transporting, storing, repairing, and finding a new lessee or purchaser for the recovered collateral may be high and may negatively affect the value of its investment in, or collateralized by, the Capital Assets. These costs could also negatively affect its liquidity and cash flows, and could negatively affect its profitability.

If a borrower, lessee or other counterparty files for bankruptcy, Fund Sixteen may have difficulty enforcing the terms of the contract and may incur losses.

If a borrower, lessee or other counterparty files for protection under the bankruptcy laws, the remaining term of the loan, lease or other financing contract could be shortened or the contract could be rejected by the bankruptcy court, which could result in, among other things, any unpaid pre-bankruptcy loan, lease or other contractual payments being cancelled as part of the bankruptcy proceeding. Fund Sixteen may also experience difficulties and delays in recovering its collateral from a borrower or lessee that is involved in a bankruptcy proceeding or has been declared bankrupt by a bankruptcy court. If a contract is rejected in a bankruptcy, Fund Sixteen would bear the cost of retrieving and storing its collateral and then have to remarket its collateral. In addition, the bankruptcy court would treat Fund Sixteen as an unsecured creditor for any amounts due under the loan, lease or other contract. These costs and lost revenues could also negatively affect Fund Sixteen’s liquidity and cash flows and could negatively affect its profitability.

Investing in foreign countries may be riskier than domestic investments and may result in losses.

Fund Sixteen expects to make investments both within the United States and outside of the United States. Fund Sixteen may have difficulty enforcing its rights under foreign transaction documents. In addition, Fund Sixteen may have difficulty repossessing its collateral if a foreign party defaults and enforcement of its rights outside the United States could be more expensive. Moreover, foreign jurisdictions may confiscate its collateral. Use of Capital Assets and other collateral in a foreign country will be subject to that country’s tax laws, which may impose unanticipated taxes. While Fund Sixteen will seek to require borrowers, lessees and other counterparties to reimburse it for all taxes imposed on the use of the collateral and require them to maintain insurance covering the risks of confiscation of the collateral, it cannot assure you that it will be successful in doing so or that insurance reimbursements will be adequate to allow for recovery of and a return on foreign investments.

In addition, Fund Sixteen’s investments may be secured by Capital Assets that may travel to or between locations outside of the United States. Regulations in foreign countries may adversely affect Fund Sixteen’s collateral in those countries. Foreign courts may not recognize judgments obtained in U.S. courts and different accounting or financial reporting practices may make it difficult to judge the financial viability of a borrower, lessee or other counterparty, heightening the risk of default and the loss of Fund Sixteen’s investment, which could have a material adverse effect on its results of operations and financial condition.

In addition to business uncertainties, Fund Sixteen’s investments may be affected by political, social, and economic uncertainty affecting a country or region. Many financial markets are not as developed or as efficient as those in the U.S. and, as a result, liquidity may be reduced and price volatility may be higher. The legal and regulatory environment may also be different, particularly with respect to bankruptcy and reorganization. Financial accounting standards and practices may also differ and there may be less publicly available information with respect to such companies. While the Managing Owner and the Investment Manager will take these factors into consideration when making investment decisions, no assurance can be given that Fund Sixteen will be able to fully avoid these risks or generate sufficient risk adjusted returns.

Fund Sixteen could incur losses as a result of foreign currency fluctuations.

Fund Sixteen may make investments in which the payments to it are not made in U.S. dollars. In these cases, it may then enter into a hedge contract to protect these payments from fluctuations in the currency exchange rate. These contracts would allow Fund Sixteen to receive a fixed number of U.S. dollars for any fixed, periodic payments due under the transactional documents even if the exchange rate between the U.S. dollar and the currency of the transaction changes over time. If the payments to Fund Sixteen were disrupted due to default by the borrower, lessee or other counterparty, it would try to continue to meet its obligations under the hedge contract by acquiring the foreign currency equivalent of the missed payments, which may be available at unfavorable exchange rates. If a transaction is denominated in a major foreign currency such as the pound sterling, which historically has had a stable relationship with the U.S. dollar, the Investment Manager may consider hedging to be unnecessary to protect the value of the payments to Fund Sixteen, but such assumptions concerning currency stability may turn out to be incorrect. Fund Sixteen’s investment returns could be reduced in the event of unfavorable currency fluctuation when payments to it are not made in U.S. dollars.

Furthermore, when Fund Sixteen makes investments that are collateralized by foreign Capital Assets, it may not be able to hedge its foreign currency exposure with respect to the future value of such Capital Assets because the terms and conditions of such hedge contracts might not be in the best interests of the shareholders. Even with transactions requiring payments in U.S. dollars, the Capital Assets may need to be sold for an amount that cannot be pre-determined to a buyer paying in a foreign currency. This could negatively affect Fund Sixteen’s income from such a transaction when the proceeds are converted into U.S. dollars. See “Investment Objectives and Strategy — Investments Denominated in Foreign Currencies.”

Investment in joint ventures may subject Fund Sixteen to risks relating to its co-investors that could adversely impact the financial results of such joint ventures.

Fund Sixteen may invest in joint ventures with other businesses the Investment Manager and its affiliates manage, as well as with unrelated third parties. Investing in joint ventures involves additional risks not present when making investments that are wholly owned by Fund Sixteen. These risks include the possibility that Fund Sixteen’s co-investors might become bankrupt or otherwise fail to meet financial commitments, thereby obligating it to pay all of the debt associated with the joint venture, as each party to a joint venture may be required to guarantee all of the joint venture’s obligations. Alternatively, the co-investors may have economic or business interests or goals that are inconsistent with Fund Sixteen’s investment objectives and want to manage the joint venture in ways that do not maximize Fund Sixteen’s return. Among other things, actions by a co-investor might subject investments that are owned by the joint venture to liabilities greater than those contemplated by the joint venture agreement. Also, when none of the co-investors control a joint venture, there might be a stalemate on decisions, including when to sell the investment or the prices or terms of a loan or lease. Finally, while Fund Sixteen will generally have the right to buy out the other co-investor’s interest in the investment in the event of a sale, it may not have the resources available to do so. These risks could negatively affect Fund Sixteen’s profitability and could result in legal and other costs, which would negatively affect its liquidity and cash flows. See “Conflicts of Interest — Joint Ventures,” and “Summary of the Trust Agreement — Limitations on the Managing Owner’s Powers.”

Fund Sixteen may not be able to obtain insurance for certain risks and would have to bear the cost of losses from non-insurable risks.

Capital Assets and other collateral may be damaged or lost by fire, weather, accidents, theft or other events. Fund Sixteen’s transaction documents will generally require borrowers and lessees to have comprehensive insurance and assume the risk of loss. Some losses, however, such as from acts of war, terrorism or earthquakes, may be either uninsurable or not economically feasible to insure. Furthermore, not all possible liability claims or contingencies affecting Fund Sixteen’s collateral can be anticipated or insured against, and, if insured, the insurance proceeds may not be sufficient to cover a loss. If such a disaster occurs to Fund Sixteen’s collateral, it could suffer a total loss of any investment in the affected collateral. In investing in companies utilizing some types of Capital Assets, Fund Sixteen may be exposed to environmental tort liability. Fund Sixteen cannot assure you that its assets will be protected against any such claims. These risks could negatively affect its profitability and could result in legal and other costs, which would negatively affect its liquidity and cash flows.

Fund Sixteen could suffer losses from the failure to maintain the registration of its collateral and from unexpected regulatory compliance costs.

Many types of transportation assets are subject to registration requirements by U.S. governmental agencies, as well as foreign governments if such Capital Assets are to be used outside of the United States. Failing to register the Capital Assets, or losing such registration, could result in substantial penalties, forced liquidation of the Capital Assets and/or the inability to operate and, if applicable, lease the Capital Assets.

Governmental agencies may also require changes or improvements to Capital Assets and Fund Sixteen may have to spend its own funds to comply if the borrower, lessee or other counterparty is not required to do so under the transaction documents. These changes could force the Capital Assets to be removed from service for a period of time. The terms of the transaction documents may provide for payment reductions if the Capital Assets must remain out of service for an extended period of time or are removed from service. Fund Sixteen may then have reduced income from its investment for these Capital Assets. If Fund Sixteen does not have the funds to make a required change, it might be required to sell the affected Capital Assets. If so, it could suffer a loss on its investment, lose future revenues and experience adverse tax consequences.

If any of Fund Sixteen’s investments become subject to usury laws, it could have reduced revenues or possibly a loss on such investments.

In addition to credit risks, Fund Sixteen may be subject to other risks in Capital Asset financing transactions in which it is found to have violated usury laws. Uncertainties in the application of these laws may result in inadvertent violations that could result in reduced investment returns or, possibly, losses on Fund Sixteen’s investments in the affected transactions. As part of Fund Sixteen’s business strategy, it will make or acquire secured loans and enter into or acquire leases and, while it will attempt to structure these to avoid being deemed in violation of usury laws, it cannot assure you that it will be successful in doing so. For example, equipment leases have sometimes been held by U.S. courts to be loan transactions subject to State usury laws, which limit the interest rate that can be charged. Financing transactions at usurious interest rates are subject to a reduction in the amount of interest due under such financings and, if a secured loan or an equipment lease is determined by a court to be a financing with a usurious rate of interest, the amount of the loan or lease payment could be reduced, which would adversely affect Fund Sixteen’s revenue.

State laws determine what rates of interest are deemed usurious, when the applicable rate of interest is determined, and how it is calculated. In addition, some U.S. courts have also held that certain loan and lease features, such as equity interests, constitute additional interest. Although Fund Sixteen will generally seek assurances and/or opinions to the effect that its transactions do not violate applicable usury laws, a finding that its transactions violate usury laws could result in the interest obligation to it being declared void and Fund Sixteen could be liable for damages and penalties under applicable law. Fund Sixteen cannot assure you as to what standard a court would apply in making these determinations or that a court would agree with its conclusions in this regard. It also cannot make any assurances as to the standards that courts in foreign jurisdictions may use or that courts in foreign jurisdictions will take a position similar to that taken in the United States.

Fund Sixteen competes with a variety of financing sources for its investments, which may affect its ability to achieve its investment objectives.

The commercial finance industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Fund Sixteen’s competitors are varied and include other financing funds, hedge funds, private equity funds, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors.

Fund Sixteen competes primarily on the basis of pricing, terms and structure. To the extent that its competitors compete aggressively on any combination of those factors, it could fail to achieve its investment objectives.

Some of Fund Sixteen’s competitors are substantially larger and have considerably greater financial, technical and marketing resources than either it or the Managing Owner and its affiliates will have, even if Fund Sixteen receives the maximum offering amount in this offering. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to Fund Sixteen. A lower cost of funds could enable a competitor to offer loans or leases at rates that are less than Fund Sixteen’s, potentially forcing Fund Sixteen to lower its rates or lose potential borrowers, lessees or other counterparties.

Sellers of leased Capital Assets could use their knowledge of the lease terms for gain at Fund Sixteen’s expense.

Fund Sixteen may acquire Capital Assets subject to lease from leasing companies that have an ongoing relationship with the lessees. A seller could use its knowledge of the terms of the lease, particularly the end of lease options and date the lease ends, to compete with Fund Sixteen. In particular, a seller may approach a lessee with an offer to substitute similar Capital Assets at lease end for lower rental amounts. This may adversely affect Fund Sixteen’s opportunity to maximize the residual value of the Capital Assets and potentially negatively affect its profitability.

Risks Related to Fund Sixteen’s Organization and Structure

You will have limited voting rights and will be required to rely on the Managing Owner and/or the Investment Manager to make all investment decisions and to achieve Fund Sixteen’s investment objectives.

The Managing Owner and/or the Investment Manager will make all of Fund Sixteen’s investment decisions, including determining the investments and dispositions it will make. Fund Sixteen’s success will depend upon the quality of the investment decisions the Managing Owner and/or the Investment Manager makes, particularly relating to Fund Sixteen’s investments in, or collateralized by, Capital Assets and the realization of such investments. You are not permitted to take part in managing, establishing or changing Fund Sixteen’s investment objectives or policies. Accordingly, you should not invest unless you are willing to entrust all aspects of Fund Sixteen’s management to the Managing Owner and/or the Investment Manager.

The Managing Owner’s and/or the Investment Manager’s decisions may be subject to conflicts of interest.

The Managing Owner’s and/or the Investment Manager’s decisions may be subject to various conflicts of interest arising out of their relationship to Fund Sixteen and their affiliates. The Managing Owner and the Investment Manager could be confronted with decisions where either or both will, directly or indirectly, have an economic incentive to place its respecitive interests or the interests of its affiliates above Fund Sixteen’s. As of December 31, 2012, the Investment Manager, an affiliate of the Managing Owner, is managing five prior public equipment funds and is the investment manager for two additional prior public equipment funds. See “Funds Sponsored by the Investment Manager and its Affiliates,” “Conflicts of Interest” and Exhibit B for more detailed information. These conflicts may include:

•	the Investment Manager may receive more fees for managing Fund Sixteen’s investments if Fund Sixteen incurs indebtedness to fund these investments than if indebtedness is not incurred;
•	the Trust Agreement does not prohibit the Managing Owner or any of its affiliates from competing with Fund Sixteen for investments or engaging in other types of business;
•	the Investment Manager may have opportunities to earn fees for referring a prospective investment opportunity to others;
•	the dealer-manager, which is an affiliate of the Managing Owner and not an independent securities firm, will review and perform due diligence on Fund Sixteen and the information in this prospectus and thus its review cannot be considered an independent review and may not be as meaningful as a review conducted by an unaffiliated broker-dealer;
•	the lack of separate legal representation for Fund Sixteen, the Managing Owner and the Investment Manager and lack of arm’s-length negotiations regarding compensation payable to the Managing Owner and the Investment Manager;
•	the Managing Owneer is Fund Sixteen’s tax matters partner and is able to negotiate with the IRS to settle tax disputes that would bind Fund Sixteen and its shareholders that might not be in your best interest given your individual tax situation; and
•	the Managing Owner and/or the Investment Manager can make decisions as to when and whether to sell a jointly-owned asset when the co-owner is another business it manages.

The Investment Committee of the Investment Manager is not independent.

Any conflicts in determining and allocating investments between Fund Sixteen and the Managing Owner or the Investment Manager, or between Fund Sixteen and another fund managed by the Managing Owner or the Investment Manager, will be resolved by the Investment Manager’s investment committee, which also serves as the investment committee for other funds managed by the Investment Manager and its affiliates and will serve as Fund Sixteen’s investment committee as discussed in the “Management — Committees — Investment Committee” section of this prospectus. Since all of the members of the Investment Manager’s investment committee are officers of the Managing Owner and the Investment Manager and certain of their affiliates and are not independent, matters determined by such investment committee, including conflicts of interest between Fund Sixteen, the Managing Owner, the Investment Manager and their respective affiliates involving investment opportunities, may not be as favorable to you and Fund Sixteen’s other investors as they would be if independent members were on the committee. Generally, if an investment is appropriate for more than one fund, the Investment Manager’s investment committee will allocate the investment to a fund (which includes Fund Sixteen) after taking into consideration at least the following factors:

•	whether the fund has the cash required for the investment;
•	whether the amount of debt to be incurred with respect to the investment is acceptable for the fund;
•	the effect the investment would have on the fund’s cash flow;
•	whether the investment would further diversify, or unduly concentrate, the fund’s investments in a particular borrower/lessee, class or type of Capital Asset or other collateral, location, industry, etc.;
•	whether the term of the investment is within the term of the fund; and
•	which fund has been seeking investments for the longest period of time.

Notwithstanding the foregoing, the Investment Manager’s investment committee may make exceptions to its general allocation policies when, in its judgment, other circumstances make application of the policies inequitable or economically undesirable. In addition, the Trust Agreement permits the Managing Owner and its affiliates to engage in acquisitions, financings, refinancings and other types of investments, on their own behalf or on behalf of other funds even if they compete with Fund Sixteen. See “Conflicts of Interest —  Competition with the Investment Manager and Its Affiliates for Investments.”

The Managing Owner’s and the Investment Manager’s officers and employees manage other businesses and will not devote their time exclusively to managing Fund Sixteen and its business.

Fund Sixteen will not employ its own full-time officers, managers or employees. Instead, the Managing Owner and/or the Investment Manager will supervise and control Fund Sixteen’s business affairs. The Managing Owner’s officers and employees are also officers and employees of the Investment Manager and its affiliates, and the Investment Manager’s officers and employees will also be spending time supervising the affairs of other equipment funds it manages. In addition to sponsoring and managing Fund Sixteen and prior financing funds, the Investment Manager’s and its affiliates’ current business plan entails sponsoring, managing and/or distributing other investment products, including, but not limited to, a business development company and an oil and gas fund. As a result, the time and resources that the Investment Manager’s and its affiliates’ officers and employees devote to Fund Sixteen may be diverted and during times of intense activity in other investment products that the Investment Manager and its affiliates manage, sponsor or distribute, such officers and employees may devote less time and resources to Fund Sixteen’s business than would be the case if it had separate officers and employees. In addition, Fund Sixteen may compete with any such investment entities for the same investors and investment opportunities. See “Conflicts of Interest.”

The Managing Owner and its affiliates will receive expense reimbursements and fees from Fund Sixteen that may exceed the income portion of distributions made to you during Fund Sixteen’s early years.

Before making any distributions to you and other shareholders, Fund Sixteen will reimburse the Managing Owner and its affiliates for expenses incurred on Fund Sixteen’s behalf, and pay the Managing Owner and its affiliates fees for Fund Sixteen’s organization, selling the shares and managing Fund Sixteen’s investments, in each case as described in the “Compensation of the Managing Owner, Its Affiliates, and Certain Non-Affiliates” section of this prospectus. The expense reimbursements and fees of the Managing Owner and its affiliates were established by the Managing Owner in compliance with the Statement of Policy on Equipment Programs of the North American Securities Administrators Association (the “NASAA Guidelines”) in effect on the date of this prospectus and are not based on arm’s-length negotiations, but are subject to the limitations set forth in the Trust Agreement. Nevertheless, the amount of these expense reimbursements and fees is likely to exceed the income portion of distributions made to you in the early years of Fund Sixteen.

In general, expense reimbursements and fees will be paid without regard to the amount of Fund Sixteen’s cash distributions to you and its other shareholders, and regardless of the success or profitability of its operations. For example, after Fund Sixteen receives its minimum offering proceeds and begins operations, the Managing Owner and its affiliates will be entitled to certain fees and expense reimbursements as described in the “Compensation of the Managing Owner, Its Affiliates, and Certain Non-Affiliates” section of this prospectus. Some of those fees and expense reimbursements will be required to be paid at the time of the initial closing in this offering or as Fund Sixteen acquires its portfolio and incurs expenses, such as accounting and interest expenses, costs for supplies, etc., even though Fund Sixteen may not yet have received any revenues from its investments. This lag between the time when Fund Sixteen must pay fees and expenses and the time when it begins to receive revenues may result in losses to Fund Sixteen during its early years, which the Managing Owner believes is typical for a start-up company such as Fund Sixteen.

Furthermore, Fund Sixteen is likely to borrow to fund a significant portion of the cost of some of its investments. This use of indebtedness should permit it to make more investments than if borrowings were not utilized. As a consequence, Fund Sixteen may pay greater fees to the Investment Manager than if no indebtedness were incurred because Management Fees and Acquisition Fees are based upon the gross payments earned or receivable from, or the purchase price (including any indebtedness incurred) of, Fund Sixteen’s investments. Also, the Managing Owner and/or the Investment Manager will determine the amount of cash reserves that Fund Sixteen will maintain for future expenses, contingencies or investments. The reimbursement of expenses, payment of fees or creation of reserves could adversely affect Fund Sixteen’s ability to make distributions to you and its other shareholders. See the “Estimated Use of Proceeds” section of this prospectus.

The Investment Manager may have difficulty managing its growth, which may divert its resources and limit its ability to expand its operations successfully.

The amount of assets that the Investment Manager manages has grown substantially since it was formed in 1985. The Investment Manager and its affiliates intend to continue to sponsor and manage, as applicable, other funds concurrently with Fund Sixteen and expect to experience further growth in their respective assets under management. The Investment Manager’s future success will depend on the ability of its and its affiliates’ officers and key employees to implement and improve their operational, financial and management controls, reporting systems and procedures, and manage a growing number of assets and investment funds. However, they may not implement improvements to their management information and control systems in an efficient or timely manner and they may discover deficiencies in their existing systems and controls. Thus, the Investment Manager’s anticipated growth may place a strain on its administrative and operations infrastructure, which could increase its costs and reduce its efficiency and could negatively impact Fund Sixteen’s operations, business and financial condition.

Operational risks may disrupt Fund Sixteen’s business and result in losses. Certain failures, including internal or external fraud, operational errors, systems malfunctions, or cybersecurity incidents, could materially adversely affect Fund Sixteen’s operations.

Fund Sixteen may face operational risk from errors made in the execution, confirmation or settlement of transactions and improper recording, evaluation or accounting for its transactions. Fund Sixteen is also exposed to the risk of fraud by certain affiliates’ employees and outsiders, clerical and recordkeeping errors, and computer or telecommunications systems malfunctions.

Fund Sixteen expects to rely heavily on the Investment Manager’s financial, accounting, and other software or data processing systems. If any of these systems fail to operate properly or become disabled, Fund Sixteen could suffer financial loss and a disruption of its business.

Fund Sixteen is similarly dependent on the employees of certain of its affiliates. Fund Sixteen could be materially adversely affected if any of these employees causes a significant operational break-down or failure, either as a result of human error or where an individual purposefully sabotages or fraudulently manipulates Fund Sixteen’s operations or systems.

Third parties with which Fund Sixteen does business could also be sources of operational risk to it. Fund Sixteen will rely on third-party service providers for certain aspects of its business, including certain accounting and financial services. Any interruption or deterioration in the performance of these third parties could impair the quality of Fund Sixteen’s operations and could adversely affect its business and result in losses.

Furthermore, Fund Sixteen will depend on the headquarters of the Managing Owner and the Investment Manager in New York City for the operation of its business. A disaster or a disruption in the infrastructure that supports Fund Sixteen’s business or directly affecting the Managing Owner and the Investment Manager’s headquarters may have an adverse impact on Fund Sixteen’s ability to continue to operate its business without interruption. Fund Sixteen may be subject to disruptions of its operating systems arising from events that are wholly or partially beyond its control, including computer viruses, electrical or telecommunications outages, natural or man-made disasters, such as earthquakes, hurricanes, floods, or tornados, disease pandemics, or events arising from local or regional politics, including terrorist acts. Such disruptions may give rise to loss or liability to Fund Sixteen. Although Fund Sixteen has business continuity plans and disaster recovery programs in place, these programs may not sufficiently mitigate any harm that may result from such a disaster or disruption and Fund Sixteen’s business operations may be adversely affected by significant and widespread disruption to the physical infrastructure or operating systems that support its businesses and customers. In addition, insurance and other safeguards might only partially reimburse Fund Sixteen for any losses.

In addition, Fund Sixteen will be highly dependent on the Investment Manager’s information systems and technology, including digital technologies, computer and email systems, software, and networks, to conduct its operations. These information systems and technology may not be able to accommodate Fund Sixteen’s growth and the cost of maintaining such systems may increase from its current level. The computer and network systems Fund Sixteen relies on, including both internally developed systems and the systems of third-party service providers, could also be vulnerable to unforeseen problems and security risks, including cyber attacks or information security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, or otherwise disrupt Fund Sixteen’s business operations, which could materially adversely affect Fund Sixteen. Any such failure could affect Fund Sixteen’s operations and could materially adversely affect its results of operations by requiring it to expend significant resources to correct the defect, as well as by exposing it to litigation or losses not covered by insurance.

Any of these occurrences could result in a diminished ability for Fund Sixteen to operate its business, or cause financial loss, potential liability, inability to secure insurance, reputational damage or regulatory intervention, which could materially adversely affect Fund Sixteen.

Fund Sixteen’s internal controls over financial reporting may not be effective, which could have a significant and adverse effect on its business.

After Fund Sixteen’s first full year of operations, the Managing Owner will be required to evaluate Fund Sixteen’s internal controls over financial reporting in order to allow management to report on the internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the SEC thereunder (“Section 404”). During the course of testing, the Managing Owner may identify deficiencies that it may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if Fund Sixteen fails to achieve and maintain the adequacy of its internal controls, as such standards are modified, supplemented or amended from time to time, it may not be able to conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404. It cannot be certain as to the timing of completion of its evaluation, testing and any remediation actions or the impact of the same on its operations. If Fund Sixteen is not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, it may be subject to sanctions or investigation by regulatory authorities, such as the

Securities and Exchange Commission. As a result, it may be required to incur costs in improving its internal control system and the hiring of additional personnel. Any such action could negatively affect its results of operations and the achievement of its investment objectives.

Fund Sixteen will be subject to certain reporting requirements and will be required to file certain periodic reports with the Securities and Exchange Commission.

Fund Sixteen will be subject to reporting requirements under the Securities Exchange Act of 1934, including the filing of quarterly and annual reports. Prior public funds sponsored by the Investment Manager have been and are subject to the same requirements. If Fund Sixteen experiences delays in the filing of its reports, its investors may not have access to timely information concerning Fund Sixteen, its operations, and its financial results.

Your ability to institute a cause of action against the Managing Owner and its affiliates is limited by the Trust Agreement.

The Trust Agreement provides that neither the Managing Owner nor any of its affiliates will have any liability to Fund Sixteen for any loss Fund Sixteen suffers arising out of any action or inaction of the Managing Owner or an affiliate if the Managing Owner or affiliate determined, in good faith, that the course of conduct was in Fund Sixteen’s best interests and did not constitute negligence or misconduct. As a result of these provisions in the Trust Agreement, your right to institute a cause of action against the Managing Owner may be more limited than it would be without these provisions. For a discussion of these provisions of the Trust Agreement, you should read the “Management Responsibility” section of this prospectus.

Changes in the laws or regulations that affect the terms and conditions set forth in this prospectus and/or the Trust Agreement could negatively impact Fund Sixteen’s and/or your rights and obligations.

The Managing Owner may, without your consent, amend the Trust Agreement to effect any change necessitated by a change in law or regulation that causes the terms and conditions set forth in this prospectus and/or the Trust Agreement to be, in the sole discretion of the Managing Owner, no longer viable. The changes must be drawn as narrowly as possible so as to effectuate the original intent of this prospectus and the Trust Agreement. Nevertheless, these changes could negatively impact Fund Sixteen’s and/or your rights and obligations.

You are not expected to have any protection under the Investment Company Act.

Fund Sixteen will not register and does not expect in the future to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “40 Act”), in reliance upon an exemption therefrom. Among other things, the 40 Act generally requires investment companies to have a minimum of forty percent (40%) independent directors and regulates the relationship between the investment adviser (i.e., the Investment Manager) and the investment company (i.e., Fund Sixteen), in particular with regard to affiliated transactions. These and other protections afforded by the 40 Act will not apply to Fund Sixteen. Should the 40 Act become applicable to Fund Sixteen, these protections may be implemented in a manner that alters other rights and obligations of Fund Sixteen and/or you with respect to other matters. See “Risk Factors — Changes in the laws or regulations that affect the terms and conditions set forth in this prospectus and/or the Trust Agreement could negatively impact Fund Sixteen’s and/or your rights and obligations.”

You are not expected to have any protection under the Investment Advisers Act.

The Investment Manager will not register and does not expect in the future to be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), because it does not meet the definition of an investment adviser. The Advisers Act contains many provisions designed to protect clients of investment advisers, including, among other things, restrictions on the charging by registered investment advisers of performance-based compensation. These and other protections afforded by the Advisers Act will not apply to the Investment Manager or to Fund Sixteen. Should the Advisers Act become applicable to the Investment Manager and to Fund Sixteen, these protections may be implemented in a manner that alters other rights and obligations of Fund Sixteen and/or you with respect to other matters. See “Risk Factors — Changes in the laws or regulations that affect the terms and conditions set forth in this prospectus and/or the Trust Agreement could negatively impact Fund Sixteen’s and/or your rights and obligations.”

Risks Related to the Tax Treatment of Fund Sixteen and the Shares

If the IRS classifies Fund Sixteen as a corporation rather than a partnership, your distributions would be reduced under current tax law.

Although counsel has rendered an opinion to Fund Sixteen that it will be taxed as a partnership and not as a corporation, that opinion is not binding on the IRS and the IRS has not ruled on any federal income tax issue relating to Fund Sixteen. If the IRS successfully contends that Fund Sixteen should be treated as a corporation for federal income tax purposes rather than as a partnership, then:

•	its realized losses would not be passed through to you;
•	its income would be taxed at tax rates applicable to corporations, thereby reducing its cash available to distribute to you; and
•	your distributions would be taxed as dividend income to the extent of current and accumulated earnings and profits.

Fund Sixteen will not apply for an IRS ruling that it will be classified as a partnership for federal income tax purposes. It could be taxed as a corporation if it is treated as a publicly traded partnership by the IRS. To minimize this possibility, Section 10 of the Trust Agreement places significant restrictions on your ability to transfer the shares. You and your advisors should not only review the “Federal Income Tax Consequences” section with care, but also carefully review your own individual tax circumstances. See “Federal Income Tax Consequences — Publicly Traded Partnerships.”

Some of the distributions paid with respect to the shares will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

As borrowers repay loans Fund Sixteen has made to them and/or Fund Sixteen depreciates its investments in leased Capital Assets over the term of its existence, it is very likely that a portion of each distribution paid by Fund Sixteen will be considered a return of capital, rather than income. Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you. As your capital in the shares is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for the shares, such as you might expect if you had purchased a bond. Also, payments made upon Fund Sixteen’s liquidation will be taxable to the extent that such payments are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income. The Schedule K-1 statement you receive from Fund Sixteen each year will specify the amounts of capital and income you received throughout the prior year.

You may incur tax liability in excess of the cash distributions you receive in a particular year.

In any particular year, your tax liability from owning the shares may exceed the cash distributions you receive from this investment. Fund Sixteen expects that your net taxable income from owning the shares for most years will be less than your cash distributions in those years. To the extent any of Fund Sixteen’s debt is repaid with income or proceeds from the sale of Capital Assets, however, taxable income could exceed the amount of cash distributions you receive in those years. Additionally, a sale of Fund Sixteen’s investments may result in taxes in a given year that are greater than the amount of cash from the sale, resulting in a tax liability in excess of cash distributions. Your tax liability could also exceed the amount of cash distributions you receive due to allocations designed to cause Fund Sixteen’s shareholders’ capital accounts (as adjusted by certain items) to be equal on a per class per share basis. Therefore, you may have to pay any excess tax liability with funds from another source, because the distributions Fund Sixteen makes may not be sufficient to pay such excess tax liability. Further, due to the operation of the various loss disallowance rules described in this prospectus, in a given tax year you may have taxable income when, on a net basis, Fund Sixteen has a loss, or you may recognize a greater amount of taxable income than your share of Fund Sixteen’s net income because, due to a loss disallowance, income from some of its activities cannot be offset by losses from some of its other activities.

You may incur State tax and foreign tax liabilities and have an obligation to file State or foreign tax returns.

You may be required to file tax returns and pay foreign, State or local taxes, such as income, franchise or personal property taxes, as a result of an investment in the shares, depending upon the laws of the jurisdictions in which the Capital Assets securing Fund Sixteen’s investments are located. See “Federal Income Tax Consequences — State and Local Taxation” and “— Foreign-Source Taxable Income.”

This investment may cause you to pay additional taxes.

You may be required to pay alternative minimum tax in connection with owning the shares, since you will be allocated a proportionate share of Fund Sixteen’s tax preference items. The Managing Owner’s and/or the Investment Manager’s operation of Fund Sixteen’s business affairs may lead to other adjustments that could also increase your alternative minimum tax. In addition, if all or a portion of Fund Sixteen’s lending activities are not generated from a trade or business, then a portion of its management fees and other costs related to those investments could be considered investment expenses rather than trade or business expenses. To the extent that a portion of Fund Sixteen’s fees are considered investment expenses, that portion of such fees would not be deductible for alternative minimum tax purposes and would be subject to a limitation for regular tax purposes. Alternative minimum tax is treated in the same manner as the regular income tax for purposes of making estimated tax payments. See “Federal Income Tax Consequences — Alternative Minimum Tax.”

If you are or invest through a tax-exempt entity or organization, you may be liable for the tax on unrelated business income due to the unrelated business taxable income from this investment.

Tax-exempt entities and organizations are subject to income tax on unrelated business taxable income (“UBTI”). Such entities and organizations are required to file federal income tax returns if they have UBTI from all sources in excess of $1,000 per year. Fund Sixteen’s leasing income will constitute UBTI. Furthermore, tax-exempt organizations in the form of charitable remainder trusts will be subject to an excise tax equal to 100% of their UBTI. Thus, an investment in the shares may not be appropriate for a charitable remainder trust and such entities should consult their own tax advisors with respect to an investment in the shares. See “Federal Income Tax Consequences — Taxation of Tax-Exempt Organizations.”

To the extent that Fund Sixteen borrows money in order to finance its lending activities, a portion of its income from such activities will be treated as attributable to debt-financed property and, to the extent so attributable, will constitute UBTI. Fund Sixteen presently does not expect to finance its lending activities with borrowed funds. Nevertheless, the debt-financed UBTI rules are broad and there is much uncertainty in determining when, and the extent to which, property should be considered debt-financed. Thus, the IRS might assert that a portion of the assets Fund Sixteen acquires as part of its lending activities is debt-financed property generating UBTI, especially with regard to any indebtedness it incurs to fund working capital at a time when Fund Sixteen holds loans it has acquired or made to others. If the IRS were to successfully assert that debt Fund Sixteen believed should have been attributed to its leasing activities should instead be attributed to its lending activities, the amount of its income that constitutes UBTI would be increased.

Any adjustment to Fund Sixteen’s tax return as a result of an audit by the IRS may result in adjustment to your tax return.

If Fund Sixteen adjusts its tax return as a result of an IRS audit, such adjustment may result in an examination of other items in your returns unrelated to Fund Sixteen, or an examination of your tax returns for prior years. You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome. Further, because you will be treated for federal income tax purposes as a partner in a partnership by investing in the shares, an audit of Fund Sixteen’s tax return could potentially lead to an audit of your individual tax return. Finally, under certain circumstances, the IRS may automatically adjust your personal return without the opportunity for a hearing if it adjusts Fund Sixteen’s tax return.

The IRS may allocate more taxable income to you than the Trust Agreement provides.

The IRS might successfully challenge Fund Sixteen’s allocations of taxable income or losses. If so, the IRS would require reallocation of Fund Sixteen’s taxable income and loss, resulting in an allocation of more taxable income or less loss to you than the Trust Agreement allocates. See “Federal Income Tax Consequences — Allocations of Profits and Losses.”

Fund Sixteen’s investments in secured loans will not give rise to depreciation or cost recovery deductions and may not be offset against its passive activity losses. Any losses on such loans may constitute capital losses, the deductibility of which is limited.

Fund Sixteen expects that, for federal income tax purposes, it will not be treated as the owner and lessor of the Capital Assets utilized by companies in which it invests through its secured lending activities. As a result, it will not be able to take depreciation or cost recovery deductions with respect to such investments. Depending on Fund Sixteen’s level of activity with respect to these types of financings, it may take the position that it is in the trade or business of lending. Generally, trade or business income can be considered passive activity income. However, because it expects that the source of funds it lends to others will be the capital contributed by its shareholders and the funds generated from its operations (rather than money it borrows from others), you may not be able to offset your share of Fund Sixteen’s passive activity losses from its leasing activities with your share of its interest income from its secured lending activities. Instead, your share of its interest income from its secured lending activities would be taxed as portfolio income. Alternatively, Fund Sixteen (or the IRS) may treat its secured lending activities as investment activities and not trade or business activities if Fund Sixteen’s level of secured lending activity is not significant. In such circumstances, gains or losses from the loans could not be offset against passive activity gain or loss and any such losses would be capital losses that, except to a limited extent, could only be deducted to the extent you have capital gains.

Fund Sixteen could lose cost recovery or depreciation deductions if the IRS treats its leases as sales or financings.

Fund Sixteen expects that, for federal income tax purposes, it will be treated as the owner and lessor of the Capital Assets that it leases. However, the IRS may challenge the leases and instead assert that they are sales or financings. If the IRS determines that Fund Sixteen is not the owner of such leased Capital Assets, it would not be entitled to cost recovery, depreciation or amortization deductions, and its leasing income might be deemed to be portfolio income instead of passive activity income. The denial of such cost recovery or amortization deductions could cause your tax liabilities to increase. See “Federal Income Tax Consequences  — Tax Treatment of Leases,” “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation,” “— Tax Treatment of Lending Activities” and “— Interest Expense.”

There are limitations on your ability to deduct Fund Sixteen’s losses.

Your ability to deduct your share of Fund Sixteen’s losses is limited to the amounts that you have at risk from owning the shares. This is generally the amount of your investment, plus any profit allocations and minus any loss allocation and distributions. This determination is further limited by a tax rule that applies the at-risk rules on an activity by activity basis, further limiting losses from a specific activity to the amount at risk in that activity. Based on the tax rules, Fund Sixteen expects that it will have multiple activities for purposes of the at-risk rules. Specifically, its lending activities must be analyzed separately from its leasing activities, and its leasing activities must be further divided into separate year-by-year groups according to the tax year the Capital Assets subject to lease are placed in service. As such, you cannot aggregate income and loss from Fund Sixteen’s separate activities for purposes of determining your ability to deduct your share of its losses under the at-risk rules.

Additionally, your ability to deduct losses attributable to passive activities is restricted. Some of Fund Sixteen’s operations will constitute passive activities and you can only use its losses from such activities to offset passive activity income in calculating tax liability. Furthermore, passive activity losses may not be used to offset portfolio income. As stated above, Fund Sixteen expects its lending activities to generate portfolio income from the interest it receives, even though the income may be attributable to a lending trade or business. Any gains or losses Fund Sixteen recognizes from those lending activities that are associated with a trade or business are generally allowable as either passive activity income or loss, as applicable. Gains and losses Fund Sixteen recognizes from lending activities not associated with a trade or business pass through as capital gains and losses and can be offset by other capital gains and losses you may have. See “Federal Income Tax Consequences — Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

You may be subject to greater income tax obligations than originally anticipated due to special depreciation rules.

Fund Sixteen may make investments collateralized by Capital Assets subject to lease that the Code requires it to depreciate over a longer period than the standard depreciation period. Similarly, some of these leased Capital Assets may not be eligible for accelerated depreciation under the Modified Accelerated Cost Recovery System, which was established by the Tax Reform Act of 1986 to set forth the guidelines for accelerated depreciation under the Code. Further, if Fund Sixteen makes investments collateralized by Capital Assets subject to lease that the Code deems to be tax-exempt use property and the leases do not satisfy certain requirements, losses attributable to such Capital Assets are suspended and may be deducted only against income Fund Sixteen receives from those Capital Assets or when it disposes of such Capital Assets. Depending on the Capital Assets subject to lease securing Fund Sixteen’s investments and their eligibility for accelerated depreciation under the Code, it may have fewer depreciation deductions to offset gross lease revenue, thereby increasing its taxable income.

FORWARD-LOOKING STATEMENTS

Certain statements within this prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Investment Objectives and Strategy” and “Managing Owner’s Discussion and Analysis of Results of Operations and Financial Condition,” may constitute forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “continue,” “further,” “seek,” “plan” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect Fund Sixteen’s current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside its control that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, those described under “Risk Factors” and the following:

•	uncertainties associated with the finance industry;
•	availability and terms of future borrowings to make investments;
•	an unexpected decline in the value of the types of Capital Assets comprising, and other collateral securing, Fund Sixteen’s investments;
•	improper maintenance of Capital Assets and other collateral by borrowers, lessees or other counterparties;
•	defaults by or bankruptcies of borrowers, lessees or other counterparties;
•	investments in foreign countries;
•	foreign currency fluctuations for payments denominated in non-U.S. currencies;
•	investment in joint ventures;
•	ability to maintain insurance and the occurrence of non-insurable events;
•	registration of collateral and unexpected regulatory compliance;
•	treatment of loans, leases and other structured financing transactions under applicable usury laws;
•	reliance on the Managing Owner and the Investment Manager to achieve Fund Sixteen’s investment objectives;
•	devotion of the time of the Managing Owner and the Investment Manager; and
•	tax treatment of Fund Sixteen and the shares.

Although Fund Sixteen believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it cannot assure investors that its expectations will be attained or that any deviations will not be material. Readers are cautioned that forward-looking statements speak only as of the date they are made and that, except as required by law, Fund Sixteen undertakes no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to Fund Sixteen or to individuals acting on its behalf are expressly qualified in their entirety by this paragraph.

ESTIMATED USE OF PROCEEDS

Fund Sixteen is offering to sell any combination of Class A and Class I shares with a dollar value up to the maximum offering amount. Fund Sixteen may reallocate the shares it is offering between the primary offering and the DRIP.

The table below shows Fund Sixteen’s best estimate of the use of the gross offering proceeds if the minimum offering amount ($1,200,000) and maximum offering amount ($250,000,000, comprising the maximum primary offering amount of $241,000,000 and the maximum DRIP offering amount of $9,000,000) are achieved in the offering. The table assumes that 1/2 of primary offering gross proceeds come from sales of Class A shares and 1/2 of primary offering gross proceeds come from sales of Class I shares. Because no sales load is paid on shares sold pursuant to the DRIP, it is not necessary to make any assumptions regarding the number of Class A or Class I shares sold pursuant to the DRIP. The actual amount of sales commissions and dealer-manager fees will vary from the estimated amounts shown because (1) the number of each class of shares that Fund Sixteen will sell is uncertain, (2) actual sales commissions and dealer-manager fees per share in each class will be a percentage of each $1,000 invested in that class in Fund Sixteen’s primary offering and (3) the sales commissions on certain Class A shares may be reduced or eliminated in connection with certain categories of sales of Class A shares, such as sales for which a volume discount applies. Any reduction in such sales commissions will be accompanied by a corresponding reduction in the Class A per share purchase price, but will not affect the net proceeds available to Fund Sixteen. Because amounts in the table are estimates, these amounts may not accurately reflect the actual receipt or use of the offering proceeds.

If the maximum offering amount is received, resulting in gross offering proceeds of $250,000,000, Fund Sixteen expects to invest 89.22% of the gross offering proceeds and establish a reserve of 0.50%. The remaining 10.28% will pay the fees and expenses of Fund Sixteen’s organization and this offering as described below, including Acquisition Fees payable to the Investment Manager.

	Minimum Offering	Estimated Fees and Expenses as a Percentage of Total Offering Proceeds	Total Maximum Offering	Estimated Fees and Expenses as a Percentage of Total Offering Proceeds
Offering Proceeds	$1,200,000	100%	$250,000,000	100%
Expenses:
Sales Commissions(1)	(30,000)	2.50%	(6,025,000)	2.41%
Dealer-Manager/Distribution Fees(2)	(15,360)	1.28%	(3,084,800)	1.23%
O&O Expenses(3)	(42,000)	3.50%	(3,470,400)	1.39%
Public Offering Expenses	(87,360)	7.28%	(12,580,200)	5.03%
Cash Reserve(4)	(6,000)	0.50%	(1,250,000)	0.50%
Acquisition Fees(5)(6)	(61,480)	5.12%	(13,120,544)	5.25%
Fees and Expenses	$(154,840)	12.90%	$(26,950,744)	10.78%

(1)	Fund Sixteen will pay upfront sales commissions on Class A shares sold in the primary offering of up to 5.0% per each $1,000 invested. Fund Sixteen will also pay an annual sales commission trail of 0.75% on each $1,000 invested, payable quarterly commencing on the 13th month following acceptance of the subscription for such Class A shares. Fund Sixteen will continue paying the sales commission trail with respect to Class A shares sold in this offering until the earlier to occur of: (i) total underwriting compensation paid with respect to the Class A shares following the completion of this offering equaling 10% of the gross proceeds received with respect to the issuance of those shares from the primary portion of this offering, (ii) such shares being repurchased or transferred or (iii) Fund Sixteen entering its wind down period.

Sales commissions presented in the table reflect that no sales commissions are paid with respect to Class I shares or DRIP shares. This table excludes the sales commission trail on the Class A shares, which will be paid over time and will not be paid from offering proceeds. In addition, Fund Sixteen will not pay any sales commissions on shares sold in the offering to the Managing Owner or its affiliates. In some specific circumstances, Fund Sixteen will not pay any sales commissions to Selected Dealers for the shares, and the offering proceeds and related offering expenses in this table may be reduced. See “Plan of Distribution.”

(2)	Fund Sixteen will pay to ICON Securities, the dealer-manager and a wholly-owned subsidiary of the Investment Manager, (1) a dealer-manager fee for Class A shares sold in the offering equal to 2.0% per each $1,000 invested for managing this offering and to reimburse the dealer-manager for wholesaling fees and expenses and (2) a distribution fee equal to 1/365th of 0.55% of the NAV per share for Class I shares sold in the offering for each day. Dealer-manager fees will be paid on a non-accountable basis, which means that the payment the dealer-manager receives may be less than, or greater than, the actual costs and expenses that it incurs in managing this offering. All or a portion of the dealer-manager fee may be re-allowed to Selected Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager. Fund Sixteen will continue paying the distribution fee with respect to Class I shares sold in this offering until the earlier to occur of: (i) total underwriting compensation paid with respect to the Class I shares following the completion of this offering equaling 10% of the gross proceeds received with respect to the issuance of those shares from the primary portion of this offering or (ii) Fund Sixteen entering its wind down period. No dealer-manager or distribution fees will be paid on any shares sold pursuant to the DRIP. In addition, Fund Sixteen will not pay any dealer-manager or distribution fees on shares sold in the offering to the Managing Owner or its affiliates.
(3)	Fund Sixteen will reimburse the Managing Owner and its affiliates, on an accountable basis, for the actual fees and expenses incurred by the Managing Owner and its affiliates in connection with Fund Sixteen’s organization and this offering (“O&O Expenses”). O&O Expense reimbursement will be capped at the lesser of 1.44% of the gross offering proceeds from the primary portion of this offering (assuming that Fund Sixteen receives the maximum primary offering amount of $241,000,000) and the actual fees and expenses incurred by the Managing Owner and its affiliates in connection with Fund Sixteen’s organization and this offering. Accordingly, this means that the Managing Owner and its affiliates ultimately may be reimbursed for less than the actual costs and expenses that they incur in Fund Sixteen’s organization and this offering.

These costs include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for preparing Fund Sixteen’s registration statement and then offering and distributing the shares to the public. O&O Expenses also include reimbursement of bona fide due diligence expenses to be paid to broker-dealers for actual expenses incurred in performing due diligence on Fund Sixteen and this offering, as evidenced by a detailed and itemized invoice. The amount referenced in the table above with respect to the minimum offering of the shares is an estimate of what the Managing Owner and its affiliates would seek reimbursement for if only the minimum offering amount of $1,200,000 is received.

(4)	Fund Sixteen intends to establish an initial reserve equal to 0.50% of the gross offering proceeds, which will be used for insurance, certain repairs, replacements and miscellaneous contingencies.
(5)	Acquisition Fees are calculated by multiplying 2.5% times the total cost of Fund Sixteen’s future investments, calculated using proceeds from both future borrowings and the net proceeds from this offering. In calculating the Acquisition Fees, Fund Sixteen has assumed that, on average, the total indebtedness encumbering its investments will equal 55% of the total purchase price of all investments — $2,459,200 if the minimum offering amount or $524,821,778 if the maximum offering amount is received in the offering. Fund Sixteen will also pay the Investment Manager Acquisition Fees from the reinvestment of proceeds received from its investments. Actual Acquisition Fees paid may be greater than the estimates to the extent the proceeds received from Fund Sixteen’s investments are reinvested in additional investments.
(6)	A 5% increase (decrease) in the assumed leverage ratio of 55% for Fund Sixteen’s future investments would increase (decrease) the Acquisition Fees it will pay to the Investment Manager to approximately $69,165 and $55,332, respectively, assuming the minimum offering amount is received. Additionally, a 5% increase (decrease) in the assumed leverage ratio of 55% for Fund Sixteen’s future investments would increase (decrease) the Acquisition Fees it will pay to the Investment Manager to approximately $14,760,613 and $11,808,490, respectively, assuming the maximum offering amount is received. The more indebtedness Fund Sixteen incurs to fund its future investments, the greater the Acquisition Fees and related expenses it will pay the Investment Manager and the less equity it will have to make future investments.

CAPITALIZATION

The following table sets forth Fund Sixteen’s cash and cash equivalents and capitalization as of the date of this prospectus and as adjusted to reflect the sale of the shares in the offering, assuming that (1) the minimum offering amount of $1,200,000 is received, (2) the maximum primary offering amount of $241,000,000 is received and (3) the total maximum offering amount of $250,000,000 (including $9,000,000 pursuant to the DRIP) is received. The table assumes that ½ of primary offering gross proceeds come from sales of Class A shares and ½ of primary offering gross proceeds come from sales of Class I shares. Because no sales load is paid on shares sold pursuant to the DRIP, it is not necessary to make any assumptions regarding the number of Class A or Class I shares sold pursuant to the DRIP. You should read this table together with “Estimated Use of Proceeds,” “Managing Owner’s Discussion and Analysis of Results of Operations and Financial Condition” and Fund Sixteen’s financial statements and notes included elsewhere in this prospectus.

	As of the Date Hereof	Minimum Offering of $1,200,000	Maximum Primary Offering of $241,000,000	Total Maximum Offering of $250,000,000
Cash and cash equivalents(1)(2)	$1,001	$1,112,641	$228,419,801	$237,419,801
Managing Owner’s capital contribution(2)	$1	$1	$1	$1
Shareholders’ capital contribution	1,000	1,200,000	241,000,000	250,000,000
Less Public Offering Expenses(3)	—	(87,360)	(12,580,200)	(12,580,200)
Total capitalization	$1,001	$1,112,641	$228,419,801	$237,419,801

(1)	Cash and cash equivalents reflect the net offering proceeds, assuming that (a) the minimum offering amount of $1,200,000 is received, (b) the maximum primary offering amount of $241,000,000) is received and (c) the total maximum offering amount of $250,000,000 (including $9,000,000 pursuant to the DRIP) is received.
(2)	Fund Sixteen was capitalized by a contribution of $1 by the Managing Owner and $1,000 contributed by ICON Investment Group, LLC, the Initial Shareholder. The Initial Shareholder will withdraw its capital contribution upon Fund Sixteen receiving the minimum offering amount and admitting investors as shareholders.
(3)	Public Offering Expenses for the offering include: (a) sales commissions on Class A shares of up to 5.0% per each $1,000 invested (except on shares sold pursuant to the DRIP), (b) dealer-manager fees on Class A shares of 2.0% per each $1,000 invested and distribution fees on Class I shares of 1/365th of 0.55% of the NAV per share for each day (except on shares sold pursuant to the DRIP) and (c) estimated O&O Expenses. See “Estimated Use of Proceeds.”

COMPENSATION OF THE MANAGING OWNER, ITS AFFILIATES
AND CERTAIN NON-AFFILIATES

The following table summarizes the types and estimated amounts of all compensation or distributions that Fund Sixteen will directly or indirectly pay the Managing Owner, its affiliates and the Selected Dealers, excluding shares that may be sold pursuant to the DRIP and assuming shares are sold at the public offering price set forth on the cover page of this prospectus. Some of the compensation paid to the Managing Owner and its affiliates will be paid regardless of Fund Sixteen’s success or the profitability of its operations, and Fund Sixteen did not determine the amount of such compensation through arm’s-length negotiations. The Trust Agreement does not permit the Managing Owner and its affiliates to recover or reclassify its services under a different category of fee type. Accordingly, as there are no provisions permitting the Managing Owner and its affiliates to receive “Re-Leasing Fees” or “Re-Sale Fees” in the Trust Agreement even though the Managing Owner and its affiliates may provide the services customarily provided to receive such fees, neither the Managing Owner nor its affiliates are entitled to receive any “Re-Leasing Fees” or “Re-Sale Fees” from Fund Sixteen. Although some of the compensation described below may vary from the amounts projected, the total amounts of compensation payable to all persons, including the Managing Owner and its affiliates, are limited as provided for in the Trust Agreement.

Compensation Related to Fund Sixteen’s Organization and Offering

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Sales Commissions(1) — payable to Selected Dealers that are not affiliated with the Managing Owner.	Fund Sixteen will pay upfront sales commissions on Class A shares sold in the primary offering of up to 5.0% per each $1,000 invested.

Fund Sixteen will also pay an annual sales commission trail of 0.75% on each $1,000 invested, payable quarterly commencing on the 13th month following acceptance of subscription for such Class A shares. Fund Sixteen will continue paying the sales commission trail with respect to Class A shares sold in this offering until the earlier to occur of: (i) total underwriting compensation paid with respect to the Class A shares following the completion of this offering equaling 10% of the gross proceeds received with respect to the issuance of those shares from the primary portion of this offering, (ii) such shares being repurchased or transferred or (iii) Fund Sixteen entering its wind down period.

Fund Sixteen will not pay any sales commissions with respect to purchases of Class I shares or shares of any class sold pursuant to the DRIP. In addition, Fund Sixteen will not pay any sales commissions on shares sold in the offering to the Managing Owner or its affiliates.	The actual amount will depend on the number of Class A shares purchased, the type of accounts that purchase shares and when any Class A shares are purchased and, therefore, cannot be determined until this offering is complete.

Assuming that ½ of the shares sold are Class A shares and ½ are Class I shares, the maximum sales commission is paid for each primary offering share, and no reallocation of shares between the primary offering and the DRIP:
• aggregate sales commissions (including trail commissions) of up to $48,000 will be paid if the minimum offering amount of $1,200,000 is received in this offering; and

Type of Compensation	Method of Compensation	Estimated Dollar Amount
• aggregate sales commissions (including trail commissions) of up to $9,640,000 will be paid if the maximum offering amount of $250,000,000 is received in this offering.
Dealer-Manager Fees — payable to ICON Securities, the dealer-manager.	Fund Sixteen will pay a dealer-manager fee for Class A shares sold in the offering equal to 2.0% per each $1,000 invested. All or a portion of the dealer-manager fee may be re-allowed to Selected Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager.

Expenses paid from the dealer-manager fee include, but are not limited to: an aggregate amount of up to 2% per each $1,000 invested for Class A shares sold that may be re-allowed to Selected Dealers as a marketing fee for their assistance in this offering; salaries and commissions of ICON Securities employees, including regional vice presidents and regional marketing directors, and national training and education conferences and seminars.	Actual amounts will depend on the number of shares of each class purchased and, therefore, cannot be determined until this offering is complete.
Assuming that ½ of the shares sold are Class A shares and ½ are Class I shares, the maximum dealer-manager fee is paid for each primary offering share, and no reallocation of shares between the primary offering and the DRIP:
• aggregate dealer-manager fees of up to $12,000 will be paid if the minimum offering amount of $1,200,000 is received in this offering; and
	Fund Sixteen will not pay any dealer-manager fees with respect to purchases of Class I shares or shares of any class sold pursuant to the DRIP. In addition, Fund Sixteen will not pay any dealer-manager fees on shares sold in the offering to the Managing Owner or its affiliates.	• aggregate dealer-manager fees of up to $2,410,000 will be paid if the maximum offering amount of $250,000,000 is received in this offering.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Distribution Fees — payable to ICON Securities, the dealer-manager.	Fund Sixteen will pay a distribution fee equal to 1/365th of 0.55% of the amount of the NAV per share for Class I shares sold in the offering for each day. Fund Sixteen will continue paying the distribution fee with respect to Class I shares sold in this offering until the earlier to occur of: (i) total underwriting compensation paid with respect to the Class I shares following the completion of this offering equaling 10% of the gross proceeds received with respect to the issuance of those shares from the primary portion of this offering or (ii) Fund Sixteen entering its wind down period. The distribution fee will be payable quarterly in arrears.

Fund Sixteen will not pay any distribution fees with respect to purchases of shares of any class sold pursuant to the DRIP. In addition, Fund Sixteen will not pay any distribution fees on shares sold in the offering to the Managing Owner or its affiliates.	Actual amounts will depend on the number of shares of each class purchased and when any Class I shares are purchased and, therefore, cannot be determined until this offering is complete.

Assuming that ½ of the shares sold are Class A shares and ½ are Class I shares, the maximum distribution fee is paid for each primary offering share, and no reallocation of shares between the primary offering and the DRIP:

• aggregate distribution fees of up to $3,300 per year will be paid if the minimum offering amount of $1,200,000 is received in this offering; and
• aggregate distribution fees of up to $662,750 per year will be paid if the maximum offering amount of $250,000,000 is received in this offering.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
O&O Expense Reimbursement(2) — reimbursement to the Managing Owner or its affiliates for Fund Sixteen’s organizational and offering expenses.	O&O Expenses will be reimbursed on an accountable basis, which means that the total amount of O&O Expenses for which the Managing Owner or its affiliates will be reimbursed will be capped at the lesser of 1.44% of the gross offering proceeds from the primary portion of this offering (assuming that Fund Sixteen receives the maximum primary offering amount of $241,000,000) and the actual fees and expenses incurred by the Managing Owner and its affiliates in connection with Fund Sixteen’s organization and this offering. Accordingly, this means that the Managing Owner and its affiliates ultimately may be reimbursed for less than the actual costs and expenses that they incur in Fund Sixteen’s organization and this offering.

Because O&O Expense reimbursement is based upon the total amount of organizational and offering expenses incurred by the Managing Owner and its affiliates, the total amount of O&O Expense reimbursement cannot be determined until this offering is complete.
Fund Sixteen will pay or advance bona fide due diligence fees and expenses of the dealer-manager and actual and prospective Selected Dealers on a fully accountable basis based upon receipt of a detailed and itemized invoice.

(1)	The amounts listed above for sales commissions do not give effect to the potential reduction of the sales commissions that are not payable for shares purchased by affiliates of the Managing Owner and any Selected Dealers and by investors whose broker-dealer or adviser has waived or reduced the sales commission. To the extent shares are purchased this way, the estimated amount of the expenses of this offering reflected in this chart may be reduced. See “Plan of Distribution.”
(2)	O&O Expenses may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for the registration, offering and distribution of the shares to the public.

Compensation Related to Fund Sixteen’s Operation

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Acquisition Fees — payable to the Investment Manager.(1)	Once it has entered into a binding contract to make an investment in, or collateralized by, Capital Assets, and substantially all of the material conditions to such investment’s closing have been satisfied, Fund Sixteen will pay the Investment Manager 2.5% of the total purchase price (including any indebtedness incurred or assumed in connection therewith) of, or the value of the Capital Assets secured by or subject to, such investment.

In calculating Acquisition Fees, costs that Fund Sixteen pays to unaffiliated finders and brokers are deducted from Acquisition Fees otherwise payable to the Investment Manager. No finder’s or broker’s fees may be paid to any of the Investment Manager’s affiliates.

The Investment Manager will reduce or refund Acquisition Fees if Fund Sixteen’s total amount invested is less than the greater of (a) 80% of the gross offering proceeds reduced by 0.0625% for each 1.0% of borrowings encumbering its investments, or (b) 75% of the gross offering proceeds.

Acquisition Fees will not be payable with respect to any investments made during the wind down period.	Fund Sixteen estimates that Acquisition Fees of $61,480, or 5.12% of the gross offering proceeds, may be paid if the minimum offering amount of $1,200,000 is received in the offering.

Fund Sixteen estimates that Acquisition Fees of $13,120,544, or 5.25% of the gross offering proceeds, may be paid if the maximum offering amount of $250,000,000 is received in the offering.

In calculating the Acquisition Fees, Fund Sixteen has assumed that, on average, the total indebtedness encumbering its investments will equal 55% of the total purchase price of all investments.

Fund Sixteen will also pay the Investment Manager Acquisition Fees from the reinvestment of proceeds received from its investments during the offering and operating periods.

Actual Acquisition Fees paid may be greater than the estimates to the extent the proceeds received from Fund Sixteen’s investments are reinvested in additional investments.

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Management Fees — payable to the Investment Manager.	Fund Sixteen will pay the Investment Manager an annual Management Fee for actively managing its investment portfolio, which will equal 3.5% of the gross periodic payments due and paid from its investments.

The Management Fee will be paid on a monthly basis. The amount of the aggregate Management Fees payable in any year will be reduced for that year to the extent that it would exceed the maximum amount of fees that are permissible under NASAA Guidelines.

Management Fees will not be payable with respect to any periodic payments received from any investments made during the wind down period.	The amount of Management Fees will depend upon the amount of the gross periodic payments generated by Fund Sixteen’s investment portfolio. As the composition and size of the investment portfolio will primarily be a function of the amount of gross offering proceeds raised and the amount of indebtedness incurred in connection with Fund Sixteen’s investments, the total amount of Management Fees is not determinable at this time.

The Investment Manager has agreed to subordinate, without interest, receipt of 50% of its monthly payments of Management Fees during the offering and operating periods to the shareholders’ receipt of all accrued, but previously unpaid, and current, installments of first cash distributions.(2) Any Management Fees so deferred will be deferred without interest until the next month Fund Sixteen has paid all previously unpaid installments of the first cash distributions.
Reimbursement for out-of-pocket expenses directly attributable to Fund Sixteen’s operations — payable to the Managing Owner and its affiliates.	Fund Sixteen will reimburse the Managing Owner and its affiliates for some expenses incurred in connection with its operations.(3)	The amount of expenses reimbursed will depend upon the scope of services the Managing Owner and its affiliates provide to Fund Sixteen. Reimbursement amounts are not determinable at this time.

(1)	Total Acquisition Fees paid from all sources is limited to the difference between the maximum front-end fees limitation (explained below) and all other front-end fees (i.e., sales commissions, dealer-manager and distribution fees and O&O Expenses, which fees and expenses may total up to 5.03% of the gross offering proceeds, if the total maximum offering amount of $250,000,000 is received in the offering and assuming one-half of the shares sold in the primary offering are Class A shares and one-half are Class I shares). Pursuant to the Trust Agreement, the maximum front-end fees that Fund Sixteen is able to pay is 20% of the gross offering proceeds (if Fund Sixteen does not use any indebtedness to acquire its investments), which percentage is increased by 0.0625% for each 1% of indebtedness (up to a maximum of 80% of capital contributions) so utilized, resulting in maximum front-end fees of 25% of the gross offering proceeds. However, while Fund Sixteen has the ability to incur up to the 25% maximum of front-end fees, it estimates the front-end fees will total up to a maximum of 10.28%. See “Estimated Use of Proceeds.”
(2)	See “Cash Distributions — First Cash Distributions to Shareholders” for an explanation of first cash distributions.
(3)	Section 6.4(h) of the Trust Agreement limits the types and annual amounts of Fund Sixteen’s expenses that may be reimbursed to the Managing Owner and its affiliates. No reimbursement is permitted for services for which the Managing Owner or its affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement, unless permitted under Section 6.4 of the Trust Agreement, will be:
(a)	salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any person with a controlling interest in the Managing Owner; and
(b)	expenses for rent, depreciation and utilities or for capital equipment or other administrative items.

Examples of reimbursable expenses include, but are not limited to: (1) the actual costs of goods and materials used for or by Fund Sixteen and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of Fund Sixteen’s investments that are incurred prior to the time that it has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operations of Fund Sixteen’s business affairs, such as accounting, professional, secretarial and investor relations staff, and capital items including computers and related equipment, not in excess of the lesser of the Managing Owner’s or its affiliate’s costs, or the cost that Fund Sixteen would be required to pay to independent parties for comparable services. Fund Sixteen’s annual reports to its shareholders will provide a breakdown of services performed by, and amounts reimbursed to, the Managing Owner and its affiliates.

Fund Sixteen estimates that the total amount of expenses it will reimburse to the Managing Owner and its affiliates for administrative services provided and/or incurred on its behalf during its first full year of operations, assuming the maximum offering amount is received, will be approximately $2.8 million, as set forth in the following table.

Estimate of Fund Sixteen’s Expense Reimbursements to the Managing Owner and
Its Affiliates During the First Full Year of Operations

Administrative Expense Reimbursements(1)	$2,100,000
General and Administrative(2)	700,000
TOTAL:	$2,800,000

(1)	Costs incurred by the Managing Owner and its affiliates that are necessary to Fund Sixteen’s operations, including the Managing Owner’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to Fund Sixteen, in each case subject to the limitations set forth in Section 6.4(h) of the Trust Agreement.
(2)	Expenses incurred by the Managing Owner and its affiliates, including Fund Sixteen’s audit, legal and tax expenses.

The following tables present the administrative expense reimbursements reimbursed to the Investment Manager, as manager or investment manager of the five most recently offered equipment funds sponsored by the Investment Manager.

Summary of Administrative Expense Reimbursements of
ICON Income Fund Ten, LLC as of December 31, 2011 (unaudited)(1)

	For the Years ended December 31,
	2011	2010	2009	2008	2007	2006	2005	2004	2003
Administrative Expense Reimbursements	$735,260	$850,157	$1,090,870	$1,448,324	$876,287	$977,228	$906,570	$1,216,345	$7,357

(1)	These expense reimbursements are related to the Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to the Investment Manager based upon the percentage of time such personnel dedicate to ICON Income Fund Ten, LLC. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Investment Manager.

Summary of Administrative Expense Reimbursements of
ICON Leasing Fund Eleven, LLC as of December 31, 2011 (unaudited)(1)

	For the Years ended December 31,
	2011	2010	2009	2008	2007	2006	2005
Administrative Expense Reimbursements	$1,005,815	$1,417,858	$1,951,850	$3,586,973	$5,423,388	$5,877,044	$1,082,658

(1)	These expense reimbursements are related to the Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to the Investment Manager based upon the percentage of time such personnel dedicate to ICON Leasing Fund Eleven, LLC. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Investment Manager.

Summary of Administrative Expense Reimbursements of
ICON Leasing Fund Twelve, LLC as of December 31, 2011 (unaudited)(1)

	For the Years ended December 31,
	2011	2010	2009	2008	2007
Administrative Expense Reimbursements	$2,795,143	$3,184,449	$3,594,440	$2,705,118	$1,346,866

(1)	These expense reimbursements are related to the Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to the Investment Manager based upon the percentage of time such personnel dedicate to ICON Leasing Fund Twelve, LLC. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Investment Manager.

Summary of Administrative Expense Reimbursements of
ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. as of December 31, 2011 (unaudited)(1)

	For the Years ended December 31,
	2011	2010	2009
Administrative Expense Reimbursements	$5,241,199	$4,778,359	$1,924,682

(1)	These expense reimbursements are related to the Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to the Investment Manager based upon the percentage of time such personnel dedicate to ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Investment Manager.

Summary of Administrative Expense Reimbursements
of ICON ECI Fund Fifteen, L.P. as of December 31, 2011 (unaudited)(1)

For the Year ended December 31,
2011
Administrative Expense Reimbursements	$1,109,362

(1)	These expense reimbursements are related to the Investment Manager’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to the Investment Manager based upon the percentage of time such personnel dedicate to ICON ECI Fund Fifteen, L.P. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Investment Manager.

Compensation to the Managing Owner

Type of Compensation	Method of Compensation	Estimated Dollar Amount
Distributions from operations and sales — payable to the Managing Owner.	Prior to the shareholders receiving a preferred return, which is the time when aggregate cash distributions have been made in an amount equal to the sum of the product of (i) the number of shares issued (adjusted for redeemed shares) and (ii) $1,000 plus an 8.0% cumulative annual return on such amount, as reduced by distributions in excess of such 8.0%, distributions of cash from operations and sales will be made 96% to Fund Sixteen’s shareholders (based upon the number of shares held) and 4% to the Managing Owner. After the shareholders receive a preferred return, cash distributions from operations and sales will be made 90% to Fund Sixteen’s shareholders (based upon the number of shares held) and 10% to the Managing Owner.	Fund Sixteen’s distributions from operations and sales will depend upon the extent to which loan and rental payments and sales proceeds exceed its expenses, including any indebtedness obligations, as well as whether the shareholders have received a preferred return. Therefore, Fund Sixteen’s distributions from operations and sales are not determinable at this time.

CONFLICTS OF INTEREST

Fund Sixteen is subject to various conflicts of interest arising out of its relationship with the Managing Owner and its affiliates. There are some provisions in the Trust Agreement that are intended to protect your interests when conflicts arise. Please review Sections 6.2 and 6.4 of the Trust Agreement, which limit the actions the Managing Owner (and any person to whom the Managing Owner delegates any duties on its behalf) can take on Fund Sixteen’s behalf and limit the compensation Fund Sixteen may pay to the Managing Owner and its affiliates. In addition, see “Management Responsibility” for a discussion of the Managing Owner’s obligations to holders of the shares, which require the Managing Owner (and any person to whom the Managing Owner delegates any duties on its behalf) to consider the best interests of holders of the shares in managing Fund Sixteen’s assets and affairs. The conflicts include the following:

Compensation Paid to the Managing Owner and Its Affiliates

The Managing Owner has unilaterally determined the compensation that Fund Sixteen will pay to the Managing Owner, the Investment Manager and the dealer-manager. However, the Managing Owner believes that the amount of compensation is representative of practices in the equipment finance industry and complies with the NASAA Guidelines in effect on the date of this prospectus. The dealer-manager will receive compensation following each closing of a sale of shares in this offering, the Investment Manager will receive compensation for managing Fund Sixteen’s investments and the Managing Owner will receive compensation from Fund Sixteen’s investments, including substantial compensation depending upon the Investment Manager’s ability to achieve Fund Sixteen’s investment objectives. See “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates.”

A conflict of interest may also arise from decisions concerning the timing of Fund Sixteen’s acquisitions and sales of or realizations on its investments or the liquidation of Fund Sixteen, each of which events may have an effect on the timing and amounts of the Managing Owner’s and the Investment Manager’s compensation. In such circumstances, the Managing Owner’s interest in continuing Fund Sixteen and the Investment Manager’s receipt of Management Fees, for example, may conflict with the interests of the shareholders in realizing an earlier return from your investment in the shares.

Effect of Leverage on the Investment Manager’s Compensation

The Managing Owner estimates that Fund Sixteen will incur indebtedness that will total approximately 40 – 55% of the aggregate purchase price of its total investment portfolio. However, its actual level of borrowings may vary from this estimate and there is no limit on the amount of the aggregate purchase price of its investments that can be financed. The Investment Manager will earn Acquisition Fees for making investments and those fees may be based upon the total purchase price of each investment, including incurred or assumed indebtedness. Therefore, the Investment Manager may earn a greater amount of Acquisition Fees if Fund Sixteen incurs or assumes significant indebtedness to make its investments. Additionally, Fund Sixteen will pay the Investment Manager Management Fees based upon its gross periodic payments due and paid from its investments, so the Investment Manager may earn greater Management Fees as a result of its utilizing a greater amount of debt (leverage) to increase the amount of its investments. See “Compensation of the Managing Owner, its Affiliates and Certain Non-Affiliates.”

Competition with the Investment Manager and Its Affiliates for Investments

The Investment Manager and its affiliates are engaged directly and indirectly in the business of making investments in companies primarily in the form of debt and debt-like financings (such as loans, leases and other structured financing transactions), which investments are collateralized by Capital Assets. In the future, the Investment Manager or any of its affiliates may form, sponsor and act as a general partner or manager of, or as an advisor to, other investment entities (including other funds). Those funds could have investment objectives similar to Fund Sixteen’s and may be in a position to acquire the same investments at the same time as Fund Sixteen. See “Relationships with Some of the Managing Owner’s Affiliates” and “Management” for a chart of and a description of the Investment Manager’s relationship to Fund Sixteen and the other funds it currently sponsors and/or manages.

If the investments available from time to time to Fund Sixteen and to other funds the Investment Manager and its affiliates sponsor are less than the aggregate amount of investments then sought by such funds, then, in addition to the factors listed below, the Investment Manager will take into account the time period each fund has been seeking investments. In allocating investments among Fund Sixteen and other funds the Investment Manager and its affiliates sponsor and manage, the Investment Manager will take into consideration, among other things:

•	whether the required cash investment is greater than the cash that the funds have available for investment;
•	whether the amount of debt to be incurred or assumed is above levels that the Investment Manager believes are acceptable for the funds;
•	whether the investment is appropriate to the objectives of the funds, which include seeking to avoid concentrations of exposure to any borrower, lessee or other counterparty, one class of equipment or geographic location;
•	whether the credit quality of the borrower, lessee or other counterparty satisfies the objectives of the funds of maintaining high-quality portfolios with creditworthy counterparties while avoiding concentrations of exposure to any individual counterparty;
•	whether the remaining loan or lease term extends beyond the date by which the existence of the funds will end;
•	whether the available cash flow of the funds is sufficient to make the investment;
•	whether the structure of the proposed transaction, particularly the end-of-loan or lease options, provides the opportunity to obtain the return needed to meet the funds’ total return objectives for their investments; and
•	whether the transaction complies with the terms of the Trust Agreement or partnership or limited liability company agreement of the other funds.

Any conflicts in determining and allocating investments between Fund Sixteen and other funds managed by the Investment Manager and its affiliates will be resolved by the Investment Manager’s investment committee, which will evaluate the suitability of all prospective investments by Fund Sixteen and other funds.

The Trust Agreement does not prohibit the Managing Owner, the Investment Manager or their respective affiliates from making investments in, or collateralized by, Capital Assets, and the Managing Owner, the Investment Manager and their respective affiliates can engage in such investment opportunities on its or their own behalf or on behalf of other funds. The Managing Owner, the Investment Manager and their respective affiliates will have the right to take for its or their own account, or to recommend to any fund it or they manage, any particular investment opportunity after considering, among other things, the factors set forth above.

Conflicts may also arise between two or more funds (including Fund Sixteen) that the Investment Manager or any of its affiliates advises or manages, or between one or more funds and an affiliate of the Investment Manager acting for its own account, which may be seeking to realize on similar investments at the same time. In these cases, the first opportunity to realize on such investments will generally be allocated to the fund whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, the Investment Manager may make exceptions to this general policy where, for example, leased Capital Assets are subject to remarketing commitments with contrary provisions or where, in the Investment Manager’s judgment, other circumstances make applying this policy inequitable or not economically feasible for a particular fund.

Joint Ventures

For added diversification, Fund Sixteen may invest in joint ventures with other funds that the Investment Manager and its affiliates sponsor and manage or with unaffiliated third parties. If Fund Sixteen enters into a joint venture, the Managing Owner and/or such affiliate may have certain duties to Fund Sixteen and to any other funds it manages that participate in the joint venture. Having duties to several funds may result in conflicts in determining when and whether to dispose of any jointly owned investment. To minimize the likelihood of a conflict between these duties, the Trust Agreement restricts Fund Sixteen’s ability to make investments in joint ventures by requiring that the joint investment comply with its investment criteria and investment objectives. See “Risk Factors – Investment in joint ventures may subject Fund Sixteen to risks relating to its co-investors that could adversely impact the financial results of such joint ventures.” Other than with respect to investments in these types of joint ventures, Section 6.2(f) of the Trust Agreement prohibits Fund Sixteen from investing in other funds that the Managing Owner or its affiliates sponsor or manage.

Investment Referrals

From time to time, the Investment Manager and its affiliates may have the opportunity to earn fees for referring prospective investments to a purchaser other than Fund Sixteen. This could create a conflict of interest because the Investment Manager and/or its affiliates would receive compensation as a result of the referral even though Fund Sixteen would not receive any benefits from the transaction.

Lack of Independent Management and Directors or Employees

The Managing Owner’s and the Investment Manager’s directors who are listed and described in the section of this prospectus entitled “Management” are also the Managing Owner’s and the Investment Manager’s principal owners (directly and through a company they own). In their roles as the Managing Owner’s and the Investment Manager’s directors and executive officers, they will make management decisions on the Managing Owner’s and the Investment Manager’s behalf. Since they also are the Managing Owner’s and the Investment Manager’s owners, their decisions regarding Fund Sixteen’s management are subject to conflicts of interest, since such decisions could also benefit the Managing Owner, the Investment Manager and their respective affiliates.

Fund Sixteen will not employ its own full-time officers, managers or employees. Instead, the Managing Owner and/or the Investment Manager will supervise and control Fund Sixteen’s business affairs and originate and service its investments. The Managing Owner’s and the Investment Manager’s officers and employees will also be spending time supervising the affairs of prior funds managed by the Investment Manager, so they will only devote the amount of time they think is necessary to conduct Fund Sixteen’s business.

Participation of an Affiliate in This Offering

The shares will be sold on a best-efforts basis through ICON Securities, the dealer-manager, which will receive dealer-manager or distribution fees for shares sold, except those shares sold through the DRIP or to the Managing Owner or its affiliates. Because ICON Securities is affiliated with the Managing Owner, its review and due diligence investigation of Fund Sixteen and the information provided in this prospectus will not provide you with the benefit of a review and due diligence examination by an independent securities firm in the capacity of a dealer-manager. ICON Securities is wholly-owned by the Investment Manager. Therefore, its relationship with Fund Sixteen is subject to conflicts of interest, similar to the Managing Owner’s and the Investment Manager’s relationship, since it is controlled by the Investment Manager and it can be presumed to seek to maximize the sale of the shares.

No Arm’s-Length Negotiation of Agreements

The Managing Owner, the Investment Manager and the dealer-manager are represented by the same legal counsel that represents Fund Sixteen. Fund Sixteen’s shareholders, as a group, have not been represented by legal counsel and Fund Sixteen’s legal counsel has not acted on behalf of prospective investors or conducted a review or due diligence investigation on their behalf. Therefore, none of the agreements and arrangements between the Managing Owner, the Investment Manager and either the dealer-manager or Fund Sixteen was negotiated on an arm’s-length basis. The attorneys, accountants and other experts who perform services for the Managing Owner and the Investment Manager will also perform services for Fund Sixteen, the dealer-manager and other businesses that the Managing Owner or its affiliates may sponsor and manage. However, should a dispute arise between the Managing Owner and/or the Investment Manager and Fund Sixteen, the Managing Owner will have Fund Sixteen retain separate legal counsel to represent it in connection with the dispute.

Tax Matters Partner

The Managing Owner is Fund Sixteen’s tax matters partner for purposes of dealing with the IRS on any audit or other administrative proceeding before the IRS and/or any legal proceeding. As tax matters partner, the Managing Owner is empowered to negotiate with the IRS and settle Fund Sixteen’s tax disputes, thereby binding its shareholders to any settlement. While the Managing Owner may seek to take into consideration the interest of Fund Sixteen’s shareholders as a whole in agreeing to any settlement of any disputed items of Fund Sixteen’s income and expense, it is not required to do so and it cannot assure you that any settlement will be in the best interest of any specific shareholder given his or her specific tax situation.

MANAGEMENT RESPONSIBILITY

Conflicts

General.  Fund Sixteen is a Delaware statutory trust formed pursuant to the Delaware Statutory Trust Act (the “Trust Act”). Pursuant to the Trust Act, the Trustee has delegated to the Managing Owner responsibility for the management of the business and affairs of Fund Sixteen and the Trustee has neither a duty to supervise or monitor the Managing Owner’s performance nor liability for the acts or omissions of the Managing Owner. The Trustee retains a duty to Fund Sixteen only for the performance of the express obligations it retains under the Trust Agreement, which are limited to the making of certain filings under the Trust Act and to accepting service of process on behalf of Fund Sixteen in the State of Delaware. The Trustee owes no other duties to Fund Sixteen. The Managing Owner must exercise good faith and act in the best interests of Fund Sixteen. If, in law or equity, the Trustee or the Managing Owner has duties (including fiduciary duties) to Fund Sixteen or to the shareholders, and liabilities relating to those duties, (i) the Trustee and the Managing Owner will not be liable for their good faith reliance on the provisions of the Trust Agreement and (ii) the Trustee’s and the Managing Owner’s duties and liabilities may be expanded or restricted by the express provisions of the Trust Agreement.

Competing Activities.  Because the Managing Owner and its affiliates, including any other funds that they manage (or that in the future any of them may manage), will make investments in companies, which investments will primarily be structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) in, or that are collateralized by, Capital Assets, the Managing Owner and its affiliates may be deemed to have interests that differ from Fund Sixteen’s interests. In recognition of this fact, Section 6.5 of the Trust Agreement expressly provides that neither the Managing Owner nor its affiliates will be obligated to present any particular investment opportunity to Fund Sixteen and the Managing Owner and its affiliates have the right, subject to certain limitations, to take for its or their own accounts (without the use of Fund Sixteen’s funds), or to recommend to any affiliate (including Fund Sixteen), any particular investment opportunity. Section 6.5 of the Trust Agreement includes provisions to resolve conflicts of interest that may arise between Fund Sixteen and other funds the Managing Owner and its affiliates sponsor and/or manage with respect to particular investment opportunities that become available, as well as conflicts that arise between Fund Sixteen and one or more other funds that may be seeking to realize on similar investment strategies. See “Conflicts of Interest — Competition with the Investment Manager and its Affiliates for Investments.”

Detriment and Benefit.  If the Trust Agreement did not explicitly permit the Managing Owner and its affiliates to acquire investments or to manage similar funds and thereby allocate investment opportunities among Fund Sixteen and other funds it and its affiliates manage, a Delaware court could apply certain fiduciary obligations to the Managing Owner commonly applied to a managing owner of a Delaware statutory trust. If a Delaware court were to so hold, the Managing Owner might not be permitted to serve as Fund Sixteen’s managing owner and the Investment Manager might not be permitted to serve as Fund Sixteen’s investment manager while acting as the managing owner, manager, general partner and/or investment manager of any funds that might make investments in, or collateralized by, Capital Assets at the same time. The provisions in the Trust Agreement benefit the Managing Owner and its affiliates since those provisions allow it and such affiliates to act as the managing owner or investment manager for more than one fund and to make investments in companies in the form of debt and debt-like financings (such as loans, leases and other structured financing transactions) in, or that are collateralized by, Capital Assets, which a Delaware court might not permit absent such provisions, although this is not certain. The right of the Managing Owner and its affiliates to manage similar funds and make investments on its and their own behalf may operate as a detriment to you because there may be opportunities that will not be made available to Fund Sixteen. However, the Managing Owner believes that Fund Sixteen should benefit from the experience that the Investment Manager and its affiliates have gained from acting as a manager or general partner of more than one fund. Furthermore, the Trust Agreement attempts to resolve any conflicts arising from the management of multiple funds in a manner consistent with the expectations of the investors of all of these funds, the Managing Owner’s and the Investment Manager’s duties and obligations and Fund Sixteen’s and other funds’ investment objectives, especially including that of investment diversification.

Indemnification

Fund Sixteen (or if it has insufficient assets, the Managing Owner) will indemnify the Trustee and its affiliates for any liability, loss, cost and expense relating to or arising out of the formation, operation or termination of Fund Sixteen, the execution, delivery and performance of any other agreements to which Fund Sixteen is a party or the action or inaction of the Trustee, except for any liability, loss, cost or expense resulting from the gross negligence or willful misconduct of the Trustee or its affiliate.

Fund Sixteen will indemnify the Managing Owner and its affiliates for any liability, loss, cost and expense of litigation arising out of the Managing Owner’s and/or such affiliates’ acts or omissions, provided that:

(1)	the Managing Owner or its affiliate made a determination in good faith that the action or inaction was in Fund Sixteen’s best interests;
(2)	the Managing Owner or its affiliate were acting on behalf of or performing services for Fund Sixteen; and
(3)	the course of conduct did not constitute negligence or misconduct on the Managing Owner’s part or that of its affiliate.

The Managing Owner and each of its affiliates will be liable, responsible and accountable, and Fund Sixteen will not be held liable or responsible, for any liability, loss, cost or expense to Fund Sixteen or any shareholders due to the Managing Owner’s or its affiliate’s negligence or misconduct, as determined by a court. Fund Sixteen will not have to pay the cost of insurance that insures the Managing Owner or any affiliate for any liability for which the Managing Owner cannot be indemnified.

In addition, Fund Sixteen has agreed to indemnify the dealer-manager and the Selected Dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own negligence or misconduct) in connection with the offer or sale of the shares. Any successful claim for indemnification would deplete Fund Sixteen’s assets by the amount paid and could reduce the amount of distributions subsequently made to you.

Fund Sixteen is not permitted to indemnify the Managing Owner, any of its affiliates, including the dealer-manager, or any Selected Dealer for any losses, liabilities or expenses arising out of an alleged violation of federal or State securities laws unless the following have occurred:

(1)	(a) there was a successful adjudication on the merits in favor of the Managing Owner, its affiliates and/or the Selected Dealer, as applicable, on each count of alleged securities laws violation;
(b)	the claims were dismissed with prejudice on the merits by the court and the court approves such indemnification; or
(c)	the court approved a settlement of the claims and indemnification regarding the costs of claims; plus
(2)	the Managing Owner has advised the court regarding the current position of the Securities and Exchange Commission and any other applicable regulatory body on the issue of indemnification for securities law violations.

Investor Remedies

There are a number of remedies available to you if you believe the Managing Owner (or any person to whom it has delegated any of its duties) has breached its duty or the Trust Agreement. Under the Trust Act, you may sue on behalf of yourself and all other similarly situated shareholders (a class action) to recover damages or you may bring suit on behalf of Fund Sixteen (a derivative action) to recover damages from the Managing Owner or from third parties where the Managing Owner has failed or refused to enforce an obligation. Further, if you suffer losses resulting from violation of the anti-fraud provisions of federal or State securities laws in connection with the purchase or sale of the shares, you may be able to recover the losses from a Selected Dealer, the dealer-manager or anyone associated with either of them.

The Managing Owner will provide quarterly and annual reports of operations and must, upon demand, give you or your legal representative a copy of Fund Sixteen’s Annual Report on Form 10-K and other information concerning its affairs. Further, you may inspect or copy its books and records at any time during normal business hours upon reasonable advance written notice. See “Summary of the Trust Agreement — Access to Books and Records.”

This is a developing and constantly changing area of the law and this summary, which describes in general terms the remedies available to you if the Managing Owner breaches its duty, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning the Managing Owner’s duties or you believe that the Managing Owner has breached a duty, you should consult your own counsel.

In the opinion of the Securities and Exchange Commission, indemnifying an entity for liabilities arising under the Securities Act is contrary to public policy and therefore unenforceable. If the Managing Owner asserts a claim against Fund Sixteen for indemnification for such liabilities (other than for expenses incurred in a successful defense) under the Trust Agreement or otherwise, Fund Sixteen will submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act.

FUNDS SPONSORED BY THE INVESTMENT MANAGER AND ITS AFFILIATES

Prior Investment Funds

This section contains information concerning the historical experience of certain funds managed by the Investment Manager and its affiliates. Investors in Fund Sixteen should not assume that they will experience returns, if any, comparable to those experienced by investors in any fund managed by the Investment Manager or its affiliates. Investors who purchase shares will not thereby acquire any ownership or other interest in any partnership or limited liability company to which the following information relates or in any other of Fund Sixteen’s affiliates.

The Investment Manager was formed in 1985 and has sponsored and/or managed sixteen prior funds over the last twenty-five years, which include fifteen other public funds, one private fund, and one separate account.

The information presented in this section and in the Prior Performance Tables included as Exhibit B represents historical results of funds sponsored by the Investment Manager. The purpose of this prior performance information is to enable you to evaluate accurately the experience of the Investment Manager and its affiliates. The following discussion is intended to briefly summarize information concerning the prior funds, including recent potentially adverse business developments or conditions and the liquidation track record of such funds.

Public Funds

As of December 31, 2012, the Investment Manager sponsored and is the manager or managing trustee, or acts as the investment manager, of/for:

•	ICON Income Fund Eight B L.P. (“Fund Eight B”), which entered into its liquidation period in June 2007 and which transferred its remaining assets to a liquidating trust (the “Fund Eight B Liquidating Trust”) as of May 9, 2011;
•	ICON Income Fund Nine, LLC (“Fund Nine”), which entered into its liquidation period in May 2008 and which transferred its remaining assets to a liquidating trust (the “Fund Nine Liquidating Trust”) as of January 23, 2013;
•	ICON Income Fund Ten, LLC (“Fund Ten”), which entered into its liquidation period in May 2010;
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”);
•	ICON Leasing Fund Twelve, LLC (“Fund Twelve”);
•	ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”); and
•	ICON ECI Fund Fifteen, L.P. (“Fund Fifteen”).

Also, the Investment Manager sponsored and was the general partner or managing trustee of:

•	ICON Cash Flow Partners, L.P., Series A (“Series A”), which was liquidated and dissolved in 1999;
•	ICON Cash Flow Partners, L.P., Series B (“Series B”), which was liquidated and dissolved in 2001;
•	ICON Cash Flow Partners, L.P., Series C (“Series C”), which was liquidated and dissolved in 2001;
•	ICON Cash Flow Partners, L.P., Series D (“Series D”), which was liquidated and dissolved in 2005;
•	ICON Cash Flow Partners, L.P., Series E (“Series E”), which was liquidated and dissolved in 2006;
•	ICON Cash Flow Partners L.P. Six (“LP Six”), which was liquidated and dissolved in 2006;
•	ICON Cash Flow Partners L.P. Seven (“LP Seven”), which was liquidated and dissolved in 2011; and
•	ICON Cash Flow Partners Eight A L.P. (“Fund Eight A”), which was liquidated and dissolved in 2011.

The foregoing funds, all of which were publicly offered limited partnerships or limited liability companies, are referred to collectively as the “Public Funds.” Affiliates of the Investment Manager have also engaged in the past, and the Investment Manager and its affiliates may in the future engage, in the business of brokering or acquiring investments that do not meet the investment criteria the Investment Manager has established for Fund Sixteen and for the funds sponsored by it and/or its affiliates, such as the criteria for creditworthiness, Capital Asset type, transaction size or concentration by borrower/lessee, location or industry.

Of the Public Funds, Fund Fifteen and Fund Fourteen are the most similar to Fund Sixteen. All of these funds have a strategy of investing in debt and debt-like financings (such as loans, leases and other structured financing transactions) in, or that are collateralized by, Capital Assets. These funds also share the following four investment objectives: (1) to make favorable investments in, or collateralized by, Capital Assets; (2) to make monthly cash distributions; (3) to diversify to reduce risk; and (4) to provide a favorable total return.

As of December 31, 2012, eight of the fifteen Public Funds have completed operations and have been liquidated. These eight liquidated Public Funds had different investment objectives and strategies than Fund Sixteen and were primarily operated by individuals who have not been part of either the Managing Owner’s or the Investment Manager’s current management team. A brief financial summary of the performance of those completed funds follows.

	Series A	Series B	Series C	Series D	Series E	LP Six	LP Seven	Fund Eight A
Amount invested	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00	$1,000.00
Total distributions	1,238.74	957.60	968.45	1,253.97	1,070.89	970.54	856.26	1,254.24
Gain/loss on distributions	238.74	(42.40)	(31.55)	253.97	70.89	(29.46)	(143.74)	254.24
Year offering commenced	1987	1989	1990	1991	1992	1993	1995	1998
Year offering terminated	1989	1990	1991	1992	1993	1995	1998	2000
Year liquidation period commenced	1999	1999	2001	1997	1998	2000	2002	2005

As noted, four of those completed Public Funds did not completely return to their respective investors all of their capital and the other four completed Public Funds returned $238.74, $253.97, $70.89 and $254.24 for each $1,000 invested to their respective investors in excess of their original investment.

Total Gross Offering Proceeds of the Public Funds as of December 31, 2011

Fund	Number of Investors	Total Gross Offering Proceeds
Series A (dissolved in 1999)	225	$2,504,500
Series B (dissolved in 2001)	1,756	20,000,000
Series C (dissolved in 2001)	1,741	20,000,000
Series D (dissolved in 2005)	3,076	40,000,000
Series E (dissolved in 2006)	3,712	61,041,151
LP Six (dissolved in 2006)	2,276	38,385,712
LP Seven (dissolved in 2011)	4,655	99,999,681
Fund Eight A (dissolved in 2011)	2,906	74,996,504
Fund Eight B	2,832	75,000,000
Fund Nine	3,259	99,653,474
Fund Ten	4,393	149,994,502
Fund Eleven	8,636	365,198,690
Fund Twelve	8,355	347,686,947
Fund Fourteen	7,010	257,646,987
Fund Fifteen	997	31,466,931
Total:	55,829	$1,683,575,079

The Public Funds that are still in the phase of making investments are all actively engaged in making investments and all other Public Funds either are in the process of liquidating or have been liquidated. As of December 31, 2011, the Public Funds had originated or acquired investments as follows:

Investments Originated or Acquired by the Public Funds as of December 31, 2011
(All Amounts in Dollars of Original Acquisition Cost)

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$6,226,774	$1,556,694	$7,783,468
Series B (dissolved in 2001)	40,950,305	26,850,666	67,800,971
Series C (dissolved in 2001)	45,800,967	26,853,123	72,654,090
Series D (dissolved in 2005)	55,577,669	81,733,088	137,310,757
Series E (dissolved in 2006)	80,651,864	199,000,866	279,652,730
LP Six (dissolved in 2006)	93,104,306	80,323,694	173,428,000
LP Seven (dissolved in 2011)	251,479,444	75,503,618	326,983,062
Fund Eight A (dissolved in 2011)	152,696,530	25,258,312	177,954,842
Fund Eight B	239,483,806	38,761,792	278,245,598
Fund Nine	265,889,202	55,610,824	321,500,026
Fund Ten	212,848,352	92,640,191	305,488,543
Fund Eleven	760,389,928	35,927,045	796,316,973
Fund Twelve	627,503,823	180,297,247	807,801,070
Fund Fourteen	363,294,649	94,007,707	457,302,356
Fund Fifteen	11,460,843	13,237,697	24,698,540
Total:	$3,207,358,462	$1,027,562,564	$4,234,921,026

As of December 31, 2011, the Public Funds had leases and other transactions under management (determined by the original cost of the investment acquired less the total original cost of assets sold) in the U.S. dollar amounts shown below.

Investment Portfolio of the Public Funds as of December 31, 2011

Fund	Leased Equipment	Other Transactions	Total Investments
Series A (dissolved in 1999)	$—	$—	$—
Series B (dissolved in 2001)	—	—	—
Series C (dissolved in 2001)	—	—	—
Series D (dissolved in 2005)	—	—	—
Series E (dissolved in 2006)	—	—	—
LP Six (dissolved in 2006)	—	—	—
LP Seven (dissolved in 2011)	—	—	—
Fund Eight A (dissolved in 2011)	—	—	—
Fund Eight B	87,183,828	40,725,893	127,909,721
Fund Nine	189,862,508	40,905,714	230,768,222
Fund Ten	92,640,121	63,851,943	156,492,064
Fund Eleven	184,317,682	25,185,509	209,503,191
Fund Twelve	570,203,008	153,139,180	723,342,188
Fund Fourteen	363,294,649	94,007,707	457,302,356
Fund Fifteen	11,460,843	13,237,697	24,698,540
Total:	$1,498,962,639	$431,053,643	$1,930,016,282

Public Funds Sponsored by the Investment Manager’s Original Owners

Each of Series A, Series B, Series C, Series D, Series E, and LP Six were syndicated before 1996 by the Investment Manager under its original ownership and management. None of the Investment Manager’s current owners, officers or employees was part of the Investment Manager’s ownership or management team at the time that these Public Funds were syndicated. Each of Series A, Series B, Series C, Series D, Series E and LP Six had investment objectives and policies significantly different than Fund Sixteen’s. For example, the majority of the original investments made by those funds were in small ticket leases (leases of equipment with an acquisition cost of less than $5 million) of new or recently delivered equipment, whereas a significant portion of the investments that Fund Sixteen will make are expected to be collateralized by large ticket Capital Assets (Capital Assets with a cost or value of $5 million or more), which the Investment Manager believes will provide Fund Sixteen with the appropriate diversification necessary to achieve its investment objectives. Additionally, Series A, Series B, Series C, Series D, Series E and LP Six attempted to compete with large commercial lending institutions that had significantly lower costs of capital in the highly competitive business of originating new leases. Finally, the amount of the gross offering proceeds raised by each of Series A, Series B, Series C, Series D, Series E and LP Six was substantially smaller than what Fund Sixteen is likely to raise. Less offering proceeds result in smaller investment portfolios and less portfolio diversification. For example, Series A raised only $2.5 million, Series B and Series C each raised only $20 million, Series D raised only $40 million, Series E raised only $60 million and LP Six raised only $38 million. Other Public Funds sponsored under subsequent management raised in excess of 97% of the amounts offered, which have been between $75 and $375 million.

Three of the Public Funds sponsored by the Investment Manager’s original owners, Series A, Series B and Series C, experienced unexpected losses in 1992. In addition, Series D, Series E and LP Six were all adversely affected to varying degrees by the events of September 11, 2001, as evidenced by their inability to overcome the resulting market conditions for some of their investments in leased commercial aircraft and certain marine assets that were encumbered with significant non-recourse indebtedness. For example, Series D had a $6.8 million investment in two identical de Havilland DHC-8-102 aircraft on lease to U.S. Airways, Inc. In September 2000, it sold one of the aircraft for a gain of approximately $708,000; however, following the events of September 11th, U.S. Airways filed for bankruptcy and rejected the lease on the other aircraft, which was ultimately sold for a loss of approximately $360,000. In addition, following the events of September 11th, each of Series E and LP Six wrote down its residual position in McDonnell-Douglas MD-83 aircraft on lease to Aerovias de Mexico, S.A. de C.V. by $1.5 million per aircraft and each aircraft was ultimately sold to the lender in satisfaction of the outstanding debt and accrued interest. The losses incurred by investors in those funds, which paid distributions at a constant rate from the beginning of the offering of those funds, do not take into account the benefit of tax-deferral resulting from the fact that a significant portion of early distributions received by investors comprised a return of capital, which was not subject to tax at the time of receipt.

In each of the foregoing examples, the remaining loan balance at the expiration of each respective lease was greater than the fair market value of each asset. In those instances, the equipment could not have been sold for an amount sufficient to satisfy the outstanding debt balance and could not be re-leased to a third party at a lease rate high enough to make the debt service payments owed to the lender. As a consequence, the equipment was either voluntarily returned to the lender in satisfaction of the outstanding debt or repossessed by the lender and the fund received no additional proceeds from the equipment.

Each of Series E and LP Six made its final liquidating distribution in March 2006 and was dissolved in April 2006. Series E had not made a distribution to its limited partners since May 1, 2004. LP Six had not made a distribution to its limited partners since March 1, 2004.

Public Funds Sponsored by the Investment Manager’s Subsequent Owners

In 1996, the Investment Manager was acquired by Messrs. Beaufort J.B. Clarke, Paul Weiss and Thomas Martin. All members of the Investment Manager’s acquisition, credit and remarketing departments joined those departments subsequent to the ownership change, with the majority of these members joining subsequent to the ownership change to Messrs. Reisner and Gatto in 2008. LP Seven was in syndication and had made investments utilizing the investment objectives and policies of the original ownership and management at the time of the ownership change. Fund Eight A, Fund Eight B, Fund Nine, Fund Ten, and Fund Eleven were all syndicated by the Investment Manager during the time that Messrs. Clarke, Weiss and Martin owned and controlled the Investment Manager. Each of LP Seven, Fund Eight A, Fund Eight B, Fund Nine, Fund Ten and Fund Eleven had investment objectives and policies that were in some respects significantly different than

Fund Sixteen’s. Many of these Public Funds (i) relied on the use of significant non-recourse indebtedness with respect to certain investments to achieve their investment objectives, (ii) relied significantly on the residual value of certain of the equipment they invested in to achieve their investment objectives, (iii) placed less emphasis on investments that generate cash flow, and (iv) relied significantly on third parties for originating investments. On the other hand, Fund Sixteen’s investment objectives and policies provide that Fund Sixteen will (i) rely less on the use of significant non-recourse indebtedness to achieve its investment objectives, (ii) place less reliance on the residual value of Capital Assets to achieve its investment objectives, (iii) place greater emphasis on investments that generate cash flow, and (iv) rely significantly on the Investment Manager’s originations process to originate its investments.

In addition, like Series D, Series E, and LP Six, these funds were adversely impacted by the events of September 11th and other changes in market conditions, as evidenced by their inability to overcome the resulting market conditions for some of their investments in leased commercial aircraft and certain marine assets. These assets were encumbered with significant non-recourse indebtedness that these funds were not in a position to absorb in order to wait out downturns in the markets for such assets, as well as options to acquire such assets that lost significant value after September 11th. For example:

•	LP Seven had a $2.9 million investment in two supply vessels on charter to SEACOR Smit, Inc. The vessels were returned by SEACOR Smit, Inc. in June 2003 following the end of the then-current charter terms. LP Seven was not able to agree with the lender on remarketing terms and was not in a position to satisfy the outstanding indebtedness; therefore, the vessels were repossessed by the lender in September 2003. The vessels were ultimately sold for an amount less than the outstanding debt and accrued interest. In addition, LP Seven had a $6 million investment (including recourse indebtedness) in an option to acquire three Boeing 737-300 aircraft on lease to Continental Airlines, Inc. In August 2003, with the option set to expire and the value of the aircraft still significantly impacted by the events of September 11th, LP Seven restructured the recourse indebtedness in exchange for giving up its option early and a reduction in the restructured indebtedness from any excess residual proceeds received from a sale of the aircraft. The indebtedness was paid in full in July 2006, without any reduction from any excess residual proceeds from the sale of the aircraft.
•	Fund Eight A had a $5.7 million investment in two Boeing 737-400 aircraft on lease to KLM Royal Dutch Airlines. The leases at the time of the original investment expired in one year (in September 2000) and the aircraft were subsequently leased to The Boeing Company and Sky Airlines, respectively. Due to service interruptions following the invasion and resulting war in Iraq in March 2003, Sky Airlines was unable to satisfy its obligations under its lease with Fund Eight A. Fund Eight A defaulted Sky Airlines under the lease; however, as Fund Eight A was not in a position to satisfy the outstanding indebtedness on the aircraft, market conditions in the post-September 11th environment were such that the aircraft could not be successfully remarketed, the aircraft were cross-collateralized to the benefit of the same non-recourse lender and had significant non-recourse indebtedness, and the aircraft had lost significant value following the events of September 11th, the lender repossessed the aircraft in October 2003.
•	Fund Eight B had a $2.2 million investment in a Boeing 767-300ER aircraft on lease to Scandinavian Airlines System (SAS). The lease with SAS expired in March 2003 and market conditions in the post-September 11th environment were such that the aircraft had lost significant value and could not be successfully remarketed at the time. Additionally, the aircraft had significant non-recourse indebtedness and Fund Eight B was not in a position to satisfy the outstanding indebtedness on the aircraft. Consequently, the lender repossessed the aircraft in July 2004 in satisfaction of the outstanding debt and accrued interest. The timing of the lease expiration and repossession was unfortunate for Fund Eight B, as the market for these Boeing aircraft rebounded over the past couple of years to return to pre-September 11th levels. In addition, Fund Eight B has a $6.3 million investment in two Airbus A340 aircraft previously on lease to Cathay Pacific Airways Ltd. The market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft rebounded to an extent, the unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Eight B wrote down its residual position in the aircraft by approximately $6 million during 2008.
•	Fund Nine had an $8.4 million investment in a natural gas-fired cogeneration facility on lease to EF Kenilworth, Inc. The lease was extended in January 2004 to run through June 2009; however, as the price of natural gas reached and exceeded $5.00/MMBTU — the point at which the facility operated at break-even — in 2003 and continued to rise thereafter (including peaking above $9.00/MMBTU in 2005), the lessee had increasing difficulty meeting its lease payments. Moreover, as the amount and timing of the lease payments were dependent on natural gas prices, the lease and asset became increasingly less profitable to Fund Nine over this period. Faced with the likelihood of having to put the lessee in default under the lease and remarketing the asset in significantly adverse market conditions, Fund Nine sold the asset to the lessee’s natural gas provider for $4.8 million in April 2006, which resulted in a $2 million loss on its investment. In addition, Fund Nine has a $6.5 million investment in two Airbus A340 aircraft previously on lease to Cathay Pacific Airways Ltd. The market for those aircraft experienced adverse changes following the investment. As a result, the aircraft lost significant value and rental rates for the renewal terms available for the aircraft were less than originally anticipated. While the market for the aircraft rebounded to an extent, the unprecedented rise in fuel prices during 2008 further impacted the market for the aircraft and Fund Nine wrote down its residual position in the aircraft by approximately $6 million during 2008.

As discussed above, the performance of these investments was attributable to the adverse market conditions following the events of September 11th, other adverse market conditions (such as the cost of natural gas), the incurrence of significant non-recourse indebtedness without the ability to restructure or repay such indebtedness and/or an increasingly competitive domestic marketplace for equipment finance transactions. These investment losses will ultimately impact the returns of these funds even if all of the other investments and reinvestments that were made perform in line with the Investment Manager’s expectations. LP Seven did not return all capital to its investors, and Fund Eight B will likely not return all capital to its investors. For some of the other funds, it is too early to determine how these funds will ultimately perform. The operating period for Fund Eleven was extended three years, with the intention of having a very limited liquidation period thereafter, if any, and Fund Eleven is not expected to make any distributions during this extended operating period until toward the end of such period. Notwithstanding such remedial measures, due to a combination of factors, including (i) the factors discussed above with respect to its investment policies and objectives and (ii) some of the potentially adverse business developments or conditions affecting its portfolio discussed below, Fund Eleven will have difficulty meeting its investment objectives.

While the foregoing events and circumstances, in many respects, were out of the control of the previous owners of the Investment Manager, the current owners of the Investment Manager have established investment objectives and policies that are designed to significantly mitigate these types of risks, a number of which are discussed above. Nevertheless, many similar types of investments that were made by these funds under previous ownership did meet or exceed expectations, including Fund Eight A’s $887,000 investment in an oil rig on lease to Rowan Companies, Inc. that yielded $29.8 million in proceeds; Fund Eight B’s $2 million investment in a flight simulator on lease to BAE Systems Holdings, Inc. that yielded $8 million in proceeds; Fund Nine’s $9.6 million investment in three car carrying vessels on bareboat charter to Wilhelmsen Lines Shipowning AS that has yielded $22 million in proceeds to date; and Fund Ten’s $9.2 million investment in a containership vessel on bareboat charter to ZIM Integrated Shipping Services, Inc. that yielded $16.9 million in proceeds. Notwithstanding the foregoing, there can be no assurance that Fund Sixteen or any other fund sponsored by the Investment Manager and its affiliates will ultimately be successful in meeting Fund Sixteen’s or its investment objectives.

Private Funds and Separate Accounts

As of December 31, 2012, the Investment Manager and its affiliates sponsored one private equipment fund and managed one separate account.

Recent Potentially Adverse Business Developments or Conditions

In general, the global credit markets deteriorated significantly after the U.S. economy entered into a recession in December 2007. As a result, the Investment Manager has evaluated the impact of the condition of the credit markets on Fund Sixteen’s ability to obtain debt financing in the future and does not expect that there will be any material impact on Fund Sixteen’s ability to obtain debt financing in the future if it is desirable. As discussed above, Fund Sixteen expects to rely less on the use of significant non-recourse indebtedness to achieve its investment objectives than the Public Funds sponsored by previous management and, therefore, the Investment Manager believes that Fund Sixteen can meet its investment objectives even if it is unable to obtain debt financing on satisfactory terms.

Recent statistical data on domestic financing markets indicates that domestic financing volume in general and equipment financing volume in particular has generally deteriorated since the onset of the recession. See “Industry Overviews” for a discussion of current industry trends in commercial and industrial loans and equipment financing. However, due to the differences in investment objectives and strategy between Fund Sixteen and traditional providers of equipment financing discussed in “Industry Overviews,” the performance of the overall equipment financing market is not directly correlated to Fund Sixteen’s performance and the Investment Manager does not expect that there will be any material adverse impact on the demand for its investments.

Some of the Public Funds have disclosed certain potentially adverse business developments or conditions in their Annual Reports on Form 10-K for the year ended December 31, 2011 and their Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012. Except as disclosed above, the Investment Manager does not expect that any of these events will materially impact such funds’ liquidity, cash flows or profitability at this time. These events include:

(i)	On September 5, 2008, several of Fund Sixteen’s affiliates entered into an amended forbearance agreement with MW Universal, Inc. (“MWU”), LC Manufacturing, LLC (“LC Manufacturing”), MW Crow, Inc. (“Crow”) and seven other subsidiaries of MWU (collectively, the “MWU entities”) to cure certain non-payment related defaults by the MWU entities under their lease covenants. The terms of the agreement included, among other things, the pledge of additional collateral and the grant of a warrant for the purchase of 12% of the fully diluted common stock of MWU. On February 27, 2009, several of Fund Sixteen’s affiliates entered into a further amended forbearance agreement with the MWU entities to cure certain lease defaults. In consideration for restructuring LC Manufacturing’s lease payment schedule, one of the affiliates received, among other things, a warrant to purchase 10% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. The forbearance agreement, as amended, was entered into to provide the MWU entities with additional flexibility during these tough economic times, while at the same time attempting to preserve Fund Sixteen’s affiliates’ projected economic return on their investments. On June 1, 2009, one of the affiliates amended and restructured the master lease agreement with LC Manufacturing to reduce the assets under lease and entered into a new 43-month lease with Metavation, LLC for the assets previously under lease with LC Manufacturing. In consideration for restructuring LC Manufacturing’s lease payment schedule, the affiliate received a warrant to purchase 65% of the fully diluted membership interests of LC Manufacturing, at an aggregate exercise price of $1,000, exercisable until March 31, 2015. On January 13, 2010, the affiliate further amended the lease with LC Manufacturing to reduce LC Manufacturing’s payment obligations under the lease and to provide the affiliate with an excess cash flow sweep in the event that excess cash flow becomes available in the future. On May 31, 2010, MWU sold its equity interest in LC Manufacturing to an entity controlled by LC Manufacturing’s management and the personal guaranty of MWU’s principal was reduced to $6,500,000 with respect to LC Manufacturing. On September 30, 2010, the affiliate further amended the lease with LC Manufacturing to reduce LC Manufacturing’s monthly rental payments to $25,000 through December 31, 2011. In consideration for reducing the monthly rent, LC Manufacturing agreed to an increase in the amount of the end of lease purchase option to approximately $4,000,000. On August 20, 2012, the affiliate sold the automotive manufacturing equipment subject to lease with LC Manufacturing and terminated warrants issued to it for aggregate proceeds of $8,300,000;
(ii)	On February 11, 2009, Pliant Corporation (a lessee of a joint venture between Fund Eleven and Fund Twelve, “Pliant”) commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high yield debt. In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high yield creditors. On September 22, 2009, Pliant assumed its lease with the joint venture and on December 3, 2009, Pliant emerged from bankruptcy. As of November 9, 2012, Pliant has made all of its lease payments;
(iii)	In March 2009, Appleton Papers, Inc. (a Fund Twelve borrower, “Appleton”) and Fund Twelve agreed to amend their secured term loan agreement in response to Appleton’s default on a financial covenant to increase the interest rate on the term note from 12.5% to 14.25% per year beginning with the payment due on March 1, 2009. On November 1, 2010, Appleton satisfied in full its remaining obligations under the loan agreement by prepaying the aggregate outstanding principal and interest in the amount of approximately $17,730,000. In connection with the prepayment, Fund Twelve collected an additional prepayment fee in the amount of $1,210,000;
(iv)	On March 1, 2009, Spansion LLC (a Fund Nine lessee, “Spansion”) filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On March 12, 2009, Spansion rejected the two leases that were renewed on April 1, 2008. The equipment under these two leases was returned on June 3, 2009. Based on the Investment Manager’s assessment of the equipment and knowledge of the market for such equipment, Fund Nine recorded an impairment charge for the year ended December 31, 2009. In addition, Spansion affirmed a lease that was extended on July 1, 2008. On July 29, 2009, Fund Nine sold all of the equipment subject to the affirmed lease to Spansion. On February 22, 2010, the U.S. Bankruptcy Court approved a stipulation between Fund Nine and Spansion allowing Fund Nine’s administrative expense claim in the amount of $89,813 and unsecured claim in the amount of $268,987. On March 22, 2010, Fund Nine sold its unsecured claim to a third party for $161,392.20. In March 2010, Fund Nine sold the equipment subject to the rejected leases for approximately $140,000;
(v)	Fund Ten restructured its lease financing with Premier Telecom Contracts Limited (“Premier”) in exchange for control of the equity of Premier’s parent company, Pretel Group Limited (“Pretel”), until such time as Fund Ten received its expected return on its investment. In addition, during 2009, Fund Ten recorded an impairment charge of approximately $1,513,000 related to Premier. In January 2011, Fund Ten sold 25% of the shares of Pretel to its new Chief Executive Officer for £100,000. As part of the sale agreement, Fund Ten retained the right to repurchase the shares if certain financial targets were not achieved by Pretel during the 2011 calendar year. On December 2, 2011, Fund Ten sold its shares in Pretel to an unaffiliated third party for approximately £3,000,000;
(vi)	Fund Eleven restructured the payment obligations of MWU and another of its subsidiaries, W Forge Holdings, Inc. (“W. Forge”), in a manner that was intended to permit such parties to have additional flexibility during these tough economic times, while at the same time attempting to preserve Fund Eleven’s projected economic return on its investment. In consideration for this restructuring, Fund Eleven received, among other things, a $200,000 arrangement fee payable at the conclusion of the lease term and a warrant to purchase 20% of the fully diluted common stock of W. Forge, at an exercise price of $0.01 per share, exercisable for a period of five years from the grant date. Subsequently, as further consideration for additional restructuring of W. Forge’s lease payment schedule, Fund Eleven received a warrant from W. Forge to purchase an additional 20% of its fully diluted common stock, at an aggregate purchase price of $1,000, exercisable until March 31, 2015. On December 31, 2009, Fund Eleven and W. Forge agreed to terminate their lease. Simultaneously with the termination, Fund Eleven sold the equipment to W. Forge;

(vii)	On April 15, 2009, Groupe Henri Heuliez (the guarantor of Fund Eleven’s leases with Heuliez SA (“HSA”) and Heuliez Investissements SNC (with HSA, “Heuliez”)) and HSA filed for Redressement Judiciaire, a proceeding under French law similar to a Chapter 11 reorganization under the U.S. Bankruptcy Code. Heuliez subsequently filed for Redressement Judiciaire on June 10, 2009. Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support. On June 30, 2010, the administrator for the Redressement Judiciaire sold Heuliez to Baelen Gaillard (“Baelen”). Fund Eleven and Baelen have agreed to restructure Fund Eleven’s leases so that Fund Eleven can recover its investment. Effective October 5, 2010, Fund Eleven amended its lease with Heuliez to restructure the lease payment obligations and extend the base terms of the leases through December 31, 2014. On July 17, 2012, the June 30, 2012 payment of €430,800 due under the lease with Heuliez was modified to become six payments totaling €430,800 due from July 20, 2012 through November 30, 2012;
(viii)	On July 28, 2009, Fund Ten terminated its lease with MW Monroe Plastics, Inc., a subsidiary of MWU (“Monroe”), and transferred title to the machining and metal working equipment to Cerion MPI, LLC (“MPI”), an affiliate of Monroe, in consideration for MPI transferring title to equipment of greater fair market value to Fund Ten. Beginning August 1, 2009, Fund Ten entered into a lease with MPI for such equipment for a term of 41 months. On July 26, 2010, Fund Ten, in consideration for all amounts due under the lease, sold the equipment to MPI and terminated the lease. In addition, also on July 26, 2010, MPI satisfied in full its obligations under a promissory note issued to Fund Eleven;
(ix)	Due to the global downturn in the automotive industry, Sealynx Automotive Transieres SAS (a Fund Twelve lessee, “Sealynx”) requested a restructuring of its lease payments. Fund Twelve agreed to reduce Sealynx’s lease payments during the three months ended September 30, 2009. On January 4, 2010, Fund Twelve restructured Sealynx’s payment obligations under its lease to provide Sealynx with cash flow flexibility while at the same time attempting to preserve Fund Twelve’s projected economic return on its investment. As additional security for restructuring the payment obligations, Fund Twelve received an additional mortgage on certain real property owned by Sealynx in Charleval, France. On July 5, 2010, Sealynx filed for a conciliation procedure with the Commercial Court of Nanterre requesting that it be permitted to repay, over a two-year period, approximately $1,900,000 of rental payments that had been due to Fund Twelve on July 1, 2010. As a result of third party offers to purchase the equipment under lease during 2011 and the uncertainty regarding Fund Twelve’s ability to collect all remaining amounts due under the lease, Fund Twelve recorded approximately $4,409,000 of bad debt expense during the year ended December 31, 2010 to write the asset down to net realizable value. On December 7, 2010, Sealynx filed for Redressement Judiciaire. On May 16, 2011, Fund Twelve entered into an agreement with the entity that purchased Sealynx through the Redressement Judiciaire to sell the automotive manufacturing equipment leased to Sealynx for the purchase price of €3,000,000, with the purchase price to be paid in three installments and accruing interest at a rate of 5.5%. Fund Twelve will retain title to the equipment until the final payment is received on or before June 1, 2013. On April 25, 2012, Sealynx again filed for Redressement Judiciaire. As of November 9, 2012, it is not possible to determine Fund Twelve’s ability to collect the amounts due to it;
(x)	On September 23, 2009, Fund Eleven defaulted on a non-recourse long-term loan with BNP Paribas (“Paribas,” f/k/a Fortis Bank SA/NV) related to the four Handymax product tankers, the M/T Doubtless, the M/T Faithful, the M/T Spotless, and the M/T Vanguard, due to the failure to make required payments under the loan agreement following the termination of the bareboat charters. On April 1, 2010, Fund Eleven amended the terms of the loan with Paribas, at which time Paribas agreed to waive all defaults under the loan. On September 30, 2010, Fund Eleven entered into a memorandum of agreement to sell the M/T Faithful. Fund Eleven recorded non-cash impairment charges of approximately $402,000 related to the proposed sale of the M/T Faithful as of September 30, 2010. On October 13, 2010, Fund Eleven terminated the M/T Faithful time charter and sold the M/T Faithful. Fund Eleven recorded a loss on sale of leased equipment of approximately $22,000 for the year ended December 31, 2010 in connection with the sale of the M/T Faithful. As a result of the loss on sale of the M/T Faithful, the Investment Manager determined that an indicator of impairment existed. As a result, the Investment Manager reviewed Fund Eleven’s remaining investments in the M/T Doubtless, the M/T Spotless, and the M/T Vanguard. Based on the Investment Manager’s review, the net book value of such vessels exceeded the remaining undiscounted cash flows and exceeded the fair value of the vessels. As a result, in the third quarter of 2010, Fund Eleven recognized a non-cash impairment charge of approximately $7,753,000. On December 24, 2010, Fund Eleven sold ICON Doubtless, LLC, ICON Spotless, LLC and ICON Vanguard, LLC to an unaffiliated third party. As a result, such entities were released from their obligations as borrowers under the amended loan with Paribas. Fund Eleven recorded a gain of approximately $3,095,000 for the year ended December 31, 2010 in connection with the sale of ICON Doubtless, LLC, ICON Spotless, LLC and ICON Vanguard, LLC;
(xi)	In October 2009, certain facts came to light that led the Investment Manager to believe that Equipment Acquisition Resources, Inc. (a lessee of a joint venture between Fund Eleven and Fund Twelve, “EAR”) was perpetrating a fraud against EAR’s lenders, including ICON EAR, LLC and ICON EAR II, LLC (collectively, “ICON EAR”). On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Subsequent to the filing of the bankruptcy petition, EAR disclaimed any right to its equipment and the equipment became the subject of an Illinois State Court proceeding. The equipment was subsequently sold as part of the Illinois State Court proceeding. On June 2, 2010, ICON EAR sold a parcel of real property in Jackson Hole, Wyoming that was received as additional security under the leases for a net purchase price of approximately $757,000. On June 7, 2010, ICON EAR received judgments in New York State Supreme Court against two principals of EAR who had guaranteed EAR’s lease obligations. ICON EAR has had the New York State Supreme Court judgments recognized in Illinois, where the principals live, but does not currently anticipate being able to collect on such judgments. On March 16, 2011 and July 8, 2011, ICON EAR sold certain parcels of real property that were located in Jackson Hole, Wyoming for a net purchase price of approximately $1,183,000 and $235,000, respectively. Based on the Investment Manager’s periodic review of significant assets in Fund Eleven’s and Fund Twelve’s portfolios, the Investment Manager determined that the net book value of the semiconductor manufacturing equipment and real property exceeded its fair value and, as a result, Fund Eleven and Fund Twelve recognized non-cash impairment charges of approximately $2,393,000, $7,243,000 and $3,923,000 during the years ended December 31, 2011, 2010 and 2009 relating to the write down in value of the semiconductor manufacturing equipment and real property. In addition, on June 20, 2011, ICON EAR filed a complaint in the Court of Common Pleas, Hamilton County, Ohio, against EAR’s auditors alleging malpractice and negligent misrepresentation. On May 11, 2012, the case was settled and EAR’s auditors paid ICON EAR the aggregate amount of $590,000. On October 21, 2011, the Chapter 11 bankruptcy trustee for EAR filed an Adversary Complaint against ICON EAR seeking the recovery of certain funds that the trustee alleged were fraudulently transferred from EAR to ICON EAR. The complaint also sought the recovery of payments made by EAR to ICON EAR during the 90-day period preceding EAR’s bankruptcy filing, alleging that those payments constituted a preference under the U.S. Bankruptcy Code. Additionally, the complaint sought the imposition of a constructive trust over certain real property and the proceeds from the sale that ICON EAR received as security in connection with its investment. The Investment Manager filed an answer to the complaint, which included certain affirmative defenses. The Investment Manager believes that these claims are frivolous and intends to vigorously contest this action. On March 7, 2012, one of the creditors in the Illinois State Court proceeding won a summary judgment motion filed against ICON EAR that granted dismissal of ICON EAR’s claims to the proceeds resulting from the sale of the EAR equipment. ICON EAR is appealing this decision;
(xii)	On October 30, 2009, Fund Ten amended the bareboat charters for two container vessels, the M/V China Star (the “China Star,” f/k/a the M/V ZIM Canada) and the M/V Dubai Star (the “Dubai Star,” f/k/a the M/V ZIM Korea), to restructure each respective charterer’s payment obligations. The charter for the China Star was extended from June 30, 2014 to March 31, 2017 and the charter for the Dubai Star was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterers with additional flexibility while at the same time attempting to preserve Fund Ten’s projected economic return on its investment;
(xiii)	On October 30, 2009, Fund Eleven amended the bareboat charters for the four container vessels, the ZIM Andaman Sea, the ZIM Hong Kong, the ZIM Israel and the ZIM Japan Sea (collectively, the “ZIM Vessels”), to restructure each respective charterer’s payment obligations so that Fund Eleven will continue to receive payments through September 30, 2014 in accordance with each amended charter. In addition, during 2009, Fund Eleven recognized a non-cash impairment charge of approximately $35,147,000 relating to the write down in value of the ZIM Vessels. On November 10, 2010, November 22, 2010, February 28, 2011 and March 16, 2011, Fund Eleven sold the ZIM Japan Sea, the ZIM Andaman Sea, the ZIM Hong Kong and the ZIM Israel, respectively, pursuant to the terms of the applicable memoranda of agreement. The proceeds of the sales were used to make prepayments under the facility agreement with HSH Nordbank AG. During June 2011, Fund Eleven received notices from ZIM Integrated Shipping Services Ltd. (“ZIM”) claiming it was owed various amounts for unpaid seller’s credits in the aggregate amount of approximately $7,300,000. The Investment Manager believes any obligation to repay the seller’s credit was extinguished when ZIM defaulted by failing to fulfill certain of its obligations under the bareboat charters. On August 8, 2011, the Investment Manager agreed to a three party arbitration panel to hear such claims. On April 19, 2012, ZIM filed arbitration claim submissions. On June 26, 2012, Fund Eleven filed its defense and counterclaim submissions. The Investment Manager believes that ZIM’s claims are frivolous and intends to vigorously contest these claims. As of November 9, 2012, Fund Eleven is unable to predict the outcome of the arbitration or loss therefrom, if any;
(xiv)	On February 22, 2010, Fund Ten received notice that its leases with Saturn Corporation (“Saturn”) were being rejected by General Motors Company (“GM”) in conjunction with GM’s petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, filed on June 1, 2009, in which Saturn was named as a debtor. In March 2010, Fund Ten sold all of the equipment subject to lease with Saturn to unaffiliated third parties;
(xv)	On September 1, 2010, Fund Eleven amended its schedule with AMI Manchester, LLC and Gallant Steel, Inc. (collectively, “AMI”) to restructure AMI’s payment obligations and extend the base term of the schedule through December 31, 2013. On August 1, 2011, Fund Eleven further amended its schedule with AMI to restructure AMI’s payment obligations. On December 31, 2011, AMI satisfied its obligations relating to its lease schedule and its lease schedule was terminated;
(xvi)	On three separate occasions between September 20, 2010 and March 7, 2011, Fund Twelve and Fund Fourteen were notified that Quattro Plant Limited (a borrower from a joint venture between Fund Twelve and Fund Fourteen, “Quattro Plant”) was in default under its senior loan agreement with PNC Financial Services UK Ltd. (“PNC,” f/k/a KBC Bank N.V). As a result of the defaults, Quattro Plant’s principal payment obligations to the joint venture were suspended. During the suspension period, the joint venture received interest only payments from Quattro Plant. The joint venture restructured Quattro Plant’s payments under the loan agreement on June 30, 2011 and the Investment Manager expects Fund Twelve and Fund Fourteen to receive all past due principal amounts due under the loan agreement plus default interest. On October 16, 2012, Quattro Plant extended the term of its loan agreement for a period of five months until February 28, 2013;
(xvii)	As of September 30, 2010, the Investment Manager determined that the expected future proceeds from Fund Nine’s 90% interest in unguaranteed residual values of manufacturing and technology equipment, acquired from Summit Asset Management Limited in December 2003, would be insufficient to cover the residual position of the remaining investment. As a result, Fund Nine recognized a $313,000 impairment loss on the investment in unguaranteed residual values for the year ended December 31, 2010. On April 5, 2011, Fund Nine sold the remaining investment in unguaranteed residual values for approximately $258,000;

(xviii)	On September 30, 2010, Fund Ten, Fund Eleven and Fund Twelve terminated their credit support agreement, pursuant to which losses incurred by any of them with respect to any financing provided to any subsidiary of MWU would be shared among them in proportion to their respective capital investments. Simultaneously with the termination, Fund Eleven and Fund Twelve formed ICON MW, LLC (“ICON MW”) and, as contemplated by the credit support agreement, each of Fund Eleven and Fund Twelve contributed all of its interest in the assets related to the financing of the MWU subsidiaries to ICON MW to extinguish its obligations under the credit support agreement and receive an ownership interest in ICON MW. Fund Ten contributed assets in the form of a cash payment to Fund Twelve to extinguish its obligations under the credit support agreement. The methodology used to determine the ownership interests in ICON MW and the settlement amount that Fund Ten paid was at the discretion of the Investment Manager. On December 31, 2011, MWU and certain of its subsidiaries satisfied their obligations relating to two lease schedules. On January 4, 2012, MWU and certain of its subsidiaries satisfied their obligations relating to two additional lease schedules. As a result, one lease with one MWU subsidiary remains outstanding subsequent to January 4, 2012;
(xix)	On November 1, 2011, Fund Ten, Fund Eleven, Fund Twelve and Fund Fourteen filed a complaint against Northern Leasing Systems Inc. and certain affiliates (collectively, “Northern Leasing”) to enforce their rights under each respective loan agreement with Northern Leasing in order to preserve their economic return on their investments. On May 2, 2012, the lawsuit was settled and the loan agreements were terminated. Fund Ten, Fund Eleven, Fund Twelve and Fund Fourteen each received its respective expected economic return on its investment;
(xx)	On January 3, 2012, CUSA PRTS, LLC (“CUSA”), Dillon’s Bus Service, Inc. (“DBS”), Lakefront Lines, Inc. (“Lakefront”) and their parent company, Coach Am Group Holdings Corp., commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court. As a result, on July 20, 2012, Fund Twelve sold all of its motor coaches to CUSA for approximately $3,607,000 and Lakefront and DBS assigned their respective interests in the leases of 24 of 26 motor coaches to CAM Leasing, LLC. On October 19, 2012, the remaining two motor coaches were sold to CUSA for approximately $551,000;
(xxi)	Fund Twelve and Fund Fourteen, through certain subsidiaries of a joint venture between them, borrowed $128,000,000 (the “Senior Debt”) in connection with the acquisition of the vessels bareboat chartered to AET Inc. Limited. The joint venture also borrowed $22,000,000 of subordinated non-recourse long-term debt from an unaffiliated third party (the “Sub Debt”). On April 20, 2012, these subsidiaries were notified of an event of default on the Senior Debt. Due to a change in the fair value of these vessels, a provision in the Senior Debt loan agreement restricts Fund Twelve’s and Fund Fourteen’s ability to utilize cash generated by the charter of these vessels as of January 12, 2012 for purposes other than paying the Senior Debt. Charter payments in excess of the Senior Debt loan service are held in reserve by the Senior Debt lender until such time as the default is cured. Once cured, the reserves will be released to the joint venture. While this restriction is in place, the joint venture is prevented from applying the charter proceeds to the Sub Debt. As a result of the joint venture’s failure to make the required June 2012 Sub Debt loan payment, the Sub Debt lender has certain rights, including step-in rights, which allow it to collect cash generated from the charters until such time as the Sub Debt lender has received all unpaid amounts. The Sub Debt lender has reserved but not exercised its rights under the loan agreement; and
(xxii)	On March 9, 2012, Fund Fourteen and Fund Fifteen made term loans in the respective amounts of $7,500,000 and $5,000,000 to Kanza Construction, Inc. (“Kanza”). The loans bear interest at 13% per year and are each for a period of 60 months. The loans are secured by all of Kanza’s assets. During the three months ended June 30, 2012, as a result of Kanza’s unexpected financial hardship and failure to meet certain payment obligations, the loans were placed on nonaccrual status and Fund Fourteen and Fund Fifteen recorded credit loss reserves of $2,940,000 and $1,960,000, respectively, based on the estimated value of the recoverable collateral. During the three months ended September 30, 2012, Kanza repaid portions of the principal balances of the term loans made by Fund Fourteen and Fund Fifteen in the approximate amounts of $427,000 and $285,000, respectively, reducing the outstanding balances of the loans at September 30, 2012 to approximately $4,133,000 and approximately $2,755,000, respectively. Subsequent to September 30, 2012, Kanza repaid an additional $3,247,000 of principal on the loan made by Fund Fourteen and an additional $2,164,000 of principal on the loan made by Fund Fifteen; and
(xxiii)	On August 22, 2012, Broadview Networks Holdings, Inc. (“Broadview”) commenced a voluntary Chapter 11 proceeding in the Bankruptcy Court in the Southern District of New York. The Investment Manager reviewed Broadview’s ability to make future rental payments relating to the leased telecommunications equipment through ongoing discussions with Broadview’s management and, based on its findings, concluded that no allowance for bad debt is required as of September 30, 2012. Subsequent to September 30, 2012, Broadview affirmed all of Fund Twelve’s leases. On November 14, 2012, Broadview completed a prepackaged restructuring and emerged from bankruptcy.

Although the Investment Manager expects that Fund Sixteen’s affiliates’ lessees, borrowers and other financial counterparties will ultimately be able to satisfy their obligations to the affiliates, the Investment Manager will continue to review and evaluate the impact of the recession on the affiliates’ lessees, borrowers and other financial counterparties and take such action as it deems necessary to mitigate any adverse developments.

The information presented in this section and the tables included as Exhibit B to this prospectus represent historical results of funds sponsored by the Investment Manager. If you purchase shares in Fund Sixteen, you will not have any ownership interest in any other businesses sponsored or owned by the Investment Manager or its affiliates as a result of your purchase. You should not assume that you will experience returns, if any, comparable to those experienced by investors in funds sponsored by the Investment Manager and its affiliates.

Liquidation Track Record of Public Funds Sponsored by the Investment Manager

As of the date hereof, of the fifteen prior Public Funds, eight have been liquidated and dissolved (Series A, Series B, Series C, Series D, Series E, LP Six, LP Seven and Fund Eight A) and two Public Funds have transferred all of their assets to a liquidating trust for the benefit of the limited partners or members, now the beneficial owners (Fund Eight B and Fund Nine). As of the date hereof, out of the remaining five prior Public Funds, one is currently in the Public Fund’s “liquidation period” (Fund Ten) and four are in the Public Fund’s “reinvestment period” or “operating period” (Fund Eleven, Fund Twelve, Fund Fourteen and Fund Fifteen).

At the time each Public Fund was offered, disclosures contained in the respective prospectus included an anticipated timeframe for an offering period, an operating/reinvestment period and a disposition/liquidation period. Each Public Fund’s anticipated timeframe and actual timeframe is set forth below:

•	Series A began its proposed two-year offering period in January 1987, which lasted through February 1989. Its reinvestment period, originally anticipated to be six years (ending in February 1995), was extended, with the approval of the limited partners, for a period of up to 10 years (ending in February 1999), after which a liquidation period of up to three years was to begin. Series A was liquidated in October 1999. As discussed above, Series A was syndicated under prior ownership and management.
•	Series B began its proposed 18-month offering period in July 1989, which lasted through November 1990. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four years to November 1999, after which a liquidation period of up to two years began. Its liquidation period began in November 1999. Series B was liquidated 22 months later in September 2001. As discussed above, Series B was syndicated under prior ownership and management.

•	Series C began its proposed 18-month offering period in December 1990, which lasted through June 1991. Its reinvestment period, originally anticipated to be five years, was extended, with the approval of the limited partners, for a maximum of an additional four and one-half years to December 2000, after which a liquidation period of up to 30 months began. Series C was liquidated nine months later in September 2001. As discussed above, Series C was syndicated under prior ownership and management.
•	Series D began its proposed 18-month offering period in August 1991, which lasted through June 1992. Its five-year reinvestment period ended in June 1997, after which an anticipated five-year disposition period began. Series D was liquidated in November 2005. As discussed above, Series D was syndicated under prior ownership and management.
•	Series E began its proposed two-year offering period in June 1992, which lasted through July 1993. Its five-year reinvestment period ended in July 1998, after which an anticipated five-year liquidation period began. Series E was liquidated in April 2006. As discussed above, Series E was syndicated under prior ownership and management.
•	LP Six began its two-year offering period in November 1993, which lasted through November 1995. Its five-year reinvestment period ended in November 2000, after which an anticipated three-year liquidation period began. LP Six was liquidated in March 2006. As discussed above, LP Six was syndicated under prior ownership and management.
•	LP Seven began its offering period, originally expected to last two years, in November 1995, which offering period was extended for up to an additional year and ended in September 1998. Its anticipated five-year reinvestment period lasted until November 2002, after which an anticipated three-year liquidation period began. LP Seven was liquidated in October 2011. As discussed above, LP Seven was syndicated under prior ownership.
•	Fund Eight A began its anticipated two-year offering period in September 1998, which lasted through May 2000. Its five-year operating period ended in December 2005, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) began. Fund Eight A was liquidated in October 2011. As discussed above, Fund Eight A was syndicated under prior ownership.
•	Fund Eight B began its anticipated two-year offering period in May 2000, which lasted through October 2001. Its five-year operating period was anticipated to end in October 2006, but was extended through June 2007, after which its liquidation period began. In May 2011, Fund Eight B transferred its remaining assets, which consisted of interests in two aircraft previously on lease to Cathay Pacific Airways Limited, to the Fund Eight B Liquidating Trust. The limited partners of Fund Eight B are now the beneficial owners of Fund Eight B Liquidating Trust. The aircraft have been remarketed and are now on lease to Aerolineas Argentinas until 2018. As discussed above, Fund Eight B was syndicated under prior ownership.
•	Fund Nine began its proposed two-year offering period in November 2001, which lasted through April 2003. Its five-year operating period ended in April 2008. Fund Nine’s liquidation period began in May 2008. In January 2013, Fund Nine transferred its remaining assets, which consisted of interests in two aircraft previously on lease to Cathay Pacific Airways Limited and three car and truck carrying vessels, to the Fund Nine Liquidating Trust. The members of Fund Nine are now the beneficial owners of the Fund Nine Liquidating Trust. The aircraft have been remarketed and are now on lease to Aerolineas Argentinas until 2018. The vessels are expected to be sold to their lessee in the first quarter of 2013, in accordance with the terms of their lease. As discussed above, Fund Nine was syndicated under prior ownership.
•	Fund Ten began its proposed two-year offering period in June 2003, which lasted through April 2005. Its five-year operating period ended in April 2010. Fund Ten’s liquidation period began in May 2010, which is anticipated to last for three years, but could be extended for up to an additional three years. As discussed above, Fund Ten was syndicated under prior ownership.

•	Fund Eleven began its two-year offering period in April 2005, which lasted through April 2007. Fund Eleven’s operating period, which was expected to last five years from the end of its offering period, was extended for another three years and is scheduled to end in April 2015, with the intention of having a very limited liquidation period, if any. As discussed above, Fund Eleven was syndicated under prior ownership.
•	Fund Twelve began its two-year offering period in May 2007, which lasted through April 2009. Its operating period is expected to last five years from the end of its offering period, but Fund Twelve’s manager has the ability to extend it for up to an additional three years, after which an anticipated three-year liquidation period (with the ability to extend for up to an additional three years) would begin. Fund Twelve is currently in its operating period. Fund Twelve commenced its syndication under prior ownership.
•	Fund Fourteen began its two-year offering period in May 2009, which lasted through May 2011. Its operating period is expected to last five years from the end of its offering period, but Fund Fourteen’s general partner has the ability to extend it for up to an additional three years, after which an anticipated two-year liquidation period (with the ability to extend for up to an additional two and a half years) would begin. Fund Fourteen is currently in its operating period.
•	Fund Fifteen began its two-year offering period in June 2011, which lasted through June 2013. Its operating period is expected to last five years from the end of its offering period, but Fund Fifteen’s general partner has the ability to extend it for up to an additional three years, after which an anticipated two-year liquidation period (with the ability to extend for up to an additional two and a half years) would begin. Fund Fifteen is currently in its operating period.

RELATIONSHIPS WITH SOME OF THE MANAGING OWNER’S AFFILIATES

The following diagram shows Fund Sixteen’s relationship to the Managing Owner, the Investment Manager and certain affiliates.

Messrs. Reisner and Gatto would be considered the Managing Owner’s “promoters.” As an officer and director of the Managing Owner and the Investment Manager, each of Messrs. Reisner and Gatto would indirectly receive a portion of the compensation received by the Managing Owner and the Investment Manager as set forth under “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates.” Messrs. Reisner and Gatto are each a director of ICON Securities and as such would indirectly receive a portion of the compensation received by ICON Securities as set forth under “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates.”

The Managing Owner’s Affiliates

ICON Securities, the dealer-manager of this offering, is a Delaware limited liability company and a wholly-owned subsidiary of the Investment Manager. Its predecessor was formed in 1982 to manage the equity sales for funds sponsored by its affiliates. It is registered with the Securities and Exchange Commission and is a member of the Financial Industry Regulatory Authority, Inc. and the Securities Investor Protection Corporation.

MANAGEMENT

The Trustee

Wilmington Trust, National Association is the sole trustee of Fund Sixteen. The trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The trustee is not affiliated with the Managing Owner or the Investment Manager and the trustee’s duties and liabilities with respect to the offering of the shares and the administration of Fund Sixteen are limited to its express obligations under the Trust Agreement. The trustee will accept service of legal process upon Fund Sixteen in the State of Delaware. See “Summary of the Trust Agreement — Fund Sixteen’s Management — Trustee.” Shareholders will be notified by the Managing Owner of any change in Fund Sixteen’s trustee.

The Managing Owner

The Managing Owner was formed as a Delaware limited liability company on January 3, 2013 to act as Fund Sixteen’s managing owner. Its principal office is located at 3 Park Avenue, 36th Floor, New York, New York 10016, and its telephone number is (212) 418-4700. The sole member of the Managing Owner is ICON Capital, LLC, the Investment Manager. The officers and directors of the Managing Owner as of the date of this prospectus are as follows:

Name	Age	Title
Michael A. Reisner	42	Co-Chief Executive Officer, Co-President and Director
Mark Gatto	40	Co-Chief Executive Officer, Co-President and Director
Nicholas A. Sinigaglia	43	Managing Director and Principal Financial and Accounting Officer
David J. Verlizzo	40	Senior Managing Director and Counsel
Craig A. Jackson	54	Managing Director

Biographical information regarding the officers and directors of the Managing Owner follows the table setting forth information regarding the Investment Manager’s current executive officers and directors.

The Investment Manager

The Investment Manager was formed in 1985. The Investment Manager is a Delaware limited liability company whose principal office is located at 3 Park Avenue, 36th Floor, New York, New York 10016, and whose telephone number is (212) 418-4700. The following table provides information regarding the Investment Manager’s executive officers as of the date of this prospectus.

Name	Age	Title
Michael A. Reisner	42	Co-Chief Executive Officer, Co-President and Director
Mark Gatto	40	Co-Chief Executive Officer, Co-President and Director
Nicholas A. Sinigaglia	43	Managing Director
David J. Verlizzo	40	Senior Managing Director and Counsel
Craig A. Jackson	54	Managing Director
Harry Giovani	38	Managing Director and Chief Credit Officer

Michael A. Reisner,  Co-Chairman, Co-Chief Executive Officer and Co-President, joined the Investment Manager in 2001. Mr. Reisner has been a Director since May 2007. Mr. Reisner was formerly Chief Financial Officer from January 2007 through April 2008. Mr. Reisner was also formerly Executive Vice President — Acquisitions from February 2006 through January 2007. Mr. Reisner was Senior Vice President and General Counsel from January 2004 through January 2006. Mr. Reisner was Vice President and Associate General Counsel from March 2001 until December 2003. Previously, from 1996 to 2001, Mr. Reisner was an attorney with Brodsky Altman & McMahon, LLP in New York, concentrating on commercial transactions. Mr. Reisner received a J.D. from New York Law School and a B.A. from the University of Vermont.

Mark Gatto,  Co-Chairman, Co-Chief Executive Officer and Co-President, has been a Director since May 2007. Mr. Gatto originally joined the Investment Manager in 1999 and was previously Executive Vice President and Chief Acquisitions Officer from May 2007 to January 2008. Mr. Gatto was formerly Executive Vice President — Business Development from February 2006 to May 2007 and Associate General Counsel from November 1999 through October 2000. Before serving as Associate General Counsel, Mr. Gatto was an attorney with Cella & Goldstein in New Jersey, concentrating on commercial transactions and general litigation matters. From November 2000 to June 2003, Mr. Gatto was Director of Player Licensing for the Topps Company and, in July 2003, he co-founded ForSport Enterprises, LLC, a specialty business consulting firm in New York City, and served as its managing partner before re-joining the Investment Manager in April 2005. Mr. Gatto received an M.B.A. from the W. Paul Stillman School of Business at Seton Hall University, a J.D. from Seton Hall University School of Law, and a B.S. from Montclair State University.

Nicholas A. Sinigaglia,  Managing Director, joined the Investment Manager in March 2008 as a Vice President of Accounting and Finance and was promoted to Managing Director in July 2011. Mr. Sinigaglia was previously the Chief Financial Officer of Smart Online, Inc. from February 2006 through March 2008 and the Vice President of Ray-X Medical Management Corp. from 1997 through 2005. Mr. Sinigaglia began his accounting career at Arthur Andersen LLP in 1991, where he was employed through 1997, rising to the level of Audit Manager. Mr. Sinigaglia received a B.S. from the University of Albany and is a certified public accountant.

David J. Verlizzo,  Senior Managing Director and Counsel, joined ICON in 2005. Mr. Verlizzo was formerly Vice President and Deputy General Counsel from February 2006 to July 2007 and was Assistant Vice President and Associate General Counsel from May 2005 until January 2006. Previously, from May 2001 to May 2005, Mr. Verlizzo was an attorney with Cohen Tauber Spievack & Wagner LLP in New York, concentrating on public and private securities offerings, securities law compliance and corporate and commercial transactions. Mr. Verlizzo received a J.D. from Hofstra University School of Law and a B.S. from The University of Scranton.

Craig A. Jackson,  Managing Director, was previously Vice President — Remarketing and Portfolio Management from February 2006 through March 2008. Previously, from October 2001 to February 2006, Mr. Jackson was President and founder of Remarketing Services, Inc., a transportation equipment remarketing company. Prior to 2001, Mr. Jackson served as Vice President of Remarketing and Vice President of Operations for Chancellor Fleet Corporation (an equipment leasing company). Mr. Jackson received a B.A. from Wilkes University.

Harry Giovani,  Managing Director and Chief Credit Officer, joined the Investment Manager in April 2008. Most recently, from March 2007 to January 2008, Mr. Giovani was Vice President for FirstLight Financial Corporation, responsible for underwriting and syndicating middle market leveraged loan transactions. Previously, from April 2004 to March 2007, he worked at GE Commercial Finance, initially as an Assistant Vice President in the Intermediary Group, where he was responsible for executing middle market transactions in a number of industries including manufacturing, steel, paper, pharmaceutical, technology, chemicals and automotive, and later as a Vice President in the Industrial Project Finance Group, where he originated highly structured project finance transactions. Mr. Giovani started his career in 1997 at Citigroup’s Citicorp Securities and CitiCapital divisions, where he spent six years in a variety of roles of increasing responsibility including underwriting, origination and strategic marketing/business development. Mr. Giovani graduated from Cornell University in 1996 with a B.S. in Finance.

Committees

Disclosure Committee.  The Investment Manager has established a disclosure committee to ensure that all disclosures and forward-looking statements made by Fund Sixteen to its investors and/or the investment community are accurate and complete, fairly present its financial condition and results of operations in all material respects, and are made on a timely basis, as required by applicable laws and regulations. The disclosure committee is currently comprised of Messrs. Reisner, Sinigaglia and Verlizzo.

Investment Committee.  The Investment Manager has established an investment committee that has set, and may from time to time revise, standards and procedures for the review and approval of potential investments and for allocating potential investments among the funds sponsored and/or managed by the Investment Manager and its affiliates. The investment committee is responsible for supervising and approving all investments. The investment committee will consist of at least two persons designated by the Investment Manager. The Investment Manager expects that all such persons will be its officers or officers of its affiliates. The investment committee will make decisions by unanimous vote. As of the date of this prospectus, the members of the investment committee are Messrs. Reisner, Gatto, Jackson and Giovani.

ALTERNATIVE INVESTMENTS

Financial planners generally recommend that investors hold a diversified investment portfolio, including traditional investments, such as stocks, bonds and mutual funds, and alternative investments. The objective of this strategy is to reduce the overall portfolio risk and volatility of an investor’s wealth portfolio while achieving acceptable rates of return.

An investment in an equipment fund may be regarded as an alternative investment. The appropriate proportion of an investor’s wealth portfolio that should be held in alternative investments will vary from investor to investor. You should consult your financial advisor regarding asset allocation strategies.

As a wealth management strategy, equipment funds may be appropriate for certain investors for reasons that include:

•	Portfolio diversification. An investment in an equipment fund may provide diversification between alternative and other forms of investments. It may also provide diversification among your alternative investments.
•	Non-correlation. Equipment funds that are not traded on a stock exchange may exhibit little or no correlation to listed stock or bond markets. Furthermore, factors that influence share prices may not be factors that impact the revenue that is derived from owning and financing Capital Assets.
•	Regular cash distributions. Equipment funds may generate regular cash distributions.
•	Potential for capital growth. Equipment funds may offer the potential for the growth of invested capital as the result of reinvestment of the proceeds from earlier investments to compound the return achieved from such earlier investments.
•	Security in tangible, business-essential assets. Equipment funds provide security in real items of Capital Assets that are essential to the conduct of business. Therefore, because business-essential Capital Assets have intrinsic value, Fund Sixteen may be better positioned to weather economic storms than funds investing solely in traditional asset classes (e.g., stocks and bonds), the value of which can disappear overnight.
•	Potential inflation and recession hedge. The value of Capital Assets will typically rise in conjunction with higher inflation, which can benefit transactions that are in place prior to or at the beginning of inflationary periods. In a recession, credit will typically tighten as traditional financing sources increase financing standards and/or stop providing financing altogether. This can increase the pool of favorable investments for equipment funds that have capital on hand to invest.
•	Tax advantages. Equipment funds may provide tax benefits for some investors. See “Federal Income Tax Consequences.”

Fund Sixteen expects to exhibit some or all of the characteristics described above. Before considering any investment in the shares, you should first consult with your financial advisor and read and understand this prospectus, including the section entitled “Risk Factors.” You must also meet the general and State specific suitability standards as set out in this prospectus. See “Who Should Invest.”

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Fund Sixteen will make various types of investments in a diverse pool of domestic and international businesses primarily in the form of debt and debt-like financings (such as loans, leases and other structured financing transactions), which investments are collateralized by Capital Assets, as well as other strategic investments in, or collateralized by, Capital Assets with borrowers, lessees and other counterparties that the Investment Manager determines are creditworthy, including middle-market companies that are either under-banked or unappreciated by conventional finance sources. In particular, the Investment Manager believes that the middle market, which comprises a very large segment of the U.S. market as well as other developed markets, will provide Fund Sixteen with significant opportunities for investment in the coming years. These counterparties will generally be located in North America, Europe and other developed markets, including those in Asia, South America and elsewhere.

Fund Sixteen has four investment objectives:

(1)	Make Favorable Investments: to make favorable investments in, or collateralized by, Capital Assets that have intrinsic value and strong secondary marketability. Such assets are those that produce a significant portion of a company’s revenue and/or are so critical to a company’s operations that it would have extreme difficulty functioning without such assets. This helps to ensure that each company that finances its Capital Assets with Fund Sixteen will make all of its payments to Fund Sixteen and that the Capital Assets, if returned for any reason, will have value even in a down market or economy;
(2)	Make Cash Distributions: to make monthly cash distributions, beginning the month after the first investor is admitted as a shareholder;
(3)	Diversify to Reduce Risk: to select individual investments that, when evaluated as a group, represent a diversified portfolio of secured loans, equipment leases and other structured financing transactions. Fund Sixteen believes that a portfolio diversified by collateral type, term, industry, transaction structure and geographic location reduces the risk that any particular investment or group of investments could negatively impact the performance of Fund Sixteen’s investment portfolio if one or more investments do not perform in line with the Investment Manager’s expectations; and
(4)	Provide a Favorable Total Return: to achieve a preferred return, which is the time when aggregate cash distributions have been made in an amount equal to the sum of the product of (i) the number of shares issued (adjusted for redeemed shares) and (ii) $1,000 plus an 8.0% cumulative annual return on such amount, as reduced by distributions in excess of such 8.0%.

Fund Sixteen expects initially to make investments equal to the sum of the following:

•	89.22% of the gross offering proceeds if the maximum offering amount is received in the offering or 87.10% of the gross offering proceeds if the minimum offering amount is received; plus
•	borrowed funds, which are expected to be used to fund approximately 55% of the purchase price of Fund Sixteen’s investment portfolio, but Fund Sixteen is not limited on the amount it can borrow to make investments; plus
•	excess cash flow not held in reserve or distributed to investors.

Investment Strategy

Fund Sixteen will seek to make investments that it believes will provide you with a satisfactory, risk adjusted rate of return on your investment from (a) current cash flow generated by the payment of principal and/or interest in the case of secured loans and rent in the case of leases, (b) deferred cash flow from the realization of the value of the Capital Assets or interests therein at the maturity of the investment or (c) a combination of both.

With respect to (a) above, Fund Sixteen will seek to make investments in loans secured by Capital Assets and Capital Assets subject to lease with borrowers and lessees, respectively, that it believes to be creditworthy based on such borrowers’ and lessees’ financial position, business, industry, and the underlying value of the Capital Assets. In the opinion of the Investment Manager, this increases the probability that all of the scheduled loan or rental payments, as applicable, will be paid when due. In the case of secured loans, the principal and interest payments due under the loans are expected to provide a return of and a return on the amount that Fund Sixteen lends to borrowers. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under each lease are expected to be, in the aggregate, sufficient to provide a return of and a return on the purchase price of the leased Capital Assets.

With respect to (b) above, Fund Sixteen may seek to make investments in, or collateralized by, Capital Assets that it expects will generate enough net proceeds at maturity to provide a satisfactory, risk adjusted rate of return. In the case of these types of investments, Fund Sixteen will seek to make investments in, or collateralized by, Capital Assets that decline in value at a slow rate due to the long economic life of such assets. In the case of operating leases (leases where there is limited cash flow during the primary term of the lease and the value of the Capital Assets at the end of the term was the primary reason for making the investment), most, if not all, of the return of and return on those investments will generally be realized upon the sale or re-lease of the Capital Assets. In the case of leveraged leases (leases where a substantial portion of the cash flow and potentially a portion of the residual value has been pledged to a lender on a non-recourse basis and the value will be realized upon the sale or re-lease of the Capital Assets), the rental income received in cash will be less than the purchase price of the Capital Assets because Fund Sixteen will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets. In the Investment Manager’s experience, the residual value may provide a return of and a return on the purchase price of the Capital Assets even if all rental payments received during the initial term were paid to a lender.

In some cases with respect to the above investments, Fund Sixteen may acquire equity interests or warrants or other rights to acquire equity interests in the borrower or lessee that may increase the expected return on its investment.

There can be no assurance as to the exact percentage of Fund Sixteen’s investment portfolio that will consist of any type of investment. The Investment Manager believes that the optimal mix depends upon the specific Capital Assets collateralizing such investments and the payment and document terms and, in the case of certain types of leases, forecasted residual values. The mix of investment types may vary significantly as investments reach maturity and reinvestment occurs and the mix the Investment Manager believes optimal at later dates may be materially different than what it considers optimal today.

None of Fund Sixteen’s shareholders will have the right to vote on the establishment or implementation of its investment objectives and policies, all of which are the responsibility of the Managing Owner. The Managing Owner’s authority to carry out these investment policies and endeavor to meet these investment objectives is contained in Sections 3.1 through 3.4 of the Trust Agreement. Any substantive changes to those provisions of the Trust Agreement can only be made with the approval of a majority of the shares.

Market Opportunity

As discussed above, Fund Sixteen will make investments in businesses that the Investment Manager determines are creditworthy, including middle-market companies that are either under-banked or unappreciated by conventional finance sources. In particular, the Investment Manager believes that the middle market, which comprises a very large segment of the U.S. market and as well as other developed markets, will provide Fund Sixteen with significant opportunities for investment in the coming years. The Investment Manager believes that the following characteristics support this belief:

Large target market.  According to the U.S. Census Bureau, Statistics of U.S. Businesses, in its most recently released economic census in 2007, there were approximately 195,000 middle-market companies in the U.S. with annual revenues between $10 million and $1 billion, compared with approximately 2,600 companies with revenues greater than $1 billion. These middle-market companies represent a significant portion of the growth segment of the U.S. economy and often require substantial capital investment to grow their businesses. Middle-market companies have generated a significant number of investment opportunities for investment funds managed by the Investment Manager over the past several years and the Investment Manager believes that this market segment will continue to produce significant investment opportunities for Fund Sixteen.

Limited investment competition.  Despite the size of the market, the Investment Manager believes that the dislocation in the credit markets and a widespread consolidation in the financial services industry have substantially reduced the number of investment firms and financial institutions providing financing to middle-market companies. The Investment Manager believes that providing financing to middle-market companies generally requires a greater dedication on the part of the lender’s time and resources compared to providing financing to larger companies, due in part to the smaller size of each investment and the often fragmented nature of information available for disclosure from these companies. In addition, middle-market companies may require more active monitoring and participation on the lender’s part. The Investment Manager believes that many large financial organizations, with relatively high cost structures, are not equipped to deal with these factors and instead emphasize services to larger corporate clients and transactions with a consequent reduction in the availability of financing to middle-market companies.

Attractive market segment.  The Investment Manager believes that the underserved nature of such a large segment of the market can at times create a significant opportunity for investment. In particular, the Investment Manager believes that middle-market companies are more likely to offer attractive economics in terms of transaction pricing, up-front and ongoing fees, prepayment penalties and more attractive security features in the form of stricter covenants and quality collateral.

Characteristics of and Risks Related to Investments in Private Companies

Fund Sixteen intends to invest primarily in the debt and debt-like financings (such as loans, leases and other structured financing transactions) of privately held companies. Investments in private companies pose certain incremental risks as compared to investments in public companies. First, private companies have reduced access to the capital markets, resulting in diminished capital resources and ability to withstand financial distress. Second, the investments themselves will often be illiquid. As such, Fund Sixteen may have difficulty exiting an investment promptly or at a desired price prior to maturity or outside of a normal amortization schedule. In addition, little public information generally exists about private companies. Finally, these companies often do not have third-party debt ratings or audited financial statements. Fund Sixteen must therefore rely on the ability of the Investment Manager to obtain adequate information through its due diligence efforts to evaluate the creditworthiness of and risks involved in investing in these companies. These companies and their financial information will also generally not be subject to the Sarbanes-Oxley Act and other rules that govern public companies that are designed to protect investors.

The Jumpstart Our Business Startups Act, or “JOBS Act”

Fund Sixteen is an “emerging growth company,” as defined in the JOBS Act. Fund Sixteen could be an emerging growth company for up to five years, although it could lose that status sooner if its revenues exceed $1 billion, if it issues more than $1 billion in non-convertible debt in a three year period, or if the market value of its equity held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case, it would no longer be an emerging growth company as of the following December 31. Emerging growth companies can take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a non-accelerated filer and due to its organizational structure, Fund Sixteen is currently not subject to any of those reporting requirements.

As an emerging growth company under the JOBS Act, Fund Sixteen elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable.

Investment Philosophy

The Investment Manager believes that investments in, or that are secured by, business-essential collateral are prudent investments not only because of the potential returns that are available from such investments, but also because this investment class has certain defensive characteristics that can mitigate downside risk. This is particularly relevant in light of the recent dislocation and distress that has occurred in the credit and financial markets and could occur again during Fund Sixteen’s investment horizon. The defensive characteristics of this investment class include:

•	security in the form of business-essential collateral, including Capital Assets and frequently other collateral such as accounts receivable, intellectual property, inventory, guarantees, real estate and stock, which not only increases the likelihood of payment, but also can be seized and sold in the event of a default, if necessary, to ensure repayment before unsecured creditors, such as public bondholders and other security holders and limit downside risk; and
•	priority in payment among the borrower’s, lessee’s or other counterparty’s creditors, which level of priority varies depending on such counterparty’s capital structure and the structure of the investment, but in each case ahead of unsecured creditors and equity holders.

When identifying prospective businesses or Capital Assets for Fund Sixteen to invest in, the Investment Manager intends to focus primarily on certain attributes that it believes will help Fund Sixteen generate satisfactory, risk adjusted returns. These attributes include:

•	Leading, defensible market positions. Fund Sixteen intends to invest in businesses that have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows and profitability to service Fund Sixteen’s debt or debt-like investments in a variety of economic environments. Fund Sixteen will seek to invest in businesses that the Investment Manager believes possess advantages in scale, scope, customer loyalty, product pricing or product quality versus their competitors, thereby minimizing business risk and protecting profitability.
•	Investing in stable businesses with positive cash flow. Fund Sixteen intends to invest in established, stable businesses with strong profitability and cash flows. The Investment Manager believes that such businesses are well-positioned to maintain consistent cash flow to service and repay Fund Sixteen’s debt and maintain growth in their businesses or market share. Fund Sixteen does not intend to invest in start-up companies, turnaround situations or companies with speculative business plans.
•	Proven management teams. Fund Sixteen intends to focus on investments in which the business has an experienced management team with an established track record of success.
•	Private equity sponsorship. Fund Sixteen will seek to participate in transactions sponsored by what the Investment Manager believes to be high-quality private equity firms. The Investment Manager believes that a private equity sponsor’s willingness to invest significant sums of equity capital into a business is an implicit endorsement of the quality of the investment. Further, strong private equity sponsors with significant investments at risk have the ability and a strong incentive to contribute additional capital in difficult economic times should operational issues arise.
•	Diversification. In addition to diversifying by collateral type, term/tenor, transaction structure, and geographic location, Fund Sixteen will seek to diversify its portfolio broadly among businesses and industries, thereby potentially reducing the risk of a downturn in any one business or industry having a disproportionate impact on the value of its portfolio. Fund Sixteen cannot assure you that it will be successful in this regard.

While these attributes provide general guidelines for Fund Sixteen’s investment decisions, if the Investment Manager believes the benefits of a potential investment are sufficiently strong, not all of these criteria necessarily will be met by each prospective business in which Fund Sixteen chooses to invest.

Investment Types

Fund Sixteen intends to focus primarily on investments in debt and debt-like financings, including secured loans and other secured financings, such as finance leases. Below is a diagram illustrating where these investments lie in a typical business’s capital structure and examples of the types of collateral that secure these investments. Secured debt is situated at the top of the capital structure and typically has the first claim on the assets and cash flows of the company, followed by unsecured debt (which includes mezzanine and high yield debt), and equity (which includes preferred and common equity). Because of the priority that each of these types of investments has to a business’s cash flows, the risk associated with these investments increases the further down the investment is made in the capital structure. Investors are usually compensated for this risk in the form of the right to receive higher returns, either through higher interest payments or potentially higher capital appreciation.

Investment Structures

Secured Loans

Fund Sixteen may finance the purchase of Capital Assets by end users by providing and/or investing in secured loans. A secured loan allows the end user to purchase the Capital Assets and pay the purchase price over a period of time. The Capital Assets and, if the Investment Manager determines prudent or necessary, other assets such as the borrower’s accounts receivable and/or corporate and personal guarantees, will serve as collateral for the repayment of the loan. Fund Sixteen’s investments in secured loans may be made to the same types of customers and cover the same types of Capital Assets as its leases. Fund Sixteen may also attempt to structure its secured loans so that, in an economic sense, there is no difference to Fund Sixteen between a secured loan and a finance lease. For example, all customers who receive secured loans from Fund Sixteen must meet the same underwriting criteria as the customers that lease Capital Assets from Fund Sixteen. Before making any secured loan, the Investment Manager will review the Capital Assets and other collateral that the borrower proposes to finance to ensure that it agrees with the end user that the collateral has a fair market value equal to or greater than the proposed principal amount of the secured loan requested from Fund Sixteen and/or, if the Investment Manager in its discretion deems it advisable, Fund Sixteen may require the end user to provide additional collateral for the loan such as a guarantee, a pledge of the end user’s receivables, etc.

Leases

In some cases, Fund Sixteen will own and lease Capital Assets and the lessee will make periodic payments to Fund Sixteen, usually of a predetermined (and usually level) dollar amount, payable for a fixed length of time. The most important characteristic that distinguishes these types of leases from a loan or other financing arrangement involving Capital Assets is that when the lessee’s right to use the Capital Assets ends (upon the expiration of the lease), a significant part of the Capital Assets’ economic life remains. The potential value that may be realized upon the expiration of the initial lease term is commonly referred to as the residual value of the Capital Assets. Your ultimate return, if any, on an investment in the shares may partly depend upon the residual value of the Capital Assets that Fund Sixteen acquires. In the case of leases where a very small part of the Capital Assets’ economic life remains at the end of the lease, such leases are much more similar to loans.

Some of Fund Sixteen’s investments may be outright purchases of Capital Assets that are already subject to lease. In other cases, Fund Sixteen may either acquire Capital Assets from a lessee and lease them back to the lessee or acquire Capital Assets from one or more vendors and lease such Capital Assets to a lessee. Under these scenarios, Fund Sixteen may purchase Capital Assets either directly or through special purpose entities it will own. Fund Sixteen may, in some cases, jointly purchase such Capital Assets with other businesses that the Managing Owner or its affiliates manage or with unaffiliated third parties. In such cases, Fund Sixteen may also co-own a special purpose entity with other parties.

Other Investment Structures

Fund Sixteen may also, from time to time, make investments collateralized by other types of property, tangible and intangible, including related real property, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships, affiliated funds, joint ventures or other entities. However, it may make such investments only in furtherance of its investment objectives, in accordance with its investment policies, and in relation to its investments in, or collateralized by, Capital Assets and other transactions as described in this prospectus and as governed by the Trust Agreement.

Portfolio Acquisitions

Fund Sixteen may purchase portfolios of loans and/or leases collateralized by Capital Assets. In evaluating a portfolio acquisition, the Investment Manager expects to follow one or more of the procedures below:

•	with regard to loans, review the underlying loan documents including security and pledge documentation;
•	with regard to leases, review for completeness and accuracy the lease documentation of (a) the largest of the leases in the portfolio and/or (b) a substantial random sampling of smaller leases (particularly in the event that there is not a concentration of large transactions);
•	review and verify borrower and lessee payment histories where necessary and practicable;
•	evaluate the underlying Capital Assets and other collateral and verify their values (either directly or by an independent appraiser with respect to some or all of the loans and/or leases);
•	take commercially reasonable steps to evaluate the creditworthiness of a representative number of non-investment-grade borrowers, lessees and/or other counterparties; and
•	perform Uniform Commercial Code lien searches against selected potential borrowers, lessees and/or other counterparties as well as against the current owner of the portfolio.

In connection with the acquisition of any portfolio, Fund Sixteen may require that such acquisition be full or partially recourse to the current holder of the portfolio in the event that any underlying borrower, lessee or other counterparty defaults.

Investment Process

After the Investment Manager’s internal marketing team sources a potential investment opportunity, the potential investment goes through several stages of review that must be completed successfully prior to making an investment, including a screening process, a thorough due diligence review of the potential investment opportunity, and satisfactory documentation. The following is an overview of some of the considerations that may impact the investment process.

Creditworthiness Considerations

Fund Sixteen will maintain credit review procedures that govern its credit review of potential borrowers, lessees and other counterparties. The typical minimum procedures are set forth below, but may be revised by the Investment Manager’s investment committee as it deems necessary or appropriate for a particular transaction:

•	for borrowers, lessees and other counterparties that have senior debt rated investment grade by an independent rating agency, such as Moody’s, Standard & Poor’s, and Fitch, an intensive and comprehensive analysis of a potential borrower’s, lessee’s or other counterparty’s current and past years’ financial statements and any and all additional information on the borrower’s, lessee’s or other counterparty’s business that may help determine its ability to meet its obligations; and
•	for borrowers, lessees and other counterparties that do not have senior debt rated investment grade by an independent rating agency, which may warrant additional investigation beyond the review noted above, review and verification of the potential borrower’s, lessee’s or other counterparty’s credit and payment history, bank accounts, trade references and credit reports from credit agencies, such as Dun & Bradstreet.

Investment Considerations

Types of Capital Assets.  Prior funds that the Investment Manager and its affiliates have managed have made investments in companies in the form of debt and debt-like financings (such as loans, leases and other structured financing transactions) that are collateralized by various types of Capital Assets utilized by such companies. Fund Sixteen expects that it will make similar types of investments in companies utilizing similar types of Capital Assets, which Capital Assets include, but are not limited to:

•	transportation equipment such as marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may be characterized as vessels), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), heavy-duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis;
•	machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods;
•	materials handling equipment, such as forklifts and more specialized equipment for moving materials in warehouse or shipping areas;
•	furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment and patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture);
•	information technology equipment, including computer networks, servers, and telecommunications network equipment;
•	any real property or leasehold or other interests in real property that are incidental to any of Fund Sixteen’s investments; and
•	other types of Capital Assets that the Investment Manager believes may meet Fund Sixteen’s investment objectives, including future technology equipment, custom-made or specialized equipment similar to those types of Capital Assets described above, data gathering equipment and upgrades and retrofits to existing Capital Assets.

As of December 31, 2011, the following chart shows the types of Capital Assets that served as the principal collateral for the investments by prior funds that the Investment Manager has managed since the date that the previous ownership team took over, based on the cash portion of the investments.

All Investments By Equipment Collateral
From August 1996 through December 2011
(by ICON equity invested)

As of December 31, 2011 (Unaudited)

“Used” Capital Assets.  Some of the Capital Assets securing Fund Sixteen’s investments may be used Capital Assets that are already owned and/or operated by the current borrower, lessee or other counterparty prior to Fund Sixteen’s investment. To the extent that such Capital Assets are already subject to secured loans or leases, this can be advantageous to Fund Sixteen because it may have the opportunity to analyze payment histories and compliance with other loan or lease provisions, the condition of the Capital Assets, and how such Capital Assets are used and maintained prior to its investment. In general, and particularly with regard to investments in which Fund Sixteen expects to receive most of the value upon the sale or re-lease of the Capital Assets, it will not make substantial investments without obtaining such information and reports, and inspecting and surveying the Capital Assets and the service, maintenance and repair records thereof necessary to determine the probable economic life, reliability and productivity thereof, as well as the competitive position, suitability and desirability of investing in companies utilizing such Capital Assets when compared with other investment opportunities available to Fund Sixteen.

Economic Useful Lives of Capital Assets.  Fund Sixteen will seek to make some investments in leased Capital Assets that, on expiration of the lease, have at least one-third of the economic useful life of the Capital Assets remaining, based upon the assets’ age or utilization history. To maximize its disposal options and investment returns at the end of its leases, Fund Sixteen will seek to avoid investing in leased Capital Assets that may become technologically obsolete unless it has reason to believe those investments will contribute to its overall investment objectives.

Equipment Registration and Regulation.  Before it makes an investment collateralized by transportation equipment, Fund Sixteen will evaluate the impact and costs of maintaining any required registration thereof with appropriate governmental agencies and complying with requirements such agencies place on the operation and condition of the equipment. Aircraft and marine vessels are subject to registration and other requirements by the Federal Aviation Administration and United States Coast Guard, respectively. Railroad cars, over-the-road vehicles and other equipment may also be subject to governmental registration requirements. Most foreign countries have similar regulatory requirements. Failing to register certain types of Capital Assets, or losing the registration, could result in substantial penalties, forced liquidation of the Capital Assets and/or the inability to own, operate and/or lease the Capital Assets. Governmental agencies sometimes require changes or improvements to Capital Assets and Fund Sixteen may have to spend its own funds in order to make such changes or improvements if the borrower, lessee or other counterparty is not required to do so under the transaction documents. Making any such changes may cause the Capital Assets to be removed from service for a period of time. Additionally, federal law restricts the extent to which aircraft and marine vessels that are registered in the United States may be owned or controlled by people who are not U.S. citizens. As a consequence of these rules, Fund Sixteen may transfer title of certain aircraft and vessels to a trust of which it is the sole beneficiary, a limited liability company or limited partnership beneficially owned by it or a limited liability company or limited partnership of which it is a member or partner.

Interim Financing

The Managing Owner or any of its affiliates may acquire investments for Fund Sixteen on an interim basis, generally not to exceed six months, so long as the acquisition is in Fund Sixteen’s best interest and the investments are purchased by Fund Sixteen for a price no greater than the Managing Owner’s or its affiliate’s cost for the investments. None of the Managing Owner or its affiliates may benefit from the acquisition, except for allowable compensation to the Managing Owner and its affiliates as described in “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates.” When the Managing Owner or one of its affiliates purchases investments on Fund Sixteen’s behalf on an interim basis with its own funds in order to facilitate Fund Sixteen’s ultimate purchase, the Managing Owner or such affiliate, as the case may be, will be entitled to receive interest on the funds advanced on Fund Sixteen’s behalf at a rate equal to that which would be charged by third-party financing institutions on comparable loans for the same purpose in the same geographic area. However, Fund Sixteen will not pay a higher rate of interest than that which the Managing Owner or such affiliate is paying if the Managing Owner or such affiliate either assumes an existing loan or borrows money to acquire the investments. The Managing Owner or such affiliate will pay interest on such funds until Fund Sixteen acquires the investments, which interest will begin to accrue on the date the Managing Owner or such affiliate buys the same. Any rental, principal or interest payments received or accrued by the Managing Owner or such affiliate prior to Fund Sixteen’s purchase of the investments will either reduce its purchase price of the investments or will be assigned to it upon its purchase of the same. If a secured loan is assumed in connection with such an acquisition, the loan must have the same interest terms at the time Fund Sixteen acquires the investment as it had when the Managing Owner or such affiliate first acquired the investment.

Transaction Documentation

The terms and provisions of each secured loan, lease, other structured financing transaction or other investment that Fund Sixteen acquires or enters into will vary depending upon a number of factors that exist at the time the investment commences, including the business, operations and financial condition of the borrower or lessee, the type and intended use of the Capital Assets and any other collateral securing the investment, any regulatory considerations and the tax consequences and accounting treatment of the transaction.

Fund Sixteen anticipates that each investment it enters into will hold the borrower, lessee or other counterparty, as applicable, responsible for:

(1)	paying principal, interest or rent without deduction or offset of any kind;
(2)	bearing the risk of loss and maintaining both casualty and liability insurance on the Capital Assets and any other collateral securing the investment;
(3)	paying sales, use or similar taxes, if any, associated with the investment;
(4)	indemnifying Fund Sixteen against any liability resulting from any act or omission of the borrower, lessee or other counterparty or any of their agents and guarantors;
(5)	maintaining the Capital Assets and any other collateral securing the investment in good working order and condition during the term of the investment; and
(6)	prohibiting the assignment or sublease of the Capital Assets and any other collateral securing the investment without Fund Sixteen’s prior written consent.

Fund Sixteen’s investments will usually have terms ranging from 2 to 7 years. Fund Sixteen also anticipates that most secured loans, leases and other structured financing transactions will not be cancelable during their initial terms, although some may provide the borrower or lessee with a prepayment or termination right in exchange for an agreed upon payment to Fund Sixteen. Fund Sixteen may agree to allow cancellation of an investment that does not have a cancellation right if it appears to be in its best interest, provided that the borrower or lessee pays compensation to Fund Sixteen or a more attractive alternative exists that will enable Fund Sixteen to achieve its investment objectives. With regard to leases, at the end of each lease term, the lessee may have the option to buy the Capital Assets or renew the lease, either at set prices or at prices tied to the then-current fair market value.

Investments Denominated in Foreign Currencies

Fund Sixteen has the ability to make investments in which the interest, principal and/or rental payments are denominated in a currency other than U.S. dollars. In these cases, Fund Sixteen may enter into a contract to protect it from fluctuations in the currency exchange rates. If an investment is denominated in a major currency that has historically had a stable exchange relationship with the U.S. dollar, hedging may be unnecessary or not cost effective to protect the value of the payments Fund Sixteen receives. To hedge the risk related to payments made in a foreign currency, Fund Sixteen would enter into a hedge contract so that it would receive a fixed number of U.S. dollars for the interest, principal and/or rental and any other fixed, periodic payments due in connection with the transaction even if the exchange rate between the U.S. dollar and the currency of the investment changes during the term of the investment. Fund Sixteen expects to enter into hedge contracts only if the hedge contracts would be on terms and conditions favorable to its shareholders. See “Risk Factors — Fund Sixteen could incur losses as a result of foreign currency fluctuations.”

Investment Approval Procedures

The Investment Manager has established an investment committee that has set, and may from time to time revise, standards and procedures for the review and approval of potential investments and for allocating potential investments among the funds sponsored and/or managed by the Investment Manager and its affiliates. See “Management — Committees — Investment Committee” for a description of the investment committee.

The investment committee will make investment decisions using the investment policies described in this prospectus and the factors set forth under “Conflicts of Interest.” All potential investments will be evaluated on the basis of:

•	the extent to which the transaction appears to satisfy Fund Sixteen’s investment objectives;
•	the creditworthiness of the prospective borrower, lessee or other counterparty and the character of its business, and, to the extent deemed prudent for customers whose senior debt is not rated investment grade by an independent rating agency, the availability of credit enhancements to secure the transaction in the event the potential borrower, lessee or other counterparty defaults; and
•	the type of Capital Assets securing Fund Sixteen’s investment and their condition, location and, if applicable, expected residual value.

Portfolio Management

Investment Management Agreement

After Fund Sixteen receives its minimum offering proceeds and commences operations, it will enter into an Investment Management Agreement with the Investment Manager. Under this agreement, in order to facilitate the acquisition and servicing of and realization on Fund Sixteen’s investments, the Investment Manager will:

•	originate investments on Fund Sixteen’s behalf;
•	temporarily make investments on Fund Sixteen’s behalf;
•	service Fund Sixteen’s investments on its behalf, including, but not limited to, the following services:
•	credit analysis and underwriting;
•	receivables management;
•	portfolio management;

•	accounting and financial and tax reporting;
•	remarketing; and
•	marketing Fund Sixteen’s services.

The compensation of the Investment Manager for providing these services is set forth in the “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates” section of this prospectus. The form of Investment Management Agreement is included as an exhibit to the registration statement of which this prospectus is a part. Fund Sixteen may also use independent third parties to originate and/or service some of its investments at competitive rates.

Portfolio Model

The Investment Manager created a proprietary financial model to be used as a portfolio management tool to track the performance of and manage Fund Sixteen’s investment portfolio. The Investment Manager then utilized the financial model to perform a simulation of Fund Sixteen’s pro forma performance results that achieves its investment objectives. In simulating these pro forma performance results, the following assumptions were made:

•	Fund Sixteen received $250,000,000 in capital contributions, split equally between Class A and Class I shareholders, during a 24-month offering period.
•	Fund Sixteen paid monthly distributions to its investors at an annual distribution rate of 8% per year commencing the first month of its offering period and ending the last month of its reinvestment period, after which it commenced making distributions of available cash during a two year wind down period.
•	Investable capital was invested during the offering and operating periods as follows:
•	Capital available for investment was invested in the second month of Fund Sixteen’s offering period and on a quarterly basis thereafter at the following percentages: 70% in the first year, 80% in the second year, and 90% through the end of the five year reinvestment period.
•	Capital available for investment was invested 100% in unlevered transactions in the first year, with leverage gradually used to fund investments thereafter such that 30% of investments were made in unlevered and 70% in levered transactions during the final two years of the reinvestment period.
•	Capital was invested at average target rate of returns in levered and unleveraged transactions.
•	The ratio of investable capital from offering and operating proceeds to investable capital from borrowed funds was approximately 1:1.
•	The average interest rate on borrowed funds was [•]%.
•	The average investment size funded by investable capital from offering and operating proceeds was $15,000,000.
•	Net charge-offs on Fund Sixteen’s investment portfolio averaged, as a percentage of its cash flows from its investing activities, 1% per year.
•	Sales commissions, trail commissions and dealer-manager, distribution, acquisition and management fees were paid in accordance with the terms of this prospectus and the foregoing assumptions; organizational and offering expenses were reimbursed in accordance with the terms of this prospectus and the foregoing assumptions; and administrative expense reimbursements were made and general and administrative expenses were incurred in accordance with historical administrative expense reimbursements made by Fund Sixteen’s affiliates.
•	Fund Sixteen established a reserve in the amount of 0.50% of the gross offering proceeds.
•	The life of the fund was nine years and was not extended.

Pro forma performance results have many inherent limitations, some of which are described below. No representation is made that Fund Sixteen will or is likely to achieve its investment objectives. In fact, there may be substantial differences in investment strategies, changes in personnel, counterparties, economic or market conditions and other factors that could adversely affect Fund Sixteen’s actual performance. There are numerous other factors related to the markets in general or to the implementation of a specific investment program that cannot be fully accounted for in a financial model or any simulation of pro forma performance results, all of which can adversely affect actual results.

There can be no assurance that Fund Sixteen’s capital will be invested in a manner similar to the foregoing assumptions. The assets comprising its portfolio, and the allocations to such assets, will change from time to time in the Investment Manager’s sole discretion. In addition, while the pro forma performance results assume $250,000,000 of capital contributions, the amount of capital that Fund Sixteen ultimately raises may be significantly less and it is not possible to fully ascertain the impact that the additional capital had on the pro forma performance results.

Furthermore, there is no guarantee that Fund Sixteen will have a nine year life. Its life may be extended for up to three consecutive one-year periods. Increasing its life may have an adverse impact on its actual performance results.

Past performance is not a guarantee of future results.

Portfolio Review and Remarketing

The Investment Manager intends to evaluate Fund Sixteen’s investments at least annually, and more frequently if circumstances require, to determine whether each investment should remain in the portfolio or should be sold, and if such a sale would achieve Fund Sixteen’s investment objectives given then-existing market conditions. The Investment Manager will make that decision based upon Fund Sixteen’s operating results, general economic conditions, tax considerations, the financial condition of the parties obligated to make payments under loans, leases and other financing transactions, the nature and condition of the Capital Assets and other collateral, alternate investment opportunities then available to Fund Sixteen and other factors that the Investment Manager deems appropriate to the evaluation.

Prior to or upon the expiration of any lease where the subject Capital Assets have remaining useful life, the Investment Manager will try to:

(1)	extend or renew the lease with the existing lessee, or
(2)	lease the Capital Assets to a new lessee or sell the Capital Assets to the existing lessee or to a third party.

Disposing of or redeploying equipment upon lease expiration is known in the equipment finance industry as remarketing.

Roll-Up Transactions

In the event that the Managing Owner determines that Fund Sixteen should participate in a Roll-Up transaction, it will comply with the NASAA Guidelines relating to Roll-Ups.

DETERMINATION OF NET ASSET VALUE

The value of Fund Sixteen’s assets will be determined quarterly and at such other times that an event occurs that materially affects the valuation. Fund Sixteen will value its assets in accordance with US GAAP.

NAV and NAV per Share Calculation

Fund Sixteen is offering to the public two classes of shares: Class A shares and Class I shares. Fund Sixteen’s NAV will be calculated for each of these classes by the Investment Manager.

Before taking into consideration accrued dividends or class-specific expense accruals, any changes in the aggregate NAV of all of the shares (“Aggregate Fund NAV”) (whether an increase or decrease) will be allocated among each class of shares (i.e., Fund Sixteen’s Class A shares and Class I shares) based on each class’s relative percentage of the previous Aggregate Fund NAV. Changes in the Aggregate Fund NAV will reflect factors including, but not limited to, unrealized/realized gains (losses) on the value of Fund Sixteen’s investment portfolio and related assets, and accruals for income and liabilities.

For the first month following an investment acquisition, Fund Sixteen will calculate and accrue portfolio income with respect to such investment based on the performance of the investment before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through Fund Sixteen’s due diligence and underwriting process in connection with the acquisition. On a periodic basis, the accruals will be adjusted based on information derived from actual operating results. For the purpose of calculating Fund Sixteen’s NAV, all organization and offering costs will reduce NAV when incurred.

The book value of Fund Sixteen’s liabilities will be included as part of its NAV calculation. Fund Sixteen expects that its liabilities will include, without limitation, accrued distributions, the fees payable to the Investment Manager, Selected Dealers and the Dealer-Manager, accounts payable, accrued operating expenses, any credit facilities and other liabilities.

Following the calculation and allocation of changes in the Aggregate Fund NAV as described above, NAV for each class will be adjusted for accrued distributions, the sales commission trail and the distribution fee. The upfront sales load paid by purchasers of Class A shares in the primary offering at the time of purchase will have no effect on the NAV of any class.

NAV per share for each class is calculated by dividing such class’s NAV by the number of shares outstanding for that class.

MARKET AND INDUSTRY DATA

Market and industry data used throughout this prospectus are based on the Investment Manager’s estimates or, where indicated, research, surveys and studies conducted by third parties and industry and general publications. In particular: market and industry data concerning the commercial and industrial financing industry generally has been based upon information from the U.S. Federal Deposit Insurance Corporation (“FDIC”) and Thomson Reuters PLC (“Thomson”) and the equipment finance industry specifically from Global Insight, Inc., a global forecasting company (“Global Insight”), the Equipment Leasing and Finance Foundation, a non-profit foundation dedicated to providing research regarding the equipment finance industry (“ELFF”), the Equipment Leasing and Finance Association, an equipment finance trade association and affiliate of ELFF (“ELFA”), the United States Department of Commerce Bureau of Economic Analysis (“BEA”), and Euromoney Institutional Investor PLC (“Euromoney”). Market and industry data concerning the number and size of U.S. businesses has been based upon information from the U.S. Census Bureau. Market and industry data concerning the industry segments in which Fund Sixteen may invest has been based upon information from the American National Standards Institute (“ANSI”), the Association of Manufacturing Technology (“AMT”), the American Trucking Association (“ATA”), Autodata Corp. (“Autodata”), Barclays Capital, the investment banking division of Barclays Bank PLC (“Barclays”), BP p.l.c. (“BP”), Cass Information Systems, Inc.’s Cass Freight Index Report (“Cass Freight Index Report”), Citigroup Global Markets (“Citigroup”), Clarkson Research Services Limited (“Clarkson Research”), The Economist, Euromonitor International (“Euromonitor”), Goldman Sachs’s Global Economics, Commodities and Strategy Research division (“GS Global ECS Research”), Goldman Sachs’s Global Investment Research division (“GS GI Research”), IBISWorld Inc. (“IBISWorld”), Institute for Supply Management (“ISM”), The Machinery and Allied Products Institute (“MAPI”), the Organization for Economic Cooperation and Development (“OECD”), Plunkett Research, Ltd. (“PRL”), U.S. Department of Energy’s Energy Information Administration (“EIA”), U.S. Department of Transportation’s Bureau of Transportation Statistics division of its Research and Innovative Technology Administration (“BTS”), and the U.S. Federal Reserve Board of Governors (the “U.S. Fed”).

INDUSTRY OVERVIEWS

The Industry

Recent trends indicate that domestic and global equipment financing volume is correlated to overall business investments in equipment, which are typically impacted by general economic conditions. As the economy slows or builds momentum, the demand for productive equipment generally slows or builds and equipment financing volume generally decreases or increases, depending on a number of factors. These factors include:

•	the availability of liquidity to provide equipment financing and/or provide it on terms satisfactory to borrowers, lessees, and other counterparties; and
•	the desire to upgrade equipment and/or expand operations during times of growth, but also in times of recession in order to, among other things, seize the opportunity to obtain competitive advantage over distressed competitors and/or increase business as the economy recovers.

While the Investment Manager believes the U.S. economy is likely to continue its recovery, the Investment Manager believes this recovery will maintain its gradual progression. Further, this recovery will likely face certain headwinds during 2012, due to factors such as the rate of employment expansion, election-year uncertainty, and the European sovereign debt crisis.

Industry Trends Prior to the Recent Recession

The U.S. economy experienced a downturn from 2001 through 2003, resulting in a decrease in equipment financing volume during that period. From 2004 through most of 2007, however, the economy in the U.S. and the global economy in general experienced significant growth, including growth in business investment in equipment and equipment financing volume. According to information provided by ELFF, based on information from BEA and Global Insight, total domestic business investment in equipment and software increased annually from approximately $922 billion in 2002 to approximately $1,205 billion in 2006 and 2007. Similarly, during the same period, total domestic equipment financing volume increased from approximately $515 billion in 2002 to approximately $684 billion in 2007.

According to the World Leasing Yearbook 2012, published by Euromoney, global equipment leasing volume increased annually from approximately $462 billion in 2002 to approximately $780 billion in 2007. The most significant source of that increase was due to increased volume in Europe, Asia, and Latin America. For example, during the same period, total equipment leasing volume in Europe increased from approximately $162 billion in 2002 to approximately $367 billion in 2007, total equipment leasing volume in Asia increased from approximately $71 billion in 2002 to approximately $119 billion in 2007, and total equipment leasing volume in Latin America increased from approximately $3 billion in 2002 to approximately $41 billion in 2007. It is believed that global business investment in equipment, and global equipment financing volume, including equipment loans and other types of equipment financing, increased as well during the same period.

Current Industry Trends

In general, the U.S. and global credit markets deteriorated significantly after the U.S. economy entered into a recession in December 2007, and global credit markets continue to experience some dislocation and tightening. Many financial institutions and other financing providers have failed or significantly reduced financing operations, creating both uncertainty and opportunity in the finance industry.

Commercial and Industrial Loan Trends.  According to information provided by the FDIC, the change in the volume of outstanding commercial and industrial loans issued by FDIC-insured institutions started to decline dramatically beginning in the fourth quarter of 2007. Thereafter, the change in volume turned negative for the first time since 2002 in the fourth quarter of 2008, with reductions of approximately $60 – 91 billion per quarter between the fourth quarter of 2008 and the fourth quarter of 2009. The change in volume continued to be negative through the second quarter of 2010, after which the reduction of volume appears to have stabilized, with no material change in volume between the second and third quarters of 2010. Between the third and fourth quarters of 2010, volume increased by approximately $20 billion, the first increase in nine quarters, and between the fourth quarter of 2010 and the first quarter of 2011, volume increased again by approximately$18 billion. The upward trend continued through 2011, with volume increasing between the first and second quarters by approximately $35 billion and between the second and third quarters by approximately $45 billion. Finally, between the third and fourth quarters of 2011, volume increased by approximately $63 billion.

While some of the reduction through 2008, 2009 and into 2010 was due to voluntary and involuntary deleveraging by corporate borrowers, some of the other main factors cited for the decline in outstanding commercial lending and financing volume included the following:

•	lack of liquidity to provide new financing and/or refinancing;
•	heightened credit standards and lending criteria (including ever-increasing spreads, fees, and other costs, as well as lower advance rates and shorter tenors, among other factors) that have hampered some demand for and issuance of new financing and/or refinancing;
•	net charge offs of and write-downs on outstanding financings; and
•	many lenders being sidetracked from providing new lending by industry consolidation, management of existing portfolios and relationships, and amendments (principally covenant relief and “amend and extend”).

In addition, the volume of issuance of high yield bonds and investment grade bonds in the U.S. syndicated loan market rose significantly through the 2010 calendar year and to a lesser extent through 2011. A significant portion of the proceeds of these bonds have been used to pay down and/or refinance existing commercial and industrial loans. As a result of all of these factors affecting the commercial and industrial finance segment of the finance industry, financial institutions and other financing providers with liquidity to provide financing can do so selectively, at higher spreads and other more favorable terms than have been available in many years. As noted below, this trend in the wider financing market is also prevalent in the specific market for equipment financing.

Equipment Financing Trends.  According to information provided by ELFA, in 2009, total domestic business investment in equipment and software decreased to approximately $1,012 billion, and total domestic equipment financing volume decreased to approximately $471 billion. Global business investment in equipment and global equipment financing volume decreased as well during the same period. According to the World Leasing Yearbook 2012, global equipment leasing volume decreased to approximately $557 billion in 2009, with the largest decreases occurring in Europe and North America, before beginning to recover in 2010 with an increase in such year to approximately $617 billion. ELFA projects that the data for 2011 will show that domestic business investment in equipment and software increased to an estimated $1,227 billion with a corresponding increase in equipment financing volume to an estimated $628 billion. ELFA further projects that domestic investment in equipment and software and equipment financing volume will continue its recovery in 2012, with domestic business investment in equipment and software projected to increase to an estimated $1,312 billion in 2012 and $1,380 billion in 2013 with corresponding projected increases in domestic equipment financing volume to an estimated $654 billion in 2012 and $682 billion in 2013.

Prior to the recent recession, a substantial portion of equipment financing was provided by the leasing and lending divisions of commercial and industrial banks, large independent leasing and finance companies, and captive and vendor leasing and finance companies. These institutions (i) generally provided financing to companies seeking to finance small ticket and micro ticket equipment, (ii) used credit scoring methodologies to underwrite a borrower’s or lessee’s creditworthiness, and (iii) relied heavily on the issuance of commercial paper and/or lines of credit from other financial institutions to finance new business. Many of these financial institutions and other financing providers have failed or significantly reduced their financing operations. By contrast, Fund Sixteen will (i) focus on financing middle- to large-ticket, business-essential equipment and other Capital Assets, (ii) generally underwrite and structure such financing in a manner similar to providers of senior indebtedness (i.e., its underwriting will include both creditworthiness and asset due diligence and considerations and its structuring will often include guarantees, equity pledges, warrants, liens on related assets, etc.), and (iii) not be significantly reliant on receiving outside financing to finance new business or meet its investment objectives. In short, in light of the tightening of the credit markets, the Investment Manager in its role as the sponsor and manager of prior funds has, since the onset of the recent recession, reviewed and expects to continue to review more potential financing opportunities than it has in its history. As such, because Fund Sixteen’s investment strategy will focus on providing structured financing to companies that are either under-banked or unappreciated by conventional finance sources, or have become so due to conditions in the credit markets, it expects to be able to capitalize on making favorable investments that will in turn enable it to meet its investment objectives.

Why Businesses Finance

So long as there is sufficient financing liquidity from sources such as Fund Sixteen, it is expected that domestic and international companies will continue to finance productive equipment and equipment financing volume will continue to increase over time because equipment financing allows companies to:

(1)	Conserve Cash/Pay Down Debt. Equipment financing permits companies to finance up to 100% of the purchase price of equipment, thereby enabling companies to conserve cash for other purposes, such as reserves or research and development, while still having the use of business-essential equipment. Equipment financing also permits companies to unlock the value in business-essential equipment that they already own by borrowing against this collateral, while still having the use of it, and using the proceeds for other purposes, such as paying down or refinancing other indebtedness.
(2)	Deduct Some or All Financing Payments for Tax Purposes as a Business Expense. When a company borrows money to finance equipment purchases, the interest portion of the loan is typically tax deductible. Moreover, when a company leases equipment, the entire lease payment is typically tax deductible.
(3)	Maximize Flexibility. Equipment financing can allow companies to upgrade equipment more easily and quickly than owning, enabling companies to stay on the cutting edge of technology. In addition, companies retain operating flexibility in equipment financing, which is valuable if the long-term usefulness of the particular equipment to companies is unknown.

Competition in the Equipment Finance Industry

The commercial finance industry is highly competitive and is characterized by competitive factors that vary based upon product and geographic region. Fund Sixteen’s competitors are varied and include equipment funds, hedge funds, private equity funds, captive and independent finance companies, commercial and industrial banks, manufacturers and vendors.

Other equipment finance companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective customers on financial terms that are more favorable than those that Fund Sixteen can offer. There are numerous other potential entities, including entities organized and managed similarly to Fund Sixteen, seeking to make investments in, or collateralized by, Capital Assets. Many of these potential competitors are larger and have greater financial resources than Fund Sixteen.

Fund Sixteen competes primarily on the basis of pricing, terms and structure, particularly on structuring flexible, responsive, and customized financing solutions for its customers. Its investments will often be made directly rather than through competition in the open market. This approach limits the competition for the typical investment that Fund Sixteen will make, which may enhance returns. The Investment Manager believes that Fund Sixteen’s investment model may represent the best way for individual investors to invest in companies utilizing Capital Assets, which investments will primarily be structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) collateralized by such Capital Assets. Nevertheless, to the extent that Fund Sixteen’s competitors compete aggressively on any combination of the foregoing factors, it could fail to achieve its investment objectives.

The Industry Sectors In Which Fund Sixteen May Invest

Prior funds managed by the Investment Manager have invested in businesses in the following industry sectors: commodities, energy, manufacturing, technology and transportation. Fund Sixteen expects to invest in businesses in these industry sectors as well for a number of reasons, including:

•	these industry sectors have a significant concentration of companies that utilize Capital Assets to operate their businesses;

•	the Investment Manager’s broad expertise and experience at making investments in debt and debt-like financings to companies that operate in these industries; and
•	the Investment Manager’s belief that these industries in general, or segments within these industry sectors, will experience appreciable growth during Fund Sixteen’s investment horizon.

Commodities

Overview.  Fund Sixteen considers the commodities industry sector to be comprised of those companies that engage in the exploration, development, production, processing, farming, mining, purchase and sale of basic materials, excluding energy products. This includes agricultural products such as cotton and wheat, industrial metals like aluminum and copper, as well as other commodities like livestock, precious metals, and timber.

Trends.  Commodity prices experienced extreme volatility in 2011. Commodity prices rose sharply through April 2011 mainly on high growth expectations of the consumer class in China. In addition, suggestions by the head of the European Central Bank that interest rates would not rise until later than anticipated triggered many investors to transfer holdings from Euros to US Dollars, further pushing up commodity prices. This additional boost in prices began a selloff in commodities. Prices collapsed in May 2011 and continued to slide through September 2011. While the price of oil rose from the fourth quarter of 2010 to the fourth quarter of 2011, prices of industrial metals and many agricultural commodities dropped. Most notably, the price of nickel and zinc dropped 17.3% and 16.2%, respectively, over the same period. While the Standard & Poor’s Goldman Sachs Enhanced Commodity Index underperformed in 2011 realizing a 0.4% return, analysts with Goldman Sachs expect returns to rebound in 2012 to 12.0%.

Outlook.  The anticipated increase in commodity prices is expected to be led by a 13.0% increase in precious metals prices and a 10.0% increase in industrial metals prices while agricultural (excluding livestock) commodity prices are expected to decline by 6.0%. Gold is expected to appreciate as the U.S. Fed announced its intent to keep interest rates low through 2014, and many economists expect further monetary easing. Copper is expected to lead the increase in industrial metal prices on increased Chinese social housing construction, an expected pickup in United States housing construction, and increased industrial production in Europe and the United States. The World Bank estimates that agriculture commodity prices are expected to decline by 11.0% as previous high prices encouraged investment in new supply, while demand continues to weaken.

Energy

Overview.  Fund Sixteen considers the energy industry sector to be comprised of those companies that engage in the exploration, development, production, processing, mining, purchase and sale of energy products. This includes renewable energy products like geothermal heat pumps, solar panels, and windmills, and nonrenewable energy products like coal, gas, and oil.

Trends.  According to EIA, energy consumption in 2010 increased by 5.5% after a 5% decline in 2009. In OECD countries, consumption resumed with the upturn in economic activities. After the severe drop off experienced in 2009, energy consumption in 2010 grew by 6.7% in Japan, 4% in Europe and 3.7% in the United States. High demand for all forms of energy continued in China and India, with an increase of more than 6%. China reinforced its position as the world’s largest energy consumer, demanding 11% more energy resources than the United States, with India ranked third.

Oil prices were driven higher at the end of 2010 and into 2011 as social and political unrest unfolded in several Middle Eastern and African economies. Oil prices increased from about $82 per barrel at the end of November 2010 to more than $112 per barrel in 2011. The impacts of quickly rising prices and possible supply disruptions in the Middle East add substantial uncertainty to the near-term outlook for oil prices. Barclays expects global spending on exploration and production to increase in 2012 to $598 billion with strong upside potential due to conservative oil price forecasts. This is an increase of about 10% from $544 billion in total global spending in 2011.

Mild weather during the 2011-2012 winter season created record high levels of natural gas inventory build-up with February 2012 ending at an estimated 2.44 trillion cubic feet or about 41% above the same time last year, according to EIA.

The average delivered price of coal in 2011 was $2.40 per million British thermal units, which was a 5.8% increase from 2010. Lower demand for coal due to lower natural gas prices and concerns about the effects of the implementation of pending environmental requirements may exert downward pressure on the average delivered coal price. Coal consumption for electricity generation fell by 30 million short tons or 3.1% in 2011.

Outlook.  EIA expects the price of West Texas Intermediate (“WTI”) crude oil to average about $100 per barrel in 2012, $6 per barrel higher than the 2011 average price, and for WTI prices to continue to rise in 2013 ($106 per barrel in the fourth quarter of 2012). The price per barrel of oil may reach as high as $125 per barrel (1/15 chance) and $140 per barrel (1/50 chance) in June 2012. This forecast assumes that United States GDP will grow by 2.0% in 2012 and 2.4% in 2013, while world real GDP (weighted by oil consumption) grows by 2.9% and 3.7% in 2012 and 2013, respectively.

EIA forecasts total crude oil production to increase by 170,000 barrels per day in 2012 and an additional 80,000 barrels per day in 2013. For the lower-48 states of the United States, continued increases in onshore production of 270,000 barrels per day in 2012 and 110,000 barrels per day in 2013 overshadow declines of about 30,000 barrels per day in Alaskan output each year as well as a decline of 80,000 barrels per day in the Gulf of Mexico.

The average 2012 Henry Hub natural gas spot price is forecast to be around $3.17 per million British thermal units, a decline of about $0.83 per million British thermal units from the 2011 average spot price. EIA expects that Henry Hub spot prices will average $3.96 per million British thermal units in 2013.

Electric power sector coal consumption is forecast to decline by 2.1% in 2012 as generation from natural gas, nuclear and wind increases and electricity consumption remains flat. EIA expects the decline in electric power sector coal consumption to continue in 2013, although at a slower rate, as other sources continue to displace coal-fired electricity generation. Concerns about the EPA’s Cross-State Air Pollution Rule and its implementation may also exert downward pressure on coal prices.

Manufacturing

Overview.  Fund Sixteen considers the manufacturing industry sector to be comprised of those companies that engage in the mechanical, physical or chemical transformation of materials, substances or components into new products. This includes establishments that are often described as plants, factories or mills that characteristically use power-driven machines and materials-handling equipment, such as automotive and automotive parts manufacturers. According to data from the World Bank, United States manufacturing is responsible for 13% of its GDP as of 2010.

Trends.  Wages in China have been rising rapidly — nearly 70.0% from 2005 to 2010. The lack of patent protection and copyright laws in China has also pushed away manufacturing firms. The floods in Thailand along with higher shipping rates (from the rising price of oil) have exposed further vulnerabilities in the global supply chain. These factors are driving manufacturing facilities to locate closer to their end markets.

Manufacturing firms are taking a renewed interest in production in the United States in particular. The cost of labor in the United States has fallen dramatically over the past decade compared to foreign competitors, and low natural gas prices are an added attraction for producers. Construction for manufacturing facilities surged in December 2011, running at a 43.4% growth rate compared to December 2010. Orders and shipments of core capital goods have also increased to an expected 3.1% (higher than a previous estimate of 2.9%) in December 2011 month-on-month providing a strong launching point into 2012.

Other positive indicators for greater equipment purchasing stem from increasing manufacturing output and consumer spending. Manufacturing industrial production rose 0.7% in January 2012, after a 1.5% increase in December 2011. This was mainly led by the automotive sector with a 6.8% increase in industrial production in January 2012 month-on-month. Industrial production of fabricated metals, machinery and computers and electronics has also been improving. Business equipment production has also been trending up since 2009. As the recovery continues to gain traction, manufacturers may be encouraged to invest in new machinery. A weakened dollar provides export opportunities, and consumer spending is strengthening, particularly in the automotive sector. Ward’s Automotive estimates indicate the seasonally-adjusted annual rate of auto sales reached an estimated 15 million units in February 2012, the highest level since February 2008, before the onset of the financial crisis. Furthermore, economists with J.P. Morgan predict consumer spending to increase 2.3% in 2012 and 1.8% in 2013, which should further drive demand for manufactured goods and expansions in production capacity.

Outlook.  The average age of manufacturing equipment in the United States now stands at 13.5 years according to a recent report by the AMT. This is up from an average of 9 years in 2007. As the nation began to climb out of recession, manufacturers finally began to invest in capital equipment as demand for their products increased. Manufacturers were sitting on large amounts of cash and investments in new machinery became the best option to utilize it versus distributions or mergers and acquisitions activity. The manufacturers were waiting for the right moment when the economy appeared to be improving. Investments in new manufacturing technology in 2011 totaled $5.5 billion, up 66.4% from 2010, representing the highest amount of investment in more than a decade. The largest increase was realized in the Midwest, where investments in new manufacturing technology reached $1.8 billion in 2011, up 81.6% from 2010. During the cash build up by manufacturing firms, producers of capital goods began to innovate and develop new products to help their customers maximize production efficiencies. This has contributed to a boost in capital goods volumes, particularly for plastics production. Investments in new equipment are expected to remain strong buoyed by a weak dollar, green initiatives at auto production plants and a renewed interest in expanding production in the United States. Economists with J.P. Morgan forecast investments in capital equipment will rapidly outpace the other components of GDP with 8.2% year-on-year growth in 2012 and 6.1% year-on-year growth in 2013.

Technology

Overview.  Fund Sixteen considers the technology industry sector to be comprised of those companies that engage in the production of technological goods and services. This includes computers and peripherals, diversified electronics, healthcare and biotechnology products, information technology services, semiconductors, scientific and technical instruments, software, and telecommunications.

Trends.  One of the most significant trends in the tech sector is the advent of cloud computing. Firms are rapidly looking to outsource their information technology infrastructure and find ways to better manage and utilize their data from multiple devices and locations. Analysts with IBIS World reported that the United States data processing and hosting services industry grew 3.4% per year from 2006 to 2011 to $75.6 billion in revenue. Another significant trend is the rapid growth of smart phones and tablets. These products have enabled greater demands for wireless data and complement the growth in cloud computing. According to research from J.P. Morgan, tablet shipments grew 164.1% year-on-year to an estimated 26.2 million in 2011 from 9.9 million in 2010. Investment in the technology space has also been increasing. Within J.P. Morgan’s coverage of the tech sector, capital expenditures increased 2.6% year-on-year to $14.2 billion in 2011.

Outlook.  Analysts with IBIS World forecast the United States data processing and hosting services industry to grow 5.7% per year to $99.7 billion in 2016. Analysts with J.P Morgan predict United States tablet revenue to increase 58.8% from an estimated $12.5 billion in 2011 to $19.9 billion in 2013. The Investment Manager believes there will continue to be a strong need for capital equipment in the technology sector, particularly in telecom as fixed wireline providers replace copper connections with fiber optic cables, wireless providers upgrade their infrastructure to support greater demands for bandwidth and as storage centers build out additional capacity.

Transportation

Overview.  Fund Sixteen considers the transportation industry sector to be comprised of those companies that engage in freight transport, passenger transport and shipping. The freight transport segment includes trucking, railroad and air shipment companies that provide land- and air-based shipment of goods. The passenger transport segment includes companies that provide people with the means to travel anywhere in the world, whether it is by air, sea or land. The shipping segment includes companies that provide for the transportation of goods to businesses, governments and individual consumers.

The shipping segment can be categorized into three main sub-segments: dry bulk, tankers and general cargo. Vessels in the dry bulk segment are designed for the transport of iron ore, coal, agricultural commodities and similar cargo. Tankers transport liquid cargo such as crude oil, petroleum products, liquefied petroleum gas, liquefied natural gas, chemicals and vegetable oils. General cargo is mostly transported in standardized containers designed for ease of cargo handling on container ships.

Trends.  While the global financial crisis adversely impacted the global transportation industry, some segments of the industry started to turn around in 2011. According to the ATA, the trucking tonnage index increased 7.7% year-on-year for the fourth quarter of 2011 and 3.8% year-on-year for the third quarter of 2011. The trucking tonnage index increased 5.9% year-on-year in 2011, which represented the largest increase since 1998. Freight rates have increased as well, helping company performance; however, increased fuel, labor and maintenance costs continue to cut into gross margins. While oil prices are still lower than their peak of $140 per barrel in July 2008, the volatility poses a threat to industry operators as a one-cent increase in the price of diesel fuel costs the industry an additional $391 million over one year, according to ATA estimates. Higher expected repair costs for trucks and trailers may weigh on the industry as a result of high average age of trucks and trailers. The increased frequency of repairs may also cause an increase in driver downtime.

The passenger transportation industry has undergone a consolidation of larger bus operators in an attempt to decrease operational costs. According to National Bus Trader, 562 coach buses were delivered in the fourth quarter of 2011, which is an increase of 35.7% or 148 coaches from the 414 recorded in the fourth quarter of 2010. During the economic downturn, passenger transport businesses took a hit due to consumer cut backs on travel and tourism, while businesses and other organizations cancelled outings, parties and events.

Rail revenues increased to $76.3 billion in 2011, representing an average annual growth rate of 0.9% since 2006. S&P believes that volume trends will remain favorable due to the U.S. economy being in recovery mode assisted by slowing cost inflation. Rail capital expenditures are likely to remain strong in 2012 due in part to expansion of intermodal capacity while rail volume trends continue in positive territory with the help of a mild 2011-2012 winter season.

In shipping, container volumes fell in 2011 as the European and North American economies slowed. Freight movement on Asia to North America routes was up only 0.5% year-on-year. Asia to Europe routes were up 3.3% year-on-year. In 2011, time charter rates fell 28.8% to below break-even levels due to sluggish demand and high levels of supply growth. Due to the poor freight rate environment, cost competitiveness has become increasingly important. As such, major shipping company alliances have strengthened to improve their negotiation position. Increased oligopolization should make it easier for liners to control capacity, maximize efficiency of vessel deployment, rationalize voyages and routes, and improve services.

Outlook.  According to Clarkson Research, global container trade is expected to increase at rates of 7.7% and 8.3% in 2012 and 2013, respectively. The main driver of this increase is world GDP growth, which is forecast at 4.0%, 4.5%, and 4.7% in 2012, 2013 and 2014, respectively, according to the International Monetary Fund.

World oil demand is forecast to expand at a growth rate of 0.9% in 2012 after rising only 0.8% in 2011. Slowing oil demand growth indicates weakening demand for crude tankers in the medium term. This poses a large downside risk to the tanker market, as severe oversupply is already putting pressure on rates and values. Crude oil imports are forecast to rise by only 1.05% in 2012, compared to expected fleet growth of 6.8%.

IBIS World expects the passenger transportation industry to grow by 5.4%, since a stronger economy should translate into increased spending for travel services and corporate events, and the trucking industry to grow at an average annual rate of 3.5% in the U.S. for the next five years to $184.4 billion.

CASH DISTRIBUTIONS

While Fund Sixteen intends to make monthly cash distributions to its shareholders as described below, it cannot make any prediction as to what level of distributions or return on investment, if any, will be achieved. In addition, no specific amount of distributions or return on investment is guaranteed and investors bear a significant risk of loss on an investment in the shares.

Monthly Cash Distributions

Section 8.1 of the Trust Agreement provides that, subject to Fund Sixteen’s sole discretion, each shareholder is entitled to receive monthly cash distributions and that the Managing Owner will receive distributions as monthly distributions are made to the shareholders. Monthly distributions may be a return of capital rather than a return on capital. See “Risk Factors — All or a substantial portion of your distributions may be a return of capital and not a return on capital, which will not necessarily be indicative of Fund Sixteen’s performance.” These monthly distributions will be made at the distribution rate, as determined by Fund Sixteen, beginning with the month after the shareholder’s admission and ending with the termination of the operating period, to the extent that cash on hand is available for this purpose. The operating period is Fund Sixteen’s period of active investment and reinvestment, which it anticipates will end five years after the final closing date of the offering, but which it may extend for up to an additional three years in its sole discretion.

During the operating period, Fund Sixteen intends to reinvest substantially all of its undistributed cash not held in reserve, as well as proceeds of financings not needed to pay current obligations, in additional investments. Undistributed cash will be reinvested for all shareholders in accordance with the terms of the Trust Agreement. A ratable portion (that is, one-twelfth) of the annual distribution amount will be payable monthly. Those shareholders who invest prior to the applicable minimum offering amount being achieved and whose funds are held in escrow will receive, upon admission as shareholders, a one-time distribution in an amount equal to the distribution rate, determined in Fund Sixteen’s sole discretion, pro-rated for each day their funds were held in escrow, but without interest, to the extent cash on hand permits.

Cash on hand will be distributed to shareholders in an amount that Fund Sixteen believes can be prudently distributed without adversely affecting its operations, including meeting its investment objectives. In determining how much cash to distribute, Fund Sixteen will consider the following: (a) its expenses, the timing and amounts of which are expected to be largely non-discretionary and (b) monies that it determines are necessary to set aside as reserves or reinvest in additional investments. Thus, its decisions to establish additional reserves might affect its ability to make monthly cash distributions. Furthermore, its ability to make cash distributions to its shareholders may be subject to restrictions imposed upon it in loan or other types of agreements.

Subject to class variations, cash distributions are generally made in proportion to the number of shares a shareholder owns, without taking into account differences in the length of time such shareholders have held their shares, and are non-cumulative, meaning that if there is insufficient cash available to make a distribution at the current distribution rate, as determined by Fund Sixteen, in a given month, the shortfall will not necessarily be made up in any subsequent monthly distribution.

Distributions will be made on all classes of Fund Sixteen’s shares at the same time. The per share amount of distributions on Class A and Class I shares will likely differ because of different allocations of class-specific expenses. Fund Sixteen expects to determine the per share amount of distributions on each class of shares by allocating to each class of shares an amount to be distributed based on the number of shares outstanding in that class divided by the total number of shares of Fund Sixteen outstanding on the distribution date. Such per share amount will be reduced for each class of shares by the per share amount of any class-specific expenses allocable to such class.

Distributions to be made to shareholders pursuant to the Trust Agreement are intended to be in an amount sufficient to permit the shareholders to pay any federal and state income taxes payable with respect to sales of Capital Assets by Fund Sixteen. For this purpose, Fund Sixteen assumes that all shareholders are subject to income taxation at a 35% rate on taxable profits from such sales. There can be no assurance that cash will be available in an amount sufficient for that purpose.

Fund Sixteen anticipates that the monthly cash distributions, provided funds are available, will be made approximately five days after the end of each month, commencing in the first full month following the initial closing date, which is the date the minimum offering is achieved. Since monthly cash distributions are subject to the availability of funds, there can be no assurance that any anticipated monthly distributions will be made.

First Cash Distributions to Shareholders

If, in any month during the offering period and operating period, the distribution made to shareholders is less than the amount that should be paid based on the current distribution rate, the Investment Manager will defer 50% of its Management Fees. Such deferral will be without interest and will continue until such time as aggregate distributions to the shareholders are equal to the aggregate distributions that would have been received had all distributions been made at the then-current distribution rate(s).

The ratio of cash distributions to shareholders to cash distributions to the Managing Owner is different before and after the shareholders receive a preferred return. See “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates — Compensation to the Managing Owner.” The shareholders receiving a preferred return is the time when cash distributions have been made in an amount equal to the sum of the product of (i) the number of shares issued (adjusted for redeemed shares) and (ii) $1,000 plus an 8.0% cumulative annual return on such amount (such amount reduced to the extent that the annual distribution exceeds the 8.0% cumulative annual return). These determinations will not be made on a shareholder-by-shareholder basis, but will be made by aggregating contributions from the shareholders and distributions to the shareholders as a whole. Prior to the shareholders receiving a preferred return, distributions of cash flow will be made 96% to the shareholders and 4% to the Managing Owner. After the shareholders receive a preferred return, distributions of cash flow will be made 90% to the shareholders and 10% to the Managing Owner.

Reinvesting Distributions in Additional Shares During the Offering Period Pursuant to the DRIP

You may, subject to State suitability requirements, elect to have all of the cash distributions attributable to the class of shares you own in Fund Sixteen automatically reinvested in additional shares of the same class pursuant to the DRIP. See “Distribution Reinvestment Plan.”

Cash Distributions During the Wind Down Period

After the operating period, Fund Sixteen will sell its assets or let its investments mature in the ordinary course of business during a timeframe called the wind down period. Sales will occur as soon as the Investment Manager deems it prudent, which may or may not be before the maturity of the investments. At Fund Sixteen’s option, Capital Assets returned from expired leases may be leased to third parties rather than sold if, in the Investment Manager’s judgment, the re-lease of the Capital Assets is in the best economic interest of the shareholders. Because there can be no assurance that investments can be disposed of in a timely fashion during the wind down period, or that sales proceeds will be adequate to allow a distribution to be made in a given month, you should expect the amount and frequency of distributions during the wind down period to be unpredictable. Distributions made during the wind down period will, among other things, depend upon:

•	the amount of cash on hand at the end of the operating period;
•	the amount and timing of cash received from the disposition of Fund Sixteen’s investments;
•	the amount of cash flow, if any, that Fund Sixteen derives from holding its remaining investments prior to their sale and/or maturity during the wind down period; and
•	repayment of debt obligations, if any.

If the Investment Manager believes it would benefit Fund Sixteen’s shareholders to reinvest the proceeds received from its investments in additional investments during the wind down period, Fund Sixteen may do so, and that would have an impact on the amount and timing of distributions made during the wind down period. In addition, the Investment Manager will not receive any Acquisition Fees on investments made during the wind down period. Upon Fund Sixteen’s winding down, cash received from its investments will be distributed in accordance with the positive balances in its shareholders’ capital accounts.

Shareholders investing at different times during the offering period may experience different rates of return on their investments, both at the time if and when shareholders receive a preferred return and upon Fund Sixteen’s liquidation. This will depend on, among other things, whether the distribution rate is less than, equal to, or greater than 8.0% (used to determine when the shareholders receive a preferred return) and whether monthly distributions at that rate are always made; and similar differences could exist at the time of Fund Sixteen’s liquidation.

FEDERAL INCOME TAX CONSEQUENCES

This section discusses the material federal income tax consequences for an individual investor who is a U.S. citizen or resident. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective investor, in light of your personal circumstances. The tax consequences of investing in the shares will not be the same for all investors. A careful analysis of your particular tax situation is required to evaluate this investment properly. Therefore, you should consult your own tax advisor.

Tax treatment for other types of investors — such as trusts, corporations, tax-exempt organizations and employee benefit plans, and foreign investors — are likely to differ significantly from the principal tax consequences outlined in this section. See “— Tax Treatment of Certain Trusts and Estates,” “— Taxation of Tax-Exempt Organizations” and “— Corporate Investors.” State and local tax consequences may differ from the federal income tax consequences described below. See “— State and Local Taxation.”

Opinion of Counsel

Arent Fox LLP has acted as Fund Sixteen’s counsel in this offering. Arent Fox LLP’s opinion is that, under current tax laws and regulations, Fund Sixteen will be classified for federal income tax purposes as a partnership and not as a corporation. Fund Sixteen will not request a ruling from the IRS on this matter. Fund Sixteen’s counsel’s opinion on this issue is based partially on Fund Sixteen’s representations that: (1) its business will be conducted as described in this prospectus and (2) it will not elect to be classified as an association taxable as a corporation. In addition, to the extent the summaries of tax consequences herein contain statements or conclusions of law, counsel is of the opinion that these statements or conclusions more likely than not are correct under the present Code, applicable current and proposed IRS regulations, current published administrative positions of the IRS and judicial decisions.

Counsel’s opinion is based upon the facts described in this prospectus and upon additional facts that Fund Sixteen provided to counsel about its operations. Any alteration of its activities from the description it gave to counsel may render the opinion unreliable. Furthermore, the opinion of counsel is based upon existing law, which is subject to change either prospectively or retroactively.

You should note that the tax opinion represents only Fund Sixteen’s counsel’s best legal judgment and has no binding effect or official status of any kind, on the IRS or otherwise; and neither Fund Sixteen nor its counsel has requested a ruling from the IRS on any of the tax matters discussed in this prospectus. The IRS may not accept the conclusions set forth in Fund Sixteen’s counsel’s opinion.

Fund Sixteen’s counsel will not prepare or review its income tax information returns, which will be prepared by or on behalf of the Managing Owner and Fund Sixteen’s independent registered public accounting firm. The Managing Owner will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many similar matters. Such matters are usually handled by a partnership’s general partner, analogous to the Managing Owner here, often with the advice of independent accountants, and are usually not reviewed with counsel.

With regard to the tax consequences to you of an investment in the shares, your use of Fund Sixteen’s counsel’s tax opinion letter is subject to the limitations of the Code and proposed Treasury Regulations set forth below:

With respect to any material federal tax issue on which Fund Sixteen’s counsel has issued a “more likely than not” or more favorable opinion, its opinion may not be sufficient for you to use for the purpose of avoiding penalties relating to any substantial understatement of income tax under Section 6662(d) of the Code.

Because Fund Sixteen has entered into a compensation arrangement with its counsel to provide certain legal services to it, including the tax opinion letter, the counsel’s tax opinion letter was not written and cannot be used by you for the purpose of avoiding penalties relating to any reportable transaction understatement of income tax under Section 6662A of the Code.

The limitations set forth above on your use of Fund Sixteen’s counsel’s tax opinion letter apply only for federal tax purposes. They do not apply to your right to rely on Fund Sixteen’s counsel’s tax opinion letter and the discussion in the “Federal Income Tax Consequences” section of this prospectus under the federal securities laws.

Taxation of Partnerships in General

For federal income tax purposes, a trust generally refers to “an arrangement created either by will or by an inter vivos declaration whereby trustees take title to property for the purpose of protecting or conserving it for the beneficiaries under the ordinary rules applied in chancery or probate court.” The Treasury Regulations describe arrangements legally formed as trusts, but not classified as trusts for federal income tax purposes. Business trusts are one of these arrangements. A business trust is not classified as a trust because the arrangement is not merely intended to protect or conserve the property for the beneficiaries, but instead is created as a device to carry on a profit-making business normally carried on through a business organization classified as a corporation or partnership under the Code. Accordingly, where a trustee holds property, but the arrangement is engaged in the conduct of business for profit, the entity is not taxed as a trust for federal income tax purposes. Rather, multi-owner business organizations generally are treated either as corporations or partnerships for tax purposes. For income tax purposes, unincorporated entities that are not subject to a specific classification provision and that do not elect to be taxed as corporations are treated as partnerships and, thus, pass through entities. Pass through entities are generally tax reporting entities, not taxpaying entities. This means that the partners, and not the partnership, pay tax on the partnership’s income and deduct the partnership’s losses. As a shareholder, you will report your share of Fund Sixteen’s income, deductions, capital gains and losses on your federal income tax return. You will also pay taxes on your share of any taxable income or gains earned by Fund Sixteen.

One tax advantage of being taxed as a partnership is that the federal government taxes Fund Sixteen’s earnings only once. The partnership files an informational return with the IRS, but has no federal income tax liability. Because it pays no federal income taxes, the partnership has more cash to distribute to its investors. By contrast, the federal government effectively taxes a corporation’s earnings twice. The corporation itself must pay taxes on its taxable income, reducing the amount available to distribute in dividends to its shareholders and the shareholders are then required to pay income taxes on the dividends they receive. Another tax advantage of partnerships is that, subject to the limitations discussed in this section, investors often can deduct their share of any losses the partnership incurs, whereas a corporation does not pass through deductible losses to its investors. Subject to the exceptions set forth below regarding split holding periods (see “— Participation in the DRIP”), partners are also deemed to own a single partnership interest, regardless of the number of shares acquired and when acquired.

Fund Sixteen believes that your most substantial tax risk from this investment would be for the IRS to treat Fund Sixteen as a corporation for tax purposes, by classifying it as a “publicly traded partnership,” under Code Section 7704(b). Were that to happen, Fund Sixteen would have to pay tax on its income, reducing the amount of cash available for distribution to you; and you would not be able to deduct your share of any of Fund Sixteen’s losses. Such a classification would adversely affect your after-tax return, especially if the classification were to occur retroactively. Furthermore, a change in Fund Sixteen’s tax status would be treated as an exchange by the IRS, which could give rise to additional tax liabilities. See “— Publicly Traded Partnerships.”

Your ability to deduct Fund Sixteen’s losses is limited to the amounts that you have at risk in this investment. This is generally the amount of your investment, plus any profit allocations and minus any loss allocations and distributions. Additionally, your ability to deduct losses attributable to passive activities is restricted. Because Fund Sixteen’s operations predominantly will constitute passive activities to an individual investor, you can only use its losses to offset passive income in calculating your tax liability. For example, passive losses may not be used to offset portfolio income, including interest income from Fund Sixteen’s lending activities. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Fund Sixteen plans to generate income by loaning money secured by Capital Assets and, if applicable, other collateral. Fund Sixteen may be in the trade or business of making loans due to the manner in which it conducts its lending activities. However, its lending activities may not rise to the level of being in a trade or business, or the IRS could assert that was the case even if Fund Sixteen believed that its lending activities did constitute a trade or business of making loans. Finally, Fund Sixteen may generate its remaining income through the buying and selling of financial instruments. This type of activity is governed by many specific tax rules. See “— Tax Treatment of Lending Activities.”

Leasing activities may also generate a significant portion of Fund Sixteen’s income. Fund Sixteen expects that, for federal income tax purposes, its operating and leveraged leases will be treated as true leases and it will be considered the owner and lessor of the Capital Asset. The IRS may challenge the leases, however, and instead assert that they are sales or financings. This would result in the loss of your cost recovery or depreciation deductions. See “— Tax Treatment of Leases.”

Publicly Traded Partnerships

The Code classifies some partnerships as publicly traded partnerships for tax purposes, referred to as “PTPs.” If Fund Sixteen is classified as a PTP, it would be taxed as a corporation, the treatment of which is described above. A PTP is a partnership in which interests are traded on an established securities market or are readily tradable on either a secondary market or the substantial equivalent of a secondary market. The Code contains an exception, however, from being taxed as a corporation if the PTP derives 90% or more of its gross income from sources such as interest and dividends, rents from real property and gains from the sale of real property. Because of Fund Sixteen’s leasing activities, it does not expect to qualify for this exception.

The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets. A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii) the holders of interests in the partnership have a readily available, regular and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests; or (iv) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular and ongoing opportunities to dispose of their interests.

Fund Sixteen does not intend to list the shares on any market. The shares also will not be readily tradable on a secondary market, nor does Fund Sixteen expect them to be in the future. Therefore, Fund Sixteen will be a PTP only if the shares become readily tradable on the substantial equivalent of a secondary market. The shares do not become readily tradable merely because Fund Sixteen provides information to its shareholders regarding other shareholders’ desires to buy or sell shares to each other, or occasionally arrange transfers between shareholders. Moreover, the shares do not become readily tradable if Fund Sixteen creates a qualified matching program, because transfers made through a qualified matching service are also not counted. A matching service qualifies for this exclusion if it satisfies all seven of the following conditions:

(1)	it consists of a system that lists customers’ bid and ask quotes in order to match sellers and buyers;
(2)	deals occur either by matching the list of interested buyers to interested sellers or by bidding on listed interests;
(3)	sellers cannot enter into a binding agreement to sell their interest until at least 15 days after information regarding their offering is made available to potential buyers;
(4)	the closing of the sale does not occur until at least 45 days after information about the offering is made available;

(5)	the matching service only displays quotes that express interest in trading but do not represent firm commitments to buy or sell at the quoted price;
(6)	the seller’s information is removed from the matching service within 120 days after the posting and, if removed for any reason other than a sale, no offer to sell from that seller is entered into the matching service for at least 60 days; and
(7)	the percentage of interests in the capital or profits transferred during the tax year (other than through certain private transfers described in the Treasury Regulations, but not including repurchases described in the following paragraph) does not exceed 10% of the total interests in partnership capital or profits.

In addition, Fund Sixteen’s repurchase program should not be treated as creating a secondary market for the shares because Fund Sixteen will implement its repurchase program in accordance with the safe harbor in the Treasury Regulations. Transfers of shares made pursuant to a repurchase program operated in accordance with the safe harbor are disregarded in determining whether interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. The safe harbor requires a shareholder to notify Fund Sixteen in writing of its intention to sell its shares at least 60 calendar days before Fund Sixteen may repurchase those shares. The safe harbor also requires that the repurchase price cannot be established until at least 60 calendar days after Fund Sixteen receives a shareholder’s written request to sell its shares. Finally, the safe harbor requires that the sum of the percentage interests in Fund Sixteen’s capital or profits transferred during a taxable year (other than in certain private transfers described in the Treasury Regulations, but including sales made through a qualified matching service described in the previous paragraph) does not exceed 10% of Fund Sixteen’s total partnership capital or profits.

In the opinion of Fund Sixteen’s counsel, the IRS should not treat Fund Sixteen as a PTP. This opinion is based in part on Fund Sixteen’s representation to counsel that its shares will not be listed on any securities exchange, the rules governing its repurchase program, and that, in accordance with Section 10.2 of the Trust Agreement, the Managing Owner will refuse to recognize or give effect to any assignment of the shares for any purpose (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Fund Sixteen’s distributions or to acquire an interest in its capital or profits) that it knows or has reason to know occurred on an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations and published notices promulgated thereunder, or to permit, recognize or give effect to any assignment of shares that would result in the transfer of more than the maximum amount of shares that may be transferred pursuant to any regulatory safe harbor in a taxable year. See “Transfer of the Shares/Withdrawal —  Restrictions on the Transfer of the Shares and Withdrawal.”

While Fund Sixteen will use its best efforts to limit the type and number of transfers of shares to those that will allow it to remain within the safe harbors, it does not warrant that it will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of shares could occur that would cause Fund Sixteen to fall outside the safe harbor. In this regard, Treasury Regulation Section 1.7704-1(c)(3) states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for shares. No assurances can be offered, however, that, if the amount and type of trading in the shares were to fall outside the safe harbor, the IRS would not assert publicly traded partnership status with respect to Fund Sixteen.

If Fund Sixteen is classified as a PTP, it would be treated for federal income tax purposes as a corporation unless, as noted above, 90% or more of its income were to come from certain “qualified sources.” A significant portion of its business will be the leasing of personal (but not real) property, and income from this source is not “qualified.” Thus, if Fund Sixteen was a PTP, it would be taxed as a corporation. The major consequences of corporate tax treatment would be that, in addition to being taxed when distributed to you, Fund Sixteen’s income would be subject to corporate income tax and its losses would not be passed through its shareholders. If Fund Sixteen is taxed as a corporation, and particularly if the PTP classification is made retroactively, corporate taxation would have a substantial adverse effect on your after-tax return on your investment. Furthermore, the IRS would treat a change in tax status from a partnership to a PTP taxable as a corporation as an exchange that would give rise to tax liabilities for Fund Sixteen’s shareholders if its debt exceeded the tax basis of its assets at the time of the change in tax status — even though shareholders likely would not receive cash distributions from Fund Sixteen to cover such tax liabilities. See “— Opinion of Counsel,” “— Taxation of Partnerships in General” and “— Sale or Other Disposition of Shares.” In addition, Fund Sixteen’s distributions would be classified as portfolio income (dividends) rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to Fund Sixteen or other activities giving rise to passive activity losses. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and ‘At-Risk’ Limitation.”

Taxation of Current Distributions

As long as Fund Sixteen is classified as a partnership under federal tax law, it will not be subject to federal income tax. Rather, you will be required to report on your federal income tax return, and pay taxes with respect to, your share of Fund Sixteen’s annual income, gains, losses, deductions and credits. You must pay tax on your distributive share of Fund Sixteen’s income regardless of the amount of distributions you receive. See “— Fund Sixteen’s Income Versus Its Distributions.” Fund Sixteen’s tax returns will be prepared using the accrual method of accounting. Under the accrual method, Fund Sixteen will recognize as income items such as rentals and interest as and when earned by it, even if the proceeds are not received until a subsequent tax year.

Fund Sixteen will furnish you with all information about it necessary to prepare your federal income tax return not later than 75 days after the end of each fiscal year. Fund Sixteen will also file an annual information return with the IRS and will report its finances on an accrual basis using a December 31 fiscal year. Its income and loss for the taxable year will be allocated among its shareholders to take into account the varying interests of its shareholders during the year using any method permissible under Code Section 706 that the Managing Owner may select. If any shareholders hold their shares for less than the entire year, they will be allocated income and loss using such method as selected by the Managing Owner that reflects such part-year ownership as is permissible under Code Section 706. For purposes of allocating income or loss among the shareholders, Fund Sixteen will treat its operations as occurring ratably over each fiscal year — in other words, it will assume that income and loss are spread evenly over the fiscal year. Thus, if some shareholders are admitted after others, those shareholders admitted later may receive a smaller portion of each item of Fund Sixteen’s net profits and net losses than the shareholders who were admitted earlier. Nevertheless, those shareholders still will be obligated to make the same capital contributions to Fund Sixteen for their shares as the shareholders who were admitted previously. In addition, where a shareholder transfers shares during a taxable year, a shareholder may be allocated net profits for a period for which such shareholder will not receive a corresponding cash distribution. Moreover, depreciation or other cost recovery with respect to leased Capital Assets may create a deferral of tax liability during your ownership of the shares. Depending upon Fund Sixteen’s asset mix, larger cost recovery deductions in the early years may reduce or eliminate its taxable income in the initial years of its operations. This deferral, however, will be offset in later years, when smaller depreciation and cost recovery deductions will offset less of its income, while an increasing portion of its revenue must be applied to reduce debt principal. In later years, it is possible that taxable income will exceed cash distributions. On the contrary, if Fund Sixteen predominantly engages in lending activities, its taxable income may exceed its cash distributions in the early years depending on the terms and conditions of the loans and, in later years, cash distributions could exceed taxable income as its debtors pay off their loans.

With the exception noted below, you will not be required to pay income tax on cash distributions that exceed your share of Fund Sixteen’s taxable income; however, the excess will reduce your tax basis for your shares. Your tax basis will also increase or decrease annually based on your allocable share of Fund Sixteen’s income or loss for the year. Any cash distributions you receive that exceed your tax basis (after adjustment for your allocated share of Fund Sixteen’s income or loss) will be taxable to you, generally as capital gains, provided the shares are held by you as capital assets. Any reduction in your share of non-recourse liabilities, such as might arise as a result of a reduction of your percentage interest in Fund Sixteen upon issuance of additional shares to new or existing shareholders, will be treated as a distribution of cash to you. A portion of any distribution in excess of your tax basis, however, will be recharacterized as ordinary income in the same percentage that ordinary income would be realized upon a sale by Fund Sixteen of all its assets, for example, because of depreciation recapture. In addition, to the extent that a distribution would cause the amount you are considered to have “at risk” with respect to leased Capital Assets placed in service in a given year to become negative, you will have to include such amount in your gross income up to the amount of losses previously taken with respect to such Capital Assets. Further, a non-pro rata distribution of money or property, such as might arise as a result of a reduction of your share of Fund Sixteen’s liabilities upon the admission of additional shareholders, may result in ordinary income to you, regardless of your tax basis in your shares, if the distribution reduces your share of Fund Sixteen’s “unrealized receivables,” including depreciation recapture, or substantially appreciated “inventory items.” These terms are defined in Section 751 of the Code, and are known as “Section 751 assets.” To that extent, you will be treated as having been distributed your proportionate share of Fund Sixteen’s Section 751 assets and having exchanged those assets with Fund Sixteen in return for the non-pro rata portion of the actual distribution made to you. This last deemed exchange generally will result in your realization of ordinary income under Section 751(b) of the Code. That ordinary income will equal the excess of (i) the non-pro rata portion of that distribution over (ii) your tax basis for your share of Section 751 assets deemed relinquished in the exchange. Similarly, upon Fund Sixteen’s redemption of your shares, it is possible that you could recognize both ordinary income and a capital loss.

Participation in the DRIP

Although the tax treatment of an individual’s participation in corporate dividend reinvestment plans is well-established, the treatment of participation in the DRIP is less clear due to Fund Sixteen’s expected classification as a partnership. See “— Opinion of Counsel” and “— Taxation of Partnerships in General.” If the general principles applicable to corporate dividend reinvestment plans were to apply to Fund Sixteen, shareholders participating in the DRIP would be treated as having received the applicable distribution and immediately contributing such amount to Fund Sixteen in exchange for additional shares. Fund Sixteen intends to maintain its records consistent with such an approach in that it will show a distribution to the shareholders participating in the DRIP and an associated purchase by them of shares from Fund Sixteen.

If the IRS were to treat participation in the DRIP in a similar fashion, a shareholder who participates in the DRIP will be treated as receiving all cash distributions reinvested in shares registered in his name pursuant to the DRIP. Such distributions would be treated for tax purposes like other cash distributions. See “— Taxation of Current Distributions.” The acquisition of shares under the DRIP would be treated similarly to the shareholder’s original share purchase. One big difference, however, is that, generally speaking, the Treasury Regulations provide that when a partner makes an additional cash contribution to a partnership, the holding period of that partner’s partnership interest becomes a “split” holding period, with the portion of the interest attributable to the additional contribution (determined by the ratio of the amount of the additional cash contribution to the fair market value of the partnership interest after the contribution) treated as having a holding period that begins the day following the date of the additional contribution and the balance of the partnership interest retaining the holding period that it had prior to the contribution. A special rule under the Treasury Regulations also provides, however, that in determining the holding period of a partnership interest upon a sale of the interest, cash distributions received during the one-year period prior to the sale may be applied to reduce the cash contributions made during that period, on a last-in-first-out basis. Application of this special rule may, in many instances, prevent a shareholder from having a short-term holding period with respect to a portion of his interest in Fund Sixteen at the time of a sale of all or part of such interest if the only shares acquired by the shareholder during the one year period preceding such sale were acquired through the DRIP or through the cash acquisition of additional shares from Fund Sixteen. For the tax treatment of any gain on such a sale, see “— Sale or Other Disposition of Shares.”

While, as noted above, the Treasury Regulations generally provide that an interest in a partnership is a single interest, with the result that a shareholder’s interest in Fund Sixteen can (subject to the special rule mentioned in the preceding paragraph) have a “split” holding period upon the acquisition of additional shares, there is an exception to this rule that permits a partner in a publicly traded partnership to treat separately-identifiable units therein that were acquired at different times to have different holding periods. Fund Sixteen does not expect that exception will apply to a shareholder’s interest in Fund Sixteen because it does not expect to be a publicly traded partnership. See “— Publicly Traded Partnerships.”

If the IRS does not treat the DRIP in a fashion similar to corporate plans, it is possible that shareholders who participate in the DRIP might be considered to have exercised an option, received a deemed property distribution, or caused the dilution of the interests in Fund Sixteen of those shareholders who did not participate in the DRIP, such dilution being effected by the issuance of such additional shares to the shareholders who participate in the DRIP. This could result in a taxable event for both the DRIP participants and the non-participants.

If a shareholder elects to participate in the DRIP, the deemed distribution and corresponding investment will not, in and of themselves, have any net effect on the basis of such shareholder’s interest in Fund Sixteen. This is the case even though such shareholder’s basis would be reduced by the amount of the distribution, because such shareholder’s basis would be increased by an equal amount as a result of the corresponding reinvestment. Such shareholder’s share of Fund Sixteen’s non-recourse liabilities — which are also included in such shareholder’s basis — could increase relative to those shareholders who do not participate in the DRIP, however, because such shareholder’s relative ownership interest in Fund Sixteen would be deemed to have increased.

For further information regarding the tax consequences of participation in the DRIP, you should consult your own tax advisor.

Fund Sixteen’s Income Versus Its Distributions

The taxable income Fund Sixteen reports to you each year will not equal the cash distributions that you receive during that year. The difference between reported income and cash distributions arises primarily from six facts: First, depreciation and other cost recovery deductions reduce Fund Sixteen’s taxable income, but not its cash available for distribution. Second, Fund Sixteen’s revenues or gain on sale that it reinvests or uses to repay debt principal will generally constitute income even though using revenues for those purposes reduces the cash distributed to you. See “— Cost Recovery.” Third, Fund Sixteen will determine its income using the accrual method of accounting, which includes rental income as it accrues, even if not yet received. Fourth, Fund Sixteen’s financial assets may be subject to specific tax rules governing the timing of any inclusions of income and loss irrespective of any cash generated by them, such as its ability to deduct loan origination and acquisition costs currently. Fifth, certain rules, such as the “at-risk” rules and the tax-exempt leasing rules, may prevent losses attributable to some of Fund Sixteen’s investments from being used to offset income attributable to its other investments, with the result that its taxable income (and your share thereof) may be greater than its overall income (and your share thereof). Moreover, allowable “at-risk” losses may not offset Fund Sixteen’s income from its lending activities under the passive loss rules. Sixth, Fund Sixteen may need to disproportionately allocate its income on a per share basis to equalize the shareholders’ capital accounts (as adjusted by certain items) on a per class, per share basis. Therefore, the cash distributions that Fund Sixteen makes to you may be greater or less than your share of its taxable income in any given year.

Allocations of Profits and Losses

Your share of any item of Fund Sixteen’s income, gain, loss, deduction or credit is determined by the Trust Agreement. As a general rule, when Fund Sixteen is reinvesting proceeds in additional investments (the first five to eight years after it is closed to new investors), it will allocate 96% of its profits among its shareholders (including the Managing Owner to the extent it owns shares), and 4% to the Managing Owner. This allocation will continue until the excess of the cumulative profits allocated to the shareholders, in the aggregate, over the cumulative losses allocated to the shareholders, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks) would, if distributed currently to the extent not previously distributed, provide shareholders in the aggregate with an 8% cumulative annual return. Thereafter, during the operating period, Fund Sixteen’s profits will be allocated 90% among the shareholders (including the Managing Owner to the extent it owns shares) and 10% to the Managing Owner. Then, during the wind down period, while Fund Sixteen sells its assets or lets its investments mature, profits will initially be allocated between the Managing Owner and the shareholders so that the Managing Owner is allocated the greater of 4% thereof or such amount as is necessary to provide the Managing Owner with cumulative profits allocated pursuant to this provision, equal to, when added to the profits allocated 4% to the Managing Owner during the operating period, the cash that has been distributed 4% to it, and the balance to the shareholders until they have been allocated an amount equal to the 8% cumulative annual return threshold described in the second preceding sentence. Thereafter, profits will be allocated 10% to the Managing Owner and 90% to the shareholders. Starting with Fund Sixteen’s first fiscal year, profits allocated to the shareholders will be allocated among them in the first instance so as to cause their capital accounts, as determined on a per class per share basis and adjusted to reflect such items as their share of minimum gain and trail commissions, to be equal and thereafter in proportion to their shares of each class. Accordingly, during early periods, allocations of taxable income, gain, loss, deduction and credit may differ from share to share and from the amount of cash distributed. The amount of such difference may in part depend on the mix of Fund Sixteen’s leasing and lending activities in the early years.

As a general rule, 4% of Fund Sixteen’s losses will be allocated to the Managing Owner and 96% will be allocated among the shareholders. However, losses will be allocated 10% to the Managing Owner and 90% to the shareholders to reverse profits that were allocated in such 10%/90% ratio, described above. Starting with Fund Sixteen’s first fiscal year, losses allocated to its shareholders will be allocated among them in the first instance so as to cause their capital accounts, determined on a per share basis and adjusted to reflect such items as their shares of minimum gain and trail commissions, to be equal and thereafter in proportion to their shares in each class. Non-recourse deductions (deductions generally attributable to Fund Sixteen’s debt financed property) will be allocated 4% to the Managing Owner and 96% among the shareholders (including the Managing Owner to the extent it owns shares).

The IRS respects a partnership’s allocation of income, gain, loss, deductions or credits if:

(a)	the allocation has economic effect and is substantial, or
(b)	the partners can show that the allocation accords with each partner’s respective interest in Fund Sixteen, and
(c)	in the case of either (a) or (b), the allocation complies with special rules requiring that partners receiving allocations of losses or deductions generated by purchasing assets with borrowed money be charged back income and gain as those funds are repaid.

IRS regulations generally provide that, for an allocation to have economic effect, the following conditions must be true:

•	the allocation must be reflected by an increase or decrease in the relevant partner’s capital account, as those accounts are maintained under the applicable Treasury Regulations;
•	liquidation proceeds must be distributed in accordance with the partner’s positive capital account balances; and
•	the organizational agreement must provide that if a partner will have a deficit balance in his or her capital account upon liquidation of the partnership, the partner must be required to restore the deficit amount to the partnership, so that amount may be distributed to other partners with positive capital account balances. However, the Treasury Regulations provide that in the absence of an obligation to restore the deficit, the organizational agreement must contain a qualified income offset provision. A qualified income offset provision mandates that when a partner receives a distribution from the partnership that causes a deficit in the partner’s capital account or increases a preexisting deficit, that partner must be allocated income and gains as quickly as possible to eliminate any deficit balance in his or her capital account that is greater than any amount that he or she is obligated to restore.

The economic effect of an allocation is substantial if there is a reasonable possibility that it will substantially affect the amount to be received by shareholders from Fund Sixteen, independent of tax consequences. In addition, an economic effect is not substantial if, at the time the allocation becomes part of the Trust Agreement: (1) at least one shareholder’s after-tax return may, in present value terms, be enhanced compared to his or her return if the allocation were not contained in the Trust Agreement; and (2) there is a strong likelihood that no shareholder’s after-tax return will, in present value terms, be substantially diminished compared to his or her return if the allocation were not contained in the Trust Agreement. The Treasury Regulations on this issue state that, in determining after-tax return, a partner’s entire tax situation, including aspects unrelated to the partnership, will be taken into account.

The Trust Agreement contains several provisions designed to ensure that allocations have a substantial economic effect, including:

(1)	It requires that all allocations of income, gains, losses, deductions and distributions are reflected by an increase or decrease in the relevant shareholders’ capital accounts.
(2)	All shareholders who are allocated losses and deductions generated by leased Capital Assets acquired with borrowed money will be charged back income and gains generated by those assets.
(3)	Although no shareholder (other than the Managing Owner’s limited commitment) having a deficit balance in his or her capital account after the final liquidating distribution will be required to make a cash contribution to Fund Sixteen to eliminate the deficit, the Trust Agreement contains a provision for a qualified income offset and requires that, upon liquidation, Fund Sixteen’s assets will be distributed to its shareholders in accordance with such shareholders’ positive capital accounts.

Based on the foregoing, the allocations provided in the Trust Agreement should be respected for tax purposes. However, depending on when a shareholder acquired a share and for what price, it is possible that the allocations set forth in the Trust Agreement have the effect of providing deferral for that shareholder. If, for example, the shareholder obtaining deferral is an individual in the highest tax bracket while the shareholder currently allocated income is tax-exempt, the allocations in the Trust Agreement could be insubstantial. Nevertheless, because of the large number of expected shareholders, Fund Sixteen does not believe there is a strong likelihood of this occurring. If upon audit the IRS takes the position that any of those allocations should not be recognized, and if the IRS’s position were sustained by the courts, you could be taxed on a portion of the income allocated to the Managing Owner or to another shareholder, and part of the deductions allocated to you could be disallowed.

Estimated Tax Payments

You may be required to make estimated tax payments due to your liability for paying the taxes on your distributive share of Fund Sixteen’s taxable income. See “— Taxation of Partnerships in General.” Fund Sixteen does not anticipate withholding or making payments to any taxing authority on behalf of its shareholders. Nevertheless, there may be some circumstances under which it is required to withhold on behalf of a shareholder. For example, under certain circumstances it is required to withhold a foreign shareholder’s share of its income effectively connected with the conduct of a U.S. trade or business. If it does withhold or make a payment to a governmental authority on your behalf, it may treat any excess of that amount over your next entitled distribution as a demand loan carrying an interest rate of 12% per year.

For further information regarding the tax consequences of Fund Sixteen’s right or obligation to withhold or make a payment on your behalf, please consult your tax advisor.

Retroactive Allocations

Under Code Section 706(d), “retroactive allocations” — i.e., allocations of items to partners before they become partners — are prohibited, and Code Section 706(d) and the Treasury Regulations thereunder effect this prohibition by providing that if there is a change of a partner’s interest in a partnership in any taxable year, each partner’s distributive share of partnership tax items is to be determined by any method prescribed in the Treasury Regulations that takes into account the varying interests of the partners in the partnership during that year. The Trust Agreement provides that Fund Sixteen’s items will, to the extent necessary in order to comply with Code Section 706(d), be allocated on a daily, monthly or other basis as determined by the Managing Owner using any permissible method under Code Section 706(d) and the Treasury Regulations promulgated thereunder. If, as a result, an amount of profit or loss allocated to a shareholder is limited compared to what would otherwise have been the case with respect to the general rules regarding the allocation of profits and losses, such excess will be allocated to the other shareholders in relation to the amounts otherwise allocated to them. As a result, if some shareholders are admitted after others, they may receive a smaller portion of Fund Sixteen’s profits and losses even though they are required to contribute the same amount as those shareholders who were admitted earlier. As stated above, some of this disparity results from a timing issue that will resolve itself over the life of the fund due to Fund Sixteen’s allocation provisions beginning in its first Fiscal Year. However, a portion of this disparity may result from the receipt of additional cash distributions by those shareholders who invested earlier.

Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation

Passive Activity Losses.  The passive activity loss rules generally allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include portfolio income like interest, dividends and royalties, or ordinary income from salary and other types of compensation for personal services. Therefore, taxpayers generally will be required to segregate income and loss into three categories: active trade or business income or loss; passive activity income or loss; and portfolio income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and some closely held corporations (including S corporations).

A passive activity is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. The IRS generally considers rental activities passive, whether or not a taxpayer materially participates. Accordingly, Fund Sixteen expects that you should treat your share of its rental income or loss as passive activity income or loss. Fund Sixteen expects its lending activities to consist of the origination of loans secured by Capital Assets and the buying and selling of existing loans secured by Capital Assets. In addition, regardless of whether it is in the trade or business of making secured loans, it expects that its interest income will not be considered from a passive activity and, therefore, may not be offset by any of your passive activity losses due to its expectation that its lending activity will be equity-financed (that is, financed primarily with its equity capital rather than with funds it has borrowed). However, the treatment of gains and losses from Fund Sixteen’s lending activities will depend on whether it is in the trade or business of lending. If it is in the trade or business of lending, then its lending activities may generate passive activity gains or passive activity losses during the time you hold your shares. Moreover, any interest you incur on debt used to acquire or maintain shares attributable to Fund Sixteen’s leasing activities will be treated as a passive activity deduction. Regardless of whether it is in the trade or business of lending, the portion of any interest you incur on debt that is attributable to Fund Sixteen’s lending activities will be attributable to its portfolio income (including its interest income from its lending activities), if any, and deduction of such amounts will be limited by the same principles as those applicable to losses passed through to you by Fund Sixteen. Fund Sixteen will also generate portfolio income or loss from its financial transactions, including interest on its funds pending their investment. Finally, interest expense of a shareholder attributable to such portfolio income may be subject to other limitations on its deductibility. See “— Interest Expense.”

You can deduct passive activity losses against passive activity income to reduce your overall income tax liability, but you cannot offset ordinary or portfolio income with passive activity losses. Your tax deduction for passive activity losses will be limited by the amount of your passive activity income in any given tax year. If your share of Fund Sixteen’s passive activity losses is greater than your passive activity income, you will have a suspended loss, meaning that you cannot deduct the loss in the year you incurred it. You can, however, carry the suspended loss forward indefinitely to offset any passive activity income you derive in future years, whether from Fund Sixteen or another passive activity. Additionally, any suspended losses generally may be deducted against non-passive income when you recognize a gain or loss from the sale of your entire interest in Fund Sixteen. Finally, passive activity income from Fund Sixteen can be used to absorb losses from other passive activities, subject to special rules regarding PTPs.

Losses from a PTP are treated as passive activity losses that may only be used to offset income subsequently generated by the same PTP that is taxed as a partnership. The IRS generally treats income from a PTP as portfolio income, unless it is used to offset previous losses from the same PTP. Fund Sixteen has been structured to avoid being classified as a PTP; however, these rules mean that its income or losses may not be used to offset any losses or income you may derive from another limited liability company or partnership that is classified as a PTP.

Tax Basis.  Your initial tax basis in your shares will be the price you paid for your shares. Your tax basis will then be increased by your share of Fund Sixteen’s income, by your share of its non-recourse indebtedness (that is, indebtedness for which none of the shareholders are personally liable) and any liabilities it has to you. Your basis will be reduced by the amount of any cash distributions you receive, your share of any losses, any reductions in your share of Fund Sixteen’s non-recourse indebtedness, and any reduction in any liabilities it has to you. You may deduct your share of Fund Sixteen’s losses, if any, only to the extent of the tax basis in your shares. Any losses allocated to you in excess of your tax basis in your shares are rolled over to your subsequent tax years until the earlier of (1) your ability to use the loss due to having sufficient tax basis in your shares or (2) the disposition of your shares.

“At-Risk” Limitation.  Generally, taxpayers may not deduct partnership losses they incur that exceed the total amount they have at risk in the partnership at the end of a partnership’s tax year. For the most part, the amount a taxpayer has at risk equals the money and the adjusted basis of other property contributed to the partnership. At-risk is determined on an activity, and not an entity, basis. Thus, a single entity, like Fund Sixteen, will have multiple at-risk activities, each of which will be subject to a separate at-risk limitation.

You will not be at risk, and will not be entitled to increase the at-risk basis of your shares, with respect to Fund Sixteen’s recourse liabilities, such as trade payables. Nor will you be at risk with respect to non-recourse liabilities incurred by Fund Sixteen, such as amounts borrowed to finance its investments, even though its non-recourse liabilities (and, under certain circumstances, its recourse liabilities) may increase the tax basis of your shares. Thus, your initial amount at risk will be the amount of your investment.

A shareholder’s amount at risk will be reduced by (i) net losses that are allowed as a deduction to the shareholder under the “at-risk” rules and (ii) cash distributions received by a shareholder with respect to the shareholder’s shares, and increased by that shareholder’s distributive share of net profits. Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.

If a shareholder’s at-risk amount is reduced below zero (due to a cash distribution to a shareholder), the shareholder must recognize income to the extent of the deficit at-risk amount, up to the amount of loss the shareholder previously recognized that reduced his or her at-risk amount. Fund Sixteen’s losses that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the shareholder in subsequent years to the extent that the shareholder’s amount at-risk has been increased.

It is not anticipated that, on an aggregate basis, Fund Sixteen will incur losses. For purposes of the “at-risk” rules, however, the Code will not allow Fund Sixteen to aggregate its leasing and lending businesses. Moreover, Fund Sixteen can only aggregate its leasing activities with respect to leased Capital Assets placed in service during the same taxable year. Therefore, the “at-risk” rules will be applied separately to the net taxable income or loss resulting from leasing Capital Assets that were placed in service during separate taxable years. This could result in a shareholder’s deduction for losses with respect to certain items of leased Capital Assets being limited by the “at-risk” rules, even though he or she must recognize income with respect to other leased Capital Assets. It will also require a shareholder to allocate his or her at-risk basis over the different activities described above, specifically, the different years’ leasing and lending activities. In such circumstances, the application of the “at-risk” rules could compel a shareholder to recognize more taxable income in a year than that shareholder’s share of Fund Sixteen’s aggregate income because of a limitation imposed by such rules on the ability to set off losses attributable to leased Capital Assets placed in service in one year against income attributable to leased Capital Assets placed in service in another year or against income from Fund Sixteen’s lending activities.

The sum of the amounts for which a shareholder will be considered “at-risk” for purposes of Section 465 of the Code, in any taxable year with respect to leased Capital Assets placed in service in that taxable year and in each prior year (treating all leased Capital Assets placed in service in the same year as a single activity separate from the activities represented by leased Capital Assets placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in the Trust Agreement) of such shareholder (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the shareholder is personally liable for repayment, or (B) for which property other than shares are pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and, provided further, that such capital contributions are invested in leased Capital Assets or otherwise expended in connection with Fund Sixteen’s organization or leasing activities (or are subject to the rights of its creditors for amounts incurred by it with respect to same)), less (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such Capital Assets that have been allowed as deductions to the shareholder under the at-risk rules and (B) cash distributions received by the shareholder with respect to the aforementioned Capital Assets, plus (iii) the shareholder’s distributive share, determined on a cumulative basis, of total net profits with respect to Fund Sixteen’s leased Capital Assets. Fund Sixteen expects that your at-risk basis will be less than your investment in Fund Sixteen due to fees and the amount of your investment allocable to its lending activities.

Deductions for Organizational and Offering Expenses; Start-Up Costs

The costs of Fund Sixteen’s organization and the sale of its shares, as well as other start-up costs, generally may not be deducted in the year they are incurred; rather, they must be capitalized. Organizational expenses and start-up costs may be currently deducted on a limited basis (up to $5,000) in the year incurred. However, this $5,000 amount is reduced (but not below zero) by the amount by which the cumulative cost of such expenditures exceeds $50,000. The remainder of the start-up costs can be amortized over a period of 180 months.

Syndication expenses, which are the costs incurred to promote or effect the sale of the shares, are non-deductible, must reduce shareholders’ capital accounts when incurred and give rise to a tax offset, if at all, only upon Fund Sixteen’s liquidation, and then, in most cases, only as a capital loss. Syndication expenses include brokerage fees (such as the dealer-manager and distribution fees and sales commissions provided for in the Trust Agreement); registration and filing fees with the Securities and Exchange Commission and each State in which the shares are sold; Fund Sixteen’s legal fees for securities advice and advice concerning the adequacy of tax disclosures in the offering materials; accounting fees for the preparation of information to be included in the offering materials; printing and reproduction costs; and other selling or promotional expenses.

Fund Sixteen will endeavor to treat its organizational, start-up and syndication costs in accordance with the foregoing rules. There is uncertainty, however, about the distinction between trade or business expenses that may be currently deducted, and organizational, start-up and syndication costs that must be capitalized or deferred. Because of this uncertainty, the IRS could challenge the current deduction of some of Fund Sixteen’s expenses on the grounds that the expenses are not deductible in the year incurred. Under the Trust Agreement, brokerage fees and underwriting commissions are specially allocated to those shareholders with respect to whose purchase of shares such commissions and fees were paid. Other syndication expenses will be allocated, to the extent possible, in equal amounts per share. If such equality is not possible, the Managing Owner may make compensating allocations of items of income or loss to achieve the same effect on capital accounts.

Tax Treatment of Lending Activities

Until Fund Sixteen has conducted operations for a while, it will not know whether its lending activities constitute a trade or business of originating, buying, and selling loans. It could be that Fund Sixteen will not be in the business of originating, buying, and selling loans, especially if its loan originations are a small part of its lending activity. The Code contains many special rules regarding the proper recognition of income, gain, loss, deduction and credits. For example, there are specific rules concerning the tax treatment of hedging transactions, constructive sales treatment for appreciated financial positions, market discount, and original issue discount. Also, management fees incurred for investment activities are not considered trade or business expenses. Instead, they are considered investment expenses and their deductibility is limited. Thus, if Fund Sixteen’s lending activity is not a trade or business, a portion of the Management Fees and other costs incurred by you may be considered investment expenses, the deductability of which is subject to various limitations. In addition, your tax treatment of any losses Fund Sixteen incurs on its loans may depend on whether it is in the trade or business of making loans. For example, if loans it acquires are not considered to have been acquired and held by it in connection with its trade or business of lending money, any loss it might incur if a borrower or borrowers defaulted on such loans would be a capital loss rather than an ordinary loss. With very limited exceptions, capital losses can be deducted only against capital gains and not against ordinary income. Finally, the law surrounding the treatment of loan origination and acquisition fees is unclear. Thus, Fund Sixteen may be unable to immediately deduct these costs, increasing its taxable income in the early years. Because the proper tax treatment will depend on the specific terms and conditions of the loans it originates, buys, and sells, Fund Sixteen’s counsel cannot render an opinion on this issue.

Tax Treatment of Leases

Your depreciation and cost recovery deductions with respect to any item of Fund Sixteen’s leased Capital Assets depends, in part, on the tax classification of the agreement under which such Capital Asset is leased. These deductions are only available if the agreement is a true lease of a Capital Asset, meaning Fund Sixteen retains ownership of the Capital Asset. Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, or as a financing or refinancing arrangement where, for tax purposes, ownership is treated as if it shifted to a purchaser, the nominal lessee.

Whether Fund Sixteen is the owner of any particular leased Capital Asset, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations. The IRS has published guidelines on the tax treatment of leveraged leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts, although they have been in a number of instances.

Whether any lease will meet the relevant requirements to be characterized as a true lease, and whether Fund Sixteen will be treated for tax purposes as the owner of each leased Capital Asset acquired by it, will depend upon the specific facts in each case. Since these facts cannot now be determined with regard to leases that will be entered into in the future, Fund Sixteen’s counsel cannot render an opinion on this issue.

Cost Recovery

A significant portion of the Capital Assets that Fund Sixteen may acquire and lease generally is classified as 3-year, 5-year or 7-year property and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period. The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction. A taxpayer may, however, choose to use a straight-line method of depreciation for the entire recovery period.

Fund Sixteen will allocate all or part of the Acquisition Fees related to its investment in leased Capital Assets, which are fees paid to the Investment Manager in connection with the selection and purchase of leased Capital Assets, to the cost basis of such Capital Asset. Fund Sixteen cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes Acquisition Fees are properly allowable. The IRS might assert that the Acquisition Fees are attributable to items other than the Capital Asset, or are not subject to cost recovery at all. If the IRS were successful in making that claim, the cost recovery deductions available to Fund Sixteen would be reduced accordingly. Because the determination of this issue depends on the magnitude and type of services performed for the Acquisition Fees, which is presently undeterminable and may vary for each Capital Asset acquired and leased by Fund Sixteen, its counsel is unable to render an opinion about whether its cost recovery deductions would be upheld if challenged by the IRS.

In some circumstances, a taxpayer will be required to recover the cost of an asset over a longer period of time than described above. These circumstances include the use of leased Capital Assets predominantly outside the United States and the use of leased Capital Assets by a tax-exempt entity. See “— Limitations on Cost Recovery Deductions.”

Limitations on Cost Recovery Deductions

Property Used Predominantly Outside the United States.  Fund Sixteen may own and lease Capital Assets that are used predominantly outside the United States. The cost of these Capital Assets must be written off for federal income tax purposes using the straight-line method of depreciation over a period corresponding to such Capital Asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property. If the leased Capital Asset does not have an ADR Class Life, a 12-year period must be used. Certain types of property used predominantly outside the United States nevertheless qualify for the normal rules discussed above; that is, a shorter depreciable life should be allowable. The exceptions include the following:

(1)	aircraft registered in the United States that are operated to and from the United States;
(2)	some railroad rolling stock used within and without the United States;
(3)	vessels documented under the laws of the United States that are operated in the foreign or domestic commerce of the United States; and
(4)	containers owned by a United States taxpayer that are used in the transportation of property to and from the United States.

Tax-Exempt Leasing.  Fund Sixteen may lease Capital Assets to tax-exempt entities. Property leased to tax-exempt entities, called tax-exempt use property, must be written off for federal income tax purposes using the straight-line method of depreciation. The depreciation period is the longer of:

•	the Capital Asset’s ADR Class Life, which generally is longer than the 3-year, 5-year or 7-year periods permitted for property not leased to tax-exempt entities; or
•	125% of the term of the lease, including all options to renew as well as some successor leases for the Capital Asset.

The definition of a tax-exempt entity includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, some foreign persons and entities and some international organizations. The term also generally includes organizations that were tax-exempt at any time during the five-year period before the organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if less than 50% of the income derived from the leased property is subject to U.S. income tax.

The term tax-exempt use property does not include:

(1)	property that is used predominantly by a tax-exempt entity in an unrelated trade or business, if the entity pays unrelated business income tax on the income from the trade or business;
(2)	property leased to a tax-exempt entity under a short-term lease, meaning a lease that has a term of either less than one year, or less than 30% of the property’s ADR Class Life as long as that is less than three years; and
(3)	certain high-technology equipment.

In addition, under Code Section 470, enacted as part of the American Jobs Creation Act of 2004 (the “2004 Tax Act”), losses attributable to the leasing of tax-exempt use property (including property described in items (2) and (3) of the immediately preceding paragraph) cannot be deducted currently, but must be deferred until there is income derived from such property or when the interest therein is completely disposed of, unless the lease complies with certain requirements. Because these facts depend upon leases that will be acquired or entered into in the future, no conclusion can be expressed now regarding the possible application of Code Section 470 to leases of property to tax-exempt entities.

Consequences of Rules Regarding Depreciation of Leased Capital Assets Predominantly Used Outside the U.S. and Tax-Exempt Leasing.  To the extent that Fund Sixteen’s leased Capital Assets are subject to the depreciation rules regarding property used outside the United States or regarding tax-exempt use property, and to the extent that the loss suspension rules under Code Section 470 apply because it has losses attributable to tax-exempt use property, a shareholder will generally have to recognize taxable income and may have to pay income tax in greater amounts in the early stages of Fund Sixteen’s existence than would otherwise have been the case, for at least two reasons. First, the longer depreciation periods for leased Capital Assets used predominantly outside the United States and tax-exempt use property means that the annual depreciation deduction for such property will be smaller than otherwise would have been the case, but will continue longer, thereby increasing net income (or reducing net loss) with respect to such property in the early years, but reducing net income (or increasing net loss) in the later years. Second, if losses are suspended pursuant to Code Section 470, taxable net income is greater (or net loss is less) during the period that such loss is suspended than otherwise would have been the case, but such taxable net income would be less (or net loss would be greater) in later years, when the property to which the loss is attributable either produces income or is disposed of and the loss can then be taken.

Deferred Payment Leases

Section 467 of the Code requires both the lessor and lessee in certain lease agreements to annually accrue the rent and interest on any rental payments that will be paid in the future. A Section 467 rental agreement is any rental agreement for the use of tangible property that involves total payments in excess of $250,000 and either provides for increasing (or decreasing) rental payments, or provides that some rent for the use of property in a calendar year is payable after the close of the following calendar year. In general, the amount of rent that must be allocated to a tax year will be determined by the terms of the lease. In some circumstances, however, rent will be required to be allocated to a year prior to the year in which it will be paid, with the exact amount determined based upon present-value principles and, in the case of certain rental agreements, on a constant, level rate; the present-value amount would accrue interest until paid. Fund Sixteen may enter into transactions that meet the definition of a Section 467 lease agreement, which could result in the acceleration of income recognition by it prior to receipt of the corresponding cash flow. Another consequence would be the conversion of some of its income from rental income (passive) to interest income (portfolio) due to the deemed time value of money rules.

Sale or Other Disposition of Fund Sixteen’s Property

Because of the different individual tax rates for capital gains and ordinary income, the Code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of Capital Assets, Fund Sixteen will realize gain or loss equal to the difference between the tax basis of the Capital Asset at the time of disposition and the price received for such Capital Asset upon disposition. Any foreclosure of a security interest in Capital Assets would be considered a taxable disposition, and Fund Sixteen would realize gain if the face amount of the debt being discharged were greater than the tax basis of the Capital Asset, even though it would receive no cash.

Because leased Capital Assets are tangible personal property, upon the disposition of such leased Capital Assets, all of the depreciation and cost recovery deductions taken by Fund Sixteen will be subject to recapture to the extent of any realized gain. Recapture means that the depreciation previously deducted is reversed by recognizing the depreciated amounts as ordinary income in the year of the sale or other disposition. Recapture cannot be avoided by holding the leased Capital Assets for any specified period of time. If Fund Sixteen was to sell leased Capital Assets on an installment basis, all depreciation recapture income would be recognized at the time of sale, even though the payments are received in later taxable years. Similarly, the original issue discount and market discount rules may cause Fund Sixteen to recognize ordinary income and not capital gain on the disposition of its lending assets or of loans it has made.

Certain gains and losses are grouped together to determine their tax treatment. The gains on the sale or exchange of certain assets, including Capital Assets used in a trade or business, such as that to be owned by Fund Sixteen, and held for more than one year, are added to the gains from some compulsory or involuntary conversions. If these gains exceed the losses from such sales, exchanges and conversions, the excess gains will be taxed as capital gains (subject to the general rules of depreciation recapture described above and a special recapture rule described below). If the losses exceed the gains, however, the excess losses will be treated as ordinary losses. Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gain if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years that have not yet been offset against net gains in those years.

Because of the nature of Fund Sixteen’s property, it expects that substantially all, if not all, of any gain it realizes on the sale or other disposition of its leased assets will be treated as ordinary income for income tax purposes rather than capital gain.

Gains and Losses from Foreign Currency

Fund Sixteen expects to make investments outside of the United States, some of which may not be denominated in the U.S. dollar. Its transactions in currency other than the U.S. dollar, including possible hedge contracts of the foreign currency into U.S. dollars, may be subject to special U.S. tax rules governing transactions in “nonfunctional currency.” Because it is a domestic trust with no foreign business units, its functional currency is the U.S. dollar. Generally, each transaction’s gain or loss arising from a taxpayer’s nonfunctional currency is recognized separately for federal income tax purposes. However, there are special rules for combining separate foreign currency transactions if they are part of a single hedging transaction. Foreign currency exchange gain or loss is usually ordinary income and not treated as interest income or expense. See “Risk Factors — Fund Sixteen could incur losses as a result of foreign currency fluctuations.”

Sale or Other Disposition of Shares

The gain or loss you realize on the sale of the shares includes the cash or other consideration you receive from the purchaser, as well as your share of Fund Sixteen’s non-recourse indebtedness. This gain or loss will, except as noted below, be taxed as long-term or short-term capital gain or loss, depending on how long you hold your shares, assuming that your shares qualify as capital assets in your hands.

The portion of your gain attributable to ordinary income assets held by Fund Sixteen, which includes inventory and unrealized receivables, would be treated as ordinary income. Ordinary income assets include assets that are subject to recapture of recovery or depreciation deductions, determined as if your proportionate share of Fund Sixteen’s assets is sold at the time you sell your shares. Ordinary income assets also include certain income from “market discount bonds” or short-term obligations that Fund Sixteen may acquire at a discount. Thus, it is likely that most of any gain upon the sale of your shares will be treated as ordinary income.

You must promptly notify Fund Sixteen of any transfer of your shares, whether by sale, gift or otherwise. Once it is notified, it is required to inform the IRS, the buyer and you of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the shares you sold or exchanged. This report must be made on or before January 31 following the calendar year of sale. The penalty for failure to inform the IRS is $50 for each failure, with a limit of $100,000. If you fail to notify Fund Sixteen of the transfer of your shares, you will be penalized $50 per failure.

Treatment of Cash Distributions Upon Redemption or Repurchase

The redemption or repurchase by Fund Sixteen of all or a portion of your shares will be treated as a sale or exchange of the shares for income tax purposes and may generate taxable income or loss to you. The amount you realize in such redemption or repurchase will equal the sum of the cash you receive plus your share of Fund Sixteen’s non-recourse liabilities.

Simultaneously with your receipt of a cash distribution from Fund Sixteen in connection with a redemption or repurchase, your share of Fund Sixteen’s ordinary income assets will be reduced. You will be treated as if you have received the cash, or a portion of the cash, in exchange for your share of ordinary income assets. If the distribution that is deemed a payment for the ordinary income assets exceeds your share of the adjusted basis of the ordinary income assets, you must recognize the excess as ordinary income. The remainder of the distribution, if any, will be treated in the same manner as a distribution (that is, you will recognize income only to the extent that the cash distributions exceed your adjusted basis in your shares). See “— Taxation of Current Distributions.” Thus, Fund Sixteen’s redemption of your shares may cause you to realize ordinary income and a capital loss.

Fund Sixteen will redeem your shares in accordance with the Repurchase Plan. The value you receive under the Repurchase Plan may not equal the capital account balance attributable to your redeemed shares. As stated above, your gain or loss on the redemption depends upon your share of Fund Sixteen’s ordinary income and your tax basis. With regards to your tax basis, if you redeem only a portion of your shares, you must allocate your tax basis proportionately among the shares you redeemed and the shares you retained. The tax treatment to the continuing shareholders upon a redemption of a shareholder for less than the capital account value of the redeemed shares is uncertain.

Fund Sixteen anticipates that funds used to redeem or repurchase shares will be payable out of cash flow that otherwise would be available for distribution to all shareholders or for reinvestment in additional Capital Assets. Accordingly, while any redemption or repurchase of shares would decrease the aggregate number of shares outstanding, and thereby proportionally increase each remaining shareholder’s distributive share of Fund Sixteen’s income, gain, loss and deductions, it may also reduce the total amount of cash available for investment or reinvestment.

You should be aware, however, that Code Section 707, dealing with so-called “disguised sales” of partnership interests, could cause contributions by shareholders (including reinvestment by shareholders of distributions received from Fund Sixteen under the DRIP) to be combined with a redemption or repurchase by Fund Sixteen of another shareholder’s shares and treated as if the two transactions were a sale by the redeemed shareholder of shares to the contributing shareholder. Under the Code, such transaction could be considered to have occurred upon the first to occur of either the contribution or redemption, with the effect that a contributing shareholder could be deemed to have become a shareholder in Fund Sixteen before their contribution was actually made thereto. The IRS and Treasury Department recently withdrew proposed regulations on disguised sales of partnership interests. It is possible that Fund Sixteen may limit the extent to which it redeems or repurchases a shareholder’s shares to take into account any future authority on disguised sales of partnership interests.

Gifts of Shares

Generally, no gain or loss is recognized upon the gift of property. A gift of shares, however, including a charitable contribution, may be treated partially as a sale, to the extent of your share of Fund Sixteen’s non-recourse liabilities. You may be required to recognize gain in an amount equal to the difference between your share of non-recourse indebtedness and, in the case of a charitable contribution, the portion of the basis in the shares allocable to that deemed sale transaction. In the event of a non-charitable gift, the amount of your share of the non-recourse indebtedness is offset by your entire basis in the shares. Charitable contribution deductions for the fair market value of the shares will be reduced by the amounts involved in such a partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain that would be taxed as ordinary income on a sale of your shares.

Consequence of No Section 754 Election

Because of the complexities of the tax accounting required, Fund Sixteen does not presently intend to file an election under Section 754 of the tax code to adjust the basis of its assets in the case of transfers of shares. As a consequence, a person who obtains shares from another shareholder may be subject to tax upon the portion of the proceeds of sales of Fund Sixteen’s assets that represents a return of capital to that person. This may adversely affect the price that potential purchasers would be willing to pay for the shares. Even if Fund Sixteen does not make a Section 754 election, however, the Code requires mandatory basis adjustments for transfers of interests in partnerships with substantial built-in loss (where the adjusted basis of Fund Sixteen’s property exceeds the property’s market value by more than $250,000), which provision was added to the Code by the 2004 Tax Act. In such instances, the adjusted tax basis of Fund Sixteen’s assets will be reduced to their fair market value with respect to the transferee shareholder. Similarly, Fund Sixteen will not make any adjustments upon redeeming a shareholder, unless required to under the provision added by the 2004 Tax Act (if the redeemed shareholder recognizes a loss greater than $250,000).

Tax Treatment of Fund Sixteen’s Termination Pursuant to the Trust Agreement

When Fund Sixteen is terminated pursuant to the Trust Agreement, it is required to dispose of its assets, apply the proceeds and other funds to repayment of its liabilities and distribute any remaining funds to its shareholders in accordance with their positive capital account balances. Provided that such termination does not occur very early during its existence, Fund Sixteen expects that the capital accounts of all the shareholders (except for the Managing Owner and except for differences in trail commissions and other specially allocated expenses) will be proportionate based both on class and on the number of shares owned by each shareholder in each class as of the liquidation date because of the manner in which Profits and Losses are allocated among the shareholders during Fund Sixteen’s early fiscal years. Sales and other dispositions of Fund Sixteen’s assets would have the tax consequences described in “— Sale or Other Disposition of Fund Sixteen’s Property.” Cash distributions made at liquidation that exceed the tax basis of your interest in Fund Sixteen generally would be taxable as capital gain, provided your shares constitute capital assets in your hands. Cash distributions in amounts less than your basis may result in a loss, generally a capital loss, which would be subject to the general limitations on deductibility of capital losses.

Audit by the IRS

No tax rulings have been sought by Fund Sixteen from the IRS. While Fund Sixteen (and any joint ventures in which it participates) intends to claim only those deductions and assert only those tax positions for which there is at least substantial authority, the IRS may audit its returns or the returns of any joint venture it is involved in, and the IRS may not agree with some or all of the tax positions the Managing Owner takes.

An audit of Fund Sixteen’s information return may result in an increase in its income, the disallowance of deductions, and the reallocation of income and deductions among its shareholders. In addition, an audit of

Fund Sixteen’s information return may lead to an audit of your personal income tax return, which could lead to adjustments of items unrelated to this investment.

You must report your share of Fund Sixteen’s income, gains, losses, deductions and credits on your individual return in a manner consistent with Fund Sixteen’s return, even if the Schedule K-1 Fund Sixteen sends to you reports the item differently, unless you file a statement with the IRS identifying the inconsistency, or unless you can prove your return is in accordance with information provided by Fund Sixteen. Failure to comply with this requirement will subject you to penalties and may result in an extended time period for the IRS to challenge your tax return.

In most circumstances, the federal tax treatment of the income, gains, losses, deductions and credits of a partnership will be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with its partners. In any audit of a partnership, the IRS will deal with the partnership’s “tax matters partner.” The Managing Owner is designated as Fund Sixteen’s tax matters partner in the Trust Agreement. Only shareholders having at least a 1% interest in Fund Sixteen will be entitled to receive a separate notice from the IRS of any audit of Fund Sixteen’s return and of the results of the audit. Shareholders who have an interest of less than 1% will not be entitled to notice from the IRS; however, groups of shareholders who together own a 5% or greater interest in Fund Sixteen may, by notification to the IRS, become a “notice group” and designate a shareholder of their group to receive IRS notices. All shareholders have the right to participate in any audit of Fund Sixteen. Fund Sixteen is required to keep you informed of any administrative and judicial proceedings involving its tax matters. Also, it will keep you advised of any significant audit activities with respect to Fund Sixteen.

As the tax matters partner, the Managing Owner is authorized to enter into settlement agreements with the IRS that are binding upon shareholders with less than a 1% interest, except for those who belong to a notice group or who have filed a statement with the IRS that the Managing Owner does not have authority to enter into settlement agreements that are binding upon them. You are entitled to have any favorable settlement agreement reached between the IRS and another shareholder with respect to Fund Sixteen’s item applied to you. Fund Sixteen’s tax matters partner may also extend the statute of limitations period with respect to its tax matters. Note that the statute of limitations for the IRS to adjust your partnership items is generally the longer of your personal statute of limitations or the partnership’s statute of limitations.

The Trust Agreement empowers the Managing Owner to conduct, on behalf of Fund Sixteen and its shareholders, all examinations by tax authorities relating to Fund Sixteen at its expense. See “Summary of the Trust Agreement.” A tax controversy could result in substantial legal and accounting expenses being charged to Fund Sixteen, even if the outcome is favorable.

Alternative Minimum Tax

Some taxpayers must pay an alternative minimum tax (AMT) if the AMT exceeds the taxpayer’s regular federal income tax liability for the year. For non-corporate taxpayers, the AMT is imposed on alternative minimum taxable income (AMTI) that is above an exemption amount. The AMTI is based on a different computation of taxable income, which is increased by tax preference items, and other adjustments to taxable income are made. The principal adjustment associated with an investment in Fund Sixteen’s shares relates to depreciation or cost recovery deductions. In this case, depreciation deductions are limited to those that do not exceed those calculated using the 150% declining balance method.

Fund Sixteen does not anticipate that any significant tax preference items will be generated by it. You should be aware, however, that for purposes of computing AMTI, interest you pay to acquire or maintain an ownership interest in a passive activity (such as Fund Sixteen’s shares) is deductible only to the extent that the interest payments, when added to your passive activity income or loss and computed with the appropriate alternative minimum tax adjustments and tax preferences, do not result in a passive activity loss. Accordingly, if you borrow money and incur interest expense in connection with your purchase of the shares, you may only be allowed a limited deduction for that interest in calculating AMTI.

Additionally, if Fund Sixteen’s lending activity is characterized as an investment activity rather than as a trade or business, a portion of the Management Fees and other costs you incur could be considered investment expenses and not trade or business expenses. Investment expenses are not deductible for AMTI purposes.

The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the shares should consult their tax advisors as to the possible AMT consequences of investing in the shares.

Interest Expense

In general, interest paid in connection with investment activities is deductible only against investment income. Interest paid in connection with investments in passive activities, such as in an investment in Fund Sixteen’s shares, may only be deducted in accordance with the rules for losses derived from passive activities, except to the extent allocable to portfolio income. As stated above, Fund Sixteen’s activities will include both passive activities and non-passive activities. Thus, any interest expense you incur may need to be bifurcated between Fund Sixteen’s passive activities and its non-passive activities when determining its deductibility on your personal return. See “— Deductibility of Losses; Passive Activity Losses, Tax Basis and “At-Risk” Limitation.”

Interest paid by Fund Sixteen will be allocated among its lending activities, leasing activities, and reserves according to IRS rules that (subject to certain presumptions) look to how Fund Sixteen used the money it borrowed. Interest allocable to its loans or reserves will likely be treated as investment expense and deductible only to the extent of investment income. To the extent allocated to the Capital Assets that Fund Sixteen leases, interest will likely be treated as passive activity interest. Interest on money you borrow in order to purchase a share will have to be allocated among these same categories. However, because Fund Sixteen may enter into net leases, the IRS might also argue that the portion of interest expense Fund Sixteen incurs or that is incurred by you on monies borrowed to purchase Fund Sixteen’s shares attributable to such leases might be investment interest expense and deductible only to the extent of investment income. Fund Sixteen may enter into transactions involving the prepayment of interest or the payment of points, commitment fees and loan origination or brokerage fees. In general, prepaid interest, points and similar costs may not be deducted currently; they usually have to be capitalized and expensed over the life of the related loan.

Self-Employment Tax

Code Section 1402(a) provides that an individual is subject to self-employment tax on that individual’s distributive share of income from any trade or business carried on by a partnership in which the individual is a partner. Code Section 1402(a)(13) provides an exception for limited partners in limited partnerships, other than with respect to guaranteed payments to such limited partner for services actually rendered to or on behalf of the partnership. In 1997, the Treasury proposed regulations that would apply this limited partner exception to all entities treated as partnerships for federal tax purposes. Under the proposed regulations, an individual shareholder of Fund Sixteen would be treated as a limited partner for self-employment tax purposes. The Treasury has not finalized those proposed regulations, so shareholders should consult their own tax advisors to determine whether the individual shareholder’s distributive share of Fund Sixteen’s income, gain, loss, deduction, or credit should be included in the individual’s net earnings from self-employment for purposes of calculating the self-employment tax.

Additional Hospital Insurance Tax

For tax years beginning after December 31, 2012, new Code Section 1411 imposes a tax on individuals, estates, and trusts. For individuals, the tax equals 3.8% of the lesser of (a) the individual’s net investment income or (b) the excess of the individual’s modified adjusted gross income (determined in accordance with Code Section 1411) for the year over the threshold amount (generally $250,000 for a taxpayer filing a joint return or a surviving spouse, $125,000 for a married taxpayer filing a separate return, and $200,000 for all other filers). For estates and trusts, the tax imposed equals 3.8% of the lesser of (a) the undistributed net investment income or (b) the excess of the adjusted gross income for the year over the dollar amount at which the highest tax bracket for estates and trusts begins. For Code Section 1411 purposes, net investment income generally includes passive activity income and portfolio income. Thus, for tax years beginning after December 31, 2012, Fund Sixteen expects that an individual, estate, or trust shareholder will be required to include his, her or its distributive share of Fund Sixteen’s income, gain, loss, and deduction when computing his, her or its net investment income for purposes of Code Section 1411.

Limited Deductions for Activities Not Engaged in for Profit

The ability to take deductions for activities not engaged in for profit is limited. The law presumes that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of five consecutive years, ending with the tax year at issue. Fund Sixteen intends to operate for the purpose of providing an economic profit and anticipate that it will have sufficient income to entitle it to the benefit of the presumption that it operates for profit. If the IRS were to treat Fund Sixteen’s activities as not being engaged in for profit, any of its deductions in excess of its income might be permanently disallowed.

Foreign-Source Taxable Income

Interest and rental income received by Fund Sixteen from sources in foreign countries could be subject to withholding and/or income taxes imposed by those countries. In addition, gains on the sale of Capital Assets may also be subject to taxes in foreign countries where Fund Sixteen sells Capital Assets. Tax treaties between some countries and the United States may reduce or eliminate such taxes. Fund Sixteen’s foreign activities, however, may require you to file tax returns in foreign countries. Fund Sixteen cannot predict what tax rate its income will be subject to in other countries, since the amount and type of its investments in various countries is not known.

Fund Sixteen will inform you of your proportionate share of any foreign income and the foreign taxes, if any, paid by it. You will then be required to include these items on your tax return. At your option, you generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if you itemize your deductions, a deduction (subject to the limitations generally applicable to deductions) for your share of foreign taxes in computing your federal income taxes.

Generally, a credit for foreign taxes may not exceed the federal tax liability attributable to your total foreign-source taxable income. Your share of Fund Sixteen’s interest and rental income attributable to Capital Assets used outside the United States or loans made to foreign persons generally will qualify as foreign-source income, and the source of income from the sale of Capital Assets will usually be attributed to the location of the Capital Asset. Several limits apply to the foreign tax credit. The credit is applied separately to different types of foreign-source income, including foreign-source passive income like interest income, and special limits also apply to income from the sale of capital assets. Previously, the foreign tax credit was allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals, but this limitation was eliminated by the 2004 Tax Act, effective for tax years beginning after December 31, 2004. Furthermore, in calculating the foreign tax credit limitation, the amount of your foreign-source income is reduced by various deductions that are allocated and/or apportioned to the foreign-source income. One such deduction is interest expense, a portion of which will generally reduce the foreign-source income of any shareholder who owns foreign assets, either directly or indirectly. For these purposes, foreign assets owned by Fund Sixteen will be treated as owned by its shareholders, and indebtedness incurred by Fund Sixteen will be treated as incurred by its shareholders.

Because of these limits, you may be unable to claim credit for the full amount of your proportionate share of the foreign taxes attributable to Fund Sixteen’s income. In addition, any foreign losses generated by Fund Sixteen could reduce the tax credits available to you from foreign-source income unrelated to Fund Sixteen. The foregoing is only a general description of the foreign tax credit under current law. Since the availability of a credit or deduction depends on your particular circumstances, you should consult your own tax advisor.

Registration, Reportable Transactions, Interest and Penalties

Tax Shelter Registration and Reportable Transactions.  The 2004 Tax Act instituted a requirement of disclosure and list maintenance for persons that participate in listed and reportable transactions. In general, listed and reportable transactions are those that the IRS views as having substantial potential for tax avoidance or evasion. By category, reportable transactions include listed transactions, confidential transactions, transactions with contractual protection, transactions that result in substantial losses, and transactions of interest. The Treasury Regulations define “transaction” as including “all of the factual elements relevant to the expected tax treatment of any investment, entity, plan, or arrangement, and includes any series of steps carried out as part of a plan.” Of the various reportable transaction categories that could apply to Fund Sixteen, it is possible that the threshold of the gross out-of-pocket losses contemplated by the loss transaction reportable transaction category may be experienced by Fund Sixteen or its shareholders (including the $2,000,000 in any one year, or $4,000,000 over any combination of years, thresholds for a partnership that does not have only “C” corporations as partners). If an investment in Fund Sixteen’s shares or Fund Sixteen’s investment in a specific leased Capital Asset or group of leased Capital Assets were considered to be a reportable transaction, then its shareholders would be required to adequately disclose such transaction on their income tax returns and Fund Sixteen would be required to disclose such transaction on its information return. Fund Sixteen does not expect that, under current regulations, an investment in the shares or any of its investments in, or collateralized by, Capital Assets will constitute reportable transactions, because it is expected that the requisite magnitude of losses, if any, will not be incurred, and the disclosure and list maintenance requirements for such transactions are therefore not applicable. It is possible, however, that Fund Sixteen may lease a Capital Asset or group of Capital Assets that experience losses that meet the threshold or it may incur losses exceeding the threshold in a lending transaction subject to these rules. Nevertheless, because it has not yet made any investments, it does not know whether any of its transactions would be reportable transactions.

Interest on Underpayments.  The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury Department based on the yield of U.S. obligations with maturities of three years or less.

Penalty for Substantial Understatements or Understatements Attributable to Reportable Transactions.  The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement, and a penalty on the understatement of tax attributable to a reportable transaction equal to 20% of the understatement (30% if the transaction is not disclosed) whether or not the taxpayer’s total understatement is substantial. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer’s returns for the year. An understatement on an individual’s return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax and (b) $5,000. The imposition of this penalty may be avoided, however, if in the case of any item that is not attributable to a reportable transaction, (a) there was substantial authority for the taxpayer’s treatment of the item, or (b) the relevant facts affecting the item’s tax treatment were adequately disclosed in the taxpayer’s return, provided that the taxpayer had a “reasonable basis” for the tax treatment of such item. In the case of an item that is attributable to a reportable transaction, the penalty may be avoided if (a) all the relevant facts affecting the tax treatment of the item are adequately disclosed on the foregoing return, (b) there was substantial authority for the taxpayer’s treatment of the item and (c) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

If any of Fund Sixteen’s transactions constitute reportable transactions, you may receive from Fund Sixteen a copy of Form 8886, which is used to disclose such transactions to the IRS. You should consult with your own tax advisor as to the reporting on your own tax return of that form and the information that it contains. Failure of a shareholder to report such information may result in a penalty for that shareholder.

Finally, Congress recently enacted Code Section 7701(o), codifying the economic substance doctrine. If Fund Sixteen engages in a transaction to which the IRS successfully asserts the economic substance doctrine, the IRS will impose a 20% accuracy-related penalty. Additionally, if Fund Sixteen fails to disclose the relevant facts of a transaction against which the economic substance doctrine is applied, the transaction is treated as a “nondisclosed economic substance transaction” subject to a 40% accuracy related penalty. The penalties imposed on a transaction that lacks economic substance are subject to strict liability because the general reasonable cause exception for accuracy-related and fraud penalties in Code Section 6664(c) does not apply.

State and Local Taxation

In addition to the federal income tax consequences described above, you should consider potential State and local tax consequences of this investment. Your share of Fund Sixteen’s taxable income or loss generally must be included in determining reportable income for State or local tax purposes in the jurisdiction where you reside. In addition, other states in which Fund Sixteen does business or owns Capital Assets may require you to file State income tax returns and may impose taxes on your pro rata share of Fund Sixteen’s income derived from that State. Any tax losses generated by Fund Sixteen’s operations in such States may not be available to offset income from other sources in other States. To the extent that you pay tax to a State by virtue of Fund Sixteen’s operations within that State, you may be entitled to a deduction or credit against tax owed to your State of residence with respect to the same income. Payment of State and local taxes will constitute a deduction for federal income tax purposes, assuming that you itemize deductions. You should consult your own tax advisor to determine the effect of State and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with this investment.

Tax Treatment of Certain Trusts and Estates

The tax treatment of trusts and estates can differ from the tax treatment of individuals. Investors who are trusts and estates should consult with their tax advisors regarding the applicability of the tax rules discussed in this section.

Taxation of Tax-Exempt Organizations

Charitable and other tax-exempt organizations, including qualified pension plans and individual retirement accounts, are subject to the unrelated business income tax. Under rules adopted as part of the Tax Relief and Health Care Act of 2006, a charitable remainder trust that has unrelated business taxable income is subject to an excise tax equal to 100% of such income. Tax-exempt investors will be deemed to be engaged in the business carried on by Fund Sixteen and may be subject to the unrelated business income tax. Income from Fund Sixteen’s leasing activities will constitute UBTI. In addition, to the extent that Fund Sixteen is considered to have financed its lending activities with borrowed funds, its income from such activities will also constitute UBTI. Fund Sixteen does not expect to finance its lending activities with borrowed funds; however, the test linking a partnership’s debt with an activity is broad and is subject to a facts and circumstances test. For example, the IRS has taken the position that a partnership that has invested all of its cash and then needs to finance its working capital has debt-financed income for purposes of the UBTI rules. Thus, even though Fund Sixteen does not intend to borrow to finance its lending activities, future operations could give rise to an IRS challenge that it has generated debt-financed income. Further, to the extent that the IRS could successfully assert that a portion of the money Fund Sixteen borrowed to finance its leasing activities should instead be attributed to its lending activities, the portion of its income that constitutes UBTI would be increased. This is because rental income, such as the income Fund Sixteen derives from the leasing of personal property, constitutes UBTI whether it finances it from its capital or from borrowings. However, interest income Fund Sixteen derives from its lending activities constitutes UBTI only if it generates it using borrowed funds. Thus, Fund Sixteen’s UBTI increases proportionately with the amount of any increase to the amount of its debt allocated to its lending activities. Because the proper tax treatment will depend upon the specific terms and conditions of Fund Sixteen’s future borrowings and the uses of the cash from borrowings, its counsel cannot render an opinion on this issue. Such investors should consult with their tax advisors regarding the tax consequences to them of investing in the shares. In addition, exempt investors that are required to distribute a certain portion of their assets every year, such as IRAs and 401(k) plans subject to the mandatory distribution requirements, should consider the fact that there will not be any market for the shares when determining their ability to satisfy such mandatory distribution requirements.

Corporate Investors

The federal income tax consequences to investors that are corporations may differ materially from the tax consequences discussed in this section, particularly as they relate to the alternative minimum tax. Such investors should consult with their tax advisors as to the tax consequences to them of this investment.

INVESTMENT BY QUALIFIED PLANS AND IRAS

Fiduciaries Under ERISA

Investors that are fiduciaries of qualified plans are subject to certain requirements under the federal law commonly known as ERISA. These requirements include the duty to discharge their responsibilities solely in the interest of, and for the benefit of, the qualified plan’s participants and beneficiaries. A fiduciary must:

•	perform its duties with the skill, prudence and diligence of a prudent person;
•	diversify the qualified plan’s investments so as to minimize the risk of large losses; and
•	act in accordance with the qualified plan’s governing documents.

Fiduciaries of qualified plans include anyone who exercises any authority or control over the management or disposition of the funds or other property of the qualified plan. For example, any person responsible for choosing a qualified plan’s investments, or who is a member of a committee that is responsible for choosing a qualified plan’s investments, is a fiduciary of the qualified plan. Also, an investment professional who renders or who has the authority or responsibility to render investment advice regarding the funds or other property of a qualified plan is a fiduciary of that qualified plan, along with any other person with special influence with respect to a qualified plan’s investment or administrative activities.

IRAs generally are not subject to ERISA’s fiduciary duty rules although they are subject to the rules against engaging in prohibited transactions. In addition, a participant who exercises control over his or her individual account in the qualified plan in a self-directed investment arrangement generally will be held responsible for the consequences of his or her investment decisions.

A person subject to ERISA’s fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing or making an investment in the shares with a portion of the qualified plan’s assets.

Prohibited Transactions Under ERISA and the Tax Code

The Code and ERISA prohibit qualified plans and IRAs from engaging in certain transactions involving assets of the qualified plan or IRA with parties that are referred to as disqualified persons or parties in interest. Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the qualified plan, and persons and legal entities sharing certain family or ownership relationships with other disqualified persons. In addition, the beneficiary of an IRA is generally considered to be a disqualified person for purposes of the prohibited transaction rules.

Types of prohibited transactions include:

•	direct or indirect transfers of a qualified plan’s or IRA’s assets to, or use by or for the benefit of, a disqualified person;
•	acts by a fiduciary involving the use of a qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account; and
•	a fiduciary receiving consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or IRA.

Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made from the transaction and will be required to compensate the qualified plan for any losses it sustains. The Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA. Prohibited transactions subject to these sanctions must generally be unwound to avoid incurring additional penalties. In addition, if you engage in a prohibited transaction with an IRA in which you are a beneficiary, the IRA ceases to be treated as an IRA and, therefore, all of the assets are treated as if they are distributed to you in the year in which such transaction occurred.

In order to avoid the occurrence of a prohibited transaction under the Code or ERISA, shares may not be purchased by a qualified plan or IRA from assets owned or controlled by Fund Sixteen or from assets for which Fund Sixteen or any of its affiliates are fiduciaries.

Plan Assets

If Fund Sixteen’s assets are determined under ERISA or the Code to be plan assets of qualified plans and/or IRAs owning Fund Sixteen’s shares, fiduciaries of such qualified plans and IRAs might be subject to liability for actions that Fund Sixteen takes. In addition, some of the transactions described in this prospectus in which Fund Sixteen might engage, including transactions with its affiliates or transactions involving a party in interest to a plan or IRA which is a shareholder, might constitute prohibited transactions under the Code and ERISA for qualified plans and IRAs, even if their purchase of the shares did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans and/or IRAs subject to ERISA’s fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to Fund Sixteen in violation of ERISA.

In some circumstances, ERISA and the Code apply a look-through rule under which the assets of an entity in which a qualified plan or IRA has invested may constitute plan assets and the manager of the entity becomes a fiduciary to the qualified plan or IRA. ERISA and the Code, however, exempt from the look-through principle investments in certain publicly registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors. Under the Department of Labor’s current regulations, undivided interests in the underlying assets of a collective investment entity such as Fund Sixteen will not be treated as plan assets of qualified plan or IRA investors if either:

•	the shares are publicly offered;
•	less than 25% of any class of the shares are owned by qualified plans, IRAs and certain other employee benefit plans; or
•	Fund Sixteen is an operating company.

To qualify for the publicly-offered exception, the shares must be freely transferable, owned by at least 100 investors independent of Fund Sixteen and of one another, and either (a) be part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days after the end of Fund Sixteen’s fiscal year during which the offering occurred. The shares are being sold as part of an offering registered under the Securities Act of 1933. Accordingly, whether the shares will qualify for the publicly-offered exception will depend whether they are freely transferable within the meaning of the Department of Labor’s regulations.

Whether the shares are freely transferable is a factual determination. However, Fund Sixteen believes that the limits on assigning its shares and on substituting shareholders contained in Sections 10.2, 10.3 and 10.4 of the Trust Agreement fall within the scope of certain restrictions that are permitted by the Department of Labor regulations. These regulations will not cause a determination that securities are not freely transferable when the minimum investment, as in the case of the shares, is $10,000 or less.

Whether Fund Sixteen’s assets will constitute “plan assets” is a factual issue that may depend in large part on its ability throughout the life of the fund to satisfy either the publicly-offered shares exception or the 25% ownership exception. Accordingly, Fund Sixteen’s counsel is unable to express an opinion on this issue.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan asset” question, a fiduciary’s decision to cause a qualified plan or IRA to acquire the shares should involve, among other factors, considerations that include whether:

(1)	the investment is in accordance with the documents and instruments governing the qualified plan or IRA;
(2)	the purchase is prudent in light of the diversification-of-assets requirement for the qualified plan and the potential difficulties that may exist in liquidating the shares;
(3)	the investment will provide sufficient cash distributions in light of the qualified plan’s likely required benefit payments and other needs for liquidity;

(4)	the investment is made solely in the interests of plan participants;
(5)	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that will be owed on unrelated business taxable income derived from Fund Sixteen’s business affairs; and
(6)	the current value of the shares will be sufficiently ascertainable, and with sufficient frequency, to enable the qualified plan or IRA to value its assets in accordance with the rules and policies applicable to the qualified plan or IRA.

MANAGING OWNER’S DISCUSSION AND ANALYSIS OF RESULTS OF
OPERATIONS AND FINANCIAL CONDITION

Overview

Fund Sixteen is a newly organized direct financing fund that will primarily make investments in, or that are collateralized by, equipment and other corporate infrastructure (collectively, “Capital Assets”). Its investments will be in companies that utilize Capital Assets to operate their businesses. It was formed as a Delaware statutory trust and will elect to be treated as a partnership for federal income tax purposes. With the net proceeds of this offering, it will primarily originate or acquire a diverse pool of investments in domestic and international companies which investments will primarily be structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) in, or that are collateralized by, the Capital Assets utilized by such companies to operate their businesses, as well as other strategic investments in, or collateralized by, Capital Assets that the Managing Owner believes will provide Fund Sixteen with a satisfactory, risk adjusted rate of return.

Fund Sixteen will seek to generate returns in three ways. It will:

•	seek to generate current cash flow from payments of principal and/or interest (in the case of secured loans and other financing transactions) and rental payments (in the case of leases);
•	seek to generate deferred cash flow by realizing the value of certain Capital Assets that it leases at the maturity of the investment; and
•	seek to generate a combination of both current and deferred cash flow from other structured investments.

In the case of secured loans and other financing transactions, the principal and interest payments due under the loan are expected to provide a return of and a return on the amount Fund Sixteen lends. In the case of leases where there is significant current cash flow generated during the primary term of the lease and the value of the Capital Assets at the end of the term will be minimal or is not considered a primary reason for making the investment, the rental payments due under the lease are expected to be, in the aggregate, sufficient to provide a return of and a return on Fund Sixteen’s investment.

In the case of investments in leased Capital Assets that decline in value at a slow rate due to the long economic life of such Capital Assets, Fund Sixteen expects that it will generate sufficient net proceeds at the end of the investment from the sale or re-lease of such Capital Assets. In the case of operating leases, Fund Sixteen expects most, if not all, of the return of and the return on such investments to be realized upon the sale or re-lease of the Capital Assets. For leveraged leases, Fund Sixteen expects the rental income it receives to be less than the purchase price of the Capital Assets because Fund Sixteen will structure these transactions to utilize some or all of the lease rental payments to reduce the amount of non-recourse indebtedness used to acquire such assets.

In some cases with respect to the above investments, Fund Sixteen may acquire equity interests or warrants or other rights to acquire equity interests in the borrower or lessee that may increase its expected return on its investment.

In addition, Fund Sixteen will establish working capital reserves of approximately 0.5% of the gross offering proceeds.

Operations

As of the date of this prospectus, Fund Sixteen has not had any operations. Until receipt and acceptance of subscriptions for the minimum offering amount of $1,200,000 and the admission of subscribers as shareholders on the initial closing date (the “Initial Closing Date”), Fund Sixteen will not begin to make investments or incur indebtedness. The level of its indebtedness cannot be predicted and is not limited by the Trust Agreement. If Fund Sixteen requires additional cash or the Managing Owner determines that it is in Fund Sixteen’s best interests to obtain additional funds to increase cash available for investment or for any other proper business need, it may borrow funds on a secured or unsecured basis. It currently has no arrangements with, or commitments from, any lender with respect to any such borrowings.

Liquidity and Capital Resources

Fund Sixteen has limited funds at its formation. As of December 31, 2012, it had $1,001 in cash and cash equivalents.

Fund Sixteen will establish working capital reserves of approximately 0.5% of the gross offering proceeds. After the Initial Closing Date, it will continue to sell the shares. As additional shares are sold, it will experience a relative increase in liquidity as cash is received and then, a relative decrease in liquidity as cash is expended to make investments.

However, unanticipated or greater than anticipated operating costs or losses (including a borrower’s inability to make timely loan payments or a lessee’s inability to make timely lease payments) would adversely affect Fund Sixteen’s liquidity. To the extent that working capital reserves may be insufficient to satisfy Fund Sixteen’s cash requirements, it anticipates that it would fund its operations from cash flow generated by operating and financing activities. It may participate with other funds sponsored by the Investment Manager and its affiliates in a recourse debt facility to provide temporary financing. In addition, it may use a portion of cash on hand to re-establish working capital reserves. The Managing Owner does not intend to fund any cash flow deficit of Fund Sixteen’s or, except as may be described in this prospectus, provide other financial assistance to Fund Sixteen.

SUMMARY OF THE TRUST AGREEMENT

The following is a summary of the material provisions of the Trust Agreement. The Trust Agreement sets forth the terms and conditions upon which Fund Sixteen will conduct its business and affairs and the rights and obligations of its shareholders. A copy of the Trust Agreement is included as Exhibit A to this prospectus. Potential investors should read the entire Trust Agreement carefully before making any investment in the shares.

Establishment and Nature

Fund Sixteen is organized as a statutory trust under the Trust Act, with Wilmington Trust, National Association as its sole trustee, ICON MT 16, LLC as its Managing Owner and ICON Capital, LLC as its Investment Manager. Purchasers of shares will become shareholders of Fund Sixteen. The Trust Act provides that, except as otherwise provided in the Trust Agreement, shareholders in a Delaware statutory trust will have the same limitation of liability as do stockholders of private corporations organized under the General Corporation Law of the State of Delaware. The Trust Agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as would a limited partnership agreement for a Delaware limited partnership engaged in like transactions as Fund Sixteen.

Wilmington Trust, National Association has delegated its duty and authority for the management of the business and affairs of Fund Sixteen to the Managing Owner and will have no liability to Fund Sixteen or any shareholders. See “Management Responsibility.”

Name and Address

Fund Sixteen will conduct business under the name “ICON ECI Fund Sixteen,” with its principal office and place of business at 3 Park Avenue, 36th Floor, New York, New York 10016 (unless it changes the office with written notice to you).

Duration

Fund Sixteen’s term commenced when it filed a Certificate of Trust with the Delaware Secretary of State on October 11, 2012. Its term will expire at midnight on December 31, 2027, or earlier if a dissolution event occurs. See “— Dissolution and Winding-Up.”

Classes of Shares

Class A shares.  Each Class A share issued in the primary offering will be subject to a sales commission of up to 5.0% per each $1,000 invested. Fund Sixteen will also pay an annual sales commission trail of 0.75% on each $1,000 invested, payable quarterly commencing on the 13th month following acceptance of the subscription for such Class A shares. In addition, Fund Sixteen will pay the Dealer-Manager a dealer-manager fee of 2.0% per each $1,000 invested for Class A shares sold. Fund Sixteen will not pay the Dealer-Manager distribution fees with respect to the Class A shares. Please see “Plan of Distribution” for certain exceptions to the foregoing.

Class I shares.  No sales commissions will be paid for sales of any Class I shares, and Fund Sixteen will not pay the Dealer-Manager a dealer-manager fee with respect to the Class I shares. Fund Sixteen will pay the Dealer Manager a distribution fee that accrues daily in an amount equal to  1/365th of 0.55% of the amount of the NAV per share for the Class I shares sold for such day on a continuous basis from year to year, subject to certain limitations. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, (2) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law, (3) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (4) by endowments, foundations, pension funds and other institutional investors. Class I shares are also available for purchase in this offering by any other categories of purchasers approved by the Managing Owner. Please see “Plan of Distribution” for certain exceptions to the foregoing.

Capital Contributions

Managing Owner’s Contribution.   The Managing Owner has contributed $1, in cash, as its capital contribution to Fund Sixteen in exchange for an interest in Fund Sixteen’s cash flow, as described in “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates.” ICON Investment Group, LLC, an affiliate of the Managing Owner, contributed $1,000, in cash, as a capital contribution to Fund Sixteen as the initial shareholder. ICON Investment Group, LLC will withdraw as the initial shareholder and its capital contribution will be returned, without interest, as soon as the minimum offering is achieved and investors are admitted as shareholders.

Shareholders’ Contributions.  Each eligible shareholder (other than a qualified participant in the DRIP) will make a minimum capital contribution to Fund Sixteen’s capital, in cash, in an amount equal to $5,000 for Class A shares or $100,000 for Class I shares, subject to certain exceptions described in “Plan of Distribution.”

Fund Sixteen’s Management

Trustee.  Wilmington Trust, National Association is the sole trustee of Fund Sixteen. The Trustee is permitted to resign upon sixty (60) days’ notice to Fund Sixteen, provided that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Trust Agreement provides that the Trustee will be compensated by Fund Sixteen or its affiliates, and the Trustee will be indemnified by Fund Sixteen against any expenses (as defined in the Trust Agreement) it incurs relating to or arising out of the formation, operation or termination of Fund Sixteen or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Managing Owner has the discretion to retain the Trustee or replace the Trustee with a new trustee.

Only the Managing Owner has signed the Registration Statement (as hereinafter defined) of which this prospectus is a part, and the assets of the Trustee are not subject to issuer liability under the federal securities laws for the information contained in the Prospectus and under federal and state law with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Trustee’s liability in connection with the issuance and sale of the shares, and with respect to the Trust’s obligations under the shares, is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. See “Management — The Trustee.”

Managing Owner’s Powers.  Under the Trust Agreement, the Trustee of Fund Sixteen has delegated to the Managing Owner the exclusive management and control of all aspects of the business of Fund Sixteen. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner or the Investment Manager. Except as otherwise specifically provided in the Trust Agreement, the Managing Owner will have complete and exclusive discretion in the management and control of Fund Sixteen’s business and affairs and will be authorized to employ all powers necessary or advisable to carry out its purposes and investment policies, conduct its business and affairs, and exercise its powers. For example, the Managing Owner will have the right to make investments for and on behalf of Fund Sixteen and to manage its investments and all of its other assets. You will not be permitted to participate in Fund Sixteen’s management. The Managing Owner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a shareholder to Fund Sixteen. Except to the extent limited by Delaware law or the Trust Agreement, the Managing Owner may delegate any or all of its duties under the Trust Agreement to any person, including any of its affiliates, such as the Investment Manager. The Trust Agreement designates the Managing Owner as Fund Sixteen’s tax matters partner and authorizes and directs the Managing Owner to represent Fund Sixteen and its shareholders in connection with all examinations of Fund Sixteen’s affairs by tax authorities and any resulting administrative or judicial proceedings and to expend Fund Sixteen’s funds in doing so.

Shareholders’ Powers.  The shareholders will have no voice in the operations of Fund Sixteen, other than certain limited voting rights which are set forth in the Trust Agreement. No shareholder can participate in or have any control over Fund Sixteen’s business and affairs or have any right or authority to act for, or to bind or otherwise obligate, Fund Sixteen.

Limitations on the Managing Owner’s Powers

The Trust Agreement and Delaware law limit the Managing Owner’s administration of Fund Sixteen’s business and affairs, as outlined below.

Dealings with Affiliates.  Fund Sixteen will not purchase or lease investments from, or sell, assign or lease investments to, the Managing Owner or any of its affiliates (including any fund in which the Managing Owner or any of its affiliates has an interest, other than joint ventures as described below) unless certain conditions are satisfied. These conditions include:

(1)	a determination that the investment is in Fund Sixteen’s best interests;
(2)	the price to be paid by Fund Sixteen does not exceed the sum of (A) the net cost to the Managing Owner or its affiliates of acquiring and holding the investment (adjusted for any income received and expenses paid or incurred while holding same), plus (B) any compensation to which the Managing Owner or its affiliates are otherwise entitled to receive;
(3)	the interest terms of any indebtedness secured by the investment at the time it is acquired by the Managing Owner or its affiliate is the same as at the time it is acquired by Fund Sixteen;
(4)	neither the Managing Owner nor its affiliates will receive any compensation, other than as set forth in the section of this prospectus entitled “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates,” as a result of making the investment; and
(5)	the Managing Owner or its affiliates hold the investment only on an interim basis (generally not longer than six months) for purposes of facilitating the acquisition of the investment by Fund Sixteen, borrowing money or obtaining financing for Fund Sixteen or for other purposes related to Fund Sixteen’s business.

Fund Sixteen may not make any loans to the Managing Owner or any of its affiliates. The Managing Owner or any of its affiliates, however, may make loans to Fund Sixteen, provided the terms of the loan include:

(1)	interest at a rate that does not exceed the lower of the following:
(a)	the rate at which the Managing Owner or its affiliates borrowed funds for the purpose of making the loan; or
(b)	if no borrowing was incurred, the interest rate Fund Sixteen could obtain in an arm’s-length borrowing, without reference to the Managing Owner’s or its affiliates’ financial abilities or guarantees;
(2)	repayment of the loan not later than 12 months after the date on which it was made; and
(3)	neither the Managing Owner nor its affiliates may receive financial charges or fees in connection with the loan, except for reimbursement of actual and reasonable out-of-pocket expenses.

Fund Sixteen will not acquire any investments in exchange for its shares.

Fund Sixteen may make investments in joint ventures, provided that each joint venture meets the following criteria:

•	the Managing Owner determines that the investment is in Fund Sixteen’s best interests; and
•	such joint venture will not result in duplicate fees being paid to the Managing Owner or any of its affiliates.

If a joint investment is made with affiliates of the Managing Owner, the following additional conditions must be met:

•	the investment will be made upon terms that are substantially identical to the terms upon which the other participants have invested in the joint venture;

•	with respect to such joint investment, the compensation payable to the Managing Owner or its affiliates by Fund Sixteen and the other fund(s) must be substantially identical; and
•	Fund Sixteen will have a right of first refusal to buy the investment if the affiliate desires to sell.

If a joint investment is made with non-affiliates, the following conditions must be met:

•	Fund Sixteen will have the right to control the joint investment; and
•	the joint venture will make investments secured by specific Capital Assets.

Neither the Managing Owner nor any of its affiliates may receive a commission or fee (except the types and amounts described in “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates”) in connection with the reinvestment or distribution of cash from operations or of the proceeds from the resale, exchange or refinancing of Fund Sixteen’s investments. In addition, in connection with any agreement Fund Sixteen enters into with the Managing Owner or any of its affiliates, the Managing Owner or its affiliates may not receive any rebates or give-ups, nor may the Managing Owner or any of its affiliates participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of the Trust Agreement. Neither the Managing Owner nor any of its affiliates will pay or award any commissions or other compensation to any person engaged by a potential investor as an investment adviser as an inducement to the person to advise the potential investor about Fund Sixteen or an investment in Fund Sixteen. However, this does not prohibit the Managing Owner from paying dealer-manager and distribution fees and sales commissions otherwise in accordance with the terms of the Trust Agreement.

The Managing Owner’s Right to Indemnification

With limited exceptions, Fund Sixteen will indemnify the Managing Owner, its affiliates and individual officers out of Fund Sixteen’s assets. The indemnification will apply to any liability, loss, cost and expense of litigation that the Managing Owner or its affiliates suffers so long as the Managing Owner has met the standard contained in the Trust Agreement. See “Management Responsibility — Indemnification.”

Liability

The Managing Owner’s Limited Liability.  Neither the Managing Owner nor any of its affiliates will have any liability to Fund Sixteen or to any shareholder for any loss suffered by Fund Sixteen arising out of any action or inaction of the Managing Owner or its affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of Fund Sixteen and was performed as part of its express duties under the Trust Agreement. All decisions the Managing Owner (or any person to whom it delegates any of its duties) makes will be binding upon Fund Sixteen. See “Management Responsibility  — Conflicts.”

Limited Liability of the Shareholders.  You will have no personal liability for any of Fund Sixteen’s obligations or liabilities. You will only be liable, in your capacity as a shareholder, to the extent of your capital contribution and your pro rata share of any of Fund Sixteen’s undistributed profits and other assets.

Delaware law provides that, for a period of three years from the date on which any distribution is made to you, you may be liable to Fund Sixteen for the distribution if both of the following are true:

(1)	after giving effect to the distribution, all of Fund Sixteen’s liabilities exceed the fair value of its assets; and
(2)	you knew at the time you received the distribution that it was made in violation of Delaware law.

No Further Contribution

After you pay for your shares, you will not have any further obligations to Fund Sixteen and will not be required to contribute any additional capital to, or loan any funds to, Fund Sixteen. However, under certain circumstances, you may be required to return distributions made to you in violation of Delaware law as described in the immediately preceding paragraph.

Cash Distributions

Prior to the shareholders receiving a preferred return, which is the time when cash distributions have been made in an amount equal to the sum of the product of (i) the number of shares issued (adjusted for redeemed shares) and (ii) $1,000 plus an 8.0% cumulative annual return on such amount, as reduced by distributions in excess of such 8.0% (measured from the date the investor is deemed admitted as a shareholder pursuant to the Trust Agreement), distributions of cash will be made 96% to the shareholders and 4% to the Managing Owner. These determinations are not made on a shareholder-by-shareholder basis but are made on a class by class basis by aggregating contributions from, and distributions to, the shareholders in each class as a whole. Income earned on escrowed funds and distributed to the shareholders will be counted toward the 8.0% cumulative return. After the shareholders receive a preferred return, distributions of cash will be made 90% to the shareholders and 10% to the Managing Owner.

During the operating period, the Managing Owner will have the sole discretion to determine the amount of cash on hand that is to be reinvested and the amount that is to be distributed. However, during the operating period, before any cash on hand is reinvested, you will receive, to the extent available, monthly cash distributions equal to the current distribution rate on your original investment divided by twelve, reduced by (a) any portion of your original investment that has been returned to you because Fund Sixteen did not invest all of the offering proceeds and (b) any amounts you contributed attributable to shares that were repurchased. The Managing Owner’s decision regarding the amount of reserves to establish and the amount of funds to reinvest may affect Fund Sixteen’s ability to make cash distributions. Cash distributions will be noncumulative, meaning that if there is insufficient cash to pay the full monthly distributions, only the amount available is required to be distributed and any shortfall will not necessarily be made up. Fund Sixteen expects that a substantial portion of all of these cash distributions (for example, the portion that exceeds taxable income) will be treated for federal income tax purposes (but not for purposes of GAAP or for purposes of Section 6.4(g) of the Trust Agreement) as a return of the shareholders’ original investment, and that the balance of these distributions will be treated as a return on the original investment. After the operating period, Fund Sixteen intends to promptly distribute substantially all cash after taking into account anticipated expenditures and reserves for unanticipated costs; provided, that Fund Sixteen may use cash to reinvest the proceeds received from its investments in additional investments if the Managing Owner believes it is in the best interests of the shareholders; however, the Investment Manager will not receive Acquisition Fees or Management Fees with respect to any investments made during the wind down period. Upon Fund Sixteen’s winding down, its assets will be distributed to the shareholders and the Managing Owner in proportion to and to the extent of the positive balances in their respective capital accounts.

Allocation of Profits and Losses for Tax Purposes

Generally during Fund Sixteen’s operating period, 96% of its profits will be allocated among the shareholders (including the Managing Owner to the extent it owns shares), and the Managing Owner will be allocated 4%. This allocation will continue until the excess of the cumulative profits allocated to the shareholders, in the aggregate, over the cumulative losses allocated to the shareholders, in the aggregate (not taking into account certain items that are specially allocated, such as non-recourse deductions and minimum gain chargebacks), would, if distributed currently to the extent not previously distributed, provide the shareholders in the aggregate with an 8% cumulative annual return. Thereafter, during the operating period, Fund Sixteen’s profits will be allocated 90% among the shareholders in proportion to their share ownership and 10% to the Managing Owner. Then, during the wind down period, while Fund Sixteen sells its assets or lets its investments mature, profits will initially be allocated between the Managing Owner and the shareholders so that the Managing Owner is allocated the greater of 4% thereof or such greater amount as is necessary to provide the Managing Owner with cumulative profits allocated pursuant to this provision equal to, when added to the profits allocated 4% to the Managing Owner during the operating period, the cash that has been distributed 4% to it, and the balance to the shareholders until they have been allocated an amount equal to the 8% cumulative annual return threshold described in the second preceding sentence. Thereafter, profits will be allocated 10% to the Managing Owner and 90% to the shareholders. Starting with Fund Sixteen’s first fiscal year, profits allocated to the shareholders will be allocated among them in the first instance so as to cause their capital accounts, as determined on a per class per share basis and adjusted to reflect such items as their share of minimum gain, trail commissions and distribution fees, to be equal and thereafter in proportion to their shares in each class.

As a general rule, 4% of Fund Sixteen’s losses will be allocated to the Managing Owner and 96% will be allocated among the shareholders (including the Managing Owner to the extent it owns shares). However, losses will be allocated 10% to the Managing Owner and 90% to the shareholders to reverse profits that were allocated in such 10%/90% ratio, described above, and thereafter 4% to the Managing Owner and 96% to the shareholders. Starting with Fund Sixteen’s first fiscal year, income and losses allocated to the shareholders will be allocated among them in the first instance so as to cause their capital accounts, determined on a per share basis and adjusted to reflect such items as their shares of minimum gain, trail commissions and distribution fees, to be equal and thereafter in proportion to their shares. The Managing Owner will also receive a special income allocation to ensure that it has been allocated income equal to the distributions it previously received. Non-recourse deductions will be allocated 4% to the Managing Owner and 96% among the shareholders.

In addition to the general provisions regarding allocations of profits and losses, the Trust Agreement contains a number of special allocations that are intended to meet certain tax safe-harbor provisions relating to allocations. One such safe harbor is a qualified income offset provision, which requires that profits be allocated to any shareholders developing deficits in their capital accounts in an amount necessary to eliminate such deficits. Another safe harbor is a minimum gain chargeback provision, which requires that depreciation recapture and other similar items of income be allocated back to the shareholders who were initially allocated depreciation deductions or other related items of deduction that were attributable to non-recourse indebtedness. Other special allocations provisions are designed to reflect the business deal among the shareholders (see Section 8.2(f)(vi) of the Trust Agreement) or to protect the shareholders in the event Fund Sixteen is subjected to an unexpected tax liability because of a particular shareholder. For example, local taxes that are imposed on Fund Sixteen because of a shareholder’s residence in that locality will be charged to that shareholder.

Shareholders who own shares for less than an entire year will be allocated profits or losses to reflect their varying interests during the year and authorize the Managing Owner to select such method as is permissible under the Code. For this purpose, profits and losses will be treated as if they occurred ratably throughout the year, except to the extent the Treasury Regulations or applicable IRS guidance requires a different allocation.

Change of Management

Voluntary Withdrawal.  The Managing Owner may not voluntarily withdraw as Fund Sixteen’s managing owner without (a) 60 days’ advance written notice to you, (b) an opinion of counsel that the withdrawal will not cause Fund Sixteen’s termination or otherwise materially adversely affect its federal tax status as a partnership and (c) selection of, and acceptance of its appointment as managing owner by, a substitute managing owner who is acceptable to the shareholders owning a majority of the shares and meets the requirements, including net worth, of a “sponsor” for purposes of the NASAA Guidelines.

Involuntary Withdrawal.  The Managing Owner may be removed by shareholders owning a majority of the shares. Neither the Managing Owner nor any of its affiliates may participate in any vote by the shareholders to remove the Managing Owner as managing owner or cancel any management or service contract with the Managing Owner or its affiliates.

Transfer of the Shares

Withdrawal of a Shareholder.  You may withdraw from Fund Sixteen by selling, transferring or assigning your shares or having all of your shares repurchased or redeemed in accordance with the Trust Agreement and any applicable securities laws. You may transfer all or a portion of your shares except to impermissible types of transferees or by transfers that would adversely affect Fund Sixteen or its shareholders. However, in order to protect Fund Sixteen’s status as a partnership for federal income tax purposes, your ability to sell, transfer or assign your shares is subject to significant limitations. See Section 10 of the Trust Agreement and “Transfer of the Shares/Withdrawal.”

Limited Repurchase of the Shares.  Fund Sixteen has a repurchase plan. In brief, after you have held your shares for at least one year, and from time to time thereafter until the termination of Fund Sixteen, you may request that Fund Sixteen repurchase all or any portion of your shares, subject to certain conditions. This right is subject to the availability of funds and the other provisions of the repurchase plan. See “Repurchase Plan.”

Dissolution and Winding-Up

Fund Sixteen will dissolve when any of the following events occurs:

•	the withdrawal of the Managing Owner, if a substitute managing owner has not been appointed as managing owner;
•	Fund Sixteen’s voluntary dissolution by the Managing Owner with the consent of the shareholders owning a majority of the shares or, subject to Section 13 of the Trust Agreement, by the consent of the same majority without action by the Managing Owner;
•	the sale of all or substantially all of Fund Sixteen’s assets;
•	the expiration of Fund Sixteen’s term; or
•	Fund Sixteen’s operations are no longer legal activities under Delaware or any other applicable law.

Fund Sixteen’s Liquidation.  When a dissolution event occurs, Fund Sixteen’s investments and other assets will be liquidated and the proceeds thereof will be distributed to the shareholders after Fund Sixteen pays its liquidation expenses and pays the debts, including the Investment Manager’s fees, in the order of priority set forth in the Trust Agreement. Fund Sixteen’s existence will then be terminated. You are not guaranteed the return of, or a return on, your investment.

Rights Upon Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of Fund Sixteen, or any liquidating distribution of Fund Sixteen’s assets, then such assets, or the proceeds thereof, will be distributed among the holders of Class A shares and Class I shares ratably in proportion to the shareholders’ respective positive capital account balances.

Access to Books and Records

The Managing Owner will maintain Fund Sixteen’s books and records at its principal office. Such books and records include, among other things, the investor suitability records for a period of six years for any shareholder whose shares were sold by the Managing Owner or any of its affiliates.

The shareholders will have the right to have a copy of the list of shareholders mailed to them for a nominal fee. However, shareholders requesting the list must certify that the list will not be sold or otherwise provided to another party or used for a commercial purpose other than for the shareholder’s interest relative to his or her shares. In addition, shareholders or their representatives will have the right, upon written request, subject to reasonable notice and at their own expense, to inspect and copy other books and records that are maintained for Fund Sixteen by the Managing Owner.

If the Managing Owner refuses or neglects to exhibit, produce or mail a copy of the shareholder list as requested, the Managing Owner or its affiliates will be liable to any shareholder requesting the shareholder list for the costs, including reasonable attorneys’ fees, incurred by that shareholder for compelling the production of the shareholder list and for actual damages suffered by such shareholder by reason of such refusal or neglect. It will be a defense that the actual purpose and reason for the request for inspection or for a copy of the shareholder list is to secure such list for the purpose of selling such list or of using the shareholder list for a commercial purpose unrelated to Fund Sixteen’s business. The Managing Owner may require that the shareholder requesting the shareholder list certify that it is not requesting the shareholder list for any of the prohibited reasons above. These remedies are in addition to, and will not in any way limit, other remedies available to shareholders under federal law or the laws of any State.

Meetings and Voting Rights of Shareholders

Meetings.  The Managing Owner may call a meeting of the shareholders at any time on its own initiative to act upon any matter on which the shareholders may vote. If the Managing Owner receives written requests for a meeting from shareholders holding 10% or more of the outstanding shares, the Managing Owner will call a meeting as well. In addition, in lieu of a meeting, any matter that could be voted upon at a meeting of the shareholders may be submitted for action by written consent of the shareholders.

Voting Rights of Shareholders.  Shareholders owning a majority of the shares of all classes may take action on the following matters without Fund Sixteen’s concurrence:

•	an amendment of the Trust Agreement (except as set forth in the following section);
•	Fund Sixteen’s dissolution;
•	the sale of all or substantially all of Fund Sixteen’s assets, except for sales while winding down its investments during the wind down period; and
•	the removal of the Managing Owner and the election of a substitute managing owner.

An affirmative vote of shareholders owning not less than a majority of the shares (excluding shares owned by the Managing Owner and its affiliates) is required to remove the Managing Owner (or anyone else) as managing owner or cancel any management or service contract or agreement with the Managing Owner or its affiliates. Neither the Managing Owner nor its affiliates may vote on those matters, and the total number of shares that the Managing Owner and its affiliates may purchase cannot exceed 10% of the number of shares purchased by non-affiliates. Shareholders who dissent from any matter approved by shareholders owning a majority of the shares are nevertheless bound by such vote and do not have a right to appraisal or automatic repurchase of their shares. The Managing Owner and its affiliates are entitled to vote on all matters other than the Managing Owner’s removal or the cancellation of any management or service contract or agreement with the Managing Owner or its affiliates.

Amending the Trust Agreement

Amendment by Shareholders Without the Managing Owner’s Concurrence.   Shareholders owning a majority of the shares may amend the Trust Agreement without the Managing Owner’s concurrence so long as the amendment does not allow shareholders to take part in the control or management of Fund Sixteen’s business, or alter the Managing Owner’s rights, powers and duties as set forth in the Trust Agreement. However, any amendment that will increase the liability of any shareholder or adversely affect in a disproportionate manner (other than results that are due to a difference in the class or relative number of shares owned) any shareholder’s interest in cash distributions, allocations of profits or losses for tax purposes, or of any investment tax credit will require the consent of each shareholder affected by the change.

Amendment by the Managing Owner Without the Consent of Shareholders.  The Managing Owner may, without the consent of shareholders, amend the Trust Agreement to effect any change for the benefit or protection of shareholders, including:

•	adding to the Managing Owner’s duties or obligations, or surrendering any of the Managing Owner’s rights or powers;
•	curing any ambiguity in the Trust Agreement, or correcting or supplementing any provision of the Trust Agreement that may be internally inconsistent;
•	preserving Fund Sixteen’s status as a partnership for federal income tax purposes;
•	deleting or adding any provision that the Securities and Exchange Commission or any other regulatory body or official requires to be deleted or added;
•	permitting the shares to fall into an exemption from the definition of “plan assets” under Department of Labor regulations;
•	under certain circumstances, amending the allocation provisions, in accordance with the advice of tax counsel, accountants or the IRS, to the minimum extent necessary; and
•	changing Fund Sixteen’s name or the location of its principal office.

TRANSFER OF THE SHARES/WITHDRAWAL

You may withdraw from Fund Sixteen only by selling or transferring all of your shares, or if all of your shares are repurchased by Fund Sixteen in accordance with its repurchase plan.

Restrictions on the Transfer of Shares and Withdrawal

There is no public market for the shares, and none is expected to develop. Consequently, you may not be able to liquidate your investment in the event of emergencies or for other reasons, or obtain financing from lenders who may not accept the shares as collateral. You may transfer your shares only upon the satisfaction of the conditions and subject to the restrictions discussed below. In addition, the transfer of your shares may subject you to the securities laws of the State or other jurisdiction in which the transfer is deemed to take place. The recipient must also own a sufficient number of shares to meet the minimum investment standard. Anyone to whom you transfer your shares may become a substitute shareholder only upon Fund Sixteen’s approval, which is at its sole and absolute discretion; otherwise, they will be an assignee. While assignees will hold all economic rights that come with ownership of shares, they will not have the other rights that shareholders have, including voting rights and the right to a copy of the list of shareholders. Fund Sixteen will also require that there be no adverse effect to it resulting from the transfer of the shares, and that the assignee has signed a transfer agreement and other forms, including a power of attorney, as described in the Trust Agreement.

You may transfer or assign your own shares to any person, whom Fund Sixteen calls an assignee, only if you and the assignee each sign a written assignment document, in form and substance satisfactory to Fund Sixteen, which, among other things:

(a)	states your intention that your shares be transferred to the assignee;
(b)	reflects the assignee’s acceptance of all of the terms and provisions of the Trust Agreement; and
(c)	includes a representation by both you and the assignee that the assignment was made in accordance with all applicable State and federal laws and regulations, including minimum investment and investor suitability requirements under State securities laws.

Furthermore, unless Fund Sixteen consents, no shares may be transferred or assigned:

•	to a minor or incompetent unless a guardian, custodian or conservator has been appointed to handle the affairs of the person;
•	to any person if, in the opinion of counsel, the assignment would result in Fund Sixteen’s termination for federal income tax purposes or change its status as a partnership for federal income tax purposes;
•	to any person if the assignment would affect Fund Sixteen’s existence or qualification as a statutory trust under Delaware law or the applicable laws of any other jurisdiction in which it is conducting business;
•	to any person not permitted to be an assignee under applicable law, including, without limitation, applicable federal and State securities laws;
•	to any person if the assignment would result in the transfer of less than the minimum required share purchase, unless the assignment is of all of the shares owned by the shareholder;
•	if the assignment would result in your retaining a portion of your investment that is less than the minimum required share purchase;
•	if, in the Managing Owner’s reasonable belief, the assignment might violate applicable law;
•	if, in the determination of the Managing Owner, such assignment would not be in the best interests of Fund Sixteen or its shareholders; or
•	if the assignment would cause the shares to be owned by non-United States citizens.

Any attempt to transfer or assign the shares in violation of the provisions of the Trust Agreement or applicable law will be null and void from the outset and will not bind Fund Sixteen. Assignments of the shares will be recognized by Fund Sixteen as of the first day of the month following the date upon which all conditions to the assignment have been satisfied. The Trust Agreement will be amended at least once each calendar quarter to effect any assignments of the shares that have been recognized during such quarter.

The Trust Agreement provides further that Fund Sixteen will not permit any share (or interest in a share) to be sold on a secondary market or the substantial equivalent of a secondary market, as defined by the federal income tax law, or in a transaction that does not fall within certain safe harbors set forth in Treasury Regulations Section 1.7704-1. See “Federal Income Tax Consequences — Publicly Traded Partnerships.” If Fund Sixteen determines that a proposed sale was effected on a secondary market or the substantial equivalent thereof or does not fall within such safe harbors, the Managing Owner and Fund Sixteen have the right and obligation to refuse to recognize the proposed sale and to take any action they deem necessary or appropriate so that such proposed sale is not in fact recognized.

All shareholders and assignees must provide Fund Sixteen with all information respecting assignments that Fund Sixteen deems necessary in order to determine whether a proposed transfer occurred on a secondary market.

Transfer on Death Designation

You have the option of placing a transfer on death, or “TOD,” designation on the shares that you purchase in this offering. A TOD designation transfers ownership of your shares to your designated beneficiary or beneficiaries upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. However, this option is not available to residents of the States of Louisiana or Texas. If you would like to place a TOD designation on your shares, you must check the TOD box on the Subscription Agreement and you must complete and return the transfer on death form available upon request to Fund Sixteen in order to effect the designation. Designated beneficiaries who desire to make additional investments in the shares must meet Fund Sixteen’s suitability requirements at such time.

Additional Transfer Restriction for Residents of California

California law requires that all certificates for shares that Fund Sixteen issues to residents of California, if any, or that are subsequently transferred to residents of California, bear the following legend:

“It is unlawful to consummate a sale or transfer of a share, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Consequences of Transfer

If you transfer or assign all of your shares, you will cease to be a shareholder and will no longer have any of the rights or privileges of a shareholder. However, regardless of whether any assignee becomes a substitute shareholder, your assignment of all of your shares will not release you from liability to Fund Sixteen to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law. See “Federal Income Tax Consequences — Sale or Other Disposition of Shares.”

REPURCHASE PLAN

Optional Repurchase or Redemption.  Fund Sixteen has a repurchase plan that provides eligible shareholders with limited liquidity by enabling them to sell their shares back to Fund Sixteen in limited circumstances. The repurchase plan permits you to sell your shares back to Fund Sixteen after you have held them for at least one year, subject to the significant restrictions and conditions described below. Shareholders are not required to sell their shares back to Fund Sixteen except (as discussed below) in the case of shareholders who lose their U.S. citizenship or are no longer a resident alien or a resident in the United States or Puerto Rico.

Shares will be repurchased under the plan at a price equal to (i) 90% of the NAV per share (at the time of payment), minus (ii) the total amount of cash distributions received with respect to such shares by all holders of such shares from the date the NAV per share was calculated up to and including the date of such sale. Fund Sixteen will not make any repurchases of shares under its repurchase plan during the wind down period.

Fund Sixteen will determine the NAV of each class of shares according to the methods and process set out in “Determination of Net Asset Value.”

Fund Sixteen will make repurchases under the repurchase plan quarterly, at its sole discretion, on a pro rata basis. A shareholder must provide Fund Sixteen with 60 days notice of an intent to request repurchase. It will not give any priority to requests arising from the death of a shareholder; however, investors should note that shares may be transferred automatically to one or more beneficiaries if such a designation is made prior to the death of the shareholder. See “Transfer of the Shares/Withdrawal — Transfer on Death Designation” for further information.

The Managing Owner may, in its sole discretion, choose to terminate, amend or suspend the repurchase plan at any time without your approval.

Fund Sixteen cannot guarantee that it will have sufficient funds to accommodate all requests made each year. Funding of the repurchase plan will be limited to the amount of proceeds Fund Sixteen receives from the sale of shares under the DRIP. In addition, in any taxable year, Fund Sixteen will not repurchase any shares if the number of shares previously repurchased under the repurchase plan, when aggregated with all other share transfers, equals the maximum amount specified in the Treasury Regulations. Pending requests will be honored on a pro rata basis if insufficient funds are available to honor all requests. If no funds are available for the plan when a repurchase is requested, shareholders may withdraw their requests or ask that Fund Sixteen honors their requests when funds are available, in which case such requests will be given priority over new requests until such requests have been honored, withdrawn or rejected. In addition, shareholders may withdraw a repurchase request upon written notice at any time prior to the date of repurchase.

The availability of funds for repurchasing or redeeming shares will be subject to Fund Sixteen having sufficient funds to honor requests for repurchasing or redeeming shares, and the funding of the plan will also be limited, both as noted above. In this regard, it should be noted that Fund Sixteen intends to invest and reinvest a substantial portion of its cash during the operating period. Any amounts used to redeem or repurchase shares will reduce the available funds for making investments, as well as the amount of funds available to make distributions to the remaining shareholders. Furthermore, shares may be repurchased only if the repurchase would not impair Fund Sixteen’s capital or operations (which the Managing Owner will decide in its sole discretion) and would not result in the termination of Fund Sixteen’s taxable year or of its federal income tax status as a partnership.

Repurchase or Redemption for Foreign Shareholders.  If an investor is no longer a U.S. citizen, resident of the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a “foreign partner” for purposes of Section 1446 of the Code at any time during the life of Fund Sixteen, Fund Sixteen has the right, but not the obligation, to repurchase all of such investor’s shares subject to the conditions set forth in Section 10.6 of the Trust Agreement.

Consequences of Repurchase or Redemption

If all of your shares are accepted for repurchase or redemption by Fund Sixteen, you will cease to be a shareholder and will no longer have any of the rights or privileges of a shareholder. A repurchase or redemption of all of your shares will not release you from liability to Fund Sixteen to the extent of any distributions, including any return of or on your investment, made to you in violation of Delaware law.

Gain or loss realized on the repurchase or redemption of your shares, if you held such shares as a capital asset for more than one year, will be a capital gain or loss, as the case may be. However, any gain realized will be treated as ordinary income to the extent attributable to your share of potential depreciation recapture on Fund Sixteen’s investments, substantially appreciated inventory items and unrealized receivables. See “Federal Income Tax Consequences — Treatment of Cash Distributions Upon Redemption or Repurchase.”

DISTRIBUTION REINVESTMENT PLAN

Fund Sixteen has adopted a distribution reinvestment plan (“DRIP”) that, subject to the terms and conditions of the plan and State suitability requirements, allows investors to have all of their distributions attributable to the class of shares they own in Fund Sixteen during its offering period automatically reinvested in additional shares of the same class. A summary of the material provisions of the DRIP is set forth below. A copy of the DRIP is included as Exhibit D to this prospectus. Potential participants in the DRIP should read it in its entirety before making any decision to participate.

Who May Participate?  Subject to applicable State suitability requirements, you may elect to have all, but not less than all, of the cash distributions attributable to the class of shares you own during the offering period automatically reinvested in additional shares of the same class pursuant to the DRIP. In addition, until the earlier of the termination of the offering or the sale of all shares available for purchase under the DRIP, eligible limited partners of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and/or ICON ECI Fund Fifteen, L.P. who have invested at least $5,000 may elect to invest all, but not less than all, of the distributions that they receive with respect to their investments in those funds in Fund Sixteen’s Class A shares pursuant to the DRIP. Fund Sixteen reserves the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause Fund Sixteen’s underlying assets to constitute “plan assets.” See “Investment by Qualified Plans and IRAs” and “Subscriptions.”

How Do I Participate?  If you are eligible to participate in the DRIP, you may choose to invest all, but not less than all, of your distributions during the offering period at any time by completing the subscription agreement that appears as Exhibit C to this prospectus and by submitting an enrollment form provided for that purpose. If you decide to participate in the DRIP, all, but not less than all, of your distributions must be reinvested. In addition, once you have enrolled in the DRIP, you may not terminate your participation in the DRIP until the end of Fund Sixteen’s offering period.

When Will Shares Be Purchased?  Fund Sixteen will invest distributions in additional shares not later than 30 days from the distribution date, to the extent that shares are available for purchase. Investment of distributions in shares will begin with the next distribution payable after Fund Sixteen receives your enrollment form and subscription agreement.

What Is the Purchase Price of the Shares Purchased Under the DRIP? Shares purchased with the distributions that you choose to reinvest in Fund Sixteen’s shares will be purchased for $930.00 per share. The purchase of fractional shares is a permissible, and likely, result of the investment of your distributions under the DRIP.

How Long Will the DRIP Last? Can it be Amended?  The DRIP Plan may be terminated or amended at any time by the Managing Owner, in its sole and absolute discretion; however, any amendment that would have an adverse effect on the rights or obligations of a participant (as determined in the sole discretion of the Managing Owner) will require at least 10 business days’ prior written notice to participants. In addition, unless shares to be issued pursuant to the DRIP are registered with the Securities and Exchange Commission on a separate registration statement, the DRIP will end upon the termination of the offering period.

What is the Minimum Investment Under the DRIP?  If you elect to participate in the DRIP without making the minimum investment in Fund Sixteen, you must meet the minimum investment amount in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and/or ICON ECI Fund Fifteen, L.P. under the same social security number and the same registration type as your initial purchase of such funds. Multiple investments cannot be combined in order to meet the minimum investment requirement. For example, you cannot combine a $2,500 individual investment with a $2,500 joint tenant investment to meet the requirement.

What is the Liability of the Managing Owner Under the DRIP?  The Managing Owner will not be liable for any act done in good faith or for any good faith omission to act.

REPORTS TO SHAREHOLDERS

Annual Reports

By March 15 of each year, Fund Sixteen will send you a statement of your share of its income, gains, losses, deductions and credits, if any, for the year most recently completed to enable you to prepare your federal income tax return.

Within 120 days after the end of each fiscal year, in addition to Fund Sixteen’s Annual Report on Form 10-K that will be publicly available with the Securities and Exchange Commission through its EDGAR filing system, Fund Sixteen will send to each person who was a shareholder at any time during the year an annual report that will include:

•	its financial statements for the fiscal year prepared in accordance with GAAP, including a balance sheet as of the year end and related statements of operations, cash flows and changes in shareholders’ equity;
•	a breakdown, by source, of distributions made during the year to you and to the Managing Owner;
•	a status report with respect to each investment that individually represents at least 10% of the aggregate purchase price of Fund Sixteen’s investments at the end of the year, including its knowledge of the condition and utilization of such investment;
•	a breakdown of the compensation and amounts reimbursed to the Investment Manager and its affiliates, a summary of the terms and conditions of any contract with the Investment Manager that was not filed as an exhibit to the registration statement of which this prospectus forms a part and the allocation of the compensation between Fund Sixteen and any prior public funds sponsored by the Managing Owner and its affiliates; and
•	until all amounts invested by shareholders have been invested or committed to investments and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by Fund Sixteen during the fiscal year.

Quarterly Reports

Within 60 days after the end of each of the first three quarters of each year, in addition to Fund Sixteen’s Quarterly Reports on Form 10-Q that will be publicly available with the Securities and Exchange Commission through its EDGAR filing system, Fund Sixteen will send to each person who was a shareholder at any time during the quarter an interim report for the quarter that will include:

•	its unaudited financial statements for the quarter, including a balance sheet and related statements of operations, cash flows and changes in shareholders’ equity;
•	a tabular summary of the compensation paid, and any amounts reimbursed, to the Investment Manager and its affiliates, including a statement of the services the Investment Manager performed or expenses it incurred, and a summary of the terms and conditions of any contract with the Investment Manager that was not filed as an exhibit to the registration statement of which this prospectus forms a part; and
•	until all amounts invested by shareholders have been invested or committed to investment and reserves, used to pay permitted front-end fees or not committed to investment and therefore returned to investors, information regarding investments made by Fund Sixteen during the quarter.

PLAN OF DISTRIBUTION

General

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Trust Agreement, the dealer-manager will offer, on a best efforts basis, a maximum of $250,000,000 in Fund Sixteen’s shares in the offering, including $241,000,000 in shares initially allocated to be offered in the primary share offering and $9,000,000 in shares initially allocated to be offered pursuant to the DRIP. Prior to the conclusion of this offering, if any of the shares initially allocated to the DRIP remain after meeting anticipated obligations under the DRIP, Fund Sixteen may decide to sell some or all of such shares to the public in the primary share offering. Similarly, prior to the conclusion of this offering, if the shares initially allocated to the DRIP have been purchased and Fund Sixteen anticipates additional demand for shares under the DRIP, Fund Sixteen may choose to reallocate some or all of the shares allocated to be offered in the primary share offering to the DRIP.

Fund Sixteen is offering to the public two classes of shares: Class A shares and Class I shares. Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Trust Agreement, Fund Sixteen is offering a maximum of $241,000,000 in any combination of purchases of Class A shares and Class I shares in its primary offering. All investors must meet suitability standards discussed in the section of this prospectus called “Who Should Invest.” The share classes have different sales commissions and ongoing fees and expenses. When deciding which shares to buy, you should consider, among other things, whether you are eligible to purchase one or more classes of shares, the amount of your investment, the sales commission and fees attributable to each class of shares and whether you qualify for any sales commission discounts described below.

Except as set forth below, the Class A shares and Class I shares are available for different categories of investors. Class A shares are available to the general public. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, (2) through investment advisers registered under the Investment Advisers Act of 1940 or applicable state law, (3) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (4) by endowments, foundations, pension funds and other institutional investors. Class I shares are also available for purchase in this offering by any other categories of purchasers approved by the Managing Owner. Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Fund Sixteen.

Until Fund Sixteen has at least 100 investors of Class A shares and Class I shares, respectively, it will not sell shares in this offering to qualified plans (including a 401(k) plan or an IRA) unless Fund Sixteen determines, in its sole discretion, that the admission of the investor will not cause its assets to be deemed to be the assets of a qualified plan. Furthermore, in Fund Sixteen’s sole discretion, (i) it may extend this arrangement beyond the first 100 investors of each class of shares to the extent it deems prudent to satisfy the publicly-offered exception and (ii) it may terminate this arrangement at any time if it chooses another means of satisfying the publicly-offered exception. For more information regarding the regulation of plan assets and the publicly-offered exception, see “Investment by Qualified Plans and IRAs — Plan Assets.”

Purchase of Shares

The public offering price per share for each class of Fund Sixteen’s shares is set forth on the cover page of this prospectus, except for certain shares that may be purchased by investors who participate in the DRIP for the net price of $930.00 per share. In addition, volume discounts on the sales commissions payable on Class A shares are available for purchases in excess of the thresholds set forth in the table under the heading “— Special Discounts” below. The minimum subscription is $5,000 for Class A shares and $100,000 for Class I shares (except for subscriptions for Class I shares through fee-based programs or wrap accounts, which are subject to a minimum subscription of $5,000). If you purchased interests in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. or ICON ECI Fund Fifteen, L.P., there is no minimum investment for investors who are eligible to and wish to have all, but not less than all, of their distributions from those funds reinvested in Fund Sixteen’s Class A shares pursuant to the terms and conditions of the DRIP. Neither the Managing Owner nor its affiliates intend to resell the shares. In the sole discretion of the

Managing Owner, Fund Sixteen may, at any time prior to the two-year anniversary of the date the offering commences, increase the offering to a maximum of up to $350,000,000; provided, that Fund Sixteen may not extend the offering period in connection with such change. In the event that Fund Sixteen increases the size of its offering, it will file a separate registration statement on Form S-1 regarding the additional shares that it offers. See “Subscriptions  — How to Subscribe.”

The offering period will begin on the date of this prospectus and will terminate no later than two years after the date of this prospectus. Fund Sixteen has a reasonable period of time to conclude its closing after the termination of its offering period. Fund Sixteen may terminate the offering period at its option at any time.

Subscribers will generally not have the right to withdraw or receive their funds from the escrow account unless and until the offering is terminated, which may be as late as one year after the effective date of this prospectus.

Underwriting Compensation

Shares will be sold primarily through Selected Dealers and, to a limited extent, by the dealer-manager. Fund Sixteen will pay Selected Dealers or the dealer-manager, as the case may be, a sales commission on Class A shares sold in the primary offering of up to 5.0% per each $1,000 invested. Fund Sixteen will also pay an annual sales commission trail of 0.75% on each $1,000 invested, payable quarterly commencing on the 13th month following acceptance of the subscription for such Class A shares until such shares are repurchased or transferred or Fund Sixteen enters its wind down period.

ICON Securities, an affiliate of the Managing Owner, is the dealer-manager of this offering and will be receiving non-accountable dealer-manager fees on Class A shares sold in the primary offering equal to 2.0% per each $1,000 invested. In the aggregate, up to 2.0% per each $1,000 invested may be re-allowed to Selected Dealers as a marketing fee for their assistance in marketing this offering and coordinating their sales efforts with those of the dealer-manager, including providing such Selected Dealers with, or reimbursing them for, permissible non-cash compensation under FINRA Rule 2310 for national and regional conferences. In addition, the dealer-manager may use a portion of its dealer-manager fee to provide the Selected Dealers with, or reimburse them for, permissible non-cash compensation under FINRA Rule 2310, such as costs and reimbursement for certain expenses related to other bona fide training and educational meetings. Fund Sixteen will pay the dealer-manager a distribution fee equal to  1/365th of 0.55% of the NAV per share for Class I shares sold in the offering for each day until Fund Sixteen enters its wind down period.

Payments of sales commissions and trail commissions and dealer-manager and distribution fees to the dealer-manager and participating Selected Dealers will not exceed 10.0% of the gross offering proceeds from the offering and will not be paid on shares sold pursuant to the DRIP or to the Managing Owner or its affiliates. The dealer-manager will monitor the aggregate amount of underwriting compensation that Fund Sixteen pays in connection with this offering to ensure it complies with the underwriting compensation limits of applicable FINRA rules.

Additionally, Fund Sixteen may, in its sole discretion, pay bona fide due diligence expense reimbursements to the dealer-manager and prospective Selected Dealers on a fully accountable basis and only for bona fide due diligence activities and expense reimbursements. Fund Sixteen will require commissions and expenses to be proven by receipt of duly signed subscription documents, detailed and itemized invoices and other evidence satisfactory to it. The sums Fund Sixteen may expend in connection with bona fide due diligence activities are included in the O&O Expenses it will reimburse the Managing Owner or its affiliates for in connection with Fund Sixteen’s organization and this offering. See “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates.”

The dealer-manager agreement and the selected dealer agreements contain provisions for Fund Sixteen to indemnify the participating Selected Dealers with respect to some types of liabilities, including liabilities arising under the Securities Act, unless such liability arises from information in this prospectus relating to the dealer-manager and supplied by the dealer-manager.

Special Discounts

Fund Sixteen is offering volume discounts to investors who purchase more than $250,000 worth of Class A shares through the same Selected Dealer in this offering. The following table shows the discounted price per Class A share and the reduced upfront sales commissions payable for volume sales of Class A shares.

Dollar Amount of Class A Shares Purchased	Purchase Price per Incremental Unit in Volume Discount Range	Reduced Upfront Sales Commission Rate
$1 – $250,000	$1,000.00	5.0%
$250,001 – $500,000	$989.36	4.0%
$500,001 – $1,000,000	$978.95	3.0%
$1,000,001 and up	$968.75	2.0%

Fund Sixteen will apply the reduced selling price per share and sales commissions to the incremental Class A shares within the indicated range only. Thus, for example, a purchase of $1.25 million would result in a purchase price of approximately $983.09 per share as shown below:

•	First $250,000 at $1,000.00 per Class A share = 250 Class A shares issued (5.0% upfront sales commission + 2.0% dealer-manager fee);
•	next $250,000 at $989.36 per Class A share = additional 252.689 Class A shares issued (4.0% upfront sales commission + 2.0% dealer-manager fee);
•	next $500,000 at $978.95 per Class A share = additional 510.751 Class A shares issued (3.0% upfront sales commission + 2.0% dealer-manager fee); and
•	next $250,000 at $968.75 per Class A share = additional 258.065 Class A shares issued (2.0% upfront sales commission + 2.0% dealer-manager fee).

To qualify for a volume discount as a result of multiple purchases of Class A shares, you must use the same Selected Dealer and you must mark the “Additional Investment” space on the subscription agreement. Fund Sixteen is not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of Class A shares in this offering through the same Selected Dealer.

•	To the extent purchased through the same Selected Dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:
•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;
•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;
•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code; and
•	all commingled trust funds maintained by a given bank.

In the event that a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the sales commissions payable and discounted Class A share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Other Discounts

The dealer-manager may, at its sole discretion, enter into an agreement with a Selected Dealer whereby such Selected Dealer may aggregate subscriptions on part of a combined order for the purpose of offering investors reduced aggregate sales commissions and/or dealer-manager fees. The specific terms of any such arrangement will be subject to negotiation between the dealer-manager and the Selected Dealer and will not reduce the amount of net proceeds available to Fund Sixteen from the sale of its shares. Any reduction in the sales commissions and dealer-manager fees would be prorated among the separate subscribers.

In addition, Fund Sixteen’s executive officers and directors and their immediate family members, as well as officers and employees of the Managing Owner and its affiliates and their immediate family members and, if approved by the Managing Owner, any other categories of purchasers that Fund Sixteen names in an amendment or supplement to this prospectus, may purchase shares of Fund Sixteen in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. Except for certain share ownership and transfer restrictions contained in Fund Sixteen’s Trust Agreement, there is no limit on the number of shares that may be sold to such persons. In addition, the sales commissions and the dealer-manager fees may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales to Selected Dealers and registered investments advisers, and any of their associated persons purchasing for their own account or their IRAs or qualified plans, sales to certain institutional investors, sales through investment advisers or banks acting as trustees or fiduciaries and sales to Fund Sixteen’s affiliates. The amount of net proceeds to Fund Sixteen will not be affected by reducing or eliminating the sales commissions or the dealer-manager fees payable in connection with sales to such institutional investors and affiliates. The Managing Owner and its affiliates will be expected to hold their shares of Fund Sixteen purchased as shareholders for investment and not with a view towards distribution. Shares of Fund Sixteen purchased by Fund Sixteen’s executive officers and directors, the Managing Owner and by officers, employees or other affiliates of the Managing Owner will not count toward the minimum offering requirement.

Segregation of Subscription Payments

In compliance with Rule 15c2-4 and Rule 10b-9 under the Securities Exchange Act of 1934, as amended, Fund Sixteen will place all funds that the dealer-manager receives from subscribers in the offering in an escrow account at UMB Bank, N.A., a national bank, at Fund Sixteen’s expense. Such funds will be promptly submitted on the business day following receipt of the investor’s subscription documents and check. In certain circumstances where the suitability review procedures require transmittal to multiple offices of the Selected Dealers, an investor’s check will be promptly deposited in compliance with Rule 15c2-4. Fund Sixteen will do so beginning on the effective date of this prospectus and until it has accepted subscriptions for shares comprising the minimum offering amount of $1,200,000 and the subscribers have been admitted as shareholders on the Initial Closing Date. Investors who invest prior to the minimum offering size being achieved will receive, upon admission into Fund Sixteen, a one-time distribution equal to the distribution rate, as determined by Fund Sixteen, for each day their funds were held in escrow, but without any interest on their escrowed funds. Thereafter, Fund Sixteen will deposit funds received through the termination date in an interest-bearing account pending the next closing.

Fund Sixteen will promptly accept or reject subscriptions for shares after it receives a prospective investor’s subscription documents and subscription funds. Broker-dealers have agreed to provide each investor with a Final Prospectus prior to an investor signing a subscription agreement. Each subscriber has the right to cancel his or her subscription for a period of five business days after receiving a Final Prospectus. The Initial Closing Date will be as soon as practicable after Fund Sixteen receives and accepts subscriptions for shares comprising the minimum offering amount of $1,200,000. Once subscriptions have been received comprising the minimum offering amount of $1,200,000, Fund Sixteen will release from escrow all subscription payments in escrow and terminate the escrow agreement. Subsequent to the Initial Closing Date, Fund Sixteen anticipates holding daily closings, provided the number of subscribed shares is sufficient to justify the burden and expense of a closing. At each closing, Fund Sixteen will admit as shareholders, effective as of the same day, all subscribers whose subscriptions have been received and accepted by it and who are then eligible to be admitted.

If the minimum offering amount of $1,200,000 has not been achieved on or before the first anniversary of the date of this prospectus, then Fund Sixteen will direct the escrow agent to release the applicable subscription payments from escrow and return them within three business days to subscribers, together with all interest earned on the subscriptions, and the offering will be terminated. In addition, any proceeds from the sale of the shares that have not been invested or committed for investment within two years after the date of this prospectus, except for reserves and necessary operating capital, will be returned, without interest, to Fund Sixteen’s shareholders in proportion to their respective investments within three business days of determination of the amount of any reserves or working capital required by Fund Sixteen. These returned proceeds will include a return of the proportionate share of the dealer-manager and distribution fees and any sales commissions paid to the Managing Owner or any of its Affiliates.

SUBSCRIPTIONS

Minimum Investment

The minimum investment that you can make is $5,000 for Class A shares and $100,000 for Class I shares (except for investments for Class I shares through fee-based programs or wrap accounts, which are subject to a minimum investment of $5,000). There is no minimum investment if, among other requirements, you purchased interests in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and/or ICON ECI Fund Fifteen, L.P. and are eligible to and wish to have all, but not less than all, of your distributions reinvested in Fund Sixteen’s shares pursuant to the terms and conditions of the DRIP. See “Distribution Reinvestment Plan.”

Subscriber Representations and Subscription Procedures

Each potential investor, or subscriber, must sign the Subscription Agreement found on pages C-1 to C-12. Fund Sixteen will promptly review each subscription and will accept or decline to accept you as a shareholder in its sole and absolute discretion. If Fund Sixteen accepts your subscription, either it or its agent will give you prompt written confirmation of your admission as a shareholder.

By your signatures in Sections 6 and 7 of the Subscription Agreement, you are indicating your desire to become a shareholder and to be bound by all the terms of the Trust Agreement. You also appoint the Managing Owner to be your true and lawful attorney-in-fact to sign documents, including the Trust Agreement, which may be required for your admission as a shareholder.

Your signature and initials in Section 7 of the Subscription Agreement also serve as your affirmation that the acknowledgments, agreements and representations printed in that section on the Subscription Agreement are true, by which you confirm, among other things, that:

(1)	you have received a copy of the prospectus at least five business days before tendering your subscription;
(2)	you acknowledge that an investment in Fund Sixteen’s shares is not a liquid investment;
(3)	you affirm that Fund Sixteen may rely on the accuracy of the factual data about yourself that you report in the Subscription Agreement;
(4)	if you are purchasing shares for an IRA, qualified plan or other benefit plan, you have accurately identified the subscriber as such;
(5)	you have accurately identified yourself, or the investing entity, as a U.S. citizen, resident in the U.S. or Puerto Rico (individuals only) or a U.S. resident alien, having determined such status in the manner described below;
(6)	you have accurately reported your social security number or the federal taxpayer identification number of the investing entity;
(7)	you are not subject to backup withholding of federal income taxes;
(8)	you agree to redeem all of your shares if you are no longer a U.S. citizen with a resident address in the United States or Puerto Rico (individuals only) or a resident alien, or if you otherwise are or become a foreign partner for purposes of Section 1446 of the Code at any point while holding shares;
(9)	you meet the minimum income and net worth standards established by Fund Sixteen; and
(10)	you are purchasing shares for your own account and not with a view to distribution.

Pursuant to the NASAA Guidelines, a sponsor and each person selling interests in a fund such as Fund Sixteen will make every reasonable effort to determine that an investment in such fund is a suitable and appropriate investment for each investor. In making this determination, the NASAA Guidelines permit each person selling interests in a fund such as Fund Sixteen to make such determination on behalf of the fund’s sponsor. Fund Sixteen will require that everyone who wishes to purchase its shares make these representations in order to assist Selected Dealers and the dealer-manager in determining whether this investment is suitable for each subscriber. Fund Sixteen will rely upon the accuracy and completeness of your representations in the Subscription Agreement in complying with its obligations under State and federal securities laws.

The Subscription Agreement asks that you acknowledge receipt of this prospectus so that Fund Sixteen may make an informed judgment as to whether it should accept your offer to subscribe for the shares. While Fund Sixteen recognizes that in the sales process a potential investor will usually discuss an investment in the shares with his or her broker, it is possible that you may misunderstand what you are told or that someone might tell you something different from, or contrary to, the information contained in this prospectus. You might also read or hear something that contradicts the information contained in this prospectus.

If you become a shareholder and later make a claim against the Managing Owner, the dealer-manager and/or Fund Sixteen alleging that you did not receive a prospectus for this offering, then Fund Sixteen and its affiliates anticipate relying on the representations you made in your Subscription Agreement. Your signature on the Subscription Agreement is your acknowledgment that you received this prospectus. Do not sign the Subscription Agreement if you do not understand this section.

Important Information

You should review the disclosures in this prospectus concerning certain conflicts of interest Fund Sixteen faces, certain risks involved in this investment, the management of the Managing Owner and the Investment Manager, and possible adverse effects on the federal income tax treatment Fund Sixteen expects may occur as a result of your purchase of shares. These disclosures are found in the sections entitled “Risk Factors,” “Conflicts of Interest,” “Management” and “Federal Income Tax Consequences.”

As this investment involves inherent conflicts of interest and risks, Fund Sixteen does not intend to admit you as a shareholder unless you are aware of the risks involved in this investment.

Binding Effect of the Trust Agreement on You

The representation in the Subscription Agreement that you have agreed to all the terms and conditions of the Trust Agreement is necessary because the Managing Owner and every shareholder are bound by all of the terms and conditions of that agreement, notwithstanding the fact that shareholders do not actually sign the Trust Agreement. Though you do not actually sign the Trust Agreement, your signature on the Subscription Agreement gives the Managing Owner the power of attorney pursuant to which it obligates you to be bound by each of the terms and conditions of the Trust Agreement. If you become a shareholder and later make claims against Fund Sixteen, the Managing Owner and/or the dealer-manager that you did not agree to be bound by all of the terms of the Trust Agreement and the Subscription Agreement, Fund Sixteen, the Managing Owner and/or the dealer-manager anticipate relying on your representation and on the power of attorney as evidence of your agreement to be bound by all of the terms of the Trust Agreement and the Subscription Agreement.

Your Citizenship and Residency

All investors will be required to represent and warrant that they are either a United States citizen or a resident alien, each with an address in the United States. Fund Sixteen will not admit anyone as a shareholder who is either a United States citizen living outside of the United States or a non-resident of the United States. An investor will be required to tender to Fund Sixteen for sale, upon demand, all of its shares pursuant to the repurchase plan if such investor is no longer a United States citizen, resident in the United States or Puerto Rico (individuals only), or a resident alien or if an investor otherwise is or becomes a foreign partner for purposes of Section 1446 of the Code at any time while it is holding Fund Sixteen’s shares.

Co-Signature By Selected Dealer

Selected Dealers must countersign each Subscription Agreement for subscribers solicited by their firm. By this signature, the Selected Dealer certifies that it has obtained information from the potential investor sufficient to enable the Selected Dealer to determine that the investment is suitable for the investor based on the investor’s income, net worth and other characteristics. Pursuant to the NASAA Guidelines, a sponsor and each person selling interests in a fund such as Fund Sixteen will make every reasonable effort to determine that an investment in such fund is a suitable and appropriate investment for each investor. In making this determination, the NASAA Guidelines permit each person selling interests in a fund such as Fund Sixteen to make such determination on behalf of the fund’s sponsor. Since the Managing Owner and the dealer-manager will not have had the opportunity to obtain financial and other relevant information directly from you, they will rely on the Selected Dealer’s representation to determine whether to admit you as a shareholder. If you become a shareholder and later make claims against Fund Sixteen, the dealer-manager and/or the Managing Owner alleging that the shares were not a suitable investment because you did not meet the financial requirements contained in the investor suitability standards, the Managing Owner and the dealer-manager anticipate relying upon the Selected Dealer’s representation (and your representation) as evidence that you did meet the financial requirements for this investment. FINRA’s Conduct Rules require that any person associated with the dealer-manager or a Selected Dealer who sells or offers to sell shares must make every reasonable effort to ensure that a potential subscriber is a suitable investor for this investment in light of such subscriber’s age, investment objectives, investment experience, time horizon, need for liquidity, risk tolerance, other investments, financial situation and needs and other pertinent factors.

How to Subscribe

If you are an individual investor, you must personally sign the Subscription Agreement and deliver it, together with a check for all subscription monies payable in connection with your subscription, to a Selected Dealer. In the case of IRA, SEP and Keogh Plans, the trustee or custodian must also sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, the donor must sign the Subscription Agreement. In the case of other fiduciary accounts in which the donor neither exercises control over the account nor is a fiduciary of the account, the plan fiduciary alone may sign the Subscription Agreement.

Until subscriptions for the minimum offering amount of $1,200,000 are received by Fund Sixteen, checks for the purchase of shares should be made payable to “UMB Bank, N.A., Escrow Agent for ICON Fund 16.” After the Initial Closing Date, checks for the purchase of shares should be made payable to “ICON Fund 16” for deposit into an interest bearing account pending the next closing.

FURTHER INFORMATION

Experts

The audited balance sheets of Fund Sixteen as of November 9, 2012 and the Managing Owner as of January 25, 2013 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Legal Matters

Arent Fox LLP of Washington, D.C. has provided Fund Sixteen with an opinion on the legality of the shares offered in this prospectus and the tax matters set forth under “Federal Income Tax Consequences.”

Additional Information

A registration statement under the Securities Act of 1933, as amended, has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the shares. This prospectus, which forms a part of the registration statement, contains information concerning Fund Sixteen and includes a copy of the Trust Agreement, but it does not contain all the information set forth in the registration statement and its exhibits. The information omitted may be examined at the public reference room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-3030), without charge, and copies may be obtained from that office upon payment of the fee prescribed by the rules and regulations of the Securities and Exchange Commission. Additionally, it can be viewed via the website of the Securities and Exchange Commission at http://www.sec.gov. Fund Sixteen will file periodic reports with the Securities and Exchange Commission, copies of which will be available on the Investment Manager’s website at http://www.iconinvestments.com. The information on the Investment Manager’s website does not constitute a part of this prospectus.

Tabular Information Concerning Prior Public Funds

Exhibit B contains prior performance and investment information for nine of the Investment Manager’s previous publicly offered equipment funds: LP Seven; Fund Eight A; Fund Eight B; Fund Nine; Fund Ten; Fund Eleven; Fund Twelve; Fund Fourteen; and Fund Fifteen. Tables I through V of Exhibit B contain unaudited information relating to the Investment Manager’s experience in raising and investing funds, the compensation paid to the Investment Manager and its affiliates, the operating results of prior public funds, results of completed prior public funds and sales or dispositions of investments by most of these prior public funds. Purchasers of shares will not acquire any ownership interest in any of these prior public funds and should not assume that the results of any of these prior public funds will be indicative of Fund Sixteen’s future results. Moreover, the operating results for these prior public funds should not be considered indicative of the future results of these prior public funds or of whether the prior public funds will achieve their investment objectives. Future results and the achievement of investment objectives will in large part depend on facts that cannot be determined at this time, including the future value of the remaining assets held by these prior public funds.

Sales Material

In addition to this prospectus, Fund Sixteen may use sales material in connection with the offering of its shares. In some jurisdictions sales material may not be available. This material will include information relating to this offering, the Investment Manager and to its affiliates, and may include brochures, articles and publications about equipment finance. If required by regulatory agencies, Fund Sixteen will use only sales material that they have approved. The offering of the shares, however, is made only by means of this prospectus. Although the information contained in the sales material does not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus by reference or as forming the basis of this offering of the shares.

GLOSSARY

The following terms used in this prospectus have the meanings set forth below:

“Acquisition Fee” means, in connection with any investment, the amount payable from all sources in respect of all fees and commissions paid by any party in connection with the selection and making of any investment, however designated and however treated for tax and accounting purposes, and includes the indebtedness incurred to finance the acquisition of the investment or assumed in connection therewith, if any, as well as the value of such investment.

“Affiliate” means:

(1)	any person or entity, directly or indirectly controlling, controlled by or under common control with another person or entity;
(2)	any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of another entity; or
(3)	any officer, director, member or partner of an entity; and
(4)	if such person is an officer, director, member or partner, any other business entity for which the person acts in such capacity.

However, affiliates will not include a person or entity who is a partner in a partnership, member of a limited liability company or joint venturer in a joint venture with Fund Sixteen if such person or entity is not otherwise an affiliate.

“Dealer-Manager” means ICON Securities, LLC, an affiliate of the Managing Owner, who will act as the manager of this offering of shares.

“dealer-manager fees” means the dealer-manager fees payable by Fund Sixteen to the Dealer-Manager in connection with the sale of Class A shares.

“distribution fees” means the distribution fees payable by Fund Sixteen to the Dealer-Manager in connection with the sale of Class I shares.

“DRIP” means the Distribution Reinvestment Plan, a copy of which is attached to this prospectus as Exhibit D.

“Final Prospectus” shall mean, as of any date of determination, a Prospectus that includes all supplements and amendments filed pursuant to Rule 424 under the Securities Act.

“Fund Sixteen” means ICON ECI Fund Sixteen, a Delaware statutory trust.

“Investment Manager” means ICON Capital, LLC and its successors and assigns.

“Management Fee” means the fee payable by Fund Sixteen to the Investment Manager for actively managing Fund Sixteen’s investment portfolio.

“Managing Owner” means ICON MT 16, LLC, a Delaware limited liability company, and its successors and assigns.

“Maximum Offering” means the offering of up to $250,000,000 in shares of Fund Sixteen, comprising the maximum primary offering amount of $241,000,000 and the maximum DRIP offering amount of $9,000,000; provided, that, in the sole discretion of the Managing Owner, Fund Sixteen may, at any time prior to the two-year anniversary of the date its offering commences, increase its offering to a maximum offering amount of up to $350,000,000 (including shares offered pursuant to the DRIP); provided further that Fund Sixteen may not extend the offering period in connection with such change. In the event that Fund Sixteen increases the size of its offering, it will file a separate registration statement on Form S-1 regarding the additional shares that it offers.

“O&O Expenses” means reimbursements to the Managing Owner or its affiliates or the dealer-manager for expenses incurred by it in Fund Sixteen’s organization as well as expenses relating to this offering of its shares.

“offering period” means the period during which Fund Sixteen is offering its shares to the public, commencing on the date the Registration Statement is declared effective by the Securities and Exchange Commission.

“operating period” means the time frame during which Fund Sixteen will make investments, which period is anticipated to last five years commencing with the completion of the offering, but which may be extended at the Managing Owner’s discretion for up to an additional three years.

“preferred return” means the point in time when shareholders have received total cash distributions equal to the amount of the product of (i) the number of shares issued (adjusted for redeemed shares) and (ii) $1,000, plus an 8.0% cumulative annual return on such amount, as reduced by distributions received in excess of such 8.0%.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“publicly traded partnership” means a partnership or other unincorporated business association that is taxed as a corporation rather than a partnership.

“Registration Statement” means the registration statement for the shares on a proper form filed with the Securities and Exchange Commission under the Securities Act, which registration statement was declared effective by the Securities and Exchange Commission.

“Reinvestment” means the use of cash generated from Fund Sixteen’s investment portfolio to make additional investments.

“Repurchase” means the purchase of the shares from a shareholder by Fund Sixteen pursuant to the Repurchase Plan.

“sales commission” means a commission payable by Fund Sixteen to Selected Dealers who are not affiliated with the Managing Owner for selling Class A shares.

“Selected Dealer” means a broker unaffiliated with the Managing Owner who will be selling the shares, on a best efforts basis, or making subscriptions to purchase the shares available in this offering.

“shareholder” means a holder of at least one share who has been admitted into Fund Sixteen as a shareholder.

“shares” mean shares in Fund Sixteen, which entitle the holder to the rights described in the prospectus and in the Trust Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement of ICON ECI Fund Sixteen, as it may be amended from time to time.

“wind down period” means the phase after the operating period during which Fund Sixteen will sell its assets or let its investments mature in the ordinary course of business; however, if the Investment Manager believes it would benefit Fund Sixteen’s shareholders to reinvest the proceeds received from Fund Sixteen’s investments in additional investments during the wind down period, it may do so.

ICON ECI FUND SIXTEEN

INDEX TO FINANCIAL STATEMENTS

Page
ICON ECI Fund Sixteen
Report of Independent Registered Public Accounting Firm	F-2
Audited Balance Sheet at November 9, 2012	F-3
Notes to Balance Sheet at November 9, 2012	F-4
ICON MT 16, LLC
Report of Independent Registered Public Accounting Firm	F-7
Audited Balance Sheet at January 25, 2013	F-8
Notes to Balance Sheet at January 25, 2013	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Shareholders
ICON ECI Fund Sixteen

We have audited the accompanying balance sheet of ICON ECI Fund Sixteen (the “Fund”) as of November 9, 2012. This balance sheet is the responsibility of the Fund’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Fund’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON ECI Fund Sixteen as of November 9, 2012 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

November 26, 2012
New York, New York

ICON ECI Fund Sixteen
(A Delaware statutory trust)
Balance Sheet
November 9, 2012

Assets
Cash	$1,001
Total assets	$1,001
Shareholders’ Capital
Shareholders’ capital:
Class A	$1,001
Class I	—
Total Shareholders’ capital	$1,001

See Accompanying Notes to Balance Sheet.

ICON ECI Fund Sixteen
(A Delaware statutory trust)
Notes to Balance Sheet
November 9, 2012

(1)  Organization and Principal Business

ICON ECI Fund Sixteen, or the Fund, was formed as a Delaware statutory trust on October 11, 2012. The Fund has been inactive since that date except for routine matters relating to its organization and the registration of its two classes of shares with the Securities and Exchange Commission, or the SEC. The initial capitalization of the Fund was $1,001 (see note 3). The Fund will continue until December 31, 2027, unless terminated sooner. The Fund is offering to sell to the public any combination of two classes of shares: Class A shares and Class I shares, or the shares, on a “best efforts” basis with the intention of raising up to $250,000,000 of capital, of which $9,000,000 has been reserved for the Fund’s distribution reinvestment plan, or DRIP. The share classes have different fees and expenses. The Fund reserves the right to reallocate the offering amount between the primary offering and the DRIP. Upon raising a minimum of $1,200,000, shareholders will be admitted.

The Fund is a newly organized direct financing fund that will primarily make investments that are collateralized by equipment and other corporate infrastructure, or capital assets. The investments will be in companies that utilize capital assets to operate their businesses. These investments will primarily be structured as debt and debt-like financings such as loans, leases and other structured financing transactions that are collateralized by capital assets.

The Fund’s investment objectives are to generate current income and, to a lesser extent, capital appreciation for investors and to provide a favorable total return. To meet its investment objectives, the Fund will use the net proceeds from the offering to originate or acquire a diverse pool of such investments, as well as other strategic investments collateralized by capital assets. ICON Capital Corp., a Delaware corporation, is an affiliate of the Fund and will be the Fund’s investment manager, or Investment Manager. The Investment Manager will originate and service the Fund’s investments. Wilmington Trust, National Association serves as the Fund’s sole trustee, or Trustee. The Trustee delegated to the Investment Manager all of the power and authority to manage the business and affairs of the Fund and has only nominal duties and liabilities to the Fund.

The Fund’s fiscal year ends on December 31.

(2)  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet of the Fund has been prepared in accordance with U.S. generally accepted accounting principles, or US GAAP.

Cash and Cash Equivalents

The Fund’s cash is held at one financial institution and at times may exceed insured limits. The Fund periodically evaluates the creditworthiness of this institution and has not experienced any losses on such deposits. The Fund did not have any cash equivalents at November 9, 2012.

Organization Costs

Organization costs include, among other things, the cost of organizing the Fund as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the organization of the Fund. All organization costs will be funded by the Investment Manager and its affiliates and there will be no liability for the organization costs to the Fund until the Fund has met the minimum offering requirement. The Fund will expense organization costs when incurred, if and when the Investment Manager and its affiliates submits such costs for reimbursement.

ICON ECI Fund Sixteen
(A Delaware statutory trust)
Notes to Balance Sheet
November 9, 2012

(2)  Summary of Significant Accounting Policies  – (continued)

Offering Costs

Offering costs include, among other things, legal fees and other costs pertaining to the preparation of the Fund’s registration statement in connection with the public offering of the Fund’s shares. All offering costs will be funded by the Investment Manager and its affiliates and there will be no liability for the offering costs to the Fund until the Fund has met the minimum offering requirement. The Fund will capitalize offering costs when incurred and amortize them as a reduction of shareholders’ capital over the estimated offering period, generally two years from the effective date of the offering, and upon commencement of operations, if and when the Investment Manager submits such costs for reimbursement. The unamortized balance of these costs will be reflected in the balance sheet as deferred charges, net.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet. Actual results could differ from those estimates.

(3)  Capital Contribution

The Fund was originally capitalized on November 9, 2012, by a contribution of $1 by the Investment Manager and $1,000 contributed by ICON Investment Group, LLC, or the Initial Shareholder. The Initial Shareholder will withdraw its capital contribution after the Fund receives the minimum offering amount and admits investors as shareholders.

(4)  Transactions with Related Parties

The Fund has entered into certain agreements with the Investment Manager and ICON Securities Corp., the dealer-manager and a wholly-owned subsidiary of the Investment Manager, or ICON Securities, whereby the Fund pays certain fees and reimbursements to these parties. The Fund will pay ICON Securities (i) a dealer-manager fee for the Class A shares sold in the offering equal to 2% per each $1,000 invested for managing the offering and to reimburse the dealer-manager for wholesaling fees and expenses and (ii) a distribution fee equal to 1/365th of 0.55% of the NAV per share for Class I shares sold in the offering for each day. The Fund will continue to pay the distribution fee with respect to the Class I shares sold in the offering until the earlier to occur of: (i) total underwriting compensation paid with respect to the Class I shares following the completion of the offering equaling 10% of the gross proceeds received with respect to the issuance of those shares from the primary portion of the offering or (ii) the Fund entering its wind down period. The distribution fee will be paid quarterly in arrears. No dealer-manager or distribution fees will be paid on any shares sold pursuant to the DRIP.

In accordance with the terms of the Trust Agreement, the Fund will pay the Investment Manager 4% from the cash distributions paid by the Fund from its operations and sales, subject to increase based on the Fund’s investors achieving a preferred return. In addition, the Investment Manager and its affiliates will be reimbursed for organizational and offering expenses incurred in connection with the Fund’s organization and offering of shares and administrative expenses incurred in connection with the Fund’s operations.

ICON ECI Fund Sixteen
(A Delaware statutory trust)
Notes to Balance Sheet
November 9, 2012

(4)  Transactions with Related Parties  – (continued)

The Fund will reimburse the Investment Manager and its affiliates for the actual fees and expenses incurred in connection with the Fund’s organization and offering.

Administrative expense reimbursements are costs incurred by the Investment Manager or its affiliates that are necessary to the Fund’s operations. These costs include the Investment Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to the Fund. Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Investment Manager.

(5)  Subsequent Event (unaudited)

On January 25, 2013, the Investment Manager transferred its interest in the Fund to ICON MT 16, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Investment Manager, in exchange for $1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Member
ICON MT 16, LLC

We have audited the accompanying balance sheet of ICON MT 16, LLC (the “Company”) as of January 25, 2013. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON MT 16, LLC at January 25, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
February 1, 2013

ICON MT 16, LLC
(A Delaware limited liability company)
Balance Sheet
January 25, 2013

Assets
Investment in statutory trust	$1
Total assets	$1

Member’s equity	$1
Total member’s equity	$1

See Accompanying Notes to Balance Sheet.

ICON MT 16, LLC
(A Delaware limited liability company)
Notes to Balance Sheet
January 25, 2013

(1)  Organization

ICON MT 16, LLC (the “Company”) is a wholly-owned subsidiary of ICON Capital, LLC, a Delaware limited liability company (the “Investment Manager”). The primary activity of the Company is sponsoring and managing a publicly registered equipment fund in the United States of America.

The Company is the managing owner of ICON ECI Fund Sixteen (the “Managed Fund”), a Delaware statutory trust.

The Company was formed on January 3, 2013 as a Delaware limited liability company. The Company manages and controls the business affairs of the Managed Fund, including, but not limited to, the investments that the Managed Fund makes, pursuant to the terms of the Managed Fund’s amended trust agreement. The Managed Fund is a publicly registered direct financing fund that was formed primarily for the purpose of originating and/or acquiring a diverse pool of investments in domestic and international companies, which investments will primarily be structured as debt and debt-like financings (such as loans, leases and other structured financing transactions) in, or that are collateralized by, equipment and other corporate infrastructure that such companies utilize to operate their businesses.

The Company is entitled to 4% of the Managed Fund’s profits, losses, cash distributions and liquidation proceeds. After the shareholders of the Managed Fund receive a preferred return of 8% based on aggregate cash distributions, the Company will be entitled to 10% of the Managed Fund’s cash distributions.

On January 25, 2013, the Investment Manager transferred its interest in the Managed Fund to the Company in exchange for $1. The Company accounts for its investment in the Managed Fund using the equity method of accounting.

The Company’s fiscal year ends on December 31.

(2)  Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet of the Company has been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The management of the Company has evaluated all subsequent events through the date the balance sheet was issued.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet. Actual results could differ from those estimates.

(3)  Capital Contribution Agreement

ICON Capital, LLC has entered into a Capital Contribution Agreement with the Company, pursuant to which ICON Capital, LLC has agreed to contribute, from time to time, an aggregate amount of up to $2,000,000 to the capital of the Company. There are no restrictions or covenants associated with this agreement that would preclude the Company from receiving any or all of the aggregate amount of capital contributions provided for in the agreement, except that ICON Capital, LLC is under no obligation to provide any additional funding to the Company once it has contributed $2,000,000 to the capital of the Company.

(4)  Transactions with Related Parties

The Company is reimbursed for expenses incurred on behalf of the Managed Fund for the organization and offering of the Managed Fund, and is entitled to 4% of the Managed Fund’s profits,

ICON MT 16, LLC
(A Delaware limited liability company)
Notes to Balance Sheet
January 25, 2013

(4)  Transactions with Related Parties  – (continued)

losses, cash distributions and liquidation proceeds and reimbursement for administrative expenses incurred in relation to the Managed Fund’s operations.

The Company entered into an agreement with ICON Capital, LLC pursuant to which ICON Capital, LLC has agreed to contribute up to $2,000,000 of additional capital to the Company (See Note 3).

The Company has a $1 investment in a statutory trust, which represents the ownership interest the Company owns in the Managed Fund (See Note 1).

EXHIBIT A

FORM OF AMENDED AND RESTATED TRUST AGREEMENT
OF
ICON ECI FUND SIXTEEN

This Amended and Restated Trust Agreement of ICON ECI Fund Sixteen (the “Agreement”) is executed as of the    day of         , 2013 by and among ICON MT 16, LLC, a Delaware limited liability company (the “Managing Owner”), ICON Investment Group, LLC, a Delaware limited liability company, its initial beneficial owner (the “Initial Shareholder”) and Wilmington Trust, National Association, the Delaware trustee (the “Trustee”).

WITNESSETH:

WHEREAS, ICON ECI Fund Sixteen (the “Trust”) was formed as a Delaware Statutory Trust pursuant to a Certificate of Trust filed on October 11, 2012, under and pursuant to the Delaware Statutory Trust Act (12 Del. C. § 3801, et. seq.) (the “Delaware Act”); and

WHEREAS, the parties hereto wish to amend and restate the Trust Agreement dated October 11, 2012, as amended (the “Original Trust Agreement”), pursuant to its terms and hereby set forth the following terms and conditions of the operations, management and business of the Trust.

NOW, THEREFORE, the Original Trust Agreement is hereby amended and restated to read in full as follows:

Section 1. Establishment of the Trust.

The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Trust established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Shareholders, except as otherwise herein expressly stated.

Section 2. Name, Principal Office and Address.

2.1 Legal Name and Address.

The name of the Trust is “ICON ECI Fund Sixteen.” The principal office and place of business of the Trust shall be located at 3 Park Avenue, 36th Floor, New York, New York 10016 or at such other address as the Managing Owner may from time to time determine and specify by written notice to the Shareholders. The Trust may also maintain such other offices and places of business as the Managing Owner may deem advisable at any other place or places within the United States and, in connection therewith, the Managing Owner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Trust qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Trust legally to conduct its business in such jurisdictions.

2.2 Address of Shareholders.

The principal place of business of the Managing Owner and the places of residence of the other Shareholders shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Shareholder may change his, her or its respective place of residence by giving Notice of such change to the Trust at its principal office (and, in the case of the Managing Owner, by also giving Notice thereof to all of the Shareholders), which Notice shall become effective five (5) days after receipt.

Section 3. Purposes, Powers and Trustee.

3.1 Purposes.

The Trust has been organized for the purposes of: (a) financing, refinancing, acquiring, investing in, purchasing, owning, acquiring options to purchase, holding, leasing, re-leasing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Capital Assets and any other type of direct or indirect interest (including making and/or investing in loans secured by Capital Assets, and residual interests, which encompass, among other things, the right to Capital Asset rental and sales proceeds after the payoff of debt associated with the Capital Asset) in Capital Assets and leases of all kinds, (b) purchasing equity interests in entities that finance or own Capital Assets or entities financing or owning direct or indirect interests in Capital Assets; and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith.

3.2 Types of Assets.

The Capital Assets financed or invested in by the Trust shall be selected from among new or used: (i) transportation equipment such as aircraft (including airframes, engines, avionics, parts and ground handling equipment), rail equipment (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other Capital Assets used by railroads in the maintenance of their railroad track), heavy duty trucks, truck trailers and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including oceangoing vessels, towboats and barges and offshore energy exploration and production equipment that may be characterized as vessels); (ii) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical and horizontal milling machines, rotary and cylindrical grinders, metal fabrication and slitting equipment, and other metal forming equipment, and entire facilities dedicated to manufacturing, production or distribution of goods; (iii) materials handling equipment such as fork-lifts and more specialized equipment for moving materials in warehouse or shipping areas; (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment, medical diagnostic and testing equipment (such as radiology equipment, sonographic equipment, patient monitoring equipment) and miscellaneous medical equipment (including lab test equipment, blood-gas analyzers and treatment room furniture); (v) office technology, personal computers and computer networks, servers, communication and related peripheral equipment, scanners and copy machines; (vi) any real property or leasehold or other interests in real property that are incidental to any Capital Assets or leases; and (vii) other types of Capital Assets that the Investment Manager believes may be an attractive investment, including future technology Capital Assets, custom made or specialized Capital Assets similar to those types of Capital Assets described above, data gathering Capital Assets and upgrades and retrofits to existing Capital Assets.

3.3 Powers.

In furtherance of the above purposes, the Trust shall have the power, directly or indirectly:

(a) to finance, refinance, acquire, invest in, lend against, purchase and/or make future commitments to purchase, own, lend against, acquire options to purchase, hold, lease, re-lease, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Capital Assets and interests therein;

(b) to enter into Joint Ventures, partnerships and other business, financing and legal and beneficial ownership arrangements to make or acquire Investments;

(c) to purchase and hold trust certificates, debt securities and equity securities issued by any Person;

(d) to lend and borrow money, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Trust and accept such kinds and amounts of security for loans and leases it makes to others as the Investment Manager, in its sole and absolute discretion, shall deem appropriate; and

(e) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Trust consistent with the terms of this Agreement.

3.4 Trustee.

(a) Wilmington Trust, National Association has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing

Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Managing Owner in accordance with the terms of Section 3.4(e) hereof.

(b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Managing Owner in accordance with Section 3.4(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware at the expense of the Trust for the appointment of a successor trustee.

(c) The Trustee is hereby appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Act that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State that the Trustee is required to execute under Section 3811 of the Delaware Act. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, it is hereby understood and agreed by the other parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Agreement. The Delaware trustee shall have no liability for the acts or omissions of the Managing Owner, the Investment Manager, the Initial Shareholder or the Shareholders. In furtherance of the foregoing, the Trustee shall have no power, duty or authority to execute any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002 in connection with the Trust.

(d) The Trustee shall be entitled to receive reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including, without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

(e) Upon resignation or removal of the Trustee, the Managing Owner shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the Delaware Act. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Agreement.

(f) The Trustee is authorized, but shall not be required, to take such action or refrain from taking such action under this Agreement as it may be directed in writing by or on behalf of the Managing Owner or the Investment Manager from time to time. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Managing Owner or the Investment Manager requesting written instructions as to the course of action desired by the Managing Owner or the Investment Manager, and such instructions by or on behalf of the Managing Owner or the Investment Manager shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

(g) Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall, subject to the terms of this Section 3.4, be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except as may be required by law.

3.5 Trustee Liability.

In accepting the trust continued hereby, Wilmington Trust, National Association acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust, National Association by reason of the transactions contemplated by this Agreement and any other agreement to which the Trust is a party shall look only to the Trust for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any Shareholder, except for the Trustee’s own bad faith, gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust property or the Shares;

(b) [reserved]

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner, the Investment Manager or their respective delegatees, any Shareholder or any other Person;

(d) The Trustee shall not have any duty or obligation to supervise or monitor the performance, or compliance with this Agreement by, of any obligations of the Managing Owner, the Investment Manager or their respective delegatees or any Shareholder or any other Person;

(e) No provision of this Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee believes that such action, repayment of such funds or adequate indemnity against such risk or liability is not assured or provided to it; and

(f) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

The Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits, or (y) any losses due to forces beyond the reasonable control of the Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys selected by it in good faith; and (ii) may, at the expense of the Trust, consult with counsel and other experts, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel or other experts selected by it in good faith.

The Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered in connection with the sale or transfer of the Shares.

Each of the parties hereto hereby agrees, as evidenced by its acceptance of any benefits hereunder, and all Shareholders agree that the Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust.

3.6 Indemnification of the Trustee

The Trust (or if the Trust has insufficient assets, the Managing Owner) shall be liable for, and does hereby indemnify, protect, save and keep harmless the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 3.6 shall survive the termination of this Agreement or the removal or resignation of the Trustee.

Section 4. Term.

The term of the Trust commenced upon the filing of the Certificate of Trust with the Secretary of State of the State of Delaware on October 11, 2012, and shall dissolve at midnight on December 31, 2027, unless sooner dissolved or terminated as provided in Section 11 of this Agreement (the “Term”).

Section 5. Shareholders and Capital.

5.1 Managing Owner.

The Managing Owner has contributed $1.00, in cash, as its Capital Contribution to the Trust. The Managing Owner may also purchase Shares in the Trust; in such case the Managing Owner will be treated as a Shareholder with respect to the purchased Shares.

5.2 Shareholders.

(a) The Initial Shareholder shall contribute the sum of $1,000.00 in cash to the Trust. On or after the first business day following the admission of additional Shareholders, the Initial Shareholder’s $1,000.00 Capital Contribution shall be returned, without interest, and it shall cease to be a Shareholder. The Shareholders hereby consent to the Initial Shareholder’s withdrawal of its Capital Contribution and waive any right, claim or action they may have against it by reason of its having been a Shareholder.

(b) From and after the Initial Closing Date, there shall be two classes of Shares, as follows: (i) Class A shares; and (ii) Class I shares.

Unless otherwise expressly set forth herein, all classes of Shares shall have the same voting and other rights.

(c) Any Person desiring to become a Shareholder shall execute and deliver to the Managing Owner a Subscription Agreement substantially in the form that is attached as an exhibit to the Prospectus, and such other documents as the Managing Owner shall request, which other documents shall be in form and substance satisfactory to the Managing Owner, pursuant to which, among other things, such Person shall, subject to acceptance of his, her or its subscription by the Managing Owner, agree to be bound by all terms and provisions of this Agreement.

(d) Each Shareholder shall make a Capital Contribution, in cash, in the amount set forth on the Subscription Agreement.

(e) Each eligible subscriber (other than a qualified participant in the DRIP) must make a minimum investment of $5,000 for Class A Shares or $100,000 for Class I Shares (except for subscribers for Class I Shares through fee-based programs or wrap accounts, who are subject to a minimum investment of $5,000).

(f) The Managing Owner and any Affiliate of the Managing Owner shall have the right to subscribe for Shares for its own account for investment purposes only.

(g) No subscribers shall be admitted to the Trust unless and until the Minimum Offering shall be achieved. Upon the determination by the Managing Owner that the Minimum Offering has been achieved, the Managing Owner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Shareholder, the Managing Owner shall send or cause to be sent notice to such Shareholder in confirmation thereof. Subscribers who tender Subscription Monies and who are accepted as Shareholders shall be admitted not later than the last day of the calendar month following the date their subscription was accepted.

(h) Subscriptions for Shares received after the Initial Closing Date shall promptly be accepted or rejected by the Managing Owner after their receipt by the Trust (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent or caused to be sent to the subscriber. The Managing Owner retains the unconditional right to refuse to admit any subscriber as a Shareholder.

(i) Each subscriber who is admitted to the Trust as a Shareholder shall, for all purposes of this Agreement, become and be treated as a Shareholder as of the Closing Date on which such subscriber is admitted to the Trust or the Final Closing Date next following the acceptance of their subscriptions by the Managing Owner and the receipt by the Managing Owner of all Subscription Monies payable in connection therewith.

(j) The name and address of each Shareholder and the amount of the Capital Contribution made by such Shareholder are set forth on Schedule A hereto, as such may be supplemented or amended from time to time, which shall be no less frequently than quarterly; provided, that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Shareholder to the Trust for all purposes of this Agreement if such Shareholder was duly and properly admitted to the Trust as a result of such Closing.

(k) From the date hereof to, but not including, the Initial Closing Date, all Subscription Monies shall be deposited into the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Trust in a Qualified Subscription Account until the release thereof on the applicable Closing Date.

(l) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Shares purchased by any Shareholder admitted to the Trust as a result of such Closing, together with any interest earned thereon, shall be released to the Trust. If the number of Shares subscribed for as of the Termination Date are insufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the Managing Owner to become a Shareholder shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Trust upon a Closing or returned to the subscriber.

5.3 Trust Capital.

(a) No Shareholder shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.2(l)).

(b) Except as provided in the Trust’s Repurchase Plan or Section 10.5 hereof, the Trust shall not repurchase any Shares. No Shareholder shall have the right to withdraw or receive any return of such Shareholder’s Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Shareholder in the form of property other than cash.

(c) Except as otherwise specifically provided herein, no Shareholder shall have priority over any other Shareholder as to: (i) the return of such Shareholder’s Capital Contribution or Capital Account; (ii) such Shareholder’s share of Profits and Losses; or (iii) such Shareholder’s share of distributions of Cash From Operations and Cash From Sales.

(d) Neither the Managing Owner nor any of its Affiliates shall have any personal liability for the repayment of the Capital Contribution of any Shareholder except to the extent as may be set forth in this Agreement.

5.4 Capital Accounts.

(a) A separate Capital Account shall be established and maintained for the Managing Owner and for each Shareholder.

(b) The initial Capital Account balance of the Managing Owner shall be $1.00.

(c) The initial Capital Account balance of the Initial Shareholder shall be $1,000.00, representing the purchase of one Class A Share.

(d) The initial Capital Account balance of each Shareholder shall be the amount of such Shareholder’s Capital Contribution.

(e) The Capital Account of each Shareholder shall be increased by: (i) the amount of any additional money contributed by such Shareholder to the Trust; and (ii) allocations to such Shareholder of Profits (or items thereof), and items of income or gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Shareholder shall be decreased by: (i) the amount of money distributed to or on behalf of such Shareholder by the Trust; (ii) if a liquidating trust is utilized pursuant to Section 8.8, the fair market value of any property distributed to such trust for the benefit of such Shareholder by the Trust (net of liabilities secured by such distributed property that such Shareholder is considered to assume or take subject to under Code Section 752); and (iii) allocations to such Shareholder of Losses (or items thereof), and items of expense, loss or deduction specially allocated pursuant to Section 8.2(f) hereof.

(f) For purposes of this Agreement, a Shareholder who has more than one Share in the Trust shall have a single Capital Account that reflects all such Shares and all such classes, regardless of the time or manner in which such Shares were acquired.

(g) If a Share is sold or otherwise transferred, the Capital Account of the transferor with respect to such Share shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

(h) For any taxable year in which the Trust has a Code Section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

(i) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Shareholders’ Capital Accounts may be adjusted and thereafter maintained to reflect the revaluation of Trust assets on the books of the Trust in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h); provided, however, that, other than upon liquidation of the Trust within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), such an adjustment shall be made only if the Managing Owner determines in its sole discretion that such an adjustment is necessary to reflect the relative economic interests of the Shareholders in the Trust.

(j) Notwithstanding anything herein to the contrary, the Shareholders’ Capital Accounts shall at all times be maintained in the manner required by Treas. Reg. Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to the capital on the books of the Trust, in accordance with Treas. Reg. Section 1.701-1(b)(2)(iv)(q) such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Shareholders and is based, wherever practicable, on federal tax accounting principles.

5.5 Additional Capital Contributions.

(a) The Managing Owner shall not be required to make any Capital Contributions in addition to its initial Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement and any obligations under the Delaware Act. No Managing Owner shall have any personal liability for the repayment of any Capital Contributions of any Shareholder.

(b) Each Shareholder shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. A Shareholder shall be liable to the Trust to make his or her Capital Contributions equal to the Gross Share Price paid for such Shareholder’s Shares pursuant to the Offering and shall not be required to lend any funds to the Trust or, after his or her Capital Contributions have been made, to make any additional capital contributions to the Trust.

5.6 Loans by Shareholders.

Except as provided in Section 11.2(a)(iii), no loan by any Shareholder or any Affiliate of any Shareholder to the Trust (including, without limitation, any Trust Loan) shall constitute a Capital Contribution to the Trust or increase the Capital Account balance of any Shareholder, but shall be treated, for all purposes, as Indebtedness of the Trust payable or collectible only out of the assets of the Trust in accordance with the terms and conditions upon which such loan was made.

5.7 No Right to Return of Capital.

No Shareholder shall be entitled to demand any distribution of or with respect to such Shareholder’s Capital Contribution or Capital Account.

Section 6. Managing Owner.

6.1 Extent of Powers and Duties.

(a) General.  Except as expressly limited by the provisions of this Agreement, pursuant to Section 3806(b)(7) of the Delaware Act the Managing Owner shall have complete and exclusive discretion in the management and control of the affairs and business of the Trust and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Trust. Without limiting the generality of the foregoing, the Managing Owner shall provide such personnel and services as the Managing Owner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Trust and the day-to-day management of its assets. The Managing Owner may employ on behalf of the Trust, to the extent that it, in its sole judgment, shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents, consultants, professional advisors, appraisers, attorneys, accountants, brokers and other Persons for the maintenance of any of the Trust’s property, and/or the operation of the business of the Trust. The Managing Owner may employ the services of its Affiliates to assist the Managing Owner in its managerial duties, and may compensate all such Persons from the assets of the Trust at rates which it, in its sole judgment, deems fair and reasonable; provided, however, that, other than as provided in Section 6.4 hereof: (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount that is comparable and competitive with the compensation, price or fee that would be charged by non-Affiliates of the Managing Owner to render comparable services that could reasonably be made available to the Trust upon comparable terms; (ii) all services for which the Managing Owner’s Affiliates are to receive compensation from the Trust shall be embodied in a written contract that (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty upon 60 days written notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the Prospectus; (iv) the Managing Owner’s Affiliates must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of their gross revenues for such services therefrom; and (v) any such contract may only be amended in a manner that is either more favorable to the Managing Owner’s Affiliates or less favorable to the Trust by the vote or consent of a Majority.

(b) Powers and Duties.

(i) General Duties.  The Managing Owner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts to carry out the purposes and conduct the business of the Trust in accordance with this Agreement and in the best interests of the Trust. The Managing Owner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Trust, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Except as specifically herein stated or implied, the Shareholders may not contract away the fiduciary duty owed to such Shareholders by the Managing Owner. The Managing Owner shall devote that amount of its time deemed necessary in its absolute discretion to carry out its duties to the Trust.

(ii) General Powers.  The Managing Owner shall have full power and authority, subject to the provisions of this Agreement or as provided in the Delaware Act, on behalf of the Trust, to carry out and accomplish its purposes and functions including, without limitation, the power to: (A) acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Investments and to contract with others, including Affiliates, to do the same on behalf of the Trust; (B) select and supervise the activities of any Investment management agents for the Trust; (C) ensure the proper application of revenues of the Trust; (D) maintain proper books of account for the Trust and to prepare reports of operations and tax returns required to be furnished to the Shareholders pursuant to this Agreement or taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) employ the Dealer-Manager to select Selected Dealers to offer and sell Shares; (F) expend Trust capital; (G) purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, Investments, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general), limited liability companies, joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the Managing Owner, for all such purposes; (H) invest any and all funds held by the Trust; (I) designate depositories of the Trust’s funds, and the terms and conditions of such deposits and draws thereon; (J) borrow money or otherwise to procure extensions of credit for the Trust and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents or instruments constituting obligations or evidences of Indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Investments and other assets of the Trust as security therefor; (K) hold all or any portion of the Investments and other assets of the Trust in the name of one or more trustees, nominees or other entities or agents of or for the Trust; (L) establish Reserves; (M) ensure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Trust; and (N) take all such actions and execute all such documents, agreements and other instruments as the Managing Owner may deem necessary, convenient or advisable to accomplish or further the purposes of the Trust or to protect and preserve Trust assets to the same extent as if the Managing Owner were itself the owner thereof.

(iii) Authority to Admit Shareholders.  The Managing Owner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the Managing Owner, to effect the admission of Shareholders, including, but not limited to, registering the Shares under the Securities Act and effecting the qualification of, or obtaining exemptions from the qualification of, the Shares for sale with state securities regulatory authorities.

(iv) Authority to Enter into the Dealer-Manager Agreement.  The Managing Owner shall have the authority to enter into, on behalf of the Trust, the Dealer-Manager Agreement with the Dealer-Manager and, on behalf of the Trust, to assist the Dealer-Manager in making any and all necessary filings with FINRA to obtain a “no objections” determination from FINRA with respect to the Offering.

(v) Authority to Enter into Selected Dealer Agreements.  The Managing Owner shall have the authority to enter into, on behalf of the Trust, or to authorize the Dealer-Manager to so enter into, separate Selected Dealer Agreements with registered investment advisers and FINRA member broker-dealers selected by the Dealer-Manager.

(vi) Authority to Enter into the Escrow Agreement.  The Managing Owner shall have the authority to enter into, on its own behalf and on behalf of the Trust, the Escrow Agreement, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the Managing Owner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organizational and Offering Expense.

(vii) Authority to Contract for Insurance.  The Managing Owner shall have the authority to cause the Trust to purchase and maintain such insurance policies as the Managing Owner, in its sole discretion (except to the extent limited elsewhere in this Agreement), deems reasonably necessary to protect the interests of the Trust, including, without limitation, extended coverage liability and casualty and workers’ compensation, and the Managing Owner and any Affiliate of the Managing Owner and their respective employees and agents may be named as additional insured parties thereunder, provided that the cost of premiums payable by the Trust is not increased thereby.

(viii) Authority to Enter into Certain Transactions in Its Own Name.  The Managing Owner shall have the authority to purchase or otherwise make Investments in its own name, an Affiliate’s name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six months) hold title thereto for the purpose of facilitating the Investment by the Trust; provided, however, that the Trust will not acquire Capital Assets from any Fund, except as expressly provided in this Agreement.

(ix) Authority to Enter into Joint Ventures.  The Managing Owner shall have the authority to cause the Trust to enter into Joint Ventures, subject to the limitations of Section 6.2(d), for the purpose of acquiring Investments, borrowing funds, managing or disposing of Investments, or for such other activities which the Managing Owner deems necessary or appropriate.

(x) Authority to Reinvest.  During the Operating Period (and the Wind Down Period, to the extent the Managing Owner determines it would benefit Shareholders), the Managing Owner may reinvest all or a substantial portion of the Trust’s Cash Flow in additional Investments in furtherance of, and consistent with, the Trust’s purposes and investment objectives set forth in Sections 3.1 and 3.2.

(xi) Authority to Adopt a Distribution Reinvestment Plan.  The Managing Owner shall have the authority to adopt, amend and terminate a Distribution Reinvestment Plan on behalf of the Trust.

(c) Delegation of Powers; Authority to Enter into the Investment Management Agreement.   Except as otherwise provided under this Agreement or by law, the Managing Owner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any of its Affiliates). The Managing Owner shall have the authority to enter into, on behalf of the Trust, the Investment Management Agreement, pursuant to which the Investment Manager will, on behalf of the Trust, originate Investments, temporarily make Investments, service the Investments, including, but not limited to, performing credit analysis and underwriting, receivables management, portfolio management, accounting and financial and tax reporting, remarketing, and marketing services.

(d) Reliance by Third Parties.  No Person dealing with the Trust or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the Managing Owner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Trust be required to inquire as to whether the approval of the Shareholders for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority signed by the Managing Owner, or in accepting any instrument signed by the Managing Owner, in the name and behalf of the Trust or the Managing Owner.

(e) Fiduciary Duty.

(i) The Managing Owner agrees to perform its duties under this Agreement in good faith and in the best interests of the Trust, but only upon the express terms of this Agreement. The Managing Owner shall not have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which duties are hereby expressly eliminated. For the avoidance of doubt, to the fullest extent permitted by law, no person other than the Managing Owner or the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Shareholder or any other person.

(ii) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Person, the Managing Owner shall not be liable to the Trust or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Managing Owner or any other person otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of such Managing Owner or any other person.

(iii) Unless otherwise expressly provided herein:

(A) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any other Person, on the other hand; or

(B) whenever this Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(iv) Notwithstanding any other provision of this Agreement or otherwise applicable law, whenever in this Agreement the Managing Owner is permitted or required to make a decision:

(A) in its “discretion” or under a grant of similar authority, the Managing Owner shall be entitled to consider such interests and factors as it desires, including its own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(B) in its “good faith” or under another express standard, the Managing Owner shall act under such express standard and shall not be subject to any other or different standard.

(v) Unless expressly provided otherwise herein, the Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. To the extent that the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust it shall not have any duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. The Managing Owner and its Affiliates may engage or be interested in any financial or other transaction with the Trust or any Affiliate of the Trust, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Trust or its Affiliates.

6.2 Limitations on the Exercise of Powers of Managing Owner.

The Managing Owner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the Managing Owner shall be subject to the following in the administration of the Trust’s business and affairs:

(a) Sales and Leases of Investments from or to the Managing Owner and its Affiliates.  The Trust shall neither purchase nor sell Investments, nor sell nor lease Capital Assets, to or from the Managing Owner or any of its Affiliates, except as provided in this Section. Notwithstanding the first sentence of this subsection (a), the Trust may purchase Affiliated Investments if:

(i) the Managing Owner determines that making the Affiliated Investment is in the best interests of the Trust;

(ii) such Affiliated Investment is acquired by the Trust at a price which does not exceed the sum of (A) the net cost to the Managing Owner or such Affiliate of acquiring and holding the Investment (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the Managing Owner and any Affiliate is otherwise entitled to receive pursuant to this Agreement;

(iii) there is no difference in the interest terms of any Indebtedness secured by the Affiliated Investment at the time it is acquired by the Managing Owner or its Affiliate and the time it is acquired by the Trust;

(iv) neither the Managing Owner nor any of its Affiliates realizes any benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Trust making such Affiliated Investment; and

(v) at the time the Affiliated Investment is transferred to the Trust, the Managing Owner or its Affiliate had held such Affiliated Investment on an interim or temporary basis (generally not longer than six months) for the purposes of (A) facilitating the acquisition of such Affiliated Investment by the Trust, (B) borrowing money or obtaining financing for the Trust or (C) any other lawful purposes related to the business of the Trust.

(b) Loans to or from the Managing Owner and its Affiliates.  No loans shall be made by the Trust to the Managing Owner or any of its Affiliates. The Managing Owner or any of its Affiliates, however, may, from time to time, loan or advance funds to the Trust (each such loan or advance being hereinafter called a “Trust Loan”) in accordance with this subsection (b). The terms of any Trust Loan permitted to be made shall include the following:

(i) any interest payable by the Trust in connection with such Trust Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the

Managing Owner or its Affiliate in connection with the borrowing (in the event that the Managing Owner or any Affiliate shall borrow money for the specific purpose of making such Trust Loan) or (B) the rate of interest that would be charged to the Trust (without reference to the Managing Owner’s or its Affiliate’s financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the Managing Owner nor an Affiliate borrowed money to make such Trust Loan);

(ii) all payments of principal and interest on such Trust Loan shall be due and payable within twelve months after the date on which such Trust Loan is made; and

(iii) neither the Managing Owner nor any Affiliate may receive points or other financial charges or fees in any amount in respect of such Trust Loan (except that the Managing Owner or an Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Trust Loan); provided, however, that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the Managing Owner or an Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Trust Loan.

If the Managing Owner or any of its Affiliates purchase Investments in its own name and with its own funds in order to facilitate ultimate purchase by the Trust, the Managing Owner or an Affiliate, as the case may be, shall be deemed to have made a Trust Loan in an amount equal to the Purchase Price paid for such Investments and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the Managing Owner or any of its Affiliates for the purpose of paying Organizational and Offering Expenses shall not constitute a Trust Loan, but shall be reimbursed to the Managing Owner or such Affiliate (to the extent possible), without interest, in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

(c) No Exchange of Shares for Investments.  The Trust shall not acquire any Investments in exchange for Shares.

(d) Joint Venture Investments.  The Trust may make Investments in Joint Ventures, provided that:

(i) the Managing Owner shall have determined that:

(A) such Investment is in the best interests of the Trust; and

(B) such Investment shall not result in duplicate fees to the Managing Owner or any of its Affiliates or any of its Affiliates;

(ii) in the case of any Joint Venture with any non-Affiliated Person, the Trust must have the right to control the Joint Venture and any Joint Venture must own specific Investments; and

(iii) in the case of any Joint Venture with any Fund, all of the following conditions are met:

(A) all Funds, including the Trust, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

(B) the Joint Venture is done either for the purpose of effecting appropriate diversification for such Funds or for the purpose of relieving the Managing Owner or any of its Affiliates from a commitment entered into pursuant to Section 6.2(a);

(C) the compensation payable to the Managing Owner or any of its Affiliates by the Trust and by each other Fund shall be substantially identical; and

(D) the Trust shall have a right of first refusal with respect to the purchase of any Investment held by the Joint Venture if the other joint owner decides to sell its interest.

(e) Sale of All or Substantially All Assets; Dissolution.  During the Operating Period, the Managing Owner may not dissolve the Trust or sell or otherwise dispose of all or substantially all of the assets of the Trust without the Consent of the Majority.

(f) No Investments in Other Funds.  The Trust shall not invest in any other Fund; provided, however, that nothing herein shall preclude the Trust from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

(g) Exclusive Right to Sell Trust Investments.  The Trust shall not give the Managing Owner or any of its Affiliates the exclusive right to sell nor exclusive employment to sell Investments for the Trust.

6.3 Limitation on Liability of the Managing Owner and Its Affiliates; Indemnification.

(a) Neither the Managing Owner nor any of its Affiliates (sometimes referred to as an “Indemnitee”) in acting on behalf of or performing services for the Trust shall be liable, responsible or accountable in damages or otherwise to the Shareholders or the Trust for the doing of any act or the failure to do any act, the effect of which may cause or result in loss or damage to the Trust, if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust. Each Indemnitee shall be entitled to be indemnified by the Trust from the assets of the Trust, or as an expense of the Trust, but not by the Shareholders or the Trustee, against any liability or loss, as a result of any claim or legal proceeding relating to the performance or nonperformance of any act concerning the activities of the Trust, except in the case where such Indemnitee is negligent or engages in misconduct, provided such act or omission was done in good faith to promote the best interests of the Trust. The indemnification authorized by this Section 6.3(a) shall include the payment of reasonable attorneys’ fees and other expenses (not limited to “taxable costs”) incurred in settling or defending any claim, threatened action or finally adjudicated legal proceedings.

(b) Notwithstanding subsection (a), above, the Managing Owner and its Affiliates (when acting within the scope of authority of the Managing Owner) and the Dealer-Manager and any Selected Dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission, and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations. The Trust shall not incur the cost of that portion of any liability insurance which insures any Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section.

6.4 Compensation of the Managing Owner and Its Affiliates.

Neither the Managing Owner nor any of its Affiliates shall, in their respective capacities as such, receive any salary, fees, profits, distributions, commissions or other compensation (including in connection with the reinvestment or distribution of Cash From Operations or from the proceeds from the sale, exchange or refinance of Investments), except in accordance with Section 6.1 or this Section 6.4; or pay or award any commissions or other compensation to any Person engaged by a potential Shareholder as an investment adviser as an inducement to the Person to advise the potential Shareholder about the Trust (but this does not prohibit the payment of Dealer-Manager Fees, Distribution Fees, Sales Commissions and Trail Commissions otherwise in accordance with this Section 6.4). In furtherance thereof, no rebates or give-ups may be received by the Managing Owner nor may the Managing Owner or any of its Affiliates participate in any reciprocal business arrangement which would circumvent the provisions of this Section 6.4. Furthermore, the sum of all Organizational and Offering Expenses, Sales Commissions, Trail Commissions, Dealer-Manager Fees and Distribution Fees paid, as applicable, shall not exceed fifteen percent (15%) of the Gross Offering Proceeds per class of Shares.

(a) Allocations and Distributions.  The Managing Owner shall be entitled to receive the allocations and distributions provided for under Sections 8 and 11.3, in addition to any such allocations and distributions with respect to the Shares it holds.

(b) Fees paid to the Dealer-Manager.  An up-front Dealer-Manager Fee in the amount of $20.00 per each $1,000 invested (the “Dealer-Manager Fee”) shall be paid by the Trust to the Dealer-Manager, which is an Affiliate of the Managing Owner, in respect of each Class A Share sold. No Dealer-Manager Fee shall be payable with respect to any Class I Shares of the Trust or Shares sold pursuant to the DRIP. An annual Distribution Fee equal to 0.55% of the NAV per share (the “Distribution Fee”) shall be paid by the Trust to the Dealer-Manager in respect of each Class I Share sold until the earlier of (A) total underwriting compensation payable with respect to the Class I Shares equals 10% of the Gross Offering Proceeds received with respect to the issuance of those Shares or (B) the Trust enters its Wind Down Period. No Distribution Fee shall be payable with respect to any Class A Shares or Shares sold pursuant to the DRIP. The Distribution Fee will be payable quarterly in arrears.

(c) Commissions paid to Selected Dealers.  Commissions in the amount of up to $50.00 per each $1,000 invested, including fractions thereof (the “Sales Commissions”) shall be paid by the Trust to each Selected Dealer in respect of each Class A Share sold by each of them. No Sales Commissions shall be payable by the Trust in respect of any Class I Shares, any Shares sold to Affiliated Shareholders or with respect to Shares sold pursuant to the DRIP. An annual trail commission equal to $7.50 per each $1,000 invested, including fractions thereof (the “Trail Commission”), shall also be paid by the Trust to each Selected Dealer in respect of each Class A Share sold by each of them, quarterly commencing on the 13th month following acceptance of subscription for such Class A Share until the earlier of (i) total underwriting compensation payable with respect to the Class A Shares equaling 10% of the Gross Offering Proceeds received with respect to the issuance of those Shares; (ii) the Class A Shares being repurchased or transferred; or (iii) the Trust entering its Wind Down Period.

(d) Due Diligence Expenses.  Fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering may, in the Managing Owner’s sole discretion, be reimbursed by the Trust to the Dealer-Manager and each Selected Dealer; provided, however, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall be included in the aggregate amount of Organizational and Offering Expenses otherwise payable by the Trust to the Managing Owner pursuant to Section 6.4(e) of this Agreement.

(e) Organizational and Offering Expenses.  The Trust shall reimburse the Managing Owner or its Affiliates, on an accountable basis, for the actual Organizational and Offering Expenses incurred by the Managing Owner or its Affiliates in connection with the Trust’s organization and the Offering. The aggregate amount of Organizational and Offering Expenses paid will be determined on an accountable basis and, therefore, the total amount paid by the Trust will not exceed the lesser of 1.44% of the Gross Offering Proceeds and the actual fees and expenses incurred by the Managing Owner and its Affiliates in connection with the Trust’s organization and the Offering. The Managing Owner shall bear any Organizational and Offering Expenses incurred by the Managing Owner or any of its Affiliates (including, without limitation, the Dealer-Manager) in excess of the foregoing limitation.

(f) Acquisition Fees.  Once the Trust has entered into a binding contract to make an Investment, and substantially all of the material conditions to the closing of such Investment have been satisfied, the Trust shall pay the Investment Manager or its Affiliates, for services rendered in connection with making the Investment, a fee (“Acquisition Fees”) equal to the difference (to the extent greater than zero) between (i) 2.5% of the Purchase Price paid by the Trust for any Investment, and (ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Trust to any other Person in connection with such Investment; provided, however, that:

(i) the Trust shall not pay any Acquisition Fees, or part thereof, if it would cause the aggregate Purchase Price (without deducting Front-End Fees) for the Trust’s Investments to be less than the greater of (x) 80% of the Gross Offering Proceeds, reduced by .0625% for each 1% of Indebtedness encumbering Investments, or (y) 75% of such Gross Offering Proceeds;

The formula in clause (i) is illustrated as follows:

(A) No Indebtedness — 80% of the Gross Offering Proceeds must be committed to Investments

(B) 50% Indebtedness — 50 × .0625% = 3.125%

80% – 3.125% = 76.875% of the Gross Offering Proceeds must be committed to Investments

(C) 80% Indebtedness — 80 × .0625% = 5%

80% – 5% = 75% of the Gross Offering Proceeds must be committed to Investments;

(ii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees that, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Trust from any source (including, without limitation, Net Offering Proceeds, Trust Indebtedness or reinvestment) shall not exceed an amount equal to 25% of the Gross Offering Proceeds. If the Trust purchases an Investment from the Managing Owner or one of its Affiliates pursuant to Section 6.2(a) for a Purchase Price that includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(f) and there shall be no duplicative payment thereof; and

(iii) notwithstanding the foregoing, neither the Investment Manager nor its Affiliates shall receive any Acquisition Fees with respect to any Investments made during the Wind Down Period.

(g) Management Fees.  Each month, the Trust shall pay to the Investment Manager Management Fees attributable to the Gross Revenues of the Trust during such month; provided, however, that only fifty percent (50%) of such Management Fees shall be paid in any month during the Offering Period and Operating Period if the sum of all distributions paid to Shareholders in such month does not equal or exceed the required First Cash Distributions for such month that are allocable to the Shareholders. To the extent that the Trust does not have sufficient cash in any month to pay the required amount of all First Cash Distributions that are allocable to the Shareholders, the payment of fifty percent (50%) of Management Fees for such month shall be deferred and paid, without interest, in the next following month in which the Trust has paid all previously required and current First Cash Distributions that are allocable to the Shareholders. Notwithstanding the foregoing, neither the Investment Manager nor its Affiliates shall receive any Management Fees with respect to any Investments made during the Wind Down Period.

(h) Other Trust Expenses.

(i) Except as otherwise provided in this Section 6.4(h), expenses of the Trust, including Acquisition Expenses, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (g), shall be billed directly to and paid by the Trust.

(ii) Subject to clause (iii) of this Section 6.4(h), the Managing Owner and any of its Affiliates may be reimbursed for Operating Expenses that are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the Managing Owner, to the prudent operation of the Trust; provided, however, that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Trust would be required to pay to non-Affiliates for comparable administrative services in the same geographic location; and provided, further, that no reimbursement is permitted for such services if the Managing Owner or any Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

(iii) Neither the Managing Owner nor any of its Affiliates shall be reimbursed by the Trust for amounts expended by it with respect to the following:

(A) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any Controlling Person of the Managing Owner or of any such Affiliate; or

(B) expenses for rent, depreciation, utilities, capital equipment or other administrative items (other than as specified in paragraph (ii) of this Section 6.4(h), above).

6.5 Other Interests of the Managing Owner and Its Affiliates.

The Managing Owner shall be required to devote only such time to the affairs of the Trust as the Managing Owner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Trust. The Managing Owner and its Affiliates are engaged directly and indirectly in the business of making Investments for their own respective accounts as well as for other Funds. The Managing Owner or any of its Affiliates may in the future form, sponsor, act as a manager or general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing companies) which have investment objectives similar to the Trust’s and which may be in a position to acquire the same Investments at the same time as the Trust. Neither the Managing Owner nor its Affiliates shall be obligated to present any particular investment opportunity to the Trust, and the Managing Owner and its Affiliates shall have the right, subject only to the provisions of the following paragraph, to take for its or their own accounts (without the use of Trust funds), or to recommend to any Affiliate of the Managing Owner (including the Trust), any particular investment opportunity. The Managing Owner and its Affiliates are not prohibited from making Investments on its or their own behalf or on behalf of the Funds. The Managing Owner and each such Affiliate shall have the right, subject only to the provisions of the immediately following paragraph, to take for its own account (individually or otherwise), or to recommend to any Fund (including the Trust), any particular investment opportunity after considering the factors in the following paragraph. If the aggregate amount of Investments available from time to time to the Trust and to other Funds is less than the aggregate amount of Investments then sought by them, in addition to the factors listed below, the Managing Owner will take into account the time period the particular Fund has been seeking Investments. In allocating Investments among Funds, the Managing Owner and its Affiliates will take into consideration:

(a) whether the required cash needed for the Investment is greater than the cash available for investment by the Funds;

(b) whether the amount of debt to be incurred or assumed is above levels believed to be acceptable for the Funds;

(c) whether the Investment is appropriate for the Funds’ objectives, which include seeking to avoid concentration of exposure to any one class or type of Capital Asset, lessee or geographic location;

(d) whether the credit quality of the borrower, lessee or other counterparty satisfies the Funds’ objectives, which include maintaining high-quality portfolios with creditworthy borrowers, lessees or other counterparties while avoiding concentrations of exposure to any individual borrower, lessee or other counterparty;

(e) whether the remaining term of the Investment extends beyond the date by which the Funds will end;

(f) whether the available cash flow of the Funds is sufficient to purchase the Investment;

(g) whether the structure of the proposed Investment, particularly with respect to the end-of-loan or lease options governing the Capital Assets, provides the opportunity to obtain the residual values needed to meet the Funds’ total return objectives for their Investments; and

(h) whether the transaction complies with the terms of this Agreement or the Funds’ operating agreement or partnership agreement.

Any conflicts in determining and allocating Investments between the Managing Owner and the Funds, on the one hand, and the Trust, on the other hand, will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions for investment by the Trust and the other Funds.

If conflicts arise between the Trust and one or more other Funds, which may be seeking to realize on similar investments at the same time, the first opportunity to realize on such investments shall generally be allocated by the Managing Owner or its Affiliates to the Fund whose investments are closer to maturity and, in the case of investments with the same maturity, the oldest investment. However, the Managing Owner or its Affiliates, in their discretion, may make exceptions to this general policy where an investment is subject to remarketing commitments that provide otherwise or in cases in which, in the Managing Owner’s judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Fund, including the Trust.

Section 7. Powers and Liabilities of Shareholders.

7.1 Absence of Control Over Trust Business.

The Shareholders hereby consent to the exercise by the Managing Owner of the powers conferred upon the Managing Owner by this Agreement. No Shareholder shall participate in or have any control over the Trust’s business or have any right or authority to act for, or to bind or otherwise obligate, the Trust (except one who is also the Managing Owner, and then only in its capacity as the Managing Owner). No Shareholder shall have the right to have the Trust dissolved and liquidated or to have all or any part of such Shareholder’s Capital Contribution or Capital Account returned except as provided in this Agreement.

7.2 Limited Liability.

The liability of each Shareholder in such capacity shall be limited to the amount of such Shareholder’s Capital Contribution and pro rata share of any undistributed Profits. Except as may otherwise be required by law, after the payment of all Subscription Monies for the Shares purchased by such Shareholder, no Shareholder shall have any further obligations to the Trust, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Trust. No Shareholder shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Trust under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Trust.

Section 8. Distributions and Allocations.

8.1 Distributions of Cash.

(a) Distributions to the Shareholders.  The Managing Owner shall determine, in its sole discretion, what portion, if any, of cash on hand shall be invested and reinvested in additional Investments and which portion shall be distributed to the Shareholders. Until the end of the Operating Period, the Managing Owner intends to distribute, to the extent available, cash to the Shareholders in an amount at least equal to the following:

(i) To the Class A Shareholders, the Managing Owner shall distribute the Class A Distributable Cash (x) 4% to the Managing Owner and (y) 96% pro rata in accordance with the number of Class A Shares owned by each Shareholder; and

(ii) To the Class I Shareholders, the Managing Owner shall distribute the Class I Distributable Cash (x) 4% to the Managing Owner and (y) 96% pro rata in accordance with the number of Class I Shares owned by each Shareholder.

(b) Additional Distributions to the Managing Owner.  Prior to Shareholders receiving a Preferred Return, Distributable Cash shall be distributed to the Managing Owner pursuant to Section 8.1(a)(i)(x) and Section 8.1(a)(ii)(x). After Shareholders receive a Preferred Return, the “4%” in Sections 8.1(a)(i)(x) and 8.1(a)(ii)(x) shall be replaced with “10%” and the “96%” in Sections 8.1(a)(i)(y) and 8.1(a)(ii)(y) shall be replaced with “90%.”

(c) Notwithstanding the provisions of Section 8.1(b), distributions of cash following a Dissolution Event shall be made in accordance with the provisions of Section 11.3.

(d) Shareholders who make Capital Contributions to the Trust prior to the Initial Closing Date shall be entitled to receive distributions described in this Section 8.1 with respect to the time period between the date of making their Capital Contribution and the Initial Closing Date. A one-time special distribution will be paid to such Shareholders on the date of the first distribution after the Initial Closing Date equal to the greater of (i) 8.0% multiplied by (x) the number of Shares held by the Shareholder multiplied by (y) $1,000 per Share or (ii) the amount of the annual Distribution Rate multiplied by (x) the number of Shares held by the Shareholder multiplied by (y) $1,000 per Share, the greater of which is divided by a fraction, the numerator of which is the number of days the Shareholder’s Capital Contributions were held prior to the Initial Closing Date and the denominator of which is 365.

8.2 Allocations of Profits and Losses.

(a) The Profits and Losses of the Trust shall be determined for each Fiscal Year or Fiscal Period.

(b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Trust’s Profits or Losses is allocated to a Shareholder, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Shareholder in the same proportion.

(c) Except as otherwise provided below generally, and specifically in Section 8.2(f), Profits for any Fiscal Period during the Operating Period shall be allocated as follows:

(i) first, 4% to the Managing Owner and 96% to the Shareholders (including the Managing Owner with respect to any Shares it owns) until such Shareholders have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and

(ii) thereafter, 10% to the Managing Owner and 90% to the Shareholders (including the Managing Owner with respect to any Shares it owns).

With respect to allocations of Profit and Loss between and among the Shareholders (including the Managing Owner with respect to any Shares it owns), see Section 8.4.

(d) Except as otherwise provided below generally, and specifically in Section 8.2(f) and 8.4(b), Profits for any Fiscal Period during the Wind Down Period shall be allocated as follows:

(i) first, the greater of (A) 4% or (B) the excess of the distributions made to the Managing Owner (other than with respect to any Shares it owns) pursuant to Section 8.1(a) (but only to the extent that such distributions have neither (I) been treated under the Treasury Regulations as attributable to the distribution of the proceeds of Nonrecourse Liabilities nor (II) been matched, as determined by the Managing Owner, with an allocation of gross income pursuant to Section 8.2(f)(v)) over the cumulative amount of income previously allocated to the Managing Owner pursuant to Section 8.2(c)(i) and this Section 8.2(d)(i) (and not offset by Losses allocated pursuant to Section 8.2(e)(ii)) to the Managing Owner and the balance to the Shareholders (including the Managing Owner with respect to any Shares it owns) until such Shareholders have been allocated in the aggregate an amount equal to the excess of the Unpaid Target Distribution over the sum of their Partially Adjusted Capital Accounts; and

(ii) thereafter, 10% to the Managing Owner and 90% to the Shareholders (including the Managing Owner with respect to any Shares it owns).

With respect to allocations of Profit and Loss between and among the Shareholders (including the Managing Owner with respect to any Shares it owns), see Section 8.4.

(e) Except as otherwise provided below generally, and specifically in Section 8.2(f), Losses for any Fiscal Period shall be allocated as follows:

(i) first, 10% to the Managing Owner and 90% to the Shareholders (including the Managing Owner with respect to any Shares it owns) until the cumulative amount of Losses allocated pursuant to this Section 8.2(e)(i) to those who are then Shareholders equals the cumulative Profits previously allocated to such Shareholders (or their predecessors-in-interest) pursuant to Sections 8.2(c)(ii) and 8.2(d)(ii); and

(ii) thereafter, 4% to the Managing Owner and 96% to the Shareholders (including the Managing Owner with respect to any Shares it owns); provided, however, that if and to the extent that an allocation of Losses to any Shareholder (other than the Managing Owner) pursuant to this Section 8.2(e) or Section 8.2(f) would result in any such Shareholder having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Shareholders in accordance with this Section 8.2(e) and, when no Shareholder (other than the Managing Owner) can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the Managing Owner. With respect to allocations of Profit and Loss between and among the Shareholders (including the Managing Owner with respect to any Shares it owns), see Section 8.4.

(f) Special Allocations.  The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a) – (e) in the following order:

(i) Minimum Gain Charge-Back.  Notwithstanding any other provision of this Section 8, if there is a net decrease in Trust Minimum Gain or in any Shareholder Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Shareholder shall be specifically allocated items of Trust income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

(ii) Trust Nonrecourse Deductions.  Trust Nonrecourse Deductions for any Fiscal Period shall be allocated 4% to the Managing Owner and 96% to the other Shareholders, including the Managing Owner with respect to any Shares it owns.

(iii) Shareholder Nonrecourse Deductions.  Shareholder Nonrecourse Deductions for any Fiscal Period shall be allocated to the Shareholder who made or guaranteed or is otherwise liable with respect to the loan to which such Shareholder Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

(iv) Qualified Income Offset.  If in any Fiscal Period, any Shareholder has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Shareholder shall be allocated items of Trust income and gain (consisting of a pro rata portion of each item of Trust income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a “qualified income offset” within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d), provided that an allocation shall be made pursuant to this Section 8.2(f)(iv) only if and to the extent that the Shareholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 8 had tentatively been made as if this Section 8.2(f)(iv) were not part of this Agreement.

(v) Special Allocations of Gross Income.  During the Wind Down Period, there shall be a special allocation of Gross Income to the Shareholders (including the Managing Owner regardless of its Shares) in proportion to, and to the extent of, the deficit balances, if any, in their respective Capital Accounts in excess of the amounts that such Shareholders are obligated to restore and are deemed obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(i) and 1.704-2(i)(5), provided that an allocation pursuant to this Section 8.2(f)(v) shall be made only if and to the extent that such Shareholder would have a deficit Capital Account in excess of such sum after all other allocations pursuant to this Section 8 have been made as if this Section 8.2(f)(v) and Section 8.2(f)(iv) were not part of this Agreement.

(vi) Curative Allocations.  The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i) – (v) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof (curative allocations) shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Shareholders’ Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and 8.2(f)(i) – (v) in order to put the Shareholders as nearly as possible in the positions in which they would have been had such special allocations not occurred. If the Managing Owner determines, after consultation with counsel, that the allocation of any item of Trust income, gain, loss or deduction is not specified in this Section 8 (an “unallocated item”), or that the allocation of any item of Trust income, gain, loss or deduction hereunder is clearly inconsistent with the Shareholders’ economic interests in the Trust determined by reference to this Agreement, the general principles of Treas. Reg.

Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii)(a) (a “misallocated item”), then the Managing Owner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

(vii) Special Allocation of State, Local and Foreign Taxes.  Any state, local or foreign taxes imposed on the Trust by reason of a Shareholder being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Shareholder.

(viii) Transactions with the Trust.  If, and to the extent that, any Shareholder is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Shareholder and the Trust pursuant to Code Sections 482, 483, 1272 – 1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Shareholder who was charged with such item.

(ix) Fees and Commissions Paid to the Managing Owner and its Affiliates.  It is the intent of the Trust that any amount paid or deemed paid to the Managing Owner and its Affiliates as a fee or payment described in this Agreement shall be treated as a “guaranteed payment” or a payment to a Shareholder not acting in his capacity as a Shareholder pursuant to Section 707(c) or (a), respectively, of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the Managing Owner and not a guaranteed payment or a payment to a Shareholder not acting in his capacity as a Shareholder, the Managing Owner shall be allocated an amount of Trust gross ordinary income equal to such payment.

(x) Syndication Expenses.  Syndication Expenses attributable to the Sales Commissions, Trail Commissions, Dealer-Manager Fees and Distribution Fees paid on the Trust’s sale of any Share shall be specially allocated to the Shareholder who purchased such Share; and all other Syndication Expenses shall first be allocated between the Share classes and then to the Shareholders within each class who are admitted to the Trust from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Sales Commissions, Trail Commissions, Dealer-Manager Fees and Distribution Fees) allocated with respect to each Share are the same. Notwithstanding the foregoing, the Trust intends to maintain a disparity with respect to the Trail Commissions and Distribution Fees, such that Syndication Expenses allocated under this provision shall differ among (A) those Shares subject to Trail Commissions, (B) those Shares subject to Distribution Fees, and (C) those Shares that are not subject to Trail Commissions and Distribution Fees. If the Managing Owner determines that such result is not likely to be achieved through future allocation of Syndication Expenses, the Managing Owner may allocate a portion of Profits or Losses or other items of income, gain, loss, deduction or expense to achieve the same effect on the Capital Accounts of the Shareholders.

(xi) Special Allocation of Gross Income with Respect to Section 8.1(d) Special Distribution.  Gross Income shall be specially allocated to those Shareholders who received the one-time special distribution described in Section 8.1(d), to be allocated among such Shareholders in proportion to and to the extent of the amount of their respective special distributions.

(xii) Solely for purposes of determining a Managing Owner’s or Shareholder’s proportionate share of the excess nonrecourse liabilities of the Trust within the meaning of Treasury Regulations Section 1.752-3(a)(3), the Shareholders’ interests in Trust profits are as follows: 4% to the Managing Owner and 96% to the Shareholders (including the Managing Owner with respect to any Shares it owns).

(xiii) To the extent permitted by Treasury Regulations Section 1.704-2(h)(3), the Managing Owner shall endeavor to treat distributions of cash as having been made from the proceeds of a Nonrecourse Liability or a Shareholder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Shareholder that is not a Managing Owner.

8.3 Tax Allocations; Code Section 704(c); Revaluations.

(a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction, and items thereof, with respect to any property contributed to the capital of the Trust shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between the adjusted basis of such property to the Trust for federal income tax purposes and its initial Gross Asset Value.

(b) In the event the Gross Asset Value of any Trust asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value herein and Section 5.4(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Treas. Reg. Section 1.704-3(a)(6).

(c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of this Section 8.3 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of this Section 8.3 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Shareholder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

8.4 Distributions and Allocations Between and Among the Shareholders.

(a) Except to the extent otherwise provided herein, all distributions of cash and all allocations of Profits and Losses, items thereof, and specially allocated items for any Fiscal Year or Fiscal Period to the Shareholders (including the Managing Owner with respect to any Shares it owns but as distinct from distributions, and Profits and Losses allocated, to the Managing Owner as Managing Owner) shall be distributed or allocated, as the case may be, among the Shareholders in the following manner:

(i) First, all Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be allocated among the holders of the Class A and Class I Shares in proportion to the total number of Shares in each class over the total number of Shares outstanding.

(ii) Second, all items of expense specially allocated under clauses (f) and (g) of the definition of Profits and Losses shall be allocated to the specific class that, in the discretion of the Managing Owner, should bear that expense.

(iii) Third, all Profits and Losses, items thereof, and specially allocated items for any Fiscal Year or Fiscal Period allocated to a specific class of Shares shall, subject to Section 8.2(f), be allocated among the Shareholders of each class of Shares in proportion to the total number of shares owned by the Shareholder in such class of Shares over the total number of Shares of such class outstanding.

Each distribution of cash shall be made to the Shareholders or their respective assignees of record as of the last day of the month next preceding the date on which such distribution is made. If the Managing Owner determines at any time that the sum of the monthly distributions made to any such Shareholder during or with respect to a Fiscal Year does not (or will not) properly reflect such Shareholder’s share of the total distributions made or to be made by the Trust for such Fiscal Year, the Managing Owner shall, as soon as practicable, make a supplemental distribution to such Shareholder, or withhold from a subsequent distribution that otherwise would be payable to such Shareholder, such amount as shall cause the total distributions to such Shareholder for such Fiscal Year to be the proper amount.

(b) Notwithstanding the general rule set forth in Section 8.4(a) regarding the allocation of Profits and Losses among Shareholders, beginning with the first Fiscal Year of the Trust, Profits and Losses allocated to the Shareholders within each class of Shares (as distinct from Profits and Losses allocated to the Managing Owner as Managing Owner) pursuant to Sections 8.2(c), 8.2(d), 8.2(e), or 8.4(a) shall be allocated among the Shareholders of such class of Shares so as to equalize (subject to Section 8.2(f)(x)), as soon as practicable, the ratio of each Shareholder’s Capital Account balance attributable to the Shares in such class, as increased by the amounts for such Shareholder described in clauses (a), (b) and (c) of the definition of Partially Adjusted Capital Account attributable to the shares in such class, to the number of Shares in such class held by such Shareholder. If there are not sufficient Profits or Losses so allocated to the Shareholders in such class for such Fiscal Year to bring such ratios into equality, such Profits and Losses shall be allocated among the Shareholders of such class in the same proportions as would have been the case had the minimum amount of Profits or Losses, as the case may be, necessary to produce such equality been available for allocation. For purposes of applying this provision to the Managing Owner with respect to any Shares it owns, the principles set forth in the definition of Partially Adjusted Capital Account for determining such account for the Managing Owner with respect to its Shares shall be applied. Allocations under this Section 8.4(b) shall continue until such ratio for each Shareholder in each class of Shares equals such ratio for every other Shareholder in the same class.

(c) In connection with any Fiscal Year in which any Shareholders (other than the Managing Owner) are admitted to the Trust or, with respect to clause (ii), have Shares repurchased by the Trust, Profits and Losses or items thereof shall be allocated, and distributions made, among such Shareholders as follows:

(i) the Operations and Sales shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales.

(ii) for purposes of determining the Profits, Losses or any other items allocable to any period (including for periods of less than a Fiscal Year to the extent necessary in order to comply with Code Section 706(d)), Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Managing Owner using any permissible method under Code Section 706 and the Treasury Regulations thereunder. If the amount of Profit or Loss allocable to a Shareholder is limited as a result of the use of such method compared to the amount of such Profit or Loss that otherwise would have been allocated to such Shareholder pursuant to Sections 8.2(c), 8.2(d) or 8.2(e) (as amplified by Sections 8.4(a) or 8.4(b), as the case may be), such excess amount shall be reallocated to the other Shareholders in proportion to the amounts allocated to them pursuant to said Section.

(iii) all monthly distributions made to such Shareholders pursuant to Section 8.1(a) shall be distributed among the Shareholders in the ratio that the number of Shares held by each Shareholder multiplied by the number of days in the month preceding the month in which the distribution is made that such Shares were held by such Shareholder bears to the sum of that calculation for all Shareholders (other than the Managing Owner).

(d) In the event of a transfer of a Share during a Fiscal Year in accordance with Section 10, except to the extent the Treasury Regulations or applicable IRS guidance requires a different allocation, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Shares. Monthly distributions made by the Trust in accordance with Section 8.1(a) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in Section 8.4(a).

8.5 Compliance with NASAA Guidelines Regarding Front-End Fees.

Notwithstanding anything in this Agreement to the contrary, in the event the Trust fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (g) above, the Managing Owner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the Managing Owner to obtain the Consent of the Shareholders unless such proposed adjustment adversely affects the allocations or distributions made, or to be made, to any Shareholder.

8.6 Return of Uninvested Capital Contribution.

If an amount equal to 100% of the Net Offering Proceeds has not been used to make Investments or committed to Reserves within the later of (i) twenty four (24) months after the Effective Date of the Offering or (ii) twelve (12) months of the receipt thereof by the Trust, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Trust to the Shareholders, pro rata based upon their Capital Contribution, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Shareholder). Funds shall be deemed to have been committed to Investments and need not be returned to a Shareholder to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty four (24) or twelve (12) month period described above, if such Investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Shareholders on a pro rata basis, as a return of capital.

8.7 Shareholders’ Return of Investment in the Trust.

Each Shareholder shall look solely to the assets of the Trust for the return of his or her Capital Contribution and for any other distributions with respect to his or her Shares. If the assets of the Trust remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Shareholder, he or she shall not have any recourse against the personal assets of the Trustee, the Managing Owner or any other Shareholder, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

8.8 No Distributions in Kind.

Distributions in kind shall not be permitted except upon dissolution and liquidation of the Trust’s assets and may only then be made to a liquidating trust established for the purpose of: (a) liquidating the assets transferred to it; and (b) distributing the net cash proceeds of such liquidation in cash to the Shareholders in accordance with the provisions of this Agreement.

8.9 Trust Entitled to Withhold.

The Trust shall, at all times, be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Shareholder arising as a result of such Shareholder’s participation in the Trust. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Shareholder is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Shareholder exceeds the amount to which such Shareholder is then entitled as a distribution, the excess may be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per year simple interest from the date of such payment or withholding until such excess is repaid to the Trust (i) by deduction from any distributions subsequently payable to such Shareholder pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Shareholder to the Trust. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefor by the Managing Owner, which demand shall be made only if the Managing Owner determines that such Shareholder is not likely to be entitled to distributions within twelve (12) months from the date of such withholding or payment by the Trust in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Managing Owner shall have received an opinion of counsel or other evidence, satisfactory to the Managing Owner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. Withdrawal of the Managing Owner.

9.1 Voluntary Withdrawal.

The Managing Owner may not voluntarily withdraw as a Managing Owner from the Trust unless (a) the Shareholders have received written notice of the Managing Owner’s intention to withdraw 60 days in advance, (b) the Trust shall have received an opinion of counsel to the effect that such withdrawal will not constitute a termination of the Trust or otherwise materially adversely affect the status of the Trust for federal income tax purposes and (c) a Substitute Managing Owner shall have been selected and such Substitute Managing Owner shall have (i) expressed a willingness to be appointed to the Trust, (ii) received the specific written Consent of the Majority to such appointment and (iii) a Net Worth sufficient to satisfy the net worth requirements for a “sponsor” under the NASAA Guidelines.

9.2 Involuntary Withdrawal.

The Managing Owner shall be deemed to have involuntarily withdrawn as a Managing Owner from the Trust upon the removal of the Managing Owner pursuant to the Consent of the Majority. For purposes of this Section 9.2 and Section 13, neither the Managing Owner nor any of its Affiliates will participate in any vote by the Shareholders to (a) involuntarily remove the Managing Owner or (b) cancel any management or service contract or agreement with the Managing Owner or any such Affiliate.

9.3 Consequences of Withdrawal.

(a) Upon the voluntary withdrawal of the Managing Owner in accordance with Section 9.1, the Managing Owner, or its estate, successors or legal representatives, shall be entitled to receive from the Trust: (i) an amount equal to the positive balance, if any, in the Managing Owner’s Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Trust through such date of withdrawal and any unrealized gains and losses inherent in the Trust’s assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the interest in the income, losses, distributions and capital of the Trust then held by the Managing Owner, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to the Managing Owner by the Trust and (B) any amounts due and owing by the Managing Owner to the Trust, and, upon such payment, the Managing Owner’s interest in the income, losses, distributions and capital of the Trust shall be terminated. The right of the Managing Owner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Trust or any Shareholder against the Managing Owner, or its estate, successors or legal representatives, that such Withdrawal shall have been made in contravention of this Agreement and (y) if the Managing Owner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this subsection (a) of Section 9.3, payment to the Trust of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Shareholders (other than the Managing Owner) over the capital previously contributed by the Managing Owner.

(b) Upon the Involuntary Withdrawal of the Managing Owner in accordance with Section 9.2, the Managing Owner, or its estate, successors or legal representatives, shall be entitled to receive from the Trust: (i) the fair market value of its interest in the income, losses, distributions and capital of the Trust as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) an amount equal to the difference between (A) any amounts due and owing to the Managing Owner by the Trust and (B) any amounts due and owing by the Managing Owner to the Trust, and, upon such payment, the Managing Owner’s interest in the income, losses, distributions and capital of the Trust shall be terminated.

(c) For purposes of this Section 9.3, the fair market value of the withdrawn Managing Owner’s interest in the income, losses, distributions and capital of the Trust shall be determined, in good faith, by such Managing Owner and the Trust, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn Managing Owner and one by the Shareholders. In the event that such two appraisers are unable to agree on the value of the withdrawn Managing Owner’s interest in the income, losses, distributions and capital of the Trust within 90 days, they shall, within 20 days thereafter, jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn Managing Owner and the Trust.

(d) The method of payment to the Managing Owner upon Withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Trust. When the Withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Trust, with principal payable, if at all, from distributions that the withdrawn Managing Owner otherwise would have received under Agreement had the Managing Owner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Trust would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60-month loan of like amount or (ii) the rate of interest from time to time announced by JPMorgan Chase Bank at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

9.4 Continuation of Trust Business.

In the event that the Managing Owner withdraws from the Trust pursuant to Section 9.1, the Substitute Managing Owner shall execute a counterpart of this Agreement and the business of the Trust shall continue.

Section 10. Transfer of Shares.

10.1 Withdrawal of a Non-Managing Owner Shareholder.

A Shareholder (other than the Managing Owner) may withdraw from the Trust only by Assigning or having all of his or her Shares redeemed or repurchased in accordance with this Section 10. The withdrawal of a Shareholder shall not dissolve or terminate the Trust. In the event of the withdrawal of any such Shareholder because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Shareholder shall be deemed to be the Assignee of the Shares of such Shareholder and may become a Substitute Shareholder upon compliance with the provisions of Section 10.3.

10.2 Assignment.

(a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Shareholder (other than the Managing Owner) may Assign all or any portion of the Shares owned by such Shareholder to any Person (the “Assignee”); provided, that

(i) such Shareholder and such Assignee shall each execute a written Assignment instrument, which shall:

(A) set forth the terms of such Assignment;

(B) evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C) include a representation by both such Shareholder and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D) otherwise be satisfactory in form and substance to the Managing Owner.

(b) Notwithstanding the foregoing, unless the Managing Owner shall specifically consent, no Shares may be Assigned:

(i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii) to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Trust, or its status as a partnership, for federal income tax purposes; provided, however, that the Trust may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Trust, or its status as a partnership, for federal income tax purposes;

(iii) to any Person if such Assignment would affect the Trust’s existence or qualification as a Trust under the Delaware Act or the applicable laws of any other jurisdiction in which the Trust is then conducting business;

(iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

(v) if such Assignment would result in the transfer of less than the minimum required investment set forth in Section 5.2(e) (unless such Assignment is of all of the Shares owned by such Shareholder);

(vi) if such Assignment would result in the retention by such Shareholder of less than the minimum required investment set forth in Section 5.2(e);

(vii) if, in the reasonable belief of the Managing Owner, such Assignment might violate applicable law;

(viii) if, in the determination of the Managing Owner, such Assignment would not be in the best interest of the Trust and its Shareholders; or

(ix) if such transfer would cause the Shares to be owned by any person who, if an individual, is not a United States citizen resident in the United States or Puerto Rico, or a resident alien with an address in the United States or who would be a “foreign partner” as that term is used in Code Section 1446.

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c) No transfer, Assignment or repurchase of Shares shall be made, and the Managing Owner shall not recognize any such transfer, Assignment or repurchase for any purpose whatsoever, if it would result in the Trust being treated as an association taxable as a corporation or as a “publicly traded partnership” for federal income tax purposes. In addition, the Managing Owner shall not recognize for any purpose whatsoever (including recognizing any rights of the transferee, such as the right of the transferee to receive directly or indirectly Trust distributions or to acquire an interest in the capital or profits of the Trust), an Assignment of Shares (or interest therein) if such Assignment occurred on an established securities market or a secondary market (or the substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a “Secondary Market”) or fails to meet one or more of the Secondary Market “safe harbor” provisions of Treas. Reg. Section 1.7704-1 or any substitute safe harbor provisions that subsequently may be established by Treasury Regulations or published notices. The Managing Owner may, in its sole discretion, decline to recognize, for any purpose whatsoever, a transfer or Assignment even if it falls within one or more of the foregoing-referenced Secondary Market “safe harbor” provisions. The Shareholders agree to provide all information respecting Assignments that the Managing Owner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market, and each Shareholder hereby consents and agrees to any decision made by the Managing Owner, in good faith, to deny a proposed Assignment of Shares hereunder.

(d) Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment.

10.3 Substitution.

(a) An Assignee shall be admitted to the Trust as a Substitute Shareholder only if:

(i) the Managing Owner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Trust does or may result from such admission; and

(ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the Managing Owner reasonably may require to determine compliance with this Section 10.

(b) An Assignee who does not become a Substitute Shareholder in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Shareholder desiring to make an Assignment of Shares. Failure or refusal of the Managing Owner to admit an Assignee as a Substitute Shareholder shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

10.4 Status of an Assigning Shareholder.

Any Shareholder that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Shareholder shall cease to be a Shareholder and shall no longer have any of the rights or privileges of a Shareholder.

10.5 Limited Right to Request the Repurchase of Shares.

(a) Commencing with the one-year anniversary of the admission of the Shareholder to the Trust, such Shareholder (other than the Managing Owner or an Affiliated Shareholder) may request that the Trust repurchase, and, subject to the availability of funds, in accordance with the Trust’s Share Repurchase Plan and this Section 10.5, such Shareholder’s Shares. Such repurchase shall not occur until at least 60 calendar days after the Shareholder notifies the Trust in writing of the Shareholder's intention to have the Trust repurchase some or all of the Shareholder’s Shares. The Trust shall not, in the aggregate, repurchase Shares pursuant to this Section 10.5 in an amount exceeding the proceeds the Trust receives from the sale of Shares pursuant to the DRIP. In addition, in any taxable year the Trust shall not repurchase any Shares pursuant to this Section 10.5 if the number of Shares previously repurchased pursuant to this Section 10.5 during the relevant taxable year, when aggregated with all other Share transfers in such taxable year (other than private transfers described in Treas. Reg. § 1.7704-1(e)), equals the amount specified in Treas. Reg. § 1.7704-1(f)(3) or any subsequent statute or guidance issued by the IRS or the Department of the Treasury. With the prior Consent of the Managing Owner, the Trust shall repurchase, for cash, up to 100% of the Shares of such Shareholder, at the Applicable Repurchase Price as determined with reference to the NAV that is determined after the expiration of the 60-day notice period referenced in the first sentence of this Section 10.5(a). The Trust shall be under no obligation to repurchase Shares of a Shareholder and shall do so only in the sole and absolute discretion of the Managing Owner.

(b) No reserves shall be established by the Trust for the repurchase of Shares. Funding of the Share Repurchase Plan will be limited to the amount of net proceeds the Trust receives from the sale of Shares under the DRIP. The availability of funds for the repurchase of any Share shall also be subject to the availability of sufficient Cash Flow. Furthermore, Shares may be repurchased only if such repurchase would not impair the capital or the Operations of the Trust and would not result in the termination under the Code of the Trust’s taxable year or of its federal income tax status as a partnership.

(c) A Shareholder desiring to have a portion or all of his Shares repurchased shall submit a request in form and substance satisfactory to the Trust in accordance with the Share Repurchase Plan. Requests may be withdrawn by the Shareholder at any time, except as provided in Section 10.5(d).

(d) In the event that the Managing Owner receives requests for the Trust to repurchase more Shares than there are funds sufficient to repurchase, the Managing Owner shall repurchase such Shares on a pro rata basis from all Shareholders who shall so request repurchase in accordance with the Share Repurchase Plan. If a Shareholder wishes to withdraw any repurchase request with respect to the unsatisfied portion, written notice of such withdrawal must be received within five business days following the initial repurchase of Shares.

(e) In the event that all Shares of any Shareholder are repurchased, such Shareholder shall be deemed to have withdrawn from the Trust and shall, from and after the date of the repurchase of all Shares of such Shareholder, cease to have the rights of a Shareholder.

(f) The Trust has sole discretion with respect to termination, amendment or suspension of the Share Repurchase Plan.

(g) Any Shares acquired (whether by repurchase, redemption or otherwise) by the Trust pursuant to this Section 10.5 or any other Section of this Agreement shall (i) not be cancelled and shall remain available for sale pursuant to the Offering if acquired prior to the Termination Date and (ii) be cancelled if acquired on or after the Termination Date.

10.6 Repurchase of Shares from Foreign Shareholders.

(a) The Trust shall have the right, but not the obligation, to repurchase, for cash, up to 100% of the Shares of any Shareholder, at the Applicable Repurchase Price, if such Shareholder becomes a “foreign partner” as that term is used in Code Section 1446 at any time during the Term, provided that the Trust concludes that such repurchase would not constitute a transaction on an established securities market or a secondary market (or the substantial equivalent thereof) and would not jeopardize the Trust’s treatment as a partnership for federal income tax purposes, and that sufficient cash flow was available to provide the funds for such repurchase.

(b) In the event that all Shares of any Shareholder are repurchased, such Shareholder shall be deemed to have withdrawn from the Trust and shall, from and after the date of the repurchase of all Shares of such Shareholder, cease to have the rights of a Shareholder.

Section 11. Dissolution and Winding-Up.

11.1 Events Causing Dissolution.

The Trust shall be dissolved upon the happening of any of the following events (each a “Dissolution Event”):

(a) the withdrawal of the Managing Owner, unless a Substitute Managing Owner shall have been appointed to the Trust in accordance with Section 9.1 of this Agreement; or

(b) the voluntary dissolution of the Trust (i) by the Managing Owner with the Consent of the Majority or (ii) subject to Section 13 of this Agreement, by the Consent of the Majority without action by the Managing Owner; or

(c) the Sale of all or substantially all of the Investments of the Trust; or

(d) the expiration of the Trust term specified in Section 4 of this Agreement; or

(e) the Operations of the Trust shall cease to constitute legal activities under the Delaware Act or any other applicable law.

11.2 Winding-Up of the Trust; Capital Contribution by the Managing Owner Upon Dissolution.

(a) Upon the occurrence of a Dissolution Event, the winding-up of the Trust and the termination of its existence shall be accomplished as follows:

(i) the Managing Owner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority (which shall not be the Trustee), which Person may exercise all of the powers granted to the Managing Owner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority ) shall proceed with the liquidation of the Trust (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Trust), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the Managing Owner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

(ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) or the definition of Profits and Losses for the period prior to final termination shall be credited or charged, as the case may be, to the Shareholders in accordance with Section 8;

(iii) in the event that, after all requirements of clauses (i) and (ii) of this Section 11.2(a) shall have been accomplished, the Managing Owner shall have a deficit balance in its Capital Account, the Managing Owner shall contribute within thirty (30) days to the Trust as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of the lesser of (i) $2,000,000 or (ii) 1.01% of the total Capital Contributions of the Shareholders (other than the Managing Owner) over (iii) the capital previously contributed by the Managing Owner (for this purpose, any payments made by the Managing Owner as co-signatory or guarantor of any of the Indebtedness of the Trust and not yet reimbursed to the Managing Owner at the time of dissolution of the Trust and any amounts due and unpaid to the Managing Owner on, under or with respect to any Trust Loans at the time of such dissolution may, at the election of the Managing Owner, be deemed to be Capital Contributions by the Managing Owner to the Trust and, in such case, any obligation of the Trust to reimburse or repay such amounts shall thereupon cease);

(iv) the proceeds from Sales and all other assets of the Trust shall be applied and distributed in liquidation as provided in Section 11.3; and

(v) the Managing Owner (or such other Person effecting the winding-up) shall execute and file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Trust and shall notify the Trustee of such termination.

(b) If the winding-up of the Trust is effected by the Managing Owner, the Managing Owner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding-up is effected by any such other Person (whether selected by the Majority or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

11.3 Application of Liquidation Proceeds Upon Dissolution.

Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Trust shall be applied as follows and in the following order of priority:

(a) first, to the payment of claims and obligations of the Trust pursuant to Section 3808 of the Delaware Act;

(b) next, to the setting up of any Reserve that the Managing Owner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Trust or as otherwise contemplated by Section 3808 of the Delaware Act; such Reserve may, in the sole and absolute discretion of the Managing Owner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such Reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Managing Owner (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c) – (d) of this Section 11.3.

(c) next, to the payment of all reimbursements to which the Managing Owner or any of its Affiliates may be entitled pursuant to this Agreement; and

(d) thereafter, to the Shareholders, within the time period specified in Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(2), in proportion to, and to the extent of, the positive balances of their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

11.4 Compliance With Certain Requirements of Regulations; Deficit Capital Accounts.

In the event the Trust is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), (i) distributions shall be made pursuant to this Section 11 to the Managing Owner and Shareholders who have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2) and (ii), if any Managing Owner’s Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Managing Owner shall contribute to the capital of the Trust the amounts required under this Agreement and the Delaware Act. If any Shareholder who is not a Managing Owner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions, and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Shareholder shall have no obligation to make any contribution to the capital of the Trust with respect to such deficit, and such deficit shall not be considered a debt owed to the Trust or any other Person for any purpose whatsoever.

In the discretion of the Managing Owner, a pro rata portion of the distributions that would otherwise be made to the Managing Owner and Shareholders pursuant to this Section 11 may be:

(a) distributed to a trust established for the benefit of the Shareholders for the purposes of liquidating Trust assets, collecting amounts owed to the Trust, and paying any contingent or unforeseen liabilities or obligations of the Trust or of the Managing Owner arising out of or in connection with the Trust. The assets of any such trust shall be distributed to the Shareholders from time to time, in the reasonable discretion of the Managing Owner, in the same proportions as the amount distributed to such trust by the Trust would otherwise have been distributed to the Shareholders pursuant to Section 11.3 hereof; or

(b) withheld to provide a reasonable reserve for Trust liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Trust, provided that such withheld amounts shall be distributed to the Shareholders as soon as practicable.

11.5 Deemed Contribution and Distribution.

In the event the Trust is liquidated within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), but no Dissolution Event has occurred, the Trust’s property shall not be liquidated, the Trust’s liabilities shall not be paid or discharged, and the Trust’s affairs shall not be wound up. Instead, solely for federal income tax purposes, the Trust shall be deemed to have contributed all Trust property and liabilities to a new trust in exchange for an interest in such new trust and, immediately thereafter, the Trust will be deemed to liquidate by distributing interests in the new trust to the Shareholders.

Section 12. Fiscal Matters and Reports.

12.1 Title to Property and Bank Accounts.

Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(K), all Investments and other assets of the Trust shall be held in the name of the Trust. The funds of the Trust shall be deposited in the name of the Trust in such bank account or accounts as shall be designated by the Managing Owner, and withdrawals therefrom shall be made upon the signature of the Managing Owner or such Person or Persons as shall be designated in writing by the Managing Owner. Except in connection with Joint Ventures, the funds of the Trust shall not be commingled with the funds of any other Person.

12.2 Maintenance of and Access to Basic Trust Documents.

(a) The Managing Owner shall maintain at the Trust’s principal office, the following documents:

(i) the Trust List;

(ii) a copy of the Certificate of Trust and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate of Trust or any such amendment has been executed;

(iii) copies of this Agreement and any amendments hereto, including the Repurchase Plan;

(iv) copies of the audited financial statements of the Trust for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Shareholders’ equity at or for such Fiscal Year, together with the report of the Trust’s independent auditors with respect thereto;

(v) copies of the Trust’s federal, State and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

(vi) records as required by applicable tax authorities including those specifically required to be maintained by “tax shelters,” if so required by the Trust; and

(vii) investor suitability records for Shares sold by any Affiliate of the Managing Owner for a period of six years.

(b) Each Shareholder and his or her designated representative shall be given access to all of the foregoing records of the Trust and such other records of the Trust which relate to business affairs and financial condition of the Trust, and may inspect the same and make copies of the same (subject, in the case of copying the Trust List, to compliance with clause (c) of this Section 12.2) at a reasonable expense to such Shareholder, during normal business hours upon reasonable advance written notice to the Managing Owner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Shareholder or his or her representative will wish to examine or copy or both.

(c) In addition, the Managing Owner shall mail a copy of the Trust List to, or as directed by, any Shareholder within ten (10) business days of receipt by the Trust of a written request therefor together with a check in payment of the cost to the Managing Owner of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy, such Shareholder shall certify to the Trust that the Shareholder is not requesting the Trust List for the purpose of (i) providing the Trust List (or any of the information set forth therein) to any third party (other than to the Shareholder’s designated representative(s)), (ii) selling the Trust List, (iii) using the Trust List for a commercial purpose unrelated to the Shares, or (iv) using the Trust List for an unlawful purpose.

(d) If the Managing Owner refuses or neglects to (i) permit a Shareholder or his or her representative to examine the Trust List at the office of the Trust during normal business hours and with reasonable advance written notice to the Managing Owner or (ii) produce and mail a copy of the Trust List within ten (10) business days after receipt of the applicable Shareholder’s written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the Managing Owner shall be liable to such Shareholder who requested such list for the costs, including reasonable attorneys’ fees, incurred by such Shareholder to compel production of the Trust List, and for the actual damages (if any) suffered by such Shareholder by reason of such refusal or neglect. It shall be a defense that the requesting Shareholder (i) has failed to pay the required fee, or (ii) has not provided the Managing Owner with the certification called for by Section 12.2(c) hereof, or (iii) the Managing Owner, in good faith, believes that the Shareholder’s purpose in requesting the Trust List is for the purpose of (A) providing the Trust List (or any of the information set forth therein) to any third party (other than to the Shareholder’s designated representative(s)), (B) selling the Trust List, (C) using the Trust List for a commercial purpose unrelated to the Shares, or (D) using the Trust List for an unlawful purpose. The remedies provided under this Section 12.2 to Shareholders requesting copies of the Trust List are in addition to, and shall not in any way limit, other remedies available to Shareholders under federal law or any applicable state laws.

12.3 Financial Books and Accounting.

The Managing Owner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Trust. Except to the extent otherwise required by the accounting methods adopted by the Trust for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Trust shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

12.4 Fiscal Year.

Except as may otherwise be determined from time to time by the Managing Owner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Trust for both federal income tax and financial reporting purposes shall end on December 31 of each year.

12.5 Reports.

(a) Quarterly Reports.  Not later than 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Managing Owner shall send, to each Person who was a Shareholder at any time during such Fiscal Quarter, the following written materials:

(i) a report containing the same financial information as is contained in the Trust’s quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Trust at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Shareholders’ equity, all of which financial statements shall be prepared in accordance with the rules and regulations of the Commission;

(ii) a tabular summary, prepared by the Managing Owner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Trust to the Managing Owner and its Affiliates during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Trust and the compensation received therefor (if any) and (B) summarize the terms and conditions of any contract (if any), which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Managing Owner and its Affiliates; and

(iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Shareholders (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Quarter that shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

(b) Annual Reports.  Not later than 120 days after the end of each Fiscal Year, the Managing Owner shall send to each Person who was a Shareholder at any time during such Fiscal Year the following written materials:

(i) financial statements for the Trust for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Shareholders’ equity, which shall be prepared in accordance with the rules and regulations of the Commission;

(ii) an analysis, prepared by the Managing Owner (which need not be audited by the Trust’s auditors), of distributions made to the Managing Owner and the Shareholders during such Fiscal Year separately identifying the portion (if any) of such distributions from:

(A) Cash From Operations during such period;

(B) Cash From Operations during a prior period which had been held as Reserves;

(C) Cash From Sales;

(D) Capital Contributions originally used to establish a Reserve;

(iii) a status report with respect to each Investment that individually represents at least 10% of the aggregate Purchase Price of the Trust’s Investments held at the end of such Fiscal Year, which report shall state:

(A) the condition of each such Investment, to the knowledge of the Managing Owner;

(B) how such Investment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Trust or held for lease, repair or sale), to the knowledge of the Managing Owner;

(C) the remaining term of any lease to which such Investment is subject;

(D) the projected or intended use of such Investment during the next following Fiscal Year;

(E) the method used to determine values set forth therein;

(F) such other information as may be relevant to the value or use of such Investment as the Managing Owner, in good faith, deems appropriate;

(iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Managing Owner and its Affiliates by the Trust during such Fiscal Year identified (and properly allocated) as to type and amount:

(A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Trust and the compensation therefor (if any) and shall summarize the terms and conditions of any contract (if any) that was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Managing Owner and its Affiliates;

(B) In the case of reimbursed costs and expenses, the Managing Owner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Trust’s portion of such total amounts were allocated between the Trust and any other Funds in accordance with this Agreement and the respective governing agreements of such other Funds. Such cost and expense allocation shall be reviewed by the accountants in connection with their audit of the financial statements of the Trust for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such independent publicly registered accountants shall state that, in connection with the performance of such audit, such independent publicly registered accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Managing Owner and its Affiliates, the cost of whose services were reimbursed; and

(C) The additional costs of the special review required by this subsection (iv) will be itemized by the independent publicly registered accountants on a Fund by Fund basis and may be reimbursed to the Managing Owner and its Affiliates by the Trust in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

(v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Shareholders (as provided in Section 8.6, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Investments made, (B) the total Purchase Price paid for such Investments, (C) the amounts of Capital Contributions and Indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

12.6 Tax Returns and Tax Information.

The Managing Owner shall:

(a) prepare or cause its accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Trust for each Fiscal Year not later than 75 days after the end of such Fiscal Year; and

(b) deliver to each Shareholder by March 15 following each Fiscal Year a Schedule K-1 or other statement setting forth such Shareholder’s share of the Trust’s income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

12.7 Accounting Decisions.

All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing Owner in accordance with the accounting methods adopted by the Trust for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be reasonably acceptable to the accountants, and the Managing Owner may rely upon the advice of the accountants as to whether such decisions are in accordance with the methods adopted by the Trust for federal income tax purposes or generally accepted accounting principles.

12.8 Federal Tax Elections.

The Trust, in the sole and absolute discretion of the Managing Owner, may make elections for federal tax purposes as follows:

(a) in case of a transfer of all or some of the Shares of a Shareholder, the Trust, in the absolute discretion of the Managing Owner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Trust. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee; and

(b) all other elections, including, but not limited to, the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Trust under the Code shall be made by the Managing Owner in such manner as will, in the opinion of the Managing Owner (as advised by counsel or the accountants as the Managing Owner deems necessary) be most advantageous to the Shareholders as a group. The Trust shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

12.9 Tax Matters Partner.

(a) The Managing Owner is hereby designated as the “Tax Matters Partner” under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Trust level by the Internal Revenue Service with respect to Trust matters. Any Shareholder shall have the right to participate in such administrative or judicial proceedings relating to the determination of Trust items at the Trust level to the extent provided by Section 6224 of the Code. The Shareholders shall not act independently with respect to tax audits or tax litigation affecting the Trust, and actions taken by the Managing Owner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Shareholders.

(b) The Tax Matters Partner shall have the following duties;

(i) to the extent and in the manner required by applicable law and regulations, to furnish the name, address, number and class of Shares owned and taxpayer identification number of each Shareholder to the Secretary of the Treasury or his delegate (the “Secretary”); and

(ii) to the extent and in the manner required by applicable law and regulations, to keep each Shareholder informed of administrative and judicial proceedings for the adjustment at the Trust level of any item required to be taken into account by a Shareholder for income tax purposes (such judicial proceedings referred to hereinafter as “judicial review”).

(c) Subject to Section 6.3 hereof, the Trust shall indemnify and reimburse the Tax Matters Partner for all reasonable expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Shareholders. The payment of all such expenses shall be made before any distributions are made from Cash Flow. Neither the Managing Owner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the Managing Owner and indemnification set forth in Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

(d) The Tax Matters Partner is hereby authorized, but not required:

(i) to enter into any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Shareholders, except that such settlement agreement shall not bind any Shareholder who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Shareholder;

(ii) in the event that a notice of a final administrative adjustment at the Trust level of any item required to be taken into account by a Shareholder for tax purposes (a “final adjustment”) is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Trust’s principal place of business is located, the United States Court of Claims or any other appropriate forum;

(iii) to intervene in any action brought by any other Shareholder for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Shareholder for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Shareholders or the Trust in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

12.10 Reports to Federal and State Authorities.

The Managing Owner shall prepare and file with all appropriate federal and state regulatory bodies and other authorities all reports required to be so filed by federal and state securities or “blue sky” authorities and by the NASAA Guidelines.

12.11 Special Direction and Consent Regarding Possible Issuance of Final Regulations Affecting Issuance of Trust Shares for Services.

In the event that proposed regulations under, inter alia, Code Sections 83, 704 and 721 and issued by the Internal Revenue Service on May 24, 2005, under the docket number REG-105346-03, relating to issuance of partnership equity for services become finalized and, as finalized, would apply to the Managing Owner’s interest in the Trust upon issuance of Shares in the Trust, the Trust is hereby authorized and directed to make the analogue found in such final regulations to the “safe harbor” election presently described in Prop. Treas. Reg. Section 1.83-3(l)(1), whereby such Managing Owner’s interest would be valued for federal income tax purposes at its so-called “liquidation value,” as such election is further amplified by a Revenue Procedure presently published in draft form as Notice 2005-43. The Trust and each of its Shareholders, including the Managing Owner, agree to comply with all of the requirements of the safe harbor in connection with interests in the Trust transferred in connection with the performance of services while the election remains effective, to execute such documentation as the Managing Owner reasonably determines is necessary to comply with such election, and not to take any position for federal income tax purposes inconsistent with such election.

Section 13. Meetings and Voting Rights of the Shareholders.

13.1 Meetings of the Shareholders.

(a) A meeting of the Shareholders may be called by the Managing Owner on its own initiative, and shall be called by the Managing Owner following its receipt of written request(s) for a meeting from Shareholders holding 10% or more of the then outstanding Shares, to act upon any matter on which the Shareholders may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Shareholders at such meeting (with which text the Managing Owner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Shareholders). Within 10 days following the receipt of such a request, the Managing Owner shall give Notice to all Shareholders of such meeting in the manner and for a time and place as specified in Section 13.1(b). In addition, the Managing Owner acting on its own initiative may submit for action by Consent of the Shareholders, in lieu of a meeting, any matter on which the Shareholders may vote as set forth in this Section 13 (other than those matters which are the purpose of a meeting called by Shareholders holding 10% or more of the outstanding Shares).

(b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Shareholders either (i) personally or by certified mail (if such meeting is being called, or Consent action is being solicited, by the Managing Owner upon the request of the Shareholders) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the Managing Owner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Shareholder at his or her record address, or at such other address as he or she may have furnished in writing to the Managing Owner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the Managing Owner shall determine to be reasonable and convenient to the Shareholders) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Shareholders is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority shall constitute a quorum at all meetings of the Shareholders; provided, however, that, if there be no such quorum, holders of a majority of the Shares so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Shareholders need be given to any Shareholder who attends in person or is represented by proxy (except when a Shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Shareholder otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice. For the purpose of determining the Shareholders entitled to vote on any matter submitted to the Shareholders at any meeting of such Shareholders (or to take action by Consent in lieu thereof), or any adjournment thereof, the Managing Owner or the Shareholders requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

(c) Any Shareholder may authorize any Person or Persons to act for such Shareholder by proxy in respect of all matters as to which such Shareholder is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Shareholders. Every proxy must be signed by a Shareholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it.

(d) At each meeting of the Shareholders, the Shareholders present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

13.2 Voting Rights of the Shareholders.

(a) Except as may be provided otherwise in this Agreement, each holder of a Share in a class of Shares shall vote together with the holders of all other classes of Shares entitled to vote, and the holders of all the Shares shall have the exclusive right to vote, on all matters (as to which a shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the Shareholders.

(b) Subject to Section 13.3, the Shareholders (other than the Managing Owner), acting by the Majority, may take the following actions without the concurrence of the Managing Owner:

(i) amend this Agreement, other than (A) in any manner to allow the Shareholders to take part in the control or management of the Trust’s business, (B) without the specific consent of the Managing Owner, to alter the rights, powers and duties of the Managing Owner as set forth in this Agreement and (C) without the specific consent of the Trustee, to alter the rights, powers and duties of the Trustee as set forth in this Agreement;

(ii) dissolve the Trust;

(iii) remove the Managing Owner and elect one or more Substitute Managing Owners; and

(iv) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Trust except for any such Sale or series of Sales while liquidating the Investments during the Wind Down Period.

With respect to any Shares owned by the Managing Owner and its Affiliates, the Managing Owner and its Affiliates may not vote on matters submitted to the Shareholders regarding the removal of the Managing Owner and its Affiliates or regarding any transaction between the Trust and the Managing Owner and its Affiliates. In determining the requisite percentage of Shares necessary to approve a matter on which the Managing Owner and its Affiliates may not vote or consent, any Shares owned by the Managing Owner and its Affiliates shall not be included.

13.3 Limitations on Action by the Shareholders.

The rights of the Shareholders under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Shareholder to liability as a Managing Owner under the Delaware Act or under the laws of any other jurisdiction in which the Trust may be qualified or own any assets or (b) to contract away the fiduciary duty owed to such Shareholder by the Managing Owner and its Affiliates under common law. Any action taken pursuant to Section 13.2 shall be void if any non-Affiliated Shareholder, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Shareholders to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this Section 13.3, counsel shall be deemed to have been selected by the Shareholders if such counsel is affirmatively approved by the Consent of the Majority within 45 days of the date that the holders of 10% or more of the outstanding Shares propose counsel for this purpose.

Section 14. Amendments.

14.1 Amendments by the Managing Owner.

Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Managing Owner without the Consent of the Majority to effect any change in this Agreement for the benefit or protection of the Shareholders, including, without limitation:

(a) to add to the representations, duties or obligations of the Managing Owner or to surrender any right or power granted to the Managing Owner herein;

(b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(c) to preserve the status of the Trust as a “partnership” for federal income tax purposes (or as a trust under the Delaware Act or any comparable law of any other state in which the Trust may be required to be qualified);

(d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any “blue sky” commission) or by any Administrator or similar such official;

(e) to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(f) if the Trust is advised by counsel, by the Trust’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

(g) to change the name of the Trust or the location of its principal office.

Notwithstanding the foregoing, no such amendment may alter the rights, powers and duties of the Trustee as set forth in this Agreement without the Trustee’s consent.

14.2 Amendments with the Consent of the Majority.

In addition to the amendments permitted to be made by the Managing Owner pursuant to Section 14.1, the Managing Owner may propose to the Shareholders, in writing, any other amendment to this Agreement. The Managing Owner may include in any such submission a statement of the purpose for the proposed amendment and of the Managing Owner’s opinion with respect thereto. Upon the Consent of the Majority, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Shareholder or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in class or relative number of Shares owned) any Shareholder’s share of distributions of cash or allocations of Profits or Losses for tax purposes or of any investment tax credit amounts of the

Trust without in each case the consent of each Shareholder affected thereby. Notwithstanding the foregoing, no such amendment may alter the rights, powers and duties of the Trustee as set forth in this Agreement without the Trustee’s consent.

Section 15. Power of Attorney.

15.1 Appointment of Attorney-in-Fact.

By their subscription for Shares and their admission as Shareholders hereunder, Shareholders make, constitute and appoint the Managing Owner, each authorized officer of the Managing Owner and each Person who shall thereafter become a Substitute Managing Owner during the term of the Trust, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Shareholder, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

(a) this Agreement, Schedule A to this Agreement and the Certificate of Trust under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Shareholder or any admission or substitution of other Shareholders or the Capital Contribution made by any such Person or by any Shareholder) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Shareholder (including, without limitation, any Substitute Managing Owner and any Substitute Shareholder);

(b) any other document, certificate or instrument required to reflect any action of the Shareholders duly taken in the manner provided for in this Agreement, whether or not such Shareholder voted in favor of or otherwise consented to such action;

(c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Trust is doing or intends to do business or that the Managing Owner deems necessary or advisable;

(d) any certificate of dissolution or cancellation of the Certificate of Trust that may be reasonably necessary to effect the termination of the Trust; and

(e) any instrument or papers required to continue or terminate the business of the Trust pursuant to Section 9.4 and Section 11 hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Shareholder if such action could in any way increase the liability of such Shareholder beyond the liability expressly set forth in this Agreement or alter the rights of such Shareholder under Section 8, unless (in either case) such Shareholder has given a power of attorney to such attorney-in-fact expressly for such purpose.

15.2 Amendments to Agreement and Certificate of Trust.

(a) Each Shareholder is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Trust, in each case with the approval of less than all of the Shareholders, if a specified percentage of the Shareholders shall have voted in favor of, or otherwise consented to, such action. If, as and when:

(i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Trust, which amendment or action requires, under the terms of this Agreement, the Consent of the Shareholders;

(ii) Shareholders holding the percentage of Shares specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

(iii) any Shareholder has failed or refused to consent to such amendment or action (hereinafter referred to as the “non-consenting Shareholder”), then each non-consenting Shareholder agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting

Shareholder, and in his name, place and stead, any and all documents, certificates and instruments that the Managing Owner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Shareholder is fully aware that he or she has executed this special power of attorney and that each other Shareholder will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Trust’s business and affairs.

(b) Any amendment to this Agreement reflecting the admission to the Trust of any Substitute Shareholder shall be signed by the Managing Owner and by or on behalf of the Substitute Shareholder. Any amendment reflecting the withdrawal or removal of the Managing Owner and the appointment of any Substitute Managing Owner of the Trust upon the withdrawal of the Managing Owner need be signed only by such Substitute Managing Owner.

15.3 Power Coupled with an Interest.

The foregoing grant of authority by each Shareholder:

(a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Shareholder;

(b) may be exercised for such Shareholder by a signature of such attorney-in-fact or by listing or referring to the names of all of the Shareholders, including such Shareholder, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

(c) shall survive the Assignment by any Shareholder of all or less than all of such Shareholder’s Shares, provided that, if any Assignee of all of a Shareholder’s Shares shall have furnished to the Managing Owner a power of attorney complying with the provisions of Section 15.1 of this Agreement and the admission to the Trust of such Assignee as a Substitute Shareholder shall have been approved by the Managing Owner, this power of attorney shall survive such Assignment with respect to the assignor Shareholder for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Shareholder.

Section 16. General Provisions.

16.1 Notices, Approvals and Consents.

All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered, (c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Trust:

(a) If to the Trust or the Managing Owner, at the principal office of the Trust, to:

ICON ECI Fund Sixteen
c/o ICON MT 16, LLC
3 Park Avenue, 36th Floor
New York, NY 10016
Attention: Co-President and Co-CEO
Telephone: (212) 418-4700
Telecopy: (212) 418-4739

(b) If to any Shareholder, at the address set forth in Schedule A hereto opposite such Shareholder’s name, or to such other address as may be designated for the purpose by Notice from such Shareholder given in the manner hereby specified.

16.2 Further Assurances.

The Shareholders will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.3 Captions.

Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

16.4 Binding Effect.

Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Trust.

16.5 Severability.

If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

16.6 Integration.

This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

16.7 Applicable Law.

This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act, without giving effect to the conflict of laws provisions thereof.

16.8 Counterparts.

This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Shareholder, a separate subscription agreement or signature page executed by one or more such Shareholders), but all such counterparts, when taken together, shall constitute but one and the same instrument.

16.9 Creditors.

No creditor who makes a loan to the Trust shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Trust other than as a secured creditor except solely by an assignment of the Shares of a Shareholder as provided herein above.

16.10 Successors and Assigns.

Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the Managing Owner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the Managing Owner and not any such assignee shall remain solely liable for its obligations hereunder.

16.11 Waiver of Action for Partition.

Each of the parties hereto irrevocably waives, during the term of the Trust, any right that he or she may have to maintain any action for partition with respect to the property of the Trust.

Section 17. Definitions.

Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and “Section” references are references to the Sections of this Agreement.

“Acquisition Expenses” means expenses (other than Acquisition Fees) incurred and paid to any Person that are attributable to selection and making of Investments, whether or not acquired or made, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on Investments and other tangible or intangible personal property not acquired, fees payable to finders and brokers that are not Affiliates of the Managing Owner, accounting fees and expenses, costs of each Investment (including the negotiation of Investment Documents, and the negotiation and documentation of Trust borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses, however designated.

“Acquisition Fees” means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and making of any Investment, however designated and however treated for tax and accounting purposes, and (b) all finder’s fees and loan fees or points paid in connection therewith to a lender which is not an Affiliate of the Managing Owner, but not any Acquisition Expenses.

“Adjusted Capital Account Deficit” means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Shareholder’s Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Shareholder is unconditionally obligated to contribute to the Trust no later than the end of the taxable year in which his or her Shares, or the Managing Owner’s interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Shareholder is treated as being obligated to contribute to the Trust pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to minimum gain). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrator” means the official or agency administering the securities laws of a state.

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or general partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or general partner, any other Person for which such Person acts in such capacity. For purposes of this definition, the term “controls,” “is controlled by,” or “is under common control with” shall mean the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Affiliated Investment” means any Investment in which the Managing Owner, any of its Affiliates or any Fund either has or in the past has had an interest, but excluding any Joint Venture.

“Affiliated Shareholder” means any officer, employee or securities representative of the Managing Owner or any Affiliate of the Managing Owner or of any Selected Dealer who is admitted as a Shareholder at a Closing.

“Agreement” means this Amended and Restated Trust Agreement, as the same may hereafter be amended, supplemented or restated from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context otherwise requires.

“Applicable Repurchase Price” means, with respect to any Share of a particular class, a price equal to (i) 90% of the applicable NAV per Share of that class minus (ii) the total amount of cash distributions received with respect to such Shares by all holders of such Shares from the date the NAV was determined up to and including the date of such sale. Shares will not be repurchased during the Wind Down Period. The Applicable Repurchase Price for any Share shall be established at least 60 calendar days after the Trust receives notification by the Shareholder that the Shareholder wants the Trust to repurchase some or all of the Shareholder’s Shares.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of, such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Capital Account” means the capital account maintained for each Shareholder pursuant to Section 5.4 of this Agreement.

“Capital Asset” means the Capital Assets described in Section 3.2, including, but not limited to, rights relating to Capital Assets (including residual rights) and related property, real or personal, in which the Trust has acquired a direct or indirect interest, including pursuant to secured loans, or in which the Trust has invested directly, and shall also be deemed to include other tangible and intangible real or personal property which at any time is held as collateral, owned in fee simple or subject to a lease.

“Capital Contributions” means (a) as to the Managing Owner, its initial $1.00 contribution to the capital of the Trust plus such additional amounts as may be contributed to the capital of the Trust by the Managing Owner, (b) as to the Initial Shareholder, its initial $1,000.00 contribution to the capital of the Trust, which contribution shall be returned to the Initial Shareholder upon the admission of additional Shareholders to the Trust and (c) as to any other Shareholder, the gross amount of initial investment in the Trust actually paid by such Shareholder for Shares, without deductions for Dealer-Manager Fees, Distribution Fees, Sales Commissions, Trail Commissions and Front-End Fees. For purposes of calculating the Trust’s Distributable Cash, and the amount of the special distribution described in Section 8.1(d), the Capital Contribution of a Shareholder who, pursuant to Section 5.2(d), the DRIP, or under any other provision, purchased Shares from the Trust at a price of less than $1,000.00 per Share shall be deemed to be $1,000.00 per Share with respect to such Shares. Although the Trust does not foresee any Shareholders making non-cash capital contributions, a Shareholder’s capital contributions includes the initial Gross Asset Value of any property (other than money) contributed to the Trust by such Shareholder.

“Cash Flow” means cash on hand derived from Cash From Operations and Cash From Sales.

“Cash From Operations” means gross cash proceeds from Trust operations, without deduction for depreciation or other similar allowances, but after deducting cash used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Reserves).

“Cash From Sales” means the cash received by the Trust as a result of a Sale reduced by (a) all Indebtedness of the Trust required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an Investment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the Managing Owner), (b) any accrued but previously unpaid Management Fees to the extent then payable, (c) any Reserves to the extent deemed reasonable by the Managing Owner and (d) all assets and expenses incurred in connection with such Sale. In the event the Trust takes back a promissory note or other evidence of Indebtedness in connection with any Sale, all payments subsequently received in cash by the Trust with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Trust for tax or accounting purposes. If, in payment for an Investment sold, the Trust receives purchase money obligations secured by liens on such Investment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

“Class A Distributable Cash” means, as of the Distribution Date, the percentage of the Distributable Cash allocable to the Class A Shares based on the number of Class A Shares outstanding over the total number of Shares outstanding reduced by expenses directly or indirectly allocable to the Class A Shares in the sole discretion of the Managing Owner.

“Class I Distributable Cash” means, as of the Distribution Date, the percentage of the Distributable Cash allocable to the Class I Shares based on the number of Class I Shares outstanding over the total number of Shares outstanding reduced by expenses directly or indirectly allocable to the Class I Shares in the sole discretion of the Managing Owner.

“Closing” means the admission of Shareholders to the Trust in accordance with Section 5.2 of this Agreement.

“Closing Date” means any date on which any Shareholder shall be admitted to the Trust, which may occur on the Initial Closing Date or any subsequent Closing Date up to and including the Final Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

“Commission” means the U.S. Securities and Exchange Commission.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Controlling Person” means, with respect to the Managing Owner or any of its Affiliates, any of its chairmen, directors, presidents, vice presidents, corporate secretary, treasurer, any holder of a 5% or larger equity interest in the Managing Owner or any such Affiliate, or any Person having the power to direct or cause the direction of the Managing Owner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, senior vice president, secretary, controller or treasurer or holds such an equity interest be considered a Controlling Person.

“Dealer-Manager” means ICON Securities, LLC, an Affiliate of the Managing Owner, and any successor thereto.

“Dealer-Manager Agreement” means the agreement entered into between the Trust and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

“Dealer-Manager Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Delaware Act” means the Delaware Statutory Trust Act, 12 Del. Code Ann. §3801, et seq., as amended from time to time, and any successor thereto.

“Dissolution Event” has the meaning specified in Section 11.1 of this Agreement.

“Distributable Cash” means monthly cash distributions equal to one-twelfth of the Distribution Rate, as determined by the Managing Owner, multiplied by the product of (x) the number of Shares outstanding and (y) $1,000 (including Shares owned by the Managing Owner) reduced by any amounts that have been returned to Shareholders pursuant to Section 8.6; provided, however, that each monthly cash distribution amount shall be computed as provided in the preceding clause on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed above which the Trust is unable to make, and without reduction for any cash distributions actually made, in any prior period). For purposes of computing Distributable Cash, the Managing Owner shall not take into consideration any expenses directly or indirectly allocable solely to the Class A Shares or solely to the Class I Shares (in its sole discretion).

“Distribution Date” means the day each month the Managing Owner makes a distribution to the Shareholders.

“Distribution Fees” has the meaning specified in Section 6.4(b) of this Agreement.

“Distribution Rate” means the rate of distributions to be paid on a Shareholder’s Capital Contributions as determined by the Managing Owner, in the Managing Owner’s sole discretion.

“Distribution Reinvestment Plan” or “DRIP” means a plan adopted by the Trust to allow Shareholders and members or partners of affiliated Funds to purchase additional Shares with distributions received from the Trust and/or certain Affiliates of the Trust or such other affiliated Funds.

“Due Diligence Expenses” has the meaning specified in Section 6.4(d) of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means an interest-bearing account established and maintained by the Managing Owner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from subscribers, including Persons who are to be admitted as Shareholders as a result of the Closing occurring on the Initial Closing Date.

“Escrow Agent” means UMB Bank, N.A. or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the Managing Owner to serve in such capacity pursuant to the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement between the Trust, the Managing Owner, the Dealer-Manager and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

“Final Closing Date” means the last Closing Date on which any Shareholder (other than a Substitute Shareholder) shall be admitted to the Trust, which shall be as soon as practicable following the Termination Date.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Cash Distributions” means, with respect to the Shareholders, distributions made to such Shareholders by the Trust during the Offering Period and Operating Period on a monthly basis equal to the aggregate amount of Shares outstanding multiplied by $1,000 per Share (reduced by any amounts of uninvested Capital Contributions distributed to such Shareholders pursuant to Section 8.6 and by distributions in any prior month in excess of one-twelfth of the Distribution Rate on such Shareholders’ Capital Contributions) times one-twelfth of the Distribution Rate.

“Fiscal Period” means any interim accounting period established by the Managing Owner within a Fiscal Year.

“Fiscal Quarter” means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year or any of each subsequent three-calendar-month period.

“Fiscal Year” means the Trust’s annual accounting period established pursuant to Section 12.4 of this Agreement or any portion of the annual accounting period for which the Trust is required to allocate Profits, Losses, and other items of Trust income, gain, loss, or deduction pursuant to Section 8.

“Front-End Fees” means fees and expenses paid by any Person for any services rendered during the Trust’s organizational and offering or acquisition periods including Sales Commissions, Dealer-Manager Fees, Organizational and Offering Expenses, Acquisition Fees and Acquisition Expenses, and all other similar fees however designated.

“Fund” means, in addition to the Trust, a limited or general partnership, joint venture, limited liability company, unincorporated association or similar organization, formed and/or operated by the Managing Owner or any of its Affiliates for the primary purpose of investment in and the operation of or gain from Investments.

“Gross Asset Value” means, with respect to any asset of the Trust, the asset’s adjusted federal income tax basis, except that:

(a) the initial Gross Asset Value of any asset contributed by a Shareholder to the Trust shall be the gross fair market value of such asset on the date of contribution as determined by the contributing Shareholder and the Managing Owner;

(b) the Gross Asset Values of all Trust assets shall be adjusted to equal their respective gross fair market values at such times as the Shareholders’ Capital Accounts are adjusted pursuant to Section 5.4(i) hereof;

(c) the Gross Asset Value of any Trust asset distributed to any Shareholder shall be the gross fair market value of such asset on the date of distribution;

(d) to the extent not otherwise reflected in the Shareholders’ Capital Accounts, the Gross Asset Values of Trust assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (b) above is required in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b) – (d) above, the adjusted tax basis of such asset differs from its gross fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

“Gross Income” means the Trust’s gross income for federal income tax purposes.

“Gross Offering Proceeds” mean the aggregate gross amount of Capital Contributions made by the Shareholders other than the Managing Owner and the Initial Shareholder in the Offering.

“Gross Revenues” means revenue or income that is expected to be received directly or indirectly from any and all sources with respect to an Investment.

“Gross Share Price” means $1,000.00 for each whole Class A Share and $930.00 for each whole Class I Share purchased by a Shareholder; provided, however, that for Affiliated Shareholders and Shareholders who purchase Shares pursuant to the DRIP, the Gross Share Price is $930.00 per Share.

“Indebtedness” means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business that are not overdue or that are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

“Indemnitee” has the meaning specified in Section 6.3(a) of this Agreement.

“Initial Closing Date” means the first Closing Date for the Trust on which Shareholders holding in the aggregate Shares equal to, or greater than, the Minimum Offering are admitted to the Trust, and which shall be not later than fifteen (15) days after Subscription Monies are released from the Escrow Account to the Trust.

“Investment Committee” means a committee established by the Investment Manager to set Investment review policies and procedures, and approve significant Investments and Investments that differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of at least two persons designated by the Investment Manager.

“Investment Documents” means all agreements, certificates, notices, instruments, amendments and other documents related to an Investment.

“Investment Management Agreement” means that agreement between the Trust and the Investment Manager governing the services to be provided by the Investment Manager, as amended from time to time.

“Investment Manager” means ICON Capital, LLC, a Delaware limited liability company, and its successors.

“Investments” means, collectively, the Trust’s portfolio, from time to time, of investments in or collateralized by Capital Assets, whether direct or indirect, equity or non-equity, through a nominee, Joint Venture or otherwise, working capital reserves allocable to the Investments (except for the working capital reserves in excess of 3%), and other cash payments such as interest and taxes, but excluding Front-End Fees.

“Involuntary Withdrawal” means, with respect to the Managing Owner, the removal or involuntary withdrawal of the Managing Owner from the Trust pursuant to Section 9.2 of this Agreement.

“IRA” means an Individual Retirement Account and its related funding vehicle.

“IRS” or “Service” means the Internal Revenue Service or any successor agency thereto.

“Joint Venture” means any syndicate, group, pool, partnership, limited liability company, business trust or other unincorporated organization through or by means of which the Trust acts jointly with any Fund or with any non-Affiliated Person to make Investments.

“Lender” means any Person that directly or indirectly lends cash or cash equivalents to the Trust, including any Person that acquires by purchase, assignment or otherwise an interest in the Trust’s Gross Revenues and/or any of the Trust’s Capital Assets, and any property securing any such transaction.

“Majority” means the affirmative vote of more than 50% of the aggregate outstanding Shares of any class of Shares, voting together as a single class for such purposes and as entitled to vote on such matter.

“Management Fees” means, for any Fiscal Year, a fee in an amount equal to 3.5% of annual Gross Revenues realized from Investments.

“Managing Owner” means ICON MT 16, LLC, a Delaware limited liability company, and its successors and any Person who subsequently becomes an additional or Substitute Managing Owner duly appointed to the Trust in accordance with this Agreement, in such Person’s capacity as a Managing Owner of the Trust.

“Maximum Offering” means receipt and acceptance by the Trust of subscriptions by Persons eligible to purchase a total number of Shares on or before the Final Closing Date registered pursuant to a Registration Statement.

“Minimum Offering” means receipt and acceptance by the Trust of subscriptions for not less than $1,200,000 (excluding any investment in Shares in excess of $60,000 collectively subscribed for by the Managing Owner or any Affiliate of the Managing Owner).

“NASAA Guidelines” means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

“NAV per Share” is determined on a per Share, per class basis, and in accordance with generally accepted accounting principles as applied within the United States of America.

“Net Offering Proceeds” means the Gross Offering Proceeds minus Dealer-Manager Fees, Distribution Fees, Sales Commissions and Organizational and Offering Expenses payable by the Trust.

“Net Worth” means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Notice” means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

“Offering” means the offering of Shares pursuant to a Prospectus.

“Offering Period” means the period from the Effective Date to the Termination Date.

“Operating Expenses” includes (a) all costs of personnel (including officers or employees of the Managing Owner or its Affiliates other than Controlling Persons) involved in the business of the Trust, allocated pro rata to their services performed on behalf of the Trust, but excluding overhead expenses attributable to such personnel; (b) all costs of borrowed money, taxes and assessments on Investments and other taxes applicable to the Trust; (c) legal, audit, accounting, brokerage, appraisal, Trustee and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Trust or in connection with the business of the Trust; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other Investment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Investments (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance thereof); (g) expenses of organizing, revising, amending, converting, modifying or terminating the Trust; (h) expenses in connection with distributions made by the Trust to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Shareholders, including the costs of printing and mailing to such Person evidences of ownership of Shares and reports of meetings of the Shareholders and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Shareholders for investor, tax reporting or other purposes, and reports which the Managing Owner deems it to be in the best interests of the Trust to furnish to the Shareholders and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Trust (including an allocable portion of the Trust’s costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Trust and any other investment Funds sponsored by the Managing Owner or any of its Affiliates, the Trust’s interest in which shall be liquidated in connection with the Trust’s liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Investments; (l) the costs and expenses incurred in qualifying the Trust to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Trust; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Trust is involved.

“Operating Period” means the period commencing with the Final Closing Date and ending five (5) years after the Final Closing Date; provided, however, that such period may be extended, by notice to the Shareholders, at the sole and absolute discretion of the Managing Owner for a further period of not more than an additional 36 months.

“Operations” means all operations and activities of the Trust except Sales.

“Organizational and Offering Expenses” means (a) all costs and expenses incurred in connection with, and in preparing the Trust for, qualification under federal and State securities laws, and subsequently offering and distributing the Shares to the public (except for Sales Commissions, Trail Commissions, Dealer-Manager Fees and Distribution Fees payable to the Dealer-Manager or any Selected Dealer), including, but not limited to, (i) printing costs, (ii) Trustee, registration and filing fees, (iii) attorneys’, accountants’ and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the Managing Owner or any of its Affiliates while engaged in organizing the Trust and registering the Shares.

“Partially Adjusted Capital Account” means, with respect to any Shareholder (including the Managing Owner with respect to that portion of its Capital Account and the adjustments described below attributable to any Shares it owns) for any Fiscal Period, the Capital Account balance of such Shareholder as of the beginning of such Fiscal Period, adjusted as set forth in the definition of Capital Account for all contributions and distributions during such period and all special allocations pursuant to Sections 8.2(f) and 8.4(a) with respect to such Fiscal Period before giving effect to the allocations pursuant to Sections 8.2(c), 8.2(d) and 8.2(e), increased by the sum of (a) the Shareholder’s share of Trust Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(g)), (b) the Shareholder’s share of Shareholder Nonrecourse Debt Minimum Gain (as determined pursuant to Treas. Reg. Section 1.704-2(i)), and (c) the amount, if any, which such Shareholder is obligated to contribute to the capital of the Trust pursuant to this Agreement (but only to the extent that such capital contribution obligation has not been taken into account in determining such Shareholder’s share of Shareholder Nonrecourse Debt Minimum Gain).

“Person” shall mean any natural person, partnership, limited liability company, trust, corporation, association or other legal entity, including, but not limited to, the Managing Owner and any of its Affiliates.

“Preferred Return” means the time when the aggregate amount of cash distributions to the Shareholders (including the Managing Owner, but only with respect to the Shares, if any, it owns) equals the aggregate amount of the product of (x) the number of Shares issued and (y) $1,000 plus an amount equal to an eight percent (8.0%) annual cumulative return on such amount, determined by treating such distributions as first being applied to satisfy such 8.0% return which has accrued but has not yet been paid and treating any excess distributions as a reduction of the product of the amounts set forth in clauses (x) and (y), above. For these purposes: (a) contributions and distributions made on or before the 15th day of the month shall be treated as having been made on the 1st day of such month and contributions and distributions made after the 15th day of the month shall be treated as having been made on the 1st day of the following month; (b) the one-time special distribution made pursuant to Section 8.1(d) shall not be taken into account; and (c) Shares redeemed pursuant to Section 10.5 and 10.6 and any payment associated with such redemption shall not be taken into account. Income earned on escrowed funds and distributed to Shareholders may be taken into account in determining whether the Preferred Return has been achieved.

“Profits” or “Losses” means, for any Fiscal Year, the Trust’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Trust that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss; (b) any expenditure of the Trust described in Code Section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss; (c) gain or loss resulting from a taxable disposition of any asset of the Trust shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value; (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); (e) in the event the Gross Asset Value of any Trust asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses; (f) any expenses directly or indirectly allocable to a specific class of Shares (determined by the Managing Owner in its sole discretion) shall not be taken into account in computing Profits or Losses, but shall be specially allocated among the Shareholders of such class; and (g) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

The amounts of the items of Trust income, gain, loss, or deduction available to be specially allocated pursuant to Section 8.2 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (g) above.

“Prospectus” means the prospectus included as part of the Registration Statement in the final form in which such prospectus is filed with the Commission pursuant to Rule 424 under the Securities Act and as thereafter supplemented or amended pursuant thereto.

“Purchase Price” means, with respect to any Investment, the price paid by, or on behalf of, the Trust, including the cash paid, Indebtedness incurred, assumed or to which the Trust’s Gross Revenues from the Investment are subject and/or the value of the Capital Assets secured by or subject to such Investment, and the amount of the related Acquisition Fees on such Investment, plus that portion of the reasonable, necessary and actual expenses incurred by the Managing Owner or any of its Affiliates in making Investments on an arm’s length basis with a view to transferring such Investments to the Trust, which is allocated to the Investments in question in accordance with allocation procedures employed by the Managing Owner or such Affiliate from time to time and within generally accepted accounting principles.

“Qualified Plan” means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

“Qualified Subscription Account” means the interest-bearing account established and maintained by the Trust for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Shareholders as a result of Closings to be held subsequent to the Initial Closing Date.

“Registration Statement” means the registration statement for the Shares on a proper form filed with the Commission under the Securities Act, which registration statement was declared effective by the Commission.

“Repurchase Plan” means the Repurchase Plan described in the Prospectus.

“Reserves” means reserves established by the Trust for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) 0.5% of the Gross Offering Proceeds until the end of the Operating Period and (b) during the Wind Down Period, the lesser of (i) 0.5% of the Gross Offering Proceeds and (ii) 0.5% of the aggregate amount of Capital Contributions made (or treated as having been made pursuant to clause (b) of the definition of Preferred Return) by the Trust’s then-current Shareholders with respect to its then-outstanding Shares reduced by the amounts distributed that are treated pursuant to the definition of Preferred Return as a return of such Capital Contribution with respect to such Shares.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Trust’s Investments.

“Sales Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Schedule A” means Schedule A attached to, and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and number and class of Shares owned by the Shareholders, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Shareholder.

“Secondary Market” has the meaning specified in Section 10.2(c) of this Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Selected Dealer” means each member firm of FINRA or any registered investment adviser that has been selected by the Dealer-Manager to offer and sell Shares or make subscriptions to purchase the Shares available and that has entered into a Selected Dealer Agreement with the Dealer-Manager.

“Selected Dealer Agreement” means each of the agreements entered into between the Dealer-Manager and any Selected Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

“Share” means a Shareholder’s interest in the Trust.

“Shareholder” means the Managing Owner and any Person who is the owner of at least one Share and who has been admitted to the Trust as a Shareholder and any Person who becomes a Substitute Shareholder in accordance with the terms and conditions set forth in this Agreement, in such Person’s capacity as a Shareholder of the Trust.

“Shareholder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Treas. Reg. Section 1.704-2(b)(4).

“Shareholder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Shareholder Nonrecourse Debt, equal to the Trust Minimum Gain that would result if such Shareholder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

“Shareholder Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” in Treas. Reg. Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Subscription Agreement” means the Subscription Agreement substantially in the form thereof attached as an exhibit to the Prospectus.

“Subscription Monies” means the funds received from a subscriber in respect of a purchase of Shares.

“Substitute Managing Owner” means any successor to the Managing Owner appointed to the Trust in accordance with Section 9.4 of the Agreement.

“Substitute Shareholder” means any Assignee of Shares who is admitted to the Trust as a Shareholder pursuant to Section 10.3 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b), including, but not limited to, Organizational and Offering Expenses. Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Trust’s method of accounting if they were deductible expenses.

“Tax Matters Partner” means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Trust level by the Internal Revenue Service with respect to Trust matters. The Managing Owner is designated Tax Matters Partner for the Trust in Section 12.9 of this Agreement.

“Term” has the meaning specified in Section 4 of this Agreement.

“Termination Date” means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date; provided, that such twelve-month period may be extended at the sole and absolute discretion of the Managing Owner for a further period of not more than an additional twelve (12) months and (c) the termination of the Offering by the Managing Owner at any time.

“Trail Commissions” has the meaning specified in Section 6.4(c) of this Agreement.

“Treasury Regulation” or “Treas. Reg.” means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

“Trust” means ICON ECI Fund Sixteen, a Delaware Statutory Trust, and its subsidiaries as the context shall require.

“Trust List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number and class of Shares held by, each Shareholder, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Trust Loan” has the meaning specified in Section 6.2(b) of this Agreement.

“Trust Minimum Gain” has the same meaning as the term “partnership minimum gain” in Treas. Reg. Sections 1.704-2(b)(2) and (d).

“Trust Nonrecourse Deductions” shall have the same meaning as the term “nonrecourse deductions” in Treas. Reg. Sections 1.704-2(b)(1) and 1.704-2(c).

“Unpaid Target Distribution” means, as of any given date, that amount that would be needed to be then distributed to the Shareholders (including the Managing Owner, but only with respect to the Shares, if any, it owns), in light of all previous distributions to the Shareholders pursuant to Section 8.1(a) (increased to reflect expenses specially allocated to a specific class of Shares), to achieve the Preferred Return.

“Voluntary Withdrawal” means, with respect to the Managing Owner, the voluntary withdrawal from the Trust of the Managing Owner as the Managing Owner of the Trust, or the voluntary sale, assignment, encumbrance or other disposition of all of the Managing Owner’s Shares pursuant to Section 9.1 of this Agreement.

“Wind Down Period” means the period commencing on the first day following the end of the Operating Period and continuing for the amount of time deemed necessary by the Managing Owner for an orderly termination of the Trust’s operations and affairs and winding down or disposition of the Trust’s Investments and other assets and the realization of the maximum proceeds therefor, which period is expected to continue for at least twenty-four (24) months beyond the end of the Operating Period, but which could last until the expiration of the term of the Trust as set forth in Section 4.

“Withdrawal” means, with respect to the Managing Owner, the Voluntary Withdrawal or Involuntary Withdrawal of such Managing Owner.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MANAGING OWNER:

ICON MT 16, LLC

By:	Name: Michael A. Reisner Title: Co-Chief Executive Officer and Co-President

INITIAL SHAREHOLDER:

ICON INVESTMENT GROUP, LLC

By:	Name: Michael A. Reisner Title: Co-Chief Executive Officer and Co-President

TRUSTEE:

WILMINGTON TRUST, NATIONAL
ASSOCIATION

By:	Name: Title:

SCHEDULE A

NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF SHAREHOLDERS

	Name and Address	Capital Contribution Made	Class A Shares
Initial Shareholder:	ICON Investment Group, LLC 3 Park Avenue 36th Floor New York, NY 10016	$ 1,000.00	1.0
Managing Owner:	ICON MT 16, LLC 3 Park Avenue 36th Floor New York, NY 10016	$1.00	0.001

EXHIBIT B

PRIOR PERFORMANCE TABLES

The following unaudited tables disclose certain information relating to the performance, operations and investment for nine of the previous publicly-offered equipment funds sponsored by the Investment Manager (collectively, the “Prior Public Funds”):

•	ICON Cash Flow Partners L.P. Seven (“LP Seven”), which was liquidated and dissolved in 2011;
•	ICON Income Fund Eight A L.P. (“Fund Eight A”), which was liquidated and dissolved in 2011;
•	ICON Income Fund Eight B L.P. (“Fund Eight B”), which entered into its liquidation period in June 2007 and which transferred its remaining assets to a liquidating trust (the “Fund Eight B Liquidating Trust”) as of May 9, 2011;
•	ICON Income Fund Nine, LLC (“Fund Nine”), which entered into its liquidation period in May 2008 and which transferred its remaining assets to a liquidating trust (the “Fund Nine Liquidating Trust”) as of January 23, 2013;
•	ICON Income Fund Ten, LLC (“Fund Ten”), which entered into its liquidation period in May 2010;
•	ICON Leasing Fund Eleven, LLC (“Fund Eleven”);
•	ICON Leasing Fund Twelve, LLC (“Fund Twelve”);
•	ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”); and
•	ICON ECI Fund Fifteen, L.P. (“Fund Fifteen”).

The records for these funds were maintained in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial statement purposes. The Investment Manager is sometimes referred to as the Manager or the General Partner in the tables that follow because some of the Prior Public Funds are limited liability companies or limited partnerships.

Purchasers of shares in Fund Sixteen being offered by this prospectus will not acquire any ownership interest in any of the Prior Public Funds or any other business and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Funds.

As discussed in “Funds Sponsored by the Investment Manager and its Affiliates,” some of the Prior Public Funds had investment objectives and policies that were similar to, but are different from, those of Fund Sixteen in certain significant respects. The Investment Manager considered the following factors in determining that the investment objectives of the Prior Public Funds were similar to those of Fund Sixteen:

•	the types of Capital Assets invested in or collateralizing the investments;
•	the structure of a significant portion of the investments;
•	the intended investment cycles; and
•	the investment goals.

Nevertheless, all of the information set forth in the following tables may be deemed to relate to funds with investment objectives similar to those of Fund Sixteen.

In addition, as discussed in “Funds Sponsored by the Investment Manager and its Affiliates — Public Funds Sponsored by the Investment Manager’s Original Owners,” the investment objectives and policies for ICON Cash Flow Partners, L.P., Series A (“Series A”), ICON Cash Flow Partners, L.P., Series B (“Series B”), ICON Cash Flow Partners, L.P., Series C (“Series C”), ICON Cash Flow Partners, L.P., Series D (“Series D”), ICON Cash Flow Partners, L.P., Series E (“Series E”), and ICON Cash Flow Partners L.P. Six (“LP Six”) were significantly different than those of Fund Sixteen and, therefore, information concerning those funds is not included in this Exhibit B.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

Additional information concerning the Prior Public Funds will be contained in the Annual Reports on Form 10-K for each such Prior Public Fund, which may be obtained (after their respective filing dates) without charge by contacting ICON Capital, LLC, 3 Park Avenue, 36th Floor, New York, New York 10016. Such Annual Reports on Form 10-K will also be available upon request at the office of the Securities and Exchange Commission. The results of the Prior Public Funds should not be considered indicative of the likely results of Fund Sixteen. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Funds will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

See “Funds Sponsored by the Investment Manager and its Affiliates — Public Funds Sponsored by the Investment Manager’s Original Owners” and “— Public Funds Sponsored by the Investment Manager’s Subsequent Owners” for a discussion of the history of the funds sponsored by the Investment Manager under previous ownership and management.

Additionally, see Table VI “Investments by Prior Public Funds,” which is contained in Part II to the registration statement, as amended, of which this prospectus is a part.

Table	Description	Page
I	Experience in Raising and Investing Funds	B-3
II	Compensation to ICON Capital, LLC and Affiliates	B-4
III	Operating Results of Prior Public Funds	B-5
IV	Results of Completed Prior Public Programs	B-9
V	Sales or Dispositions of Investments by Prior Public Funds	B-11

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
December 31, 2011
(Unaudited)

The following table sets forth certain information, as of December 31, 2011, concerning the experience of the Investment Manager in raising and investing funds in all Prior Public Funds the offerings of which have closed since December 31, 2009. Information is provided with respect to the manner in which the offering proceeds have been applied. Also presented is information pertaining to the timing and length of these offerings and the time periods over which the offering proceeds have been invested.

	Fund Fourteen
		% of Dollar Amount Raised	% of Equity Invested
Dollar amount offered	$418,000,000
Dollar amount raised	$257,646,987	100%
Less offering expenses:
Sales Commissions	17,201,964	6.68%	8.90%
Underwriting Fees paid to the Investment Manager's affiliate	7,445,754	2.89%	3.85%
Organizational and Offering Expenses paid to the Investment Manager	2,926,110	1.14%	1.51%
Cash Reserves	1,288,235	0.50%	0.67%
Offering proceeds available for investment	$228,784,924	88.79%
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)	$193,374,043		100%
Total assets acquired	$406,719,168	157.86%
Acquisition costs:
Acquisition fees	$15,979,735	6.20%	8.26%
Debt financing costs	4,188,250	1.63%	2.17%
Legal fees	93,750	0.04%	0.05%
Appraisal costs	13,125	0.01%	0.01%
Registration fees	—	0.00%	0.00%
Other	—	0.00%	0.00%
Total acquisition costs	$20,274,860	7.88%	10.49%
Percent leverage (acquisition debt incurred divided by total assets acquired)		51.4%
Date offering commenced		May 18, 2009
Original offering period (in months)		24
Actual offering period (in months)		24
Months to invest 90% of amount available for investment (measured from the beginning of offering)(1)		N/A

(1)	The limited partnership agreement of the above Prior Public Fund requires the investment or commitment to reserves of 100% of such fund's net offering proceeds by the later of twenty-four months from the beginning of its offering or twelve months from the receipt of such proceeds.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE II

COMPENSATION TO ICON CAPITAL, LLC AND AFFILIATES
December 31, 2011
(Unaudited)

The following table sets forth certain information, for the three years ended December 31, 2011, concerning the compensation received by the Investment Manager and its affiliates from the Prior Public Funds:

	Fund Fourteen		All Other Funds(1)
	Dollar Amount	% of Equity Invested	Dollar Amount	% of Equity Invested
Date offering commenced	May 18, 2009		—
Dollar amount raised(2)	$257,646,987		$1,212,529,789
Offering proceeds and cash generated from operations, sales and refinancing invested (equity invested)(2)	$193,374,043	100%	$1,221,827,732	100%
Amounts paid to the Investment Manager and its affiliates from proceeds of the offering:
Underwriting Fees(2)	$7,445,754	3.85%	$24,318,909	1.99%
Organizational and Offering Expense allowance(2)	$2,926,110	1.51%	$25,806,280	2.11%
Other Offering Expenses(2)	$—	0.00%	$—	0.00%
Dollar amount of cash generated from operations before deducting such payments/accruals to the Investment Manager and its affiliates(3)	$64,763,179	33.49%	$302,020,782	24.72%
Amounts paid/accrued to the Investment Manager from operations:
Acquisition fees	$15,979,735	8.26%	$14,104,230	1.15%
Management fees	$2,608,191	1.35%	$17,827,960	1.46%
Debt placement fees	$—	0.00%	$—	0.00%
Remarketing fees (including re-sale and re-lease fees)	$—	0.00%	$—	0.00%
Administrative expense reimbursements	$11,944,240	6.18%	$16,625,802	1.36%
Prepaid service fees	$—	0.00%	$—	0.00%
Other fees and expenses	$—	0.00%	$—	0.00%
Distributions	$299,359	0.15%	$2,314,213	0.19%

(1)	All Other Funds is comprised of seven Prior Public Funds.
(2)	This amount represents the cumulative total over the life of the Prior Public Funds.
(3)	Payments/accruals to the Investment Manager and its affiliates include only management fees and administrative expense reimbursements.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TWELVE
December 31, 2011
(Unaudited)

The following table summarizes the operating results of Fund Twelve for the three years ended December 31, 2011.

	Years Ended December 31,
	2011	2010	2009
Revenues	$74,699,730	$88,169,568	$76,852,787
Profit on sale of assets	1,082,177	224,045	—
Gross revenues	$75,781,907	$88,393,613	$76,852,787
Less: Operating expenses
Impairment loss	$23,016,556	$5,648,959	$3,429,316
Interest expense	14,799,661	16,888,836	11,616,105
Depreciation	30,010,953	33,588,592	32,869,210
Management fees	4,812,299	4,302,374	3,390,239
Administrative expense reimbursements	2,795,143	3,184,449	3,594,400
General and administrative	2,740,019	2,429,136	2,276,211
Vessel operating expense	1,444,183	—	—
(Gain) loss on hedging instruments	(756,451)	247,772	25,642
Bad debt expense	674,000	4,409,062	572,721
Other	—	—	—
Noncontrolling interest	$(6,708,229)	$5,818,968	$5,220,027
Net income – GAAP	$2,953,773	$11,875,465	$13,858,916
Net income allocable to investors – GAAP	$2,924,235	$11,756,710	$13,720,327
Taxable income (loss):
– from operations	$15,019,416	$32,872,765	$10,221,263
– from gain (loss) on sales	$(12,754,725)	$2,763,305	$—
Cash generated from operations(1)	$46,459,126	$69,425,373	$36,306,993
Cash generated from sales	17,509,575	2,962,240	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$63,968,701	$72,387,613	$36,306,993
Less:
Cash distributions to investors from operations, sales and refinancing	$33,644,883	$33,648,098	$31,554,863
Cash distributions to Manager from operations, sales and refinancing	339,752	339,880	318,725
Cash generated from (used by) operations, sales and refinancing	$29,984,066	$38,399,635	$4,433,405
Tax and distributions data per $1,000 investment:
Federal income tax results:
Taxable income (loss)(2)
– from operations	$43.08	$94.28	$30.60
– from (loss) gain on sales	(36.58)	7.93	—

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND TWELVE – (continued)
December 31, 2011
(Unaudited)

	Years Ended December 31,
	2011	2010	2009
Cash distributions to investors
Source (on GAAP basis):
– Investment income	$8.39	$33.72	$41.08
– Return of capital	88.11	62.78	53.40
Total	$96.50	$96.50	$94.48
Source (on Cash basis):
– Operations (current and/or prior periods)	$96.50	$96.50	$94.48
– Sales	—	—	—
– Refinancing	—	—	—
Total	$96.50	$96.50	$94.48
Weighted average number of additional member shares outstanding	348,650	348,679	333,979
Amount invested in assets (cost, excluding acquisition fees)(3)	$50,436,864	$70,185,712	$224,439,873
Amount invested in assets (net book value)	$441,986,570	$548,017,681	$570,578,622
Amount remaining invested in fund assets at December 31, 2011	87.8%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of distributions to noncontrolling interests, as well as principal repayment of notes receivable.
(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND FOURTEEN
December 31, 2011
(Unaudited)

The following table summarizes the operating results of Fund Fourteen for the three years ended December 31, 2011.

	Years Ended December 31,		Period from June 19, 2009 through December 31, 2009
	2011	2010
Revenues	$46,797,113	$12,835,226	$1,761,154
Profit (loss) on sale of assets	—	—	—
Gross revenues	$46,797,113	$12,835,226	$1,761,154
Less: Operating expenses
Impairment loss	$—	$—	$—
Interest expense	9,128,786	587,210	7,333
Depreciation	14,185,603	3,467,107	649,453
Management fees	1,943,217	588,415	76,559
Administrative expense reimbursements	5,241,199	4,778,359	1,924,682
General and administrative	4,013,938	997,243	687,425
Vessel operating expense	—	—	—
Loss on hedging instruments	12,557,138	—	—
Bad debt expense	—	—	—
Loss on guaranty	—	—	—
Other	—	—	—
Noncontrolling interest	$(1,660,570)	$78,514	$—
Net income (loss) – GAAP	$1,387,802	$2,338,378	$(1,584,298)
Net income (loss) allocable to investors – GAAP	$1,373,924	$2,314,994	$(1,568,455)
Taxable loss:
– from operations	$19,862,870	$(2,185,419)	$(9,472,880)
– from gain (loss) on sales	$—	$—	$—
Cash generated from operations(1)	$38,739,118	$10,673,127	$798,503
Cash generated from sales	—	—	—
Cash generated from refinancing	—	—	—
Cash generated from operations, sales and refinancing	$38,739,118	$10,673,127	$798,503
Less:
Cash distributions to investors from operations, sales and refinancing	$18,987,222	$9,695,337	$964,235
Cash distributions to Manager from operations, sales and refinancing	191,790	97,933	9,636
Cash generated from (used by) operations, sales and refinancing	$19,560,106	$879,857	$(175,368)

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE III

OPERATING RESULTS OF PRIOR PUBLIC FUNDS — FUND FOURTEEN – (continued)
December 31, 2011
(Unaudited)

	Years Ended December 31,		Period from June 19, 2009 through December 31, 2009
	2011	2010
Tax and distributions data per $1,000 investment:
Federal income tax results:
Taxable income (loss)(2)
– from operations	$81.58	$(16.57)	$(294.55)
– from gain (loss) on sales	—	—	—
Cash distributions to investors
Source (on GAAP basis)
– Investment income	$5.64	$17.55	$—
– Return of capital	72.34	55.95	29.98
Total	$77.98	$73.50	$29.98
Source (on Cash basis):
– Operations (current and/or prior periods)	$77.98	$73.50	$29.98
– Sales	—	—	—
– Refinancing	—	—	—
Total	$77.98	$73.50	$29.98
Weighted average number of additional member shares outstanding	243,491	131,915	32,161
Amount invested in assets (cost, excluding acquisition fees)(3)	$241,196,431	$115,666,777	$31,962,140
Amount invested in assets (net book value)	$401,320,847	$141,009,648	$31,273,365
Amount remaining invested in fund assets at December 31, 2011	99.5%

(1)	Included in the cash generated from operations are distributions received from joint ventures net of distributions to noncontrolling interests, as well as principal repayment on net investment in finance leases and principal repayment of notes receivable.
(2)	The difference between net income — GAAP and taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on direct finance leases.
(3)	Includes indebtedness associated with the acquisition of the assets.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PRIOR PUBLIC PROGRAMS — LP SEVEN
December 31, 2011
(Unaudited)

The following table summarizes the operating results and distributions of LP Seven, which completed operations during the five years prior to December 31, 2011.

Dollar Amount Raised	$99,999,681
Number of Assets Purchased	835
Date of Closing of Offering	September 16, 1998
Date of First Sale of Assets	December 18, 1997
Date of Final Sale of Assets	October 1, 2011

Tax and distribution data per $1,000 investment through December 14, 2011 (LP Seven's cancellation date):

Federal income tax results:
Ordinary income (loss):
from operations	$(122.94)
from recapture	$—
Deferred gain:
Capital	$—
Ordinary	$—
Cash distributions to investors:
Source (on GAAP basis):
Investment income	$245.18
Return of capital	$610.29
Source (on cash basis):
Sales	$235.01
Refinancing	$—
Operations	$620.46
Other	$—

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE IV

RESULTS OF COMPLETED PRIOR PUBLIC PROGRAMS — FUND EIGHT A
December 31, 2011
(Unaudited)

The following table summarizes the operating results and distributions of Fund Eight A, which completed operations during the five years prior to December 31, 2011.

Dollar Amount Raised	$74,996,504
Number of Assets Purchased	1,384
Date of Closing of Offering	May 17, 2000
Date of First Sale of Assets	December 1, 2000
Date of Final Sale of Assets	October 1, 2011

Tax and distribution data per $1,000 investment through December 14, 2011 (Fund Eight A's cancellation date):

Federal income tax results:
Ordinary income (loss):
from operations	$45.51
from recapture	$—
Deferred gain:
Capital	$—
Ordinary	$—
Cash distributions to investors:
Source (on GAAP basis):
Investment income	$516.55
Return of capital	$737.45
Source (on cash basis):
Sales	$205.29
Refinancing	$—
Operations	$1,048.71
Other	$—

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF INVESTMENTS — PRIOR PUBLIC FUNDS — FUND EIGHT B
December 31, 2011
(Unaudited)

The following table summarizes the sales or dispositions of investments for Fund Eight B for the three years ended December 31, 2011.

Type of Investment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Oil drilling rig	2004 – 2005	2011	$1,482,992	$1,233,430	$796,215	$(437,215)	$(437,215)
Telecommunications equipment	2007	2011	7,878,741	1	1	—	—
			$9,361,733	$1,233,431	$796,216	$(437,215)	$(437,215)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF INVESTMENTS — PRIOR PUBLIC FUNDS — FUND NINE
December 31, 2011
(Unaudited)

The following table summarizes the sales or dispositions of investments for Fund Nine for the three years ended December 31, 2011.

Type of Investment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Medical equipment	2004	2009	$789,363	$102,528	$152,000	$49,472	$129,266
Manufacturing equipment	2003	2009	6,391,259	153,195	584,850	431,655	584,850
Medical equipment	2004	2009	1,256,539	37,000	39,590	2,590	16,858
Memory testing equipment	2003	2010	4,697,707	91,000	91,000	—	—
Trailer refrigeration equipment	2003	2010	2,001,011	12,239	8,976	(3,263)	8,976
Oil drilling rig	2004 – 2005	2011	1,405,000	1,154,668	754,592	(400,076)	(400,076)
Telecommunications equipment	2006	2010	2,060,000	382,012	474,856	92,844	(26,184)
Marine – crude oil tanker	2007	2011	40,479,560	7,800,000	8,195,419	395,419	(16,184,742)
			$59,080,439	$9,732,642	$10,301,283	$568,641	$(15,871,052)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF INVESTMENTS — PRIOR PUBLIC FUNDS — FUND TEN
December 31, 2011
(Unaudited)

The following table summarizes the sales or dispositions of investments for Fund Ten for the three years ended December 31, 2011.

Type of Investment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Technology equipment	2005	2009	$281,000	$202,844	$168,274	$(34,570)	$183,824
Digital mini-labs	2005	2009	1,369,520	98,500	77,231	(21,269)	27,769
Computer equipment	2006	2009	211,223	211,223	183,824	(27,399)	148,036
Materials handling equipment	2006	2009	751	263	12,840	12,577	969
Auto manufacturing equipment	2006	2009	2,816,612	561,000	1,750,000	1,189,000	694,193
Auto manufacturing equipment	2006	2010	594,256	90,400	144,600	54,200	(57,284)
Telecommunications equipment	2006	2010	10,043,793	2,008,864	2,385,490	376,626	(131,537)
Manufacturing equipment	2007	2010	2,000,929	1,201,878	1,722,837	520,959	984,869
Manufacturing equipment	2007	2010	2,003,975	1,165,577	1,530,697	365,120	1,452,009
Technology equipment	2006	2011	128,368	128,368	128,368	—	(29,234)
Telecommunications equipment	2005	2011	7,695,494	5	5	—	—
Telecommunications equipment	2007	2011	5,841,830	584,183	934,693	350,510	(184,164)
Cranes	2005	2011	894,048	—	197,400	197,400	197,400
Marine – crude oil tanker	2007	2011	19,834,578	4,059,455	4,013,156	(46,299)	(11,370,613)
Bedside entertainment units	2005	2011	13,943,608	2,678,288	4,595,837	1,917,549	6,048,012
			$67,659,985	$12,990,848	$17,845,252	$4,854,404	$(2,035,751)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF INVESTMENTS — PRIOR PUBLIC FUNDS — FUND ELEVEN
December 31, 2011
(Unaudited)

The following table summarizes the sales or dispositions of investments for Fund Eleven for the three years ended December 31, 2011.

Type of Investment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Manufacturing equipment	2007	2009	$621,358	$505,648	$590,833	$85,185	$264,776
Telecommunications equipment	2006	2009	15,421,684	5,382,081	5,493,000	110,919	(476,945)
Telecommunications equipment	2006 – 2007	2009	17,408,096	7,359,661	8,369,851	1,010,190	(106,990)
Manufacturing equipment	2007	2009	21,651,248	14,844,710	15,689,011	844,301	(5,687,497)
Telecommunications equipment	2006	2010	1,896,102	376,941	437,263	60,322	(24,111)
Marine – container vessels	2006	2010	69,564,193	10,980,673	22,494,468	11,513,795	(27,534,677)
Handymax tanker	2006	2010	116,799,056	24,177,513	26,866,000	2,688,487	(61,036,623)
Telecommunications equipment	2007	2011	7,354,215	714,001	1,142,402	428,401	(225,090)
Marine – container vessels	2006	2011	72,936,132	15,539,757	26,108,938	10,569,181	(32,088,700)
Marine – crude oil tanker	2007	2011	44,798,583	10,435,710	10,377,451	(58,259)	(25,667,136)
Telecommunications equipment	2008	2011	9,689,868	1,083,402	1,083,402	—	(436,737)
			$378,140,535	$91,400,097	$118,652,619	$27,252,522	$(153,019,730)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF INVESTMENTS — PRIOR PUBLIC FUNDS — FUND TWELVE
December 31, 2011
(Unaudited)

The following table summarizes the sales or dispositions of investments for Fund Twelve for the three years ended December 31, 2011.

Type of Investment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Machine paper coating manufacturing line	2008	2010	$22,660,000	$17,521,459	$18,731,737	$1,210,278	$(16,278)
Metal working equipment	2009	2010	2,751,783	1,762,338	2,284,247	521,909	2,779,583
Marine – crude oil tanker	2007	2011	21,259,977	4,225,147	4,176,958	(48,189)	(11,834,719)
Telecommunications equipment	2007 – 2008	2011	28,168,995	3,317,177	4,914,252	1,597,075	(432,777)
Mining equipment	2009	2011	6,745,915	3,584,902	3,097,603	(487,299)	(487,229)
			$81,586,670	$30,411,023	$33,204,797	$2,793,774	$(9,991,420)

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

TABLE V

SALES OR DISPOSITIONS OF INVESTMENTS — PRIOR PUBLIC FUNDS — FUND FOURTEEN
December 31, 2011
(Unaudited)

The following table summarizes the sales or dispositions of investments for Fund Fourteen for the three years ended December 31, 2011.

Type of Investment	Year of Acquisition	Year of Disposition	Total Acquisition Cost(1)	Net Book Value(2)	Net Proceeds(3)	GAAP Gain (Loss)	Federal Taxable Gain (Loss)
Telecommunications equipment	2011	2011	$1,914,085	$1,835,843	$1,835,843	$—	$—
			$1,914,085	$1,835,843	$1,835,843	$—	$—

(1)	Total Acquisition Cost includes acquisition fees.
(2)	Net Book Value represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP basis.
(3)	Net Proceeds equals cash received and/or principal amount of debt reduction less any direct selling costs.

Investors in Fund Sixteen should not expect results comparable to those of the Prior Public Funds. Prior performance is not indicative of future performance.

EXHIBIT C

FORM OF SUBSCRIPTION AGREEMENT

ICON ECI FUND SIXTEEN

INSTRUCTIONS TO INVESTORS & SUBSCRIPTION AGREEMENT

Please read carefully the final prospectus, as amended and supplemented, relating to the offering and all exhibits thereto before deciding to subscribe. The offering is limited to investors who certify that they meet all of the qualifications set forth in the final prospectus (each, an "Investor"). If you meet these qualifications and desire to make an investment, then please complete, execute and deliver the entire subscription agreement (as completed and signed) to the address provided below.

You should consider your suitability for an investment within the context of your own investment objectives, risk tolerance, financial capabilities and liquidity needs and should make an independent investigation and investment decision. Also, you are encouraged to consult with your financial advisor in addition to any attorney, accountant or other business or tax advisor you have retained to assist you regarding your evaluation of the risks and merits of the proposed investment. If you have any questions about completing this subscription agreement, please call ICON Capital, LLC, Subscription Processing Desk, at (800) 343-3736.

PRE-ESCROW BREAK

Until the offering has raised the minimum offering amount set out in its final prospectus, your broker-dealer or registered investment adviser should MAIL properly completed and executed ORIGINAL documents, along with your check payable to the entity set forth below, to ICON Capital, LLC at the following address:

Investment	Make checks payable to:	For Regular Mail	For Overnight Deliveries
ICON ECI Fund Sixteen	UMB Bank, N.A., Escrow Agent for ICON Fund 16	ICON Capital, LLC c/o DST Systems P.O. Box 219476 Kansas City, MO 64121-9476	ICON Capital, LLC c/o DST Systems 430 West 7th Street Kansas City, MO 64105 Tel: (800) 343-3736

Upon receipt of a signed subscription agreement, verification of your investment qualifications, and acceptance of your subscription by ICON ECI Fund Sixteen (which reserves the right to accept or reject a subscription for any reason whatsoever), ICON ECI Fund Sixteen will execute the subscription agreement and notify you of its receipt and acceptance. In no event may a subscription for an investment be accepted until at least five (5) business days after the date the subscriber receives the final prospectus relating to the offering. ICON ECI Fund Sixteen may accept or reject any subscription in whole or in part for a period of fifteen (15) days after receipt of the subscription agreement and any other subscription documents requested by it, verification of your investment qualifications and payment in full. Any subscription not accepted within fifteen (15) days of receipt will be deemed rejected. If rejected, all funds will be returned to subscribers without deduction for any expenses within ten business days from the date the subscription is rejected.

<u>Important Note</u>: In all cases, the person or entity actually making the investment decision should complete and sign the subscription agreement. For example, if the investor making the investment is a retirement plan for which investments are directed or made by a third party trustee, then that third party trustee must complete the subscription agreement rather than the beneficiaries under the retirement plan. This also applies to trusts, custodial accounts and similar arrangements. You must list your principal place of residence rather than your office or other address on the signature page to the subscription agreement so that ICON ECI Fund Sixteen can evaluate compliance with appropriate securities laws. If you want correspondence to be sent to an address other than your principal residence, please provide such mailing address in "Section 2. — Investor Information."

POST-ESCROW BREAK

Once the offering has raised the minimum offering amount, your broker-dealer or registered investment adviser should MAIL properly completed and executed ORIGINAL documents, along with your check payable to the entity set out below, to ICON Capital, LLC at the following address:

Investment	Make checks payable to:	For Regular Mail	For Overnight Deliveries
ICON ECI Fund Sixteen	ICON Fund 16	ICON Capital, LLC c/o DST Systems P.O. Box 219476 Kansas City, MO 64121-9476	ICON Capital, LLC c/o DST Systems 430 West 7th Street Kansas City, MO 64105 Tel: (800) 343-3736

ICON ECI FUND SIXTEEN

SUBSCRIPTION AGREEMENT

1. INVESTMENT INFORMATION

Please indicate the offering you wish to invest in and whether this subscription is an "initial investment" or an "additional investment."

Note: Investment subject to applicable suitability standards; see the prospectus for details.

☐ **Advisory/Registered Investment Adviser/Other Net of Commissions Purchase**

Investment		**Investment Amount**
☐ **ICON ECI Fund Sixteen**	☐ Initial Investment ☐ Class A ☐ Class I through wrap accounts ☐ All other Class I ☐ Additional Investment ☐ Class A ☐ Class I ☐ DRIP Investment ☐ Class A ☐ Class I	$ ____________________ • *$5,000 minimum investment for Class A (or Class I through wrap accounts) / $100,000 minimum investment for all other Class I* • *No minimum investment for DRIP for qualified participants*

2. INVESTOR INFORMATION

Print name(s) and address exactly as they are to be registered on the account. (Please print clearly)

Individual/Beneficial Owner

Name of Investor/Beneficial Owner		Social Security or Tax ID Number *(required)*
Street Address *(required)*		Email Address
City	State	Zip Code
Daytime Phone Number	Evening Phone Number	
Optional/Seasonal Mailing Address		
City	State	Zip Code

Citizenship:

Select one. ☐ U.S. citizen ☐ U.S. citizen residing outside the U.S. Country of residence: ____________________ ☐ Resident Alien

Select one. **Backup Withholding:** Subject to backup withholding? ☐ YES ☐ NO

NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 7

☐ Employee, Affiliate or Board Member

Joint Owner

Name of Co-Investor *(if applicable)*		Social Security or Tax ID Number *(required)*
Street Address *(required)*		Email Address
City	State	Zip Code
Daytime Phone Number	Evening Phone Number	
Optional/Seasonal Mailing Address		
City	State	Zip Code

Citizenship:

Select one. ☐ U.S. citizen ☐ U.S. citizen residing outside the U.S. Country of residence:______________________ ☐ Resident Alien

Select one. **Backup Withholding:** Subject to backup withholding? ☐ YES ☐ NO **NOTE: Any and all U.S. Taxpayers are required to complete W-9 form in Section 7**	☐ Employee, Affiliate or Board Member

Trust or Other Custodial Arrangement

Name of Trust or Business Entity		Tax ID Number *(required)*
Name(s) of Trustee(s)/Custodian(s)		
Name(s) of Beneficial Owner(s)/Beneficiary(ies)	Date Trust/Account Established	Year to Which Subscription Applicable
Custodian/Brokerage Acct. Number	Phone Number	
Street Address *(required)*		
City	State	Zip Code

Corporation/Partnership/Other

Entity Name		Tax ID Number *(required)*
Entity Type (If Corporation, indicate "C" or "S" Corp.)		Date of Entity Formation
Street Address *(required)*		
City	State	Zip Code
Phone Number	Name(s) of Officer(s), General Partner or Authorized Person(s)	
Jurisdiction of Organization		

3. FORM OF OWNERSHIP

Please choose **one** option, either within the "Non-Custodial Ownership" column or within the "Custodial Arrangement" column.

Non-Custodial Ownership	Custodial Arrangement *(owner and custodian signature required)*
☐ **Individual** *(one signature required)*	**Third Party Administered Custodial Plan** *(new IRA accounts will require an additional application)*
☐ **Joint Tenants with Right of Survivorship** *(all parties must sign)*	☐ **IRA** ☐ **ROTH IRA** ☐ **SEP** ☐ **KEOGH**
☐ **Community Property** *(all parties must sign)*	☐ **OTHER** ________________(Specify)
☐ **Tenants in Common** *(all parties must sign)*	Name of Custodian ________________
☐ **Uniform Gift/Transfer to Minors (UGMA/UTMA)** Under the **UGMA/UTMA** of the State of ________	Mailing Address ________________
☐ **Qualified Pension or Profit Sharing Plan** *(Include Plan Documents)*	City ________ State ________ Zip________
☐ **Trust** *(Include title and signature pages of Trust Documents)*	
☐ **Corporation or Partnership** *(Include Corporate Resolution or Partnership Agreement, as applicable; authorized signature required)*	
☐ **Other** ________________ *(Specify; include title and signature pages)*	
For Individual Ownership or JTWROS Only:	
Transfer Upon Death (optional) ☐	
Transferee Name and Social Security No. ________________________

4. DISTRIBUTIONS

Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions. (*IRA accounts may not direct distributions without the custodian's approval*)

Investment	
ICON ECI Fund Sixteen *I hereby subscribe for shares of ICON ECI Fund Sixteen and elect the distribution option indicated:*	☐ **Reinvest/Distribution Reinvestment Plan:** I choose to participate in the Distribution Reinvestment Plan described in the prospectus and reinvest the entire cash distribution.* ☐ **Direct Deposit**: I choose to have distributions deposited in a checking, savings or brokerage account.** ☐ **Mail Check**: I choose to have distributions mailed to me at the address listed in Section 2.

Note: Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions from prior affiliated programs.

* Each investor that elects to have his or her distributions reinvested in a Distribution Reinvestment Plan agrees to notify the program and the broker-dealer named in this subscription agreement in writing at any time there is a material change in his or her financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which he or she resides.

** Please attach a pre-printed, voided check.

I authorize ICON ECI Fund Sixteen or its agent (as applicable, the "Issuer") to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Issuer in writing to cancel it. In the event that the Issuer deposits funds erroneously into my account, it is authorized to debit my account for the amount of the erroneous deposit. I also hereby acknowledge that funds and/or shares or interests in my account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Issuer, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws.

Name of Financial Institution	Mailing Address	
City	State	Zip Code
Your Bank's ABA Routing Number	Your Account Number	Account Type ☐ Checking ☐ Savings ☐ Brokerage

The deposit services above to any checking account cannot be established without a pre-printed, voided check. Deposits to savings accounts are subject to bank verification. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this subscription agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	**Signature of Co-Investor/Trustee**

5. ELECTRONIC DELIVERY FORM (OPTIONAL)

In lieu of receiving documents by mail, I authorize each entity checked below to make available on its respective website its periodic, quarterly and annual reports, supplements, announcements or other documents required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. Any documents not uploaded and made readily available on the website will be e-mailed to the address identified below. (Any investor who elects this Electronic Delivery option must provide a valid e-mail address, and such investor shall be responsible for notifying each respective entity in writing should such account relating to the e-mail address be terminated or changed.)

☐ **ICON ECI Fund Sixteen**

☐ **CĪON Investment Corporation**

☐ **ICON Income Fund Eight B L.P. Liquidating Trust**

☐ **ICON Income Fund Nine, LLC**

☐ **ICON Income Fund Ten, LLC**

☐ **ICON Leasing Fund Eleven, LLC**

☐ **ICON Oil & Gas Fund-A L.P.**

☐ **ICON Leasing Fund Twelve, LLC**

☐ **ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.**

☐ **ICON ECI Fund Fifteen, L.P.**

The e-mail address for receipt of notifications as outlined above is:

____

Please print e-mail address clearly

____

Signature

Date: ____________________________________

____

Print Name

6. APPOINTMENT OF THE MANAGING OWNER AS INVESTOR'S ATTORNEY-IN-FACT

Each investor in ICON ECI Fund Sixteen must sign the power of attorney below.

- **By signing his/her name below (and effective upon admission as a shareholder of ICON ECI Fund Sixteen), each Investor thereby makes, constitutes and appoints ICON MT 16, LLC (the "Managing Owner"), each authorized officer of the Managing Owner and each person who shall thereafter become a substitute Managing Owner during the term of ICON ECI Fund Sixteen with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such shareholder, to the full extent, and for the purposes and duration, set forth in Section 15 of the Amended and Restated Trust Agreement (the "Trust Agreement," all of the terms of which are hereby incorporated herein by this reference).**
- **Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument that the Managing Owner deems necessary or desirable to carry out fully the provisions of the Trust Agreement (in the manner and for the purposes provided in Section 15.1 of the Trust Agreement) and (b) amendment to the Trust Agreement and to the Certificate of Trust of ICON ECI Fund Sixteen (in the manner and for the purposes provided in Section 15.2 of the Trust Agreement, including, without limitation, admission of shareholders to ICON ECI Fund Sixteen and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of ICON ECI Fund Sixteen's investments).**
- **The foregoing appointment shall not in any way limit the authority of the Managing Owner as attorney-in-fact for each shareholder of ICON ECI Fund Sixteen under Section 15 of the Trust Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive the Investor's death, incapacity, insolvency or dissolution or his/her/its delivery of any assignment of all or any portion of his/her/its shares.**

Subscriptions cannot be accepted without signature(s)

X ______________________________
Investor's Signature Date

X ______________________________
Authorized Signature Date
(Custodian/Trustee/Officer/Partner)

X ______________________________
Co-Investor's Signature Date

X ______________________________
Authorized Signature Date
(Custodian/Trustee/Officer/Partner)

7. SUBSCRIBER ACKNOWLEDGEMENTS AND SIGNATURES

I hereby represent and warrant as follows:

(A power of attorney may not be granted to any person to make such representations on behalf of investor(s).) Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of an Investor.

Each investor must initial each appropriate representation.

		Investor	Co-Investor
a)	I (we) have received a prospectus, as supplemented and amended, relating to the offering in which I am subscribing, wherein the terms and conditions of the offering are described, and agree to be bound by the terms and conditions therein.	Initials ______	Initials ______
b)	I am (we are) purchasing shares for my (our) own account.	Initials ______	Initials ______
c)	I (we) acknowledge that the offered securities are not liquid, there is no public market for the offered securities, and I (we) may not be able to sell the offered securities.	Initials ______	Initials ______
d)	I am either purchasing the offered securities for my own account, or if I am purchasing the securities on behalf of a trust or other entity of which I am trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.	Initials ______	Initials ______
e)	I (we) have received a final prospectus of ICON ECI Fund Sixteen at least five business days prior to signing the subscription agreement.	Initials ______	Initials ______
f)	I (we) either (i) have annual gross income of $70,000 plus a net worth of $70,000 (exclusive of the investment in this offering, my (our) home, home furnishings and automobiles) or a net worth of $250,000 (determined in the same manner), or (ii) meet any higher investor gross income and/or net worth standards applicable to residents of my (our) State, as set forth in the "Who Should Invest" section of the prospectus.	Initials ______	Initials ______
g)	If I am an IRA or a Qualified Plan, I have been accurately identified as such in Sections 2 and 3.	Initials ______	Initials ______
h)	I (we) have accurately identified myself (ourselves) in Section 2 as a U.S. Citizen, resident in the U.S. or Puerto Rico (individuals only) or a U.S. resident alien.	Initials ______	Initials ______
i)	I (we) agree to redeem, upon demand, all of my (our) shares if I am (we are) no longer U.S. citizens, residents of the United States or Puerto Rico (individuals only), or resident aliens or if I am (we are) otherwise or become foreign partners for purposes of Section 1446 of the Internal Revenue Code of 1986 at any time while holding shares.	Initials ______	Initials ______
j)	To the best of my (our) knowledge, all information in Sections 1 – 4 is accurate and may be relied upon by the Managing Owner of ICON ECI Fund Sixteen.	Initials ______	Initials ______
k)	My (our) financial advisor has advised me (us) of all pertinent facts regarding the lack of liquidity and marketability of the shares, including the liquidation track record of other funds sponsored by ICON Capital, LLC, the investment manager of ICON ECI Fund Sixteen, and its affiliates.	Initials ______	Initials ______
l)	**Kansas residents only**: I (we) acknowledge that the Office of the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth (that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities) in this and similar direct participation investments.	Initials ______	Initials ______
m)	**New Mexico residents only:** I (we) certify that my (our) investment in this and affiliated programs does not exceed 10% of my (our) liquid net worth.	Initials ______	Initials ______
n)	**North Dakota residents only:** I (we) certify that I (we) have a net worth of at least ten times my (our) investment in ICON ECI Fund Sixteen.	Initials ______	Initials ______

SUBSTITUTE IRS FORM W-9 CERTIFICATION

The Investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service ("IRS") that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person for federal tax purposes (including a U.S. resident alien).

YOU MUST CROSS OUT CLAUSE (ii) IN THIS CERTIFICATION AND THE "SUBJECT TO BACKUP WITHHOLDING" BOX IN SECTION 2 SHOULD BE CHECKED IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN.

The Internal Revenue Service does not require your consent to any provision of this document other than this certification, which is required to avoid backup withholding.

By signing below, you hereby acknowledge receipt of the final prospectus for the Issuer, as supplemented and amended, which supplements and amendments are available at *www.sec.gov*, not less than five (5) business days prior to the signing of this subscription agreement. You are encouraged to read the prospectus carefully before making any investment decisions. You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the prospectus. You agree that subscriptions may be rejected in whole or in part by the Issuer in its sole and absolute discretion.

You understand that you will receive a confirmation of your purchase, subject to acceptance by the Issuer, within 15 days from the date your subscription is received, and that the sale of offered securities pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final prospectus.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the offered securities is restricted and governed by the terms of the prospectus; there are risks associated with an investment in the offered securities and you should rely only on the information contained in the prospectus and not on any other information or representations from other sources; and you should not invest in the offered securities unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

We are required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, we may not be able to open your account. By signing the subscription agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that we may discuss your personal information and your investment in the offered securities at any time with your then current financial advisor. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal or other illegal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

By signing below, you also acknowledge that you do not expect to be able to sell your offered securities regardless of how we perform. We do not intend to list the offered securities on any securities exchange for the foreseeable future, and we do not expect a secondary market to develop in the offered securities. As a result, you should not expect to be able to resell the offered securities regardless of how we perform. If you are able to sell the offered securities, you will likely receive less than the purchase price that you paid. Accordingly, an investment in the offered securities is not suitable for investors that require short-term liquidity.

Each Investor must sign.	Signature of Investor — OR — Beneficial Owner	Date ______ /___ /___
Custodian must sign on a custodial account.	Signature of Co-Investor — OR — Custodian — OR — Trustee	Date ______ /___ /___

Name of Investor/Trustee	SSN/TIN

8. INVESTOR REPRESENTATIVE INFORMATION & SIGNATURES (PLEASE PRINT CLEARLY)

The broker, financial adviser or other investor representative (each an "Investor Representative") signing below hereby warrants that it is duly licensed and may lawfully sell the offered securities in the state designated as the Investor's legal residence or is exempt from such licensing.

Name of Participating Broker-Dealer, RIA Firm or Financial Institution ☐ Check if recently employed by new Broker-Dealer, RIA Firm or Financial Institution		
Name of Broker/Financial Adviser/Other Investor Representative		Rep./Adviser Number
Mailing Address	☐ Check if updated address	
City	State	Zip Code
		Telephone
Email Address		Fax

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the Investor is properly authorized and identified; (iii) has discussed such Investor's prospective purchase of the offered securities with such Investor; (iv) has advised such Investor of all pertinent facts with regard to the lack of liquidity and marketability of the offered securities; (v) has delivered a current copy of the prospectus and related amendments and supplements, if any, to such Investor; (vi) no sale of offered securities shall be completed until at least five (5) business days after the date the Investor receives a copy of the prospectus, as amended or supplemented; and (vii) has reasonable grounds to believe that the purchase of such securities is a suitable investment for such Investor, that such Investor meets the suitability standards applicable to such Investor set forth in the prospectus (as amended or supplemented as of the date hereof), and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, broker, financial advisor or other investor representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by its relationship with the Investor(s) identified in this document.

Name of Broker/Financial Adviser/Other Investor Representative	Signature of Broker/Financial Adviser/Other Investor Representative	Date
Name of Registered Supervisory Principal	Signature of Registered Supervisory Principal	Date

9. INVESTOR INSTRUCTIONS

☐ **By Mail –** Checks should be made payable to the entity set out in the Instructions attached to this subscription agreement.

☐ **By Wire Transfer –** Wiring instructions available upon request.
Forward this subscription agreement to the address listed below.

☐ **By Asset Transfer**

☐ **Custodial Accounts – Forward this subscription agreement directly to the custodian, along with your check and the appropriate documents outlined in Section 3 of this subscription agreement.**

MAILING INSTRUCTIONS	
REGULAR MAIL	*OVERNIGHT*
ICON Capital, LLC	**ICON Capital, LLC**
c/o DST Systems	**c/o DST Systems**
P.O. Box 219476	**430 West 7th Street**
Kansas City, MO 64121-9476	**Kansas City, MO 64105**
Tel: (800) 343-3736	**Tel: (800) 343-3736**

EXHIBIT D

DISTRIBUTION REINVESTMENT PLAN

ICON ECI Fund Sixteen, a Delaware statutory trust (the “Fund Sixteen”), has adopted a Distribution Reinvestment Plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Fund Sixteen’s amended and restated trust agreement unless otherwise defined herein.

1. Maximum DRIP Amount.  The total maximum DRIP amount is $9,000,000. However, Fund Sixteen reserves the right to reallocate the offering amount between the primary offering and the DRIP.

2. Participants.  “Participants” are holders of Fund Sixteen’s shares who are eligible to participate in and elect to participate in the DRIP. In addition, eligible limited partners of ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and/or ICON ECI Fund Fifteen, L.P. (“Other Fund Investors”) who elect to invest all, but not less than all, distributions they receive from those funds in Fund Sixteen’s shares pursuant to the DRIP and who invested in such other fund at least $5,000 may participate in the DRIP until the earlier of the termination of the offering or the sale of all shares available for purchase under the DRIP, at which time, no new Other Fund Investors shall be allowed to participate in the DRIP. The Managing Owner has the right to prohibit qualified plan investors from participating in the DRIP if such participation would cause Fund Sixteen’s assets to constitute “plan assets.” In addition to the foregoing eligibility requirements, potential Participants must also be eligible to participate in the DRIP pursuant to applicable State suitability requirements.

3. Distribution Reinvestment.  Fund Sixteen will apply all of the distributions paid in respect of a Participant’s shares to the purchase of additional shares of the same class for such Participant. To the extent required by federal or state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom Fund Sixteen sold the underlying shares to which the distributions relate unless the Participant makes a new election through a different distribution channel. Fund Sixteen will pay no sales commissions, dealer-manager fees or distribution fees on such shares purchased through such distribution reinvestments. Distribution reinvestment by Other Fund Investors shall be applied to the purchase of Fund Sixteen’s Class A shares.

4. Procedures for Participation.  Qualifying investors may elect to become a Participant by completing and executing the Subscription Agreement and the enrollment form attached hereto as Exhibit A, or any other Fund Sixteen-approved authorization form(s) as may be available from Fund Sixteen, the dealer-manager or participating broker-dealers. Participation in the DRIP will begin with the next distribution payable after receipt of a Participant’s subscription and enrollment forms or other approved authorization forms. Shares will be purchased under the DRIP within 30 days of the date that Fund Sixteen makes a distribution to the extent that shares are available for purchase. Distributions from Fund Sixteen are expected to be paid monthly during the offering period for Fund Sixteen’s shares.

5. Purchase Price of Shares.  Participants will acquire shares at $930.00 per share.

6. Taxation of Distributions.  The investment of distributions in the DRIP does not relieve Participants of any taxes that may be payable as a result of those distributions and their reinvestment pursuant to the terms of the DRIP.

7. Share Certificates.  The shares issuable under the DRIP shall be uncertificated unless and until the Managing Owner determines otherwise.

8. Voting of DRIP Shares.  In connection with any matter requiring the vote of Fund Sixteen’s shareholders, each Participant will be entitled to vote all shares acquired by a Participant through the DRIP.

9. Reports.  Each month, Fund Sixteen shall provide each Participant with a statement confirming the amounts of its distributions for such month, as well as its total investment amount.

10. Amendment or Termination of DRIP by Fund Sixteen.  The Managing Owner may amend or terminate the DRIP for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the Managing Owner) shall only take

D-1

effect upon 10 days’ written notice to the Participants. The DRIP shall terminate upon the termination of the offering period unless Fund Sixteen determines to continue the DRIP through a separate registration statement declared effective by the Securities and Exchange Commission.

11. Liability of the Managing Owner.  The Managing Owner shall not be liable for any act done in good faith, or for any good faith omission to act.

12. Governing Law.  The DRIP shall be governed by the laws of the State of Delaware.

13. Effective Date.  The DRIP shall become effective on [        ].

D-2

EXHIBIT A — ENROLLMENT FORM

ICON Capital, LLC
Equity Department
3 Park Avenue, 36th Floor
New York, NY 10016

Re: ICON ECI Fund Sixteen (“Fund Sixteen”)

I currently own investment(s) totaling $5,000 or more in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and/or ICON ECI Fund Fifteen, L.P.

I hereby elect to invest distributions into Fund Sixteen without making the minimum investment in Fund Sixteen. I understand that all distributions from ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and/or ICON ECI Fund Fifteen, L.P. that I elect to be used to purchase shares of Fund Sixteen must continue to be invested in shares of Fund Sixteen until the termination of the offering of shares of Fund Sixteen.

If you choose to reinvest your distributions from ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and/or ICON ECI Fund Fifteen, L.P., you will be subject to all of the risks related to Fund Sixteen, including the risk that all or a substantial portion of your distributions will be a return of capital, not a return on capital, for a longer period of time.

Please reinvest my distributions from the Funds that I have checked off below:

 ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.

 ICON ECI Fund Fifteen, L.P.

I have also attached my Subscription Agreement to purchase shares in Fund Sixteen, which is necessary to process this investment request.

Investor Name(s):    (please print)

  (signature)*

Investor Social Security Number(s):      -    -

       -    -

Date:

*	FOR IRA ACCOUNTS, THE CUSTODIAN MUST SIGN THE LETTER.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN SUPPLEMENTS HERETO OR IN SUPPLEMENTAL SALES LITERATURE ISSUED BY FUND SIXTEEN AND REFERRED TO IN THIS PROSPECTUS OR IN SUPPLEMENTS THERETO, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES OR ANY OF SUCH SHARES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

ICON ECI FUND SIXTEEN

Maximum Offering of $250,000,000
Minimum Offering of $1,200,000
Class A and Class I Shares

PROSPECTUS

ICON SECURITIES, LLC

Dealer-Manager
[        ], 2013

ICON Securities, LLC
3 Park Avenue, 36th Floor
New York, New York 10016
(800) 435-5697
www.iconinvestments.com

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses of Fund Sixteen in connection with the offering (assuming the sale of the maximum of $250,000,000 of shares) are as follows:

Securities and Exchange Commission Registration Fee	$34,100.00
Financial Industry Regulatory Authority, Inc. Filing Fee	$38,000.00
Blue Sky Expenses	$104,140.00
Legal Fees and Expenses	$468,750.00
Accounting Fees and Expenses	$250,000.00
Printing	$800,000.00
Advertising	$275,000.00
Miscellaneous	$1,506,250.00
Total	$3,476,240.00

*	To be provided by amendment.

Item 14. Indemnification of Managing Owner.

Section 6.3 of the Trust Agreement of Fund Sixteen, included in the prospectus as Exhibit A, provides for indemnification of the managing owner, its affiliates and individual officers under certain circumstances. Reference is made to such section of the Trust Agreement and to “Summary of the Trust Agreement — The Managing Owner’s Right to Indemnification” and “Management Responsibility  — Indemnification” in the prospectus.

The above discussion of Fund Sixteen’s Trust Agreement is not intended to be exhaustive and is qualified in its entirety by Fund Sixteen’s Trust Agreement.

Item 15. Recent Sales of Unregistered Securities.

On October 11, 2012, Fund Sixteen was capitalized with (i) the Investment Manager’s capital contribution of $1.00 in exchange for an interest in Fund Sixteen’s cash flow, as described in “Compensation of the Managing Owner, Its Affiliates and Certain Non-Affiliates” in the prospectus, and (ii) the issuance to ICON Investment Group, LLC of one (1) Class A share for a purchase price of $1,000. The Class A share in Fund Sixteen was purchased for investment and for the purpose of organizing Fund Sixteen. Fund Sixteen issued the Class A share in reliance on an exemption from registration under Section 4(2) of the Securities Act.

On January 25, 2013, the Investment Manager transferred its interest in Fund Sixteen to the Managing Owner in exchange for $1.00.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit No.	Exhibit
1.1	Form of Dealer-Manager Agreement
1.2	Form of Selected Dealer Agreement
3.1	Certificate of Trust of ICON ECI Fund Sixteen filed with the Delaware Secretary of State**
4.1	Form of Amended and Restated Trust Agreement of ICON ECI Fund Sixteen (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the shareholder signature page and power of attorney (included as Exhibit C to the prospectus)

Exhibit No.	Exhibit
5.1	Opinion of Arent Fox LLP*
8.1	Opinion of Arent Fox LLP with respect to certain tax matters*
10.1	Form of Escrow Agreement
10.2	Form of Investment Management Agreement
23.1	Consent of Ernst & Young LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)*
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on Signature Page)

*	To be filed by amendment.
**	Previously filed as an exhibit to the Registration Statement filed on November 26, 2012.

(b) Financial Statement Schedules.

All schedules have been omitted as the requested information is inapplicable or is presented in the prospectus, the balance sheets, financial statements or related notes.

Item 17. Undertakings.

(a) Rule 415 Offering.

Fund Sixteen hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.
(4)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	To send to each shareholder at least on an annual basis a detailed statement of any transactions with the Managing Owner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Managing Owner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
(6)	To send to its shareholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.
(7)	To send to its shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of Fund Sixteen.
(8)	That, for the purpose of determining liability of Fund Sixteen under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Fund Sixteen undertakes that in a primary offering of securities of Fund Sixteen pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, Fund Sixteen will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of Fund Sixteen relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of Fund Sixteen or used or referred to by Fund Sixteen;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about Fund Sixteen or its securities provided by or on behalf of Fund Sixteen; and
(iv)	Any other communication that is an offer in the offering made by Fund Sixteen to the purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Managing Owner of Fund Sixteen (or controlling persons of the Managing Owner or of Fund Sixteen) pursuant to the provisions described under Item 14 or otherwise, Fund Sixteen has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Fund Sixteen of expenses incurred or paid by the Managing Owner or controlling person of the Managing Owner or of Fund Sixteen in the successful defense of any action, suit or proceeding) is asserted by any such Managing Owner or controlling person in connection with the securities being registered, Fund Sixteen will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(c)	Fund Sixteen further undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 describing each lease or finance transaction not described in the prospectus or a prior supplement to the registration statement promptly after there arises a reasonable probability that such transaction will be acquired if the transaction would require a commitment by Fund Sixteen of an amount of offering proceeds in excess of 10 percent of the offering proceeds received as of that date by Fund Sixteen.
(d)	Fund Sixteen hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

TABLE VI

INVESTMENTS — PRIOR PUBLIC FUNDS
December 31, 2011
(Unaudited)

The following table sets forth the aggregate investment information for ICON Leasing Fund Twelve, LLC (“Fund Twelve”) for the three years ended December 31, 2011:

Borrower, Lessee or Other Counterparty	Location	Investment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
American Energy Corporation	Ohio	Underground coal conveyer system	February 18, 2009	$—	$3,448,595	$1,972	$3,450,567
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	March 9, 2009	—	2,774,816	—	2,774,816
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	March 18, 2009	—	1,199,844	—	1,199,844
Swiber Offshore Marine, Pte. Ltd.(4)	Various	Offshore oil field services equipment	March 24, 2009	2,550,000	20,400,000	14,282	22,964,282
Northern Capital Associates XIV, L.P. & Northern Capital Associates XV, L.P.	Various	Point of sale equipment	March 31, 2009	—	8,184,728	1,657	8,186,385
CUSA PRTS, LLC	Various	Motor coaches	April 1, 2009	—	5,473,082	—	5,473,082
American Energy Corporation	Ohio	Underground coal conveyer system	May 26, 2009	—	3,291,369	3,980	3,295,349
Swiber Offshore Construction, Pte. Ltd.	Various	Offshore oil field services equipment	June 25, 2009	2,000,000	8,300,000	110,111	10,410,111
Atlas Pipeline Mid-Continent, LLC(7)	Oklahoma	Gas compressors	June 26, 2009	—	2,419,182	—	2,419,182
Leighton Contractors (Singapore) Pte. Ltd.	Various	Offshore oil field services equipment	June 26, 2009	9,550,000	750,000	198,022	10,498,022
Leighton Contractors (Singapore) Pte. Ltd.	Various	Offshore oil field services equipment	June 26, 2009	45,750,000	3,690,000	925,565	50,365,565
ARAM Rentals Corp.(6)	Various	Analog seismic system equipment	June 29, 2009	—	4,999,454	—	4,999,454
ARAM Seismic Rentals, Inc.(6)	Various	Analog seismic system equipment	June 29, 2009	—	2,081,796	—	2,081,796
ARAM Rentals Corp.(6)	Various	Analog seismic system equipment	July 20, 2009	—	4,248,750	—	4,248,750
Atlas Pipeline Mid-Continent, LLC(7)	Oklahoma	Gas compressors	August 17, 2009	—	3,981,135	—	3,981,135
Leighton Contractors (Singapore) Pte. Ltd.	Various	Offshore oil field services equipment	October 28, 2009	71,500,000	5,750,000	1,920,001	79,170,001
Lily Shipping Ltd.	Various	Marine – product tankers	October 30, 2009	9,800,000	1,272,500	96,250	11,168,750
Quattro Plant Limited(5)	United Kingdom	Rail support construction equipment	December 23, 2009	—	5,422,424	—	5,422,424
Leighton Contractors (Asia) Ltd.	Various	Offshore oil field services equipment	January 5, 2010	19,000,000	1,600,000	423,302	21,023,302
Leighton Offshore Pte. Ltd.	Various	Offshore oil field services equipment	March 31, 2010	18,000,000	2,600,000	385,385	20,985,385
Broadview Networks Holdings, Inc. & Broadview Networks Inc.		Telecommunications equipment	July 15, 2010	—	619,776	—	619,776
Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd.	Various	Marine — crude oil tanker	July 28, 2010	—	5,494,200	—	5,494,200
Broadview Networks Holdings, Inc. & Broadview Networks Inc.		Telecommunications equipment	August 17, 2010	—	631,790	—	631,790

TABLE VI

INVESTMENTS — PRIOR PUBLIC FUNDS — (continued)
December 31, 2011
(Unaudited)

Borrower, Lessee or Other Counterparty	Location	Investment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Leighton Offshore Pte. Ltd.	Various	Offshore oil field services equipment	August 20, 2010	$2,450,000	$1,155,000	$49,000	$3,654,000
EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS Europe, LLC	Various	Metal cladding & production equipment	September 1, 2010	—	3,296,000	—	3,296,000
Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd.	Various	Marine – crude oil tanker	September 14, 2010	—	5,494,200	—	5,494,200
Northern Crane Services, Inc.	Various	Cranes & transportation equipment	September 24, 2010	—	10,660,000	—	10,660,000
Broadview Networks Holdings, Inc. & Broadview Networks Inc.	Various	Telecommunications equipment	December 23, 2010	—	1,912,080	—	1,912,080
Quattro Plant Limited(5)	United Kingdom	Rail support construction equipment	2010	—	264,379	—	264,379
AET Inc. Limited(8)	Various	Marine – crude oil tanker	March 29, 2011	37,500,000	6,275,000	920,625	44,695,625
Broadview Networks Holdings, Inc. & Broadview Networks Inc.	Various	Telecommunications equipment	March 31, 2011	—	2,012,552	—	2,012,552
Jurong Aromatics Corporation PTE. LTD.(8)	Singapore	Petrochemical facility	December 22, 2011	—	6,313,875	—	6,313,875
				$218,100,000	$136,016,527	$5,050,152	$359,166,679

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to Fund Twelve's manager.
(3)	Other Capitalized Costs consist of legal fees and other capitalized costs and expenses, if applicable.
(4)	This equipment was acquired through a joint venture in which Fund Twelve has a 51.0% ownership interest with a third party and the amounts above represent Fund Twelve's proportionate cost.
(5)	The note receivable secured by this equipment was acquired by a joint venture in which Fund Twelve had a 55.0% ownership interest. The amounts above represent Fund Twelve's proportionate cost. Subsequently, Fund Twelve sold a 5.873% ownership interest to an unaffiliated third party, which resulted in Fund Twelve having an ownership interest of 49.127%.
(6)	The note receivable secured by this equipment was acquired by a joint venture in which Fund Twelve had a 55.0% ownership interest. The amounts above represent Fund Twelve's proportionate cost. Subsequently, Fund Twelve sold a 2.913% ownership interest to an unaffiliated third party, which resulted in Fund Twelve having an ownership interest of 52.087%.
(7)	The note receivable secured by this equipment was acquired through a joint venture in which Fund Twelve had a 55.0% ownership interest. The amounts above represent Fund Twelve's proportionate cost. Subsequently, Fund Twelve sold a 5.46% ownership interest to an unaffiliated third party, which resulted in Fund Twelve having an ownership interest of 49.54%.
(8)	The note receivable secured by this equipment was acquired through a joint venture in which Fund Twelve has a 25.0% ownership interest and the amounts above represent Fund Twelve's proportionate cost.

TABLE VI

INVESTMENTS — PRIOR PUBLIC FUNDS
December 31, 2011
(Unaudited)

The following table sets forth the aggregate investment information for ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”) for the three years ended December 31, 2011:

Borrower, Lessee or Other Counterparty	Location	Investment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Exopack, LLC	South Carolina	Packaging equipment	July 31, 2009	$—	$2,781,040	$—	$2,781,040
Exopack, LLC	South Carolina	Packaging equipment	September 30, 2009	—	3,754,022	—	3,754,022
Global Crossing Telecommunications, Inc.(7)	Various	Telecommunications equipment	September 30, 2009	—	5,455,714	—	5,455,714
Global Crossing Telecommunications, Inc.(7)	Netherlands	Telecommunications equipment	November 12, 2009	—	2,189,213	—	2,189,213
Atlas Pipeline Mid-Continent, LLC(4)	Oklahoma	Gas compressors	June 26, 2009	—	1,969,722	—	1,969,722
ARAM Rentals Corp.(5)	Various	Analog seismic system equipment	June 29, 2009	—	4,070,606	—	4,070,606
ARAM Seismic Rentals, Inc.(5)	Various	Analog seismic system equipment	June 29, 2009	—	1,695,019	—	1,695,019
ARAM Rentals Corp.(5)	Various	Analog seismic system equipment	July 20, 2009	—	3,459,375	—	3,459,375
Atlas Pipeline Mid-Continent, LLC(4)	Oklahoma	Gas compressors	August 17, 2009	—	3,241,481	—	3,241,481
Quattro Plant Limited(6)	United Kingdom	Rail support construction equipment	December 23, 2009	—	4,371,091	—	4,371,091
Global Crossing Telecommunications, Inc.(7)	Various	Telecommunications equipment	February 25, 2010	—	4,386,604	—	4,386,604
Northern Capital Associates XVIII, L.P., Northern Capital Associates XV, L.P., Northern Capital Associates XIV, L.P.	Various	Point of sale equipment	March 3, 2010	—	10,236,727	—	10,236,727
Dillon's Bus Service, Inc.	Maryland	Motor coaches	March 9, 2010	—	4,615,283	—	4,615,283
Lakefront Lines, Inc.	Ohio	Motor coaches	May 13, 2010	—	6,012,086	—	6,012,086
Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd.	Various	Marine – crude oil tanker	July 28, 2010	—	8,067,750	—	8,067,750
EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS Europe, LLC	Various	Metal cladding & production equipment	September 1, 2010	—	4,920,000	—	4,920,000
Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd.	Various	Marine – crude oil tanker	September 14, 2010	—	8,067,750	—	8,067,750
Northern Crane Services, Inc.	Various	Cranes & transportation equipment	September 24, 2010	—	5,740,000	—	5,740,000
Amazing Shipping Ltd.	Various	Marine – dry bulk vessel	October 1, 2010	21,775,000	12,562,500	326,625	34,664,125
Fantastic Shipping Ltd.	Various	Marine – dry bulk vessel	October 1, 2010	21,775,000	12,562,500	326,625	34,664,125

TABLE VI

INVESTMENTS — PRIOR PUBLIC FUNDS — (continued)
December 31, 2011
(Unaudited)

Borrower, Lessee or Other Counterparty	Location	Investment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Quattro Plant Limited(6)	United Kingdom	Rail support construction equipment	2010	$—	$216,310	$—	$216,310
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	February 28, 2011	—	8,689,115	—	8,689,115
AET Inc. Limited(8)	Various	Marine – crude oil tanker	March 29, 2011	112,500,000	18,187,500	2,761,875	133,449,375
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	June 9, 2011	—	6,545,822	—	6,545,822
Center Navigation Ltd.	Various	Marine – crude oil tanker	June 14, 2011	53,000,000	17,725,000	880,000	71,605,000
Western Drilling Inc. and Western Landholding, LLC	Various	Land drilling rigs	July 26, 2011	—	9,701,625	—	9,701,625
Gallatin Marine Management, LLC(9)	Various	Offshore support vessel	December 20, 2011	—	3,850,000	—	3,850,000
Jurong Aromatics Corporation PTE. LTD(10)	Singapore	Petrochemical facility	December 22, 2011	—	18,300,188	—	18,300,188
				$209,050,000	$193,374,043	$4,295,125	$406,719,168

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to Fund Fourteen's manager.
(3)	Other Capitalized Costs consist of legal fees and other capitalized costs and expenses, if applicable.
(4)	This equipment was acquired through a joint venture in which Fund Fourteen had a 45.0% ownership interest. The amounts above represent Fund Fourteen's proportionate cost. Subsequently, Fund Fourteen sold a 4.467% ownership interest to an unaffiliated third party, which resulted in Fund Fourteen having an ownership interest of 40.533%.
(5)	The notes receivable secured by this equipment were acquired by a joint venture in which Fund Fourteen had a 45.0% ownership interest. The amounts above represent Fund Fourteen's proportionate cost. Subsequently, Fund Fourteen sold a 2.384% ownership interest to an unaffiliated third party, which resulted in Fund Fourteen having an ownership interest of 42.616%.
(6)	The notes receivable secured by this equipment were acquired by a joint venture in which Fund Fourteen had a 45.0% ownership interest. The amounts above represent Fund Fourteen's proportionate cost. Subsequently, Fund Fourteen sold a 4.805% ownership interest to an unaffiliated third party, which resulted in Fund Fourteen having an ownership interest of 40.195%.
(7)	The equipment was acquired by Fund Fourteen, which subsequently sold a 9.084% ownership interest to an unaffiliated third party, resulting in Fund Fourteen having an ownership interest of 90.916%.
(8)	This equipment was acquired through a joint venture in which Fund Fourteen has a 75.0% ownership interest and the amounts above represent Fund Fourteen's proportionate cost.
(9)	This vessel was acquired through a joint venture in which Fund Fourteen has a 40% ownership interest and the amounts above represent Fund Fourteen's proportionate cost.
(10)	The note receivable secured by this equipment was acquired by a joint venture in which Fund Fourteen has a 75% ownership interest. The amounts above represent Fund Fourteen's proportionate cost.

TABLE VI
INVESTMENTS - PRIOR PUBLIC FUNDS
December 31, 2011
(Unaudited)

The following table sets forth the aggregate investment information for ICON ECI Fund Fifteen, L.P. (“Fund Fifteen”) for the year ended December 31, 2011:

Borrower, Lessee or Other Counterparty	Location	Investment	Date Purchased	Total Financing(1)	Cash Expended(2)	Other Capitalized Costs(3)	Total Costs
Global Crossing Telecommunications, Inc.	Various	Telecommunications equipment	August 11, 2011	$—	$1,835,843	$—	$1,835,843
Xfone USA, Inc	Various	Telecommunications equipment	October 27, 2011	—	7,021,250	—	7,021,250
Ensaimada S.A.	Various	Marine – dry bulk vessels	November 22, 2011	—	6,216,447	—	6,216,447
Gallatin Marine Management, LLC (4)	Various	Offshore support vessel	December 20, 2011	—	5,775,000	—	5,775,000
				$—	$20,848,540	$—	$20,848,540

(1)	Total Financing represents the financing at the date of acquisition.
(2)	Cash Expended is equal to cash paid plus amounts payable on equipment purchase or future purchases and acquisition fees paid to Fund Fifteen's investment manager.
(3)	Other Capitalized Costs consist of legal fees and other capitalized costs and expenses, if applicable.
(4)	This vessel was acquired through a joint venture in which Fund Fifteen has a 60% ownership interest and the amounts above represent Fund Fifteen's proportionate cost.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 1, 2013.

ICON ECI FUND SIXTEEN (a Delaware statutory trust)
By: ICON MT 16, LLC, its Managing Owner
By: /s/ Michael A. Reisner Name: Michael A. Reisner Title: Co-Chief Executive Officer, Co-President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints David J. Verlizzo and Michelle C. Ko and each or either of them his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 1, 2013.

Signatures	Title(s)
/s/ Mark Gatto Mark Gatto	Co-Chief Executive Officer, Co-President and Director of the Managing Owner of the Registrant; Co-Principal Executive Officer
/s/ Michael A. Reisner Michael A. Reisner	Co-Chief Executive Officer, Co-President and Director of the Managing Owner of the Registrant; Co-Principal Executive Officer
/s/ Nicholas A. Sinigaglia Nicholas A. Sinigaglia	Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Dealer-Manager Agreement
1.2	Form of Selected Dealer Agreement
3.1	Certificate of Trust of ICON ECI Fund Sixteen filed with the Delaware Secretary of State**
4.1	Form of Amended and Restated Trust Agreement of ICON ECI Fund Sixteen (included as Exhibit A to the prospectus)
4.2	Subscription Agreement, including the shareholder signature page and power of attorney (included as Exhibit C to the prospectus)
5.1	Opinion of Arent Fox LLP*
8.1	Opinion of Arent Fox LLP with respect to certain tax matters*
10.1	Form of Escrow Agreement
10.2	Form of Investment Management Agreement
23.1	Consent of Ernst & Young LLP
23.2	Consent of Arent Fox LLP (included in Exhibit 5.1)*
23.3	Consent of Arent Fox LLP (included in Exhibit 8.1)*
24.1	Power of Attorney (included on Signature Page)

*	To be filed by amendment.
**	Previously filed as an exhibit to the Registration Statement filed on November 26, 2012.